Exhibit 99.35

This business combination is made for the securities of a foreign company.  The business combination is subject to disclosure requirements of a foreign country that are different from those of the United States.  Financial statements included in the document, if any, have been prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the federal securities laws, since the issuer is located in a foreign country, and some or all of its officers and directors may be residents of a foreign country.  You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of the U.S. securities laws.  It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgment.

You should be aware that the issuer may purchase securities otherwise than in the business combination, such as in open market or privately negotiated purchases.

MEDIASET SPA

Mediaset S.p.A.

Annual Report 2016

Financial Statements and Explanatory Notes

MEDIASET

MEDIASET S.p.A.

STATEMENT OF FINANCIAL POSITION

(values in EUR)

ASSETS	Notes	31/12/16	31/12/15

Non-current assets	5

Property, plant and equipment	5.1	4,610,186	4,645,785
Other intangible fixed assets	5.4	159	411
Equity investments in:	5.5
subsidiaries		2,219,756,199	1,470,381,636
other companies		1,999	1,999
Total		2,219,758,198	1,470,383,635
Receivables and other non-current financial assets	5.6	15,974,018	3,501,882
Deferred tax assets	5.9	149,851,651	73,588,051
Total non-current assets		2,390,194,212	1,552,119,764
Current Assets	6
Trade receivables due from:	6.2
customers		9,087	7,323
subsidiaries		993,522	1,521,133
associates and joint ventures		5,083	5,063
Total		1,007,692	1,533,519
Tax receivables	6.3	29,321,969	32,108,695
Other receivables and current assets	6.4	42,375,687	43,590,461
Intercompany financial receivables due from	6.5
subsidiaries		1,217,181,791	1,812,708,850
associates and joint ventures		4,923,564	19,724,183
Total		1,222,105,355	1,832,433,033
Other current financial assets	6.6	15,705,864	16,197,614
Cash and cash equivalents	6.7	32,129,067	26,879,358
Total current assets		1,342,645,634	1,952,742,680
Non-current assets held for sale	7	—	—
TOTAL ASSETS		3,732,839,846	3,504,862,444

MEDIASET S.p.A.

STATEMENT OF FINANCIAL POSITION

(values in EUR)

LIABILITIES AND SHAREHOLDERS’ EQUITY	Notes	31/12/16	31/12/15

Shareholders’ equity	8
Share capital	8.1	614,238,333	614,238,333
Share premium reserve	8.2	275,237,092	275,237,092
Treasury shares	8.3	(416,656,052)	(416,656,052)
Other reserves	8.4	2,194,354,941	2,164,745,837
Valuation reserve	8.5	2,866,306	(1,689,825)
Retained earnings	8.6	(808,413,428)	(808,413,428)
Profit (loss) for the year	8.7	(150,985,001)	50,368,407
TOTAL SHAREHOLDERS’ EQUITY		1,710,642,191	1,877,830,364

Non-current liabilities	9
Post-employment benefit plans	9.1	1,289,178	1,270,951
Deferred tax liabilities	9.2	686,244	373,098
Financial payables and liabilities	9.3	783,555,704	873,171,988
Provisions for risk and charges	9.4	16,454	42,822
Total non-current liabilities		785,547,580	874,858,859

Current liabilities	10
Payables to banks	10.1	156,479,505	93,431,020
Trade payables due to:	10.2
suppliers		1,626,934	1,692,597
subsidiaries		383,230	507,549
affiliates		8,971	8,873
holding companies		25,419	42,819
Total		2,044,554	2,251,838
Provisions for current risks and charges	10.3	101,329	51,110
Intercompany financial payables due to:	10.5
subsidiaries		500,809,949	464,691,417
associates and joint ventures		25,062,337	14,545,973
Total		525,872,286	479,237,390
Other financial liabilities	10.6	348,832,168	52,319,843
Other current liabilities	10.7	203,320,233	124,882,021
Total current liabilities		1,236,650,075	752,173,222

Liabilities related to non-current assets held for sale	11	—	—

TOTAL LIABILITIES		2,022,197,655	1,627,032,081
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY		3,732,839,846	3,504,862,445

MEDIASET S.p.A.

INCOME STATEMENT

(values in EUR)

INCOME STATEMENT	Notes	year 2016	year 2015

Revenues	12
Sales of goods and services	12.1	4,046,442	5,889,028
Other revenues and income	12.2	378,982	1,795,766
Total revenues		4,425,424	7,684,794

Costs	13
Personnel expenses	13.1	18,082,762	17,282,263
Purchases	13.2	115,386	125,243
Services	13.5	11,870,215	12,828,260
Leasing and rentals	13.6	1,734,706	1,730,142
Provisions for risks	13.7	23,852	(6,102,061)
Other operating expenses	13.8	1,404,023	1,295,712
Amortisation, depreciation and write-downs	13.9	35,849	37,169
Total costs		33,266,793	27,196,728

Gains/(losses) from disposals of non-current assets	14
		—	—
EBIT		(28,841,369)	(19,511,934)

(Expenses)/income from financial investments	15
Financial expenses	15.1	(266,397,487)	(219,330,612)
Financial income	15.2	279,134,756	242,308,827
Income/(expenses) from equity investments	15.3
dividends from subsidiaries		114,764,231	49,017,650
other income/(expenses) from equity investments		(251,749,215)	—
Total		(136,984,984)	49,017,650
Total (expenses)/income from financial investments		(124,247,715)	71,995,865

EBT		(153,089,084)	52,483,931

Income taxes for the year	16
current taxes	16.1	(2,634,214)	203,856
deferred taxes	16.2	530,131	1,911,669
Total income taxes for the year		(2,104,083)	2,115,525

Net profit from continuing operations		(150,985,001)	50,368,406

Net gains/(losses) from discontinued operations	17	—	—
Profit (loss) for the year	18	(150,985,001)	50,368,406

MEDIASET S.p.A.

STATEMENT OF COMPREHENSIVE INCOME

(values in EUR)

STATEMENT OF COMPREHENSIVE INCOME	Notes	2016		2015

PROFIT (LOSS) FOR THE YEAR (A)	8.7		(150,985,001)		50,368,406
Statement of comprehensive profits/(losses)			4,579,337		(278,968)
Effective portion of gains and losses on hedging instruments (cash flow hedge)		6,201,723		(147,523)
Tax effect		(1,622,385)		(131,445)
Comprehensive Gains/(Losses) not posted to the Income Statement			(52,029)		(44,157)
Actuarial gains and losses on defined benefit plans	8.5	(69,153)		15,060
Tax effect	8.5	17,124		(59,217)
NET OF TAX EFFECTS (B)			4,527,308		(323,125)

TOTAL COMPREHENSIVE INCOME FOR THE YEAR (A+B)			(146,457,693)		50,045,281

MEDIASET S.p.A.

CASH FLOW STATEMENT

(values in EUR thousand)

CASH FLOW FROM OPERATING ACTIVITIES	2016	2015
EBIT	(28,841)	(19,512)
Depreciation, amortisation and write-downs	36	37
Allowances net of utilisation	(27)	(6,102)
Other non-cash movements	874	253
Changes in current assets	41,707	(2,150)
Interest received/paid	72,974	67,794
Income tax paid/received	(3,502)	(7,723)
Dividends received	114,764	49,018
Net cash flow from operating activities (A)	197,985	81,615
CASH FLOW FROM INVESTING ACTIVITIES
(Investments)/Disposals of equity investments	(1,000,000)	—
Total (Purchases)/Sales of assets	(1,000,000)	—
Proceeds (Payments) related to hedging activities	(8,219)	—
Net change in other assets	656,963	102,142
Net cash from/used by investment activities (B)	(351,256)	102,142
CASH FLOW FROM FINANCING ACTIVITIES
Net change in m/l term borrowings	197,875	—
Dividends paid	(22,728)	(22,698)
Changes in other financial assets/liabilities	30,000	(121,001)
Interest and other financial expenses	(46,626)	(42,554)
Net cash from/used by financing activities (C)	158,521	(186,253)

Change in cash and cash equivalents (D=A+B+C)	5,250	(2,496)

Cash and cash equivalents at the beginning of the year (E)	26,879	29,375

Cash and cash equivalents at end of the year (F=D+E)	32,129	26,879

MEDIASET S.p.A.

STATEMENT OF CHANGES

IN SHAREHOLDERS’ EQUITY

(values in EUR thousand)

							Retained
		Share					earnings/	Profit/(loss)	Total
	Share	premium	Treasury	Legal	Other	Valuation	(accumulated	for the	Share holders’
	capital	reserve	shares	reserve	reserves	reserve	losses)	year	equity
Balance at 1/1/2015	614,238	275,237	(416,656)	122,848	2,023,338	2,196	(808,412)	37,087	1,849,876
2014 net result allocations as per Shareholders’ Meetingresolution of 29/04/201	—	—	—	—	14,359	—	—	(37,087)	(22,728)
Stock Option changes	—	—	—	—	4,201	(4,269)	—	—	(68)
Changes for M/L-term incentive plans	—	—	—	—	—	705	—	—	705
Utile (perdita) complessivo dell’esercizio	—	—	—	—	—	(323)	—	50,368	50,045
Balance at 31/12/2015	614,238	275,237	(416,656)	122,848	2,041,898	(1,691)	(808,412)	50,368	1,877,830

Balance at 1/1/2016	614,238	275,237	(416,656)	122,848	2,041,898	(1,691)	(808,412)	50,368	1,877,830
2015 net result allocations as per Shareholders’ Meetingresolution of 27/04/201	—	—	—	—	27,640	—	—	(50,368)	(22,728)
Stock Option changes	—	—	—	—	1,969	(2,037)	—	—	(68)
Changes for M/L-term incentive plans	—	—	—	—	—	2,067	—	—	2,067
Utile (perdita) complessivo dell’esercizio	—	—	—	—	—	4,527	—	(150,985)	(146,458)
Balance at 31/12/2016	614,238	275,237	(416,656)	122,848	2,071,507	2,866	(808,412)	(150,985)	1,710,643

MEDIASET S.p.A.

STATEMENT OF FINANCIAL POSITION

ACCORDING TO CONSOB RESOLUTION NO. 15519 OF

27 JULY 2006

(values in EUR)

			of which vs.			of which vs.
ASSETS	Notes	31/12/16	related parties	% weight	31/12/15	related parties	% weight
Non-current assets	5

Property, plant and equipment	5.1	4,610,186			4,645,785
Other intangible fixed assets	5.4	159			411
Equity investments in:	5.5
subsidiaries		2,219,756,199			1,470,381,636
other companies		1,999			1,999
Total		2,219,758,198			1,470,383,635
Receivables and other non-current financial assets	5.6	15,974,018	—	0.0%	3,501,882		0.0%
Deferred tax assets	5.9	149,851,651			73,588,051
Total non-current assets		2,390,194,212			1,552,119,764
Current Assets	6
Trade receivables due from:	6.2
customers		9,087			7,323
subsidiaries		993,522			1,521,133
associates and joint ventures		5,083			5,063
Total		1,007,692			1,533,519
Tax receivables	6.3	29,321,969			32,108,695
Other receivables and current assets	6.4	42,375,687	41,139,776	97.1%	43,590,461	27,829,606	63.8%
Intercompany financial receivables due from	6.5
subsidiaries		1,217,181,791			1,812,708,850
associates and joint ventures		4,923,564			19,724,183
Total		1,222,105,355			1,832,433,033
Other current financial assets	6.6	15,705,864	110,326	0.7%	16,197,614	3,280,251	20.3%
Cash and cash equivalents	6.7	32,129,067	133,389	0.4%	26,879,358	114,640	0.4%
Total current assets		1,342,645,634			1,952,742,680
Non-current assets held for sale	7	—			—
TOTAL ASSETS		3,732,839,846			3,504,862,444

The related party component of Other Receivables and Current Assets mainly refers to receivables from subsidiaries and joint ventures amounting to EUR 26,366 thousand relating to IRES receivables from tax consolidation, centralised Group VAT receivables amounting to EUR 14,426 thousand, and prepayments of ancillary financing costs to Mediobanca amounting to a total of EUR 197 thousand, of which EUR 130 thousand with long-term maturity.

The related party component of Other Current Financial Assets mainly refers to receivables due from the subsidiary R.T.I. S.p.A. for derivatives hedging exchange rate risks, which Mediaset S.p.A. purchases on the market and then transfers by entering into an intercompany agreement.

MEDIASET S.p.A.

STATEMENT OF FINANCIAL POSITION

ACCORDING TO CONSOB RESOLUTION NO. 15519 OF

27 JULY 2006

(values in EUR)

			of which vs.			of which vs.
LIABILITIES AND SHAREHOLDERS’ EQUITY	Notes	31/12/16	related parties	% weight	31/12/15	related parties	% weight
Shareholders’ equity	8
Share capital	8.1	614,238,333			614,238,333
Share premium reserve	8.2	275,237,092			275,237,092
Treasury shares	8.3	(416,656,052)			(416,656,052)
Other reserves	8.4	2,194,354,941			2,164,745,837
Valuation reserve	8.5	2,866,306			(1,689,825)
Retained earnings	8.6	(808,413,428)			(808,413,428)
Profit (loss) for the year	8.7	(150,985,001)			50,368,406
TOTAL SHAREHOLDERS’ EQUITY		1,710,642,191			1,877,830,363
Non-current liabilities	9
Post-employment benefit plans	9.1	1,289,178			1,270,951
Deferred tax liabilities	9.2	686,244			373,098
Financial payables and liabilities	9.3	783,555,704	114,001,638	14.5%	873,171,988	200,376,233	22.9%
Provisions for risk and charges	9.4	16,454			42,822
Total non-current liabilities		785,547,580			874,858,859
Current liabilities	10
Payables to banks	10.1	156,479,505	1,290,734	0.8%	93,431,020	2,500,464	2.7%
Trade payables due to:	10.2
suppliers		1,626,934			1,692,597
subsidiaries		383,230			507,549
affiliates		8,971			8,873
holding companies		25,419			42,819
Total		2,044,554			2,251,838
Provisions for current risks and charges	10.3	101,329			51,110
Intercompany financial payables due to:	10.5
subsidiaries		500,809,949			464,691,417
associates and joint ventures		25,062,337			14,545,973
Total		525,872,286			479,237,390
Other financial liabilities	10.6	348,832,168	15,637,904	4.5%	52,319,843	13,931,909	26.6%
Other current liabilities	10.7	203,320,233	195,424,345	96.1%	124,882,021	117,260,471	93.9%
Total current liabilities		1,236,650,075			752,173,222

Liabilities related to non-current assets held for sale	11	—			—
TOTAL LIABILITIES		2,022,197,655			1,627,032,081
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY		3,732,839,846			3,504,862,444

The related party component of Non-current Financial Payables and Liabilities includes the value of the 6-year term loan agreement signed on 18 November 2016 through the agent bank Mediobanca S.p.A., for a total of EUR 98,447 thousand, and medium/long-term payables to the subsidiary R.T.I. S.p.A. amounting to EUR 15,554 thousand, in relation to derivatives hedging exchange rate risks, which Mediaset S.p.A. purchases on the market and then transfers by entering into an intercompany agreement.

The related party component of Financial Payables refers to the short-term amount of the loan agreement entered into with Mediobanca in 2016, for the interest accrued at 31 December 2016.

The related party component of Other Financial Liabilities mainly refers to short-term payables to the subsidiary R.T.I. S.p.A. for derivatives hedging exchange rate risks, which Mediaset S.p.A. purchases on the market and then transfers by entering into an intercompany agreement.

The related party component of Other Current Liabilities mainly refers to payables to subsidiaries and joint ventures under tax consolidation arrangements of EUR 185,561 thousand, and the payable relating to Group centralised VAT of EUR 9,075 thousand.

MEDIASET S.p.A.

INCOME STATEMENT ACCORDING TO

CONSOB RESOLUTION NO. 15519 OF 27 JULY 2006

(values in EUR)

			of which vs.			of which vs.
INCOME STATEMENT	Notes	2016	related parties	% weight	2015	related parties	% weight
Revenues	12
Sales of goods and services	12.1	4,046,442	4,046,441	100.0%	5,889,028	5,889,028	100.0%
Other revenues and income	12.2	378,982	98,573	26.0%	1,795,766	98,573	5.5%
Total revenues		4,425,424			7,684,794
Costs	13
Personnel expenses	13.1	18,082,762	2,674,049	14.8%	17,282,263	2,646,729	15.3%
Purchases	13.2	115,386			125,243
Change in inventories	13.3	—			—
Capitalised costs for self-constructed work	13.4	—			—
Services	13.5	11,870,215	680,350	5.7%	12,828,260	3,196,077	24.9%
Leasing and rentals	13.6	1,734,706	1,248,059	71.9%	1,730,142	1,247,919	72.1%
Provisions for risks	13.7	23,852			(6,102,061)
Other operating expenses	13.8	1,404,023	30,927	2.2%	1,295,712	39,556	3.1%
Amortisation, depreciation and write-downs	13.9	35,849			37,169
Total costs		33,266,793			27,196,728

Gains/(losses) from disposals of non-current assets	14	—			—
EBIT		(28,841,369)			(19,511,934)
(Expenses)/income from financial investments	15
Financial expenses	15.1	(266,397,487)	(113,521,075)	42.6%	(219,330,612)	(108,518,323)	49.5%
Financial income	15.2	279,134,756	172,731,010	61.9%	242,308,827	139,541,242	57.6%
Income/(expenses) from equity investments	15.3
dividends from subsidiaries		114,764,231	114,764,231	100.0%	49,017,650	49,017,650	100.0%
other income/(expenses) from equity investments		(251,749,215)	(251,749,217)	100.0%
Total		(136,984,984)			49,017,650
Total (expenses)/income from financial investments		(124,247,715)			71,995,865
EBT		(153,089,084)			52,483,931
Income taxes for the year	16
current taxes	16.1	(2,634,214)			203,856
deferred taxes	16.2	530,131			1,911,669
Total income taxes for the year		(2,104,083)			2,115,525
Net profit from continuing operations		(150,985,001)			50,368,406
Net gains/(losses) from discontinued operations	17	—			—
Profit (loss) for the year	18	(150,985,001)			50,368,406

The related party component of Revenues from Sales of Goods and Services mainly refers to fees on bank guarantees granted in favour of subsidiaries amounting to EUR 3,945 thousand (of which EUR 3,824 thousand to Mediaset Premium S.p.A.).

The related party component of Personnel Expenses refers to compensation paid to employee directors.

The related party component of Services refers primarily to services provided to the subsidiary R.T.I. S.p.A. totalling EUR 582 thousand (of which EUR 470 thousand for services), net of EUR 922 thousand in recoveries of consultancy fees incurred following the Mediaset Premium - Vivendi deal, to sponsorships for the affiliate Il Teatro Manzoni S.p.A. totalling EUR 262 thousand, and to directors’ fees of EUR 717 thousand.

The related party component of Leasing and Rentals mainly refers to property rental paid to the subsidiary R.T.I. S.p.A. of EUR 595 thousand and the holding company Fininvest S.p.A. of EUR 188 thousand, and payment to the holding company for the use of the Fininvest trademark of EUR 465 thousand.

The related party component of Financial Income mainly refers to foreign exchange gains, mainly received from the subsidiary R.T.I. S.p.A., of EUR 105,444 thousand (of which 56,192 thousand from valuation) and to intercompany current account interest income of EUR 289 thousand from subsidiaries and joint ventures. This item also includes financial expenses due to Mediobanca S.p.A. totalling EUR 6,930 thousand, of which EUR 930 thousand relating to the amortised cost loan, and EUR 2,468 thousand relating to transaction costs for medium/long-term loans.

The related party component of Financial Income mainly refers to intercompany current account interest income of EUR 73,571 thousand from subsidiaries and joint ventures, in addition to foreign exchange gains, mainly received from the subsidiary R.T.I. S.p.A., of EUR 73,392 thousand (of which 23,632 thousand from valuation). The item also includes income from the subsidiary R.T.I. S.p.A. in relation to hedging transactions connected with the Mediaset Premium - Vivendi deal, for a total of EUR 24,786 thousand.

The related party component of Income/(Expenses) from Equity Investments refers to dividends received from the subsidiary Mediaset España Comunicación S.A. for EUR 84,084 thousand and from the subsidiary Publitalia ‘80 S.p.A. for EUR 30,680 thousand, and includes a EUR 251,749 thousand write-down to the equity investment in the subsidiary R.T.I. S.p.A.

More details on transactions with Group companies are provided below.

MEDIASET S.p.A.

EXPLANATORY NOTES

1. General information

Mediaset S.p.A. is a joint stock company incorporated in Italy and entered in the Milan Companies Register. Its registered office is located in Via Paleocapa, 3, Milan. Its majority shareholder is Fininvest S.p.A.. The main activities of the company and its subsidiaries are described in the Report on Operations accompanying the Consolidated Financial Statements.

These Financial Statements are presented in Euro, because this is the currency used for the majority of the Company’s operations.

Amounts are stated in thousands of Euros.

2. Adoption of international accounting standards

As of the entry into force of Italian Legislative Decree No. 38 of 28 February 2005, transposing Regulation (EC) No. 1606/2002 into Italian law, since 2006 in compliance with the obligation established in Article 4 of that Decree, the company has prepared its financial statements in accordance with the International Accounting Standards and International Financial Reporting Standards (IAS/IFRS) issued by the International Accounting Standards Board (IASB) and endorsed by the European Union.

The tables in the Financial Statements and the Explanatory Notes have been prepared together with the additional information required for financial statements formats and disclosures established by Consob Resolution no. 15519 of 27 July 2006 and by Consob Communication no. 6064293 of 28 July 2006.

Where possible, in order ensure better comparison and presentation of the financial statement items in the event of reclassifications, the items from the previous year have been restated accordingly. When it has not been possible to restate the comparative figures, suitable disclosure has been provided in the notes to the accounts.

Amounts reported in these Financial Statements are compared to corresponding figures for the previous year, prepared on a like basis.

3. Basis of presentation, accounting policies for the preparation of the financial statements and measurement criteria

These Financial Statements have been prepared on a going concern basis, as the Directors have verified that there are no financial, operational, or other indicators of problem issues that could affect the Company’s ability to meet its obligations in the foreseeable future. The risks and uncertainties related to the business are described in the Report on Operations accompanying the Consolidated Financial Statements.

A description of how the Company manages its financial risks, including liquidity and capital risk, is provided in the section “Disclosures on financial instruments and risk management policies” in these Explanatory Notes.

The Financial Statements at 31 December 2016 have been prepared in application of International Accounting Standards and related interpretations in force at the reporting date.

The basis of presentation for assets and liabilities is historical cost, except for certain financial instruments which have been designated at fair value, in accordance with IAS 39 and IFRS 13.

The preparation of the Financial Statements and the Explanatory Notes has required the use of estimates and assumptions both in the measurement of certain assets and liabilities and the valuation of contingent assets and liabilities. Specifically, the current macroeconomic environment, made unstable by the impacts of the ongoing financial crisis, has meant that the estimates regarding the future progress of these items have been made taking into account this high level of uncertainty.

The main forecast data refer to provisions for risk and charges and bad debt provisions.

The estimates and assumptions are periodically revised and the impacts of each individual change are posted to the income statement.

Accounting standards, amendments and interpretations applied from 1 January 2016

The Company has adopted for the first time certain accounting standards and amendments applicable to annual periods beginning on or after 1 January 2016. The Company did not opt for the early adoption of any standard, interpretation or amendment that has been published but is not yet applicable.

A description of the nature and impact of each new accounting standard or amendment is provided below. Although the new standards and amendments were applied for the first time in 2016, they had no material impact on the Company’s financial statements. Listed below is the nature and impact of each new accounting standard/amendment.

IFRS 14 Regulatory Deferral Accounts

IFRS 14 is an optional standard that allows an entity whose activities are subject to rate regulation to continue to apply, upon first-time adoption of IFRS, most of the previous accounting standards adopted for the amounts relating to rate regulation. Entities adopting IFRS 14 must present the figures related to rate regulation in separate lines of the statement of financial position and present the changes to these accounts in separate lines of the profit/(loss) statement for the year and of the other components of comprehensive income. The standard requires disclosure of the nature, and the associated risks, of the rate regulation and the effects of this on the entity’s financial statements. This standard is not applicable to the Company.

Amendments to IAS 19 - Defined Contribution Plans: employee contributions

IAS 19 requires an entity to consider contributions by employees or third parties when accounting for defined benefit plans. When contributions are tied to service, they are to be attributed to each period of service as a negative benefit. The amendment clarifies that, if the amount of the contributions is independent of the number of years of service, contributions may be recognised as a reduction in the service cost in the period in which the related service is rendered, rather than allocating the contributions to the periods of service. The application of the amendments did not have any impact on the financial statements.

Annual improvements to IFRS: 2010-2012 Cycle:

IFRS 2 Share-Based Payments

The improvement applies prospectively and clarifies various issues concerning the definition of performance conditions and service conditions that are part of vesting conditions. In particular, it clarifies that:

•                  a performance condition must include a service condition;

•                  a performance target must be met while the counterparty is rendering the service required;

•                  a performance target is defined by reference to the entity’s own operations or activities or the operations or activities of another entity in the same group;

•                  a performance condition may be a market condition or a non-market condition;

•                  if the counterparty, regardless of the reason, ceases to provide service during the vesting period, it has failed to satisfy the service condition.

Amendments were made to the definitions of “vesting condition” and “market condition” and further definitions have been added for “performance condition” and “service condition” (previously included within the definition of “vesting condition”).

IFRS 3 Business Combinations

The amendment applies prospectively and clarifies that all agreements concerning contingent consideration classified as liabilities (or assets) arising from business combinations should subsequently be measured at fair value with a contra-entry in profit or loss, regardless of whether they fall within the scope of IFRS 9 (or IAS 39, as the case may be). This is consistent with the accounting policies applied by the Company, and as such the amendment had no impact. The improvement is not applicable to the Company.

IFRS 8 Operating Segments

The amendment applies prospectively and requires that an entity should disclose the judgements made by management in applying the aggregation criteria identified in paragraph 12 of IFRS 8, including a brief description of the operating segments that have been aggregated and the profit and loss data (e.g., sales, operating income) used to identify whether the segments are similar.

A reconciliation of the segment’s assets with total assets is required only if the reconciliation is reported to the chief operating decision-maker, as required for the segment’s liabilities. The improvement is not applicable to the Company.

IFRS 13 Fair Value Measurement - Short-term receivables and payables.

The Basis for Conclusions of this standard was amended to clarify that with the issuance of IFRS 13, and consequential amendments to IAS 39 and IFRS 9, the ability remains for the entity to measure short-term trade receivables and payables without discounting, when the effect of not discounting is immaterial.

IAS 16 Property, Plant and Equipment and IAS 38 Intangible assets.

The amendment applies retrospectively and clarifies that under IAS 16 and IAS 38 an asset may be restated with reference to observable data either by adjusting the gross carrying amount of the asset to its market value or by determining the market value of the carrying amount and adjusting the gross carrying amount on a proportional basis, so that the resulting carrying amount is equal to the market value. The amendment also defines accumulated depreciation/amortisation as the difference between the gross carrying amount and the carrying amount of the asset. The amendments have eliminated inconsistencies in the recognition of accumulated depreciation and amortisation when property, plant and equipment or intangible assets are revalued. The requirements established by the amendments clarify that the gross carrying amount is adjusted in a manner that is consistent with the revaluation of the carrying amount of the asset and that the accumulated depreciation/amortisation is calculated as the difference between the gross carrying amount and the carrying amount of the asset after taking into account accumulated impairment losses.

IAS 24 Related Party Disclosures

The amendment applies retrospectively and clarifies that a management entity (an entity providing key management personnel services) is a related party subject to related party disclosure requirements. Disclosure is also required of amounts incurred by the entity for the provision of key management personnel services that are provided by a separate management entity. The improvement is not applicable to the Company.

Clarification has been provided that when key management personnel services are provided by an entity (and not by a natural person), that entity must be considered a related party.

Amendments to IFRS 11 - Accounting for acquisitions of interests in joint operations

Amendments to IFRS 11 require that when a joint operator acquires an interest in a joint operation that constitutes a business, the relevant principles of IFRS 3 regarding the accounting of business combinations are to be applied. The amendments also clarify that when joint control is retained, the previously held interest in the joint operation is not remeasured when an additional interest in the same joint operation is acquired. In addition, a scope exclusion was added to IFRS 11 to specify that the amendments do not apply when the joint operators, including the reporting entity, are under the common control of the same ultimate controlling party.

The amendments apply both to the acquisition of an initial interest in a joint operation and to the acquisition of an additional interest in the same joint operation, and are applicable on a prospective basis.

Amendments to IAS 16 and IAS 38 - Clarification of acceptable methods of depreciation and amortisation

The amendments clarify the principle stated in IAS 16 Property, Plant and Equipment and in IAS 38 Intangible Assets that revenues represent the generation of expected economic benefits by a business and not the consumption of economic benefits through the use of the asset. Consequently, a revenue-based model cannot be used for the depreciation of property, plant and equipment and may only be used in very limited circumstances for the amortisation of intangible assets, such as, for instance, “movie rights”. The amendment is not, therefore, applicable to the Company.

Amendments to IAS 16 and to IAS 41 Agriculture: bearer plants

The amendments change the accounting requirements for biological assets that meet the definition of bearer plants. Under the amendments, biological assets that meet the definition of bearer plants no longer fall within the scope of IAS 41 Agriculture. IAS 16 instead applies. After initial recognition, bearer plants are to be measured in accordance with IAS 16 at accumulated cost (before their maturity) and then using either the cost model or revaluation model (after the bearer plants mature). The amendments specify that the agricultural produce of bearer plants will continue to be in the scope of IAS 41, and is therefore measured at fair value less costs to sell. For government grants related to bearer plants, IAS 20 Accounting for Government Grants and Disclosure of Government Assistance will apply. This standard is not applicable to the Company.

Amendments to IAS 27 Equity method in separate financial statements

The document introduces the option to use the equity method in the separate financial statements of an entity to account for investments in subsidiaries, jointly controlled entities and associates. As a result, following the introduction of the amendment an entity will be able to recognise these investments in its separate financial statements either:

• at cost; or

• in accordance with IFRS 9 (or IAS 39); or

• using the equity method.

These amendments did not have any impact on the company’s financial statements.

Annual improvements to IFRS: 2012-2014 Cycle:

IFRS 5 Non-current Assets Held for Sale and Discontinued Operations.

The amendment introduced specific guidance to the standard for when an entity reclassifies an asset (or a disposal group) from held-for-sale to held-for-distribution (or vice versa), or when the conditions for classification of an asset as held-for-distribution no longer apply. The amendments established that (i) these reclassifications must not be considered a change to a sale plan or a distribution plan and that the same classification and measurement criteria still apply; (ii) assets that no longer satisfy the criteria for classification as held-for-distribution must be treated in the same way as an asset that is no longer classified as held-for-sale.

IFRS 7 Financial Instruments: disclosures

The amendments involve the introduction of additional guidance to clarify when a servicing contract constitutes a continuing involvement in a transferred asset for the purpose of the disclosure for the transferred assets. In addition, the disclosure regarding the offsetting of financial assets and liabilities is not normally specifically required for interim financial reports. However, this disclosure may be necessary to meet the requirements of IAS 34, if it involves significant information.

IAS 19 Employee Benefits

The document introduces the amendments to IAS 19 aimed at clarifying that high quality corporate bonds used to determine the discount rate for post-employment benefits must be in the currency used for the payment of the benefits. The amendments specify that the extent of the market to be considered for high quality corporate bonds is the market within the currency zone.

IAS 34 Interim Financial Reporting

The document introduces amendments aimed at clarifying the requirements to be satisfied when the disclosure required is presented within the interim financial report, but outside the interim financial statements. The amendment specifies that this disclosure must be incorporated by way of cross-reference from the interim financial statements and other parts of the interim financial report and that this document should be available to users of the interim financial statements on the same terms as the interim financial statements and at the same time.

Amendments to IAS 1 - Disclosure Initiative

The amendments to IAS 1 clarify, rather than significantly change, the existing IAS 1 requirements. The amendments clarify:

•                  the materiality requirements in IAS 1;

•                  that specific line items in the statement(s) of profit or loss and other comprehensive income and the statement of financial position may be disaggregated;

•                  that entities have flexibility as to the order in which they present the notes to financial statements;

•                  that the share of other comprehensive income of associates and joint ventures accounted for using the equity method must be presented in aggregate as a single line item, and classified between those items that will or will not be subsequently reclassified to profit or loss.

Furthermore, the amendments clarify the requirements that apply when additional subtotals are presented in the statement of financial position and the statement(s) of profit or loss and other comprehensive income.

Financial statement tables and formats

The Statement of Financial Position has been prepared according to the convention of presenting current and non-current assets and liabilities as separate classifications. An asset or liability is classified as current when it meets one of the following criteria:

•                  it is expected to be realized or settled, or is expected to be sold or consumed in the company’s normal operating cycle;

•                  it is held primarily for the purpose of trading;

•                  it is expected to be realized or settled within 12 months after the reporting date.

If all three of the above conditions are not met, the assets and liabilities are classified as non-current.

The Income Statement has been prepared according to the convention of classifying costs by their nature, with components making up earnings before interest and tax and earning before tax stated separately. In order to provide a clearer measure of the performance of ordinary operations, elements of cost and revenue arising from events or transactions that are considered non-recurring due to their nature or the significance of their amount, such as the disposal of controlling interests, are stated separately.

These transactions may fall under the definition of significant non-recurring transactions and events contained in Consob Communication no. 6064293 of 28 July 2006, as opposed to the definition of “atypical and/or unusual transactions” contained in the same Consob Communication of 28 July 2006, according to which atypical and/or unusual transactions are transactions that, due to their significance/importance, the nature of the counterparties, the object of the transaction, the method of calculation of the transfer price, and the timing of the event (e.g. proximity to the financial year end), can give rise to doubts concerning the correctness/completeness of the information in the financial statements, conflicts of interest, the safeguarding of the Company’s assets, or the protection of minority shareholder interests.

If all three of the above conditions are not met, the assets and liabilities are classified as non-current.

The Comprehensive income statement shows the cost and revenue items, net of tax that, as required or allowed by International Accounting Standards, are posted directly under shareholders’ equity reserves.

These items are split to show those that may be reclassified to the income statement in the future and those that may not be reclassified. For each type of significant shareholders’ equity reserve shown in the statement there is a reference to the explanatory notes below that contain the related information and details of their breakdowns and the changes that have taken place compared to the previous financial year.

The Cash Flow Statement has been prepared using the indirect method, according to which earnings before interest and tax are adjusted for the impacts of non-monetary transactions, for any deferral or allocation of previous or future operational cash receipts or payments and for elements of revenue or cost connected with cash flows from investing or financing activities. Income and expenses connected to medium/long-term financing transactions and the related hedging instruments, as well as dividends paid, are included under financing activities. The item Cash and cash equivalents only includes the balances of current accounts held with banks; the balance of the non-bank current account held subsidiaries, associates and joint ventures for centralized treasury management purposes is recognised under financing activities.

The Statement of Changes in Shareholders’ Equity shows the changes that have taken place in shareholders’ equity items in relation to:

•                  the distribution of earnings for the period;

•                  changes in shareholders’ equity reserves (e.g. share-based payments under stock options plans and interest rate hedges);

•                  each item of profit or less, net of any tax effects, that, as required by IFRS, is recognised either directly in shareholders’ equity (e.g. actuarial gains and losses from the measurement of defined benefit plans) or for which a balancing entry is carried in a shareholders’ equity reserve;

•                  the impact from any changes in accounting policies;

•                  changes in valuation reserves for derivative instruments designated as hedges on future cash flows, net of any tax effect;

•                  comprehensive gains and losses.

For each type of significant shareholders’ equity reserve shown in the statement, reference is given to the explanatory notes below that contain the relative information and details of their breakdowns and the changes that have taken place compared to the previous financial year.

Moreover, to comply with the requirements of Consob Resolution No. 15519 of 27 July 2006 “Provisions regarding the structure of financial statements”, specific statements of income and financial position have been prepared, in addition to the mandatory statements, showing significant amounts of related-party accounts or transactions separately from the related items.

Non-current assets

•             Property, plant and equipment

Plant, machinery, equipment, buildings and land are recognised at purchase, production or transfer cost, including any transaction charges, dismantling costs and direct costs necessary to make the asset available for use. These fixed assets, with the exception of land, which is not subject to depreciation, are depreciated on a straight-line basis over each accounting period using depreciation rates set according to the remaining useful life of the assets.

Depreciation is calculated on a straight-line basis on the cost of the assets net of the relative residual values, if significant, according to their estimated useful lives, applying the following rates:

•	Buildings	2.5%
•	Plant and machinery	10% - 20%
•	Light constructions and equipment	5% - 16%
•	Office furniture and machines	8% - 20%
•	Motor vehicles and other means of transport	10%-25%

Their recoverable amount is verified according to the criteria laid down by IAS 36, described in the section below “Impairment of assets”.

Ordinary maintenance costs are recognised in full in the income statement. Incremental maintenance costs are allocated to the related assets and depreciated over their remaining useful life.

Leasehold improvements are allocated to the classes of assets to which they refer and depreciated at the lower of residual life of the lease contract and residual useful life of the type of asset to which the improvement relates.

Whenever individual components of a complex tangible asset have different useful lives, they are recognised separately in order to be depreciated according to their individual useful lives (component approach).

In particular, according to this principle, the value of land and of the buildings on it are separated and only the buildings are subject to depreciation.

Capital gains and losses resulting from sales or disposals of assets are calculated as the difference between the sale revenue and the net carrying amount of the asset and are recognised in the income statement.

•             Leased-in assets

Assets acquired through lease contracts are recognised under property, plant and equipment with the recognition of a financial payable for the same amount under liabilities. The payable is progressively reduced according to the repayment schedule for the amounts of principal included in the contract instalment payments. The interest amount, on the other hand, is kept in the income statement under financial expenses and the value of the asset recognised under tangible fixed assets is depreciated on a straight-line basis according to the economic and technical life of the asset, or, if shorter, on the basis of the expiry date of the lease contract.

The costs for lease instalments resulting from operating leases are posted at fixed amounts based on the duration of the contract.

•             Other intangible assets

Other intangible assets are assets without identifiable physical form, controlled by the company and able to generate future economic benefits. They also include goodwill when this is acquired for consideration.

They are recorded at purchase or production cost, including transaction costs, according to the criteria already described for tangible fixed assets.

In the event of purchased intangible assets whose availability for use and related payments are deferred beyond ordinary periods, the purchase value and the related payable are discounted by recognising the financial expenses implicit in the original price.

Internally generated intangible assets are recognised in the income statement in the period in which they are incurred if related to research costs.

Development costs, mainly relating to software, are capitalized and amortised on a straight-line basis over their estimated useful lives (three years on average), provided they can be identified, their cost can be reliably calculated, and the asset is likely to generate future economic benefits.

Intangible assets with finite useful lives are amortised on a straight-line basis, starting from the time when the asset is available for use, over the period of their expected usefulness. Their recoverable value is assessed according to the criteria established in IAS 36, described in the section below Impairment of assets.

•               Impairment of assets

The carrying amounts of tangible and intangible assets are periodically reviewed in accordance with IAS 36, which requires testing for any loss in value, where indicators suggest that such impairment may exist. In the case of goodwill, intangible assets with indefinite useful lives and assets not available for use, impairment testing is carried out at least yearly, normally at the time of the preparation of the annual financial statements, but also at any time when there is an indication of possible impairment.

The recoverable amounts recognised are checked by comparing the carrying amount booked in the financial statements against the greater of the net sale price (where there is an active market for the asset) and the value in use of the asset.

Value in use is determined by discounting expected future cash flows from the use of the asset (or assets grouped into cash-generating units) and from its disposal at the end of its useful life. Cash-generating units have been identified, in line with the Company’s organisational and business structure, as the smallest identifiable groups of assets that generate independent cash inflows from the continuous use of the assets allocated to them.

The cash generating units are identified, in line with the organisational and business structures of the Group, as homogeneous combinations that generate autonomous incoming cash flows from the continuous use of the assets attributable to them.

In the case of impairment, the cost is charged to the income statement, first by reducing goodwill and then recognizing any excess amounts to the value of the other assets of the CGU concerned. With the exception of goodwill and assets with indefinite useful lives, impairment can be reversed for other assets when the conditions that resulted in the impairment write-down have changed. In such case, the carrying amount of the asset can be increased within the limits of the new estimated recoverable amount, but no more than the value that would have been calculated if there had been no previous write-downs.

•            Equity investments in subsidiaries, associates and joint ventures

Equity investments in subsidiaries, associates and joint ventures are measured at cost, less any impairment, determined in accordance with IAS 36. When there are specific indicators of impairment, the value of the investments in subsidiaries and associates, determined on the basis of the cost criterion, is tested for impairment.

For impairment testing, the carrying amount of the investment is compared against its recoverable amount, this defined as the greater of the fair value, less costs to sell, and the value in use. If the recoverable amount of an investment is less than its carrying amount, the carrying amount is reduced to the recoverable amount. This reduction constitutes an impairment loss, which is booked to the income statement.

For investments in listed companies, the fair value for the purposes of impairment testing is determined with reference to the market value of the investment regardless of the amount held. For investments in unlisted companies, the fair value is determined using estimates based on the best information available.

If the reasons for a previous write-down no longer apply, the carrying amount of the investment is restored with recognition through profit or loss up to the original cost.

•            Non-current financial assets

Equity Investments other than investments in subsidiaries, associates and joint ventures are recognised as “receivables and other non-current financial assets”. In accordance with IAS 39 they are classified as “available for sale” financial assets and measured at fair value (or alternatively at cost if the fair value cannot be reliably determined) with changes in the carrying amount charged to a specific shareholders’ equity reserve (until the asset is realized, except when it has suffered impairment).

In the event of an impairment write-down, the cost is expensed in the income statement. The original value is reinstated in subsequent financial years if the conditions for the write-down no longer apply.

The risk resulting from any losses exceeding shareholders’ equity is recognised in a specific risk provision to the extent that the investor is committed to fulfilling legal or implicit obligations towards the investee or, in any case, to cover its losses.

Assets available for sale also include financial investments, not held for trading, measured according to the rules described above for “Available for sale” assets, as well as financial receivables for the amount due beyond 12 months.

•            Non-current assets available for sale

Non-current assets available for sale are measured at the lower of their net carrying amount and their market value less costs to sell. Non-current assets are classified as available for sale when their carrying amount is expected to be recovered through disposal rather than through their use in company operations. This condition is only satisfied when the sale is considered highly likely and the asset is available for immediate sale in its current condition. For this purpose, Management must be committed to the sale, which must take place within 12 months from the date of classification of the item.

•            Current Assets

Trade receivables

Receivables are recognised at fair value, corresponding to their estimated realisable value, and are written down in the event of impairment. Those originating in non-EMU currencies are measured at the year-end spot rates issued by the European Central Bank.

Receivables are written down, for all trade accounts, at percentage rates corresponding to different stages of the credit recovery process, which is initiated by the designated department and based on the assessments provided by the legal department.

Other current financial assets

Current financial assets are recognised and reversed in the financial statements based on their transaction date and they are initially measured at cost, including the expenses directly connected with their acquisition.

At subsequent reporting dates, the financial assets to be held until maturity are recognised at amortised cost, according to the actual interest rate method, net of write-downs made to reflect their impairment.

Financial assets other than those held until maturity are classified as held for trading or available for sale and are measured at fair value in each accounting period with the allocation of their impacts to the income statement under the item Financial (Expenses)/Income or to a specific shareholders’ equity reserve, in this latter case until they are realised or have suffered impairment.

The fair value of securities listed on an active market is based on market prices at the reporting date. Market prices used are bid/ask prices depending on the relevant asset or liability item.

The fair value of securities that are not listed on an active market and of derivatives is calculated by using the measurement models and techniques most widely adopted by the market, or by using the price supplied by several independent counterparties.

Cash and equivalents

This item includes petty cash, bank current accounts and deposits that are repayable on demand and other short-term and highly liquid financial investments that are readily convertible into cash, with an insignificant risk of a change in value.

•            Treasury shares

Treasury shares are recognised at cost and recorded as a reduction of shareholders’ equity and all the gains and losses resulting from their trading are allocated to a specific shareholders’ equity reserve.

•            Non-current liabilities

•            Employee Benefits

Post-Employment Benefit Plans

Employee leaving entitlements qualify as a post-employment benefit and are classified as a defined benefit plan. Using the projected unit credit method, amounts accrued are projected in order to estimate the final liability at the future time when employment will be terminated and are then discounted. The actuarial method is based on demographic and financial assumptions used to give a reasonable estimate of the benefits accrued by each employee for service.

The actuarial valuation results in the recognition of an interest cost under the item Financial (Expenses)/Income that represents the theoretical charge that the Company would incur if it requested a market loan for the amount of the employee leaving entitlements.

Actuarial gains and losses reflecting the impacts from changes in the actuarial assumptions used are recognised directly in shareholders’ equity without ever going through the income statement.

Due to reforms to Italian employee leaving entitlements (“TFR”) introduced by Law No. 296 of 27 December 2006 (“Finance Act 2007”) and implemented by subsequent decrees and regulations, the accounting policies applied to TFR benefits accrued at 31 December 2006 and those accruing from 1 January 2007 were changed in accordance with IAS 19 and interpretations issued by Italian accounting standard setters in July 2007.

As a result of the Supplementary Pension Reform introduced, benefits accrued up to 31 December 2006 will continue to remain within the Company as a defined benefit plan (with the obligation for accrued benefits subject to actuarial valuation). Amounts accruing as of 1 January 2007 are either paid into supplementary pension funds or transferred by the Company to the treasury fund managed by the Italian National Social Security Institute (INPS) and are considered a defined contribution plan from the time employees have exercised their choice; accordingly, these amounts are not subject to actuarial valuation.

In the light of the reforms, it was necessary to remeasure the liability accrued at 31 December 2006 in order to update the actuarial assumptions underlying the actuarial method (the projected unit credit method) formerly used to determine the Company’s future obligation and exclude the present value of future benefits accrued for service, given that the obligation had substantially matured. Remeasurement of the liability resulted in the recognition, in accordance with paragraph 109 of IAS 19, of non-recurring income from the curtailment of the obligation, debited to Personnel Expenses, and the reclassification of the valuation reserve for actuarial gains and losses at 31 December 2006 to Retained earnings.

Share-based payments

In accordance with IFRS 2, the Company classifies stock options as “share-based payments”. Stock options that are “equity-settled” i.e. involving the physical delivery of the shares, are measured at the fair value at the grant date of the option rights assigned and recognised as a personnel expense to be spread evenly over the vesting period of the rights, with a corresponding reserve booked to shareholders’ equity. This allocation is carried out based on the estimate of the rights that will actually accrue to the person entitled, in consideration of their vesting conditions not based on the market value of the rights. In accordance with IFRIC 11 “IFRS 2-Group and Treasury Shares Transactions”, issued on 30 November 2006 and endorsed by the European Commission on 1 June 2007, stock options assigned by Mediaset S.p.A. to employees of its direct and indirect subsidiaries are accounted for as “equity settled” and are recognised as equity contributions to the direct or indirect investees, with a corresponding reserve booked to shareholders’ equity.

The fair value is calculated using the “binomial” model.

•            Provisions for risk and charges

Provisions for risks and charges include costs and charges whose existence is either certain or probable, but whose amount or date of occurrence cannot be determined at the reporting date. These provisions have been made only when there is a current obligation, resulting from past events, that can be of a legal or contractual nature, or arising from declarations or behaviour by the Company that create valid expectations in the persons concerned (implicit obligations).

The provisions are recorded at the value that represents the best possible estimate of the amount that the Company would have to pay in order to settle its obligation. When they are significant and the payment dates can be reliably estimated, the provisions are recognised at present values with the charges resulting from the passage of time expensed in the income statement under the item “Financial (Expenses)/Income”.

•            Non-current financial liabilities

Non-current financial liabilities are recognised at amortised cost, using the effective interest rate method.

•            Current liabilities

•            Trade payables

Trade payables are recorded at their nominal amount, which is usually close to their amortised cost. Those originating in non-EMU currencies are measured at the year-end spot rates issued by the European Central Bank.

•            Financial derivatives and hedge accounting

The Company conducts transactions to hedge the main financial risks associated with fluctuations in foreign exchange rates in connection with the acquisition, mainly by the direct subsidiary R.T.I. S.p.A., of television broadcasting rights denominated in currencies other than the Euro, in particular the U.S. Dollar.

Specifically, it makes use of derivative instruments (primarily currency futures) in its business to hedge the foreign currency risk associated with highly probable forecast transactions and payables for purchases that have been concluded.

These contracts are purchased on the market to hedge the foreign currency risk associated with the purchase of television broadcasting rights, but do not qualify for hedge accounting under IAS 39 in the Mediaset S.p.A. financial statements. Accordingly, they are recognised as Financial (Expenses)/Income in the income statement, with changes in their fair value recognised as realised foreign exchange gains/losses.

The fair value of forward currency contracts is determined by discounting the differential between the notional amount stated at the forward rate of the contract and the notional amount stated at the fair forward (the forward exchange rate calculated at the reporting date).

The Company is exposed to interest rate risk on long-term loans subject to floating interest rates.

If an interest rate hedge is considered effective pursuant to IAS 39, the effective portion of the fair value adjustment of the derivative that is designated a hedging instrument and is eligible for hedge accounting is recognised directly in shareholders’ equity, while the ineffective part is recognised in the income statement. The shareholders’ equity reserve will have an impact on the income statement when the cash flows of the hedged item attributed to the hedged risk are realised, that is, when interest is paid.

As stated earlier, hedging instruments and the models used to measure them in accordance with IAS 39 are reported in Note 20 “Disclosures on financial instruments and risk management policies”.

•            Revenue recognition

Revenues from sales and services are recognised respectively when actual transfer takes place of the risks and benefits arising from the transfer of ownership or upon provision of the service.

Revenues are shown net of returns, discounts, allowances and premiums, as well as any directly linked tax charges.

Cost recoveries are shown as a direct reduction of the related costs.

•            Cost recognition

All costs that have a direct causal link to the revenues for the year, which can be identified specifically or based on hypotheses and assumptions, are recognised during the year. When there is no direct relationship, all costs that have been spread over time on a rational systematic basis are accrued.

•            Financial Income and Expenses

Financial income and expenses are recognised in the income statement on an accrual basis.

•            Income taxes

Current income taxes are recognised on the basis of estimated taxable income in accordance with current tax rates and provisions currently in force, or essentially approved, at the end of the accounting period, taking into account any applicable exemptions and tax credits due.

Prepaid and deferred taxes are calculated based on the temporary differences between the statutory carrying amounts of balance sheet assets and liabilities and the corresponding amounts recognized for tax purposes, on the basis of the tax rates in force at the time when the temporary differences reverse. When earnings are posted directly to shareholders’ equity, current taxes, deferred tax assets and deferred tax liabilities are also recognised in shareholders’ equity.

The accounting treatment of deferred tax assets is based on the forecasts of expected taxable income for future years. The assessment of expected income for the recognition of deferred taxes depends on factors that can change over time and have significant effects on the measurement of the deferred tax assets. The measurement of those items took into consideration budget and plan results that were in line with those used for the impairment tests.

Deferred tax assets and liabilities are offset when it is lawful to offset current tax assets and liabilities, when they refer to taxes due to the same Tax Authority, and when the Group intends to settle the current tax assets and liabilities on a net basis.

In the case of any changes in the carrying amount of deferred tax assets and liabilities arising from a change in tax rates or the related legislation, rules or regulations, the resulting deferred taxes are recognised in the income statement, unless they relate to items that have previously been debited or credited to shareholders’ equity.

•            Dividends paid

Dividends payable are shown as a change in shareholders’ equity for the year in which their distribution is approved by shareholders at the annual general meeting.

•            Dividend income

Dividend income earned on equity investments is recognised in the income statement at the time the entitlement to a pay-out arises.

•            Foreign exchange gains and losses

At the annual general meeting for the approval of the financial statements and the allocation of earnings, any net gains from the translation of foreign currency items at year-end exchange rates that are not absorbed to cover losses are allocated to a non-distributable reserve until their subsequent realisation.

Unrealised foreign exchange gains and losses are remeasured at the end of every year. If an overall net foreign exchange gain is found that is higher than the relative shareholders’ equity reserve, the difference is added to the reserve. If a foreign exchange loss is found or a net gain that is lower than the reserve amount, the entire reserve or the surplus is released and reclassified as distributable when preparing the financial statements.

•            Use of estimates

The preparation of the Financial Statements and the Explanatory Notes has required the use of estimates and assumptions both in the measurement of certain assets and liabilities and the valuation of contingent assets and liabilities. Specifically, the current macroeconomic environment, made unstable by the impacts of the ongoing financial crisis, has meant that the estimates regarding the future progress of these items have been made taking into account this high level of uncertainty.

The main estimates relate to the measurement of the recoverable amount of tax assets recognised, and of the investments in subsidiaries, associates and joint ventures.

For the latter, the value in use is determined using the Discounted Cash Flow - asset side, accepted by the applicable accounting standards, which consists of calculating the present value of future cash flows that it is estimated will be generated by the investee, including the cash flows from operating activities and the consideration from the final disposal of the investment.

The main forecast data refer to the provisions for risk and charges.

The estimates and assumptions are periodically revised and the impacts of each individual change are posted to the income statement.

•            Changes in accounting estimates

In accordance with IAS 8 these items are posted to the income statement on a prospective basis starting from the accounting period in which they are adopted.

Standards issued but not yet effective

Standards and interpretations issued but not yet effective at the reporting date are listed below. The Company intends to adopt these standards when they become effective.

IFRS 9 Financial Instruments:

In July 2015, the IASB issued the final version of IFRS 9 Financial Instruments that replaces IAS 39 Financial Instruments: Recognition and measurement and all previous versions of IFRS 9. IFRS 9 brings together all three aspects of the project on the accounting of financial instruments: classification and measurement, impairment and hedge accounting. IFRS 9 is effective for annual periods beginning on or after 1 January 2018; early application is permitted. With the exception of hedge accounting, retrospective application of the standard is required, but it is not compulsory to provide comparative information. For hedge accounting, the standard generally applies prospectively with a few exceptions.

The Company will adopt the new accounting standard from its effective date. In 2016, the Company carried out a preliminary analysis of the impact of each of the three aspects addressed by IFRS 9. The preliminary analysis was based on information currently available and is subject to change on the basis of more in-depth analyses and additional information that may be available to the Company in the future. In general, the Company does not expect any significant impact on its financial statements, as the new provisions will affect the classification and measurement of the Company’s financial assets but will not impact the classification and measurement of financial liabilities.

IFRS 15 Revenue from Contracts with Customers

IFRS 15 was issued in May 2014 and introduced a new five-step model that will apply to revenue arising from contracts with customers. IFRS 15 requires that revenue is to be recognised at an amount that reflects the consideration to which the entity expects to be entitled in exchange for transferring goods or services to a customer.

The new standard replaces all existing revenue requirements in IFRS. The standard will be effective for annual periods beginning on or after 1 January 2018 and may be applied using either a full retrospective or modified retrospective approach. Early application is permitted.

The Company plans to apply the new standard as of the mandatory effective date. In 2016, the Company carried out a preliminary assessment of the effects of IFRS 15. The assessment, which is subject to change in the light of the more in-depth analysis currently underway, did not find any significant impact for the Company. The Company is reviewing the clarifications issued by the IASB in its exposure draft of July 2016 and will assess any further developments.

Amendments to IFRS 10 and IAS 28 - Sale or Contribution of Assets between an Investor and its Associate or Joint Venture

The amendments address the conflict between IFRS 10 and IAS 28 in dealing with the loss of control of a subsidiary that is sold or contributed to an associate or joint venture. The amendments clarify that a full gain or loss is recognised when a transfer to an associate or joint venture involves a business as defined in IFRS 3. Any gain or loss resulting from the sale or contribution of assets that do not constitute a business, however, is recognised only to the extent of unrelated investors’ interests in the associate or joint venture. The IASB has deferred indefinitely the effective date of the amendments, however if an entity opts for their early adoption, the amendments must be applied prospectively.

IAS 7 - Disclosure Initiative - Amendments to IAS 7

The amendments to IAS 7 Statement of Cash Flows are part of the IASB’s Disclosure Initiative and require an entity to provide disclosures that enable users of financial statements to evaluate changes in liabilities arising from financing activities, including both changes arising from cash flows and non-cash changes. On initial application of the amendment, entities are not required to provide comparative information for preceding periods. The amendments are effective for annual periods beginning on or after 1 January 2017. Early adopted is permitted. Application of the amendments requires the Company to provide additional disclosures.

IAS 12 - Recognition of Deferred Tax Assets for Unrealised Losses - Amendments to IAS 12

The amendments clarify that an entity needs to consider whether tax law restricts the sources of taxable profits against which it may make deductions on the reversal of that deductible temporary difference. Furthermore, the amendments provide guidance on how an entity should determine future taxable profits and explains in which circumstances taxable profit may include the recovery of some assets for more than their carrying amount.

Entities are required to apply the amendments retrospectively. However, on initial application of the amendments, the change in the opening equity of the earliest comparative period may be recognised in opening retained earnings (or in another component of equity, as appropriate), without allocating the change between opening retained earnings and other components of equity. Entities applying this relief must disclose that fact. The amendments are effective for annual periods beginning on or after 1 January 2017. Early adopted is permitted. If an entity applies the amendments for an earlier period, it must disclose that fact. The Company does not expect any significant impact from the application of the amendments.

IFRS 2 - Classification and Measurement of Share-based Payment Transactions - Amendments to IFRS 2

The IASB has issued amendments to IFRS 2 Share-based Payments that address three main areas: the effects of vesting conditions on the measurement of a cash-settled share-based payment transaction; the classification of a share-based payment transaction with net settlement features for withholding tax obligations; the accounting where a modification to the terms and conditions of a share-based payment transaction changes its classification from cash-settled to equity-settled.

On adoption, entities may apply the amendments without restating prior periods. However, if an entity elects to apply the amendments retrospectively, it must do so for all three amendments and comply with other provisions. The amendments are effective for annual periods beginning on or after 1 January 2018. Early adopted is permitted.

IFRS 16 Leases

IFRS 16 was published in January 2016 and replaces IAS 17 Leasing, IFRIC 4 Determining Whether an Arrangement Contains a Lease, SIC-15 Operating Leases - Incentives, and SIC-27 Evaluating the Substance of Transactions. Involving the Legal Form of a Lease. IFRS 16 sets out the principles for the recognition, measurement, presentation and disclosure of leases and requires lessees to account for all leases under a single on-balance sheet model in a similar way to finance leases under IAS 17. The standard includes two recognition exemptions for lessees - leases of ‘low-value’ assets (e.g., personal computers) and short-term leases (i.e., leases with a lease term of 12 months or less). At the commencement date of a lease, a lessee will recognise a liability to make lease payments (i.e., the lease liability) and an asset representing the right to use the underlying asset during the lease term (i.e., the right-of-use asset). Lessees will be required to separately recognise the interest expense on the lease liability and the depreciation expense on the right-of-use asset.

Lessees will be required to remeasure the lease liability upon the occurrence of certain events (e.g., change in the lease term, a change in future lease payments resulting from a change in an index or rate used to determine those payments). The lessee will generally recognise the amount of the remeasurement of the lease liability as an adjustment to the right-of-use asset.

Lessor accounting under IFRS 16 is substantially unchanged from today’s accounting under IAS 17. Lessors will continue to classify all leases using the same classification principle as in IAS 17 and distinguish between two types of leases: operating and finance leases.

IFRS 16 requires more extensive disclosures by lessors and lessees compared to IAS 17.

IFRS 16 will be effective for annual periods beginning on or after 1 January 2019. Early application is permitted, but not before an entity applies IFRS 15. A lessee can choose to apply the standard using either a full retrospective or a modified retrospective approach. The standard’s transition provisions permit certain reliefs.

The Company plans to assess the potential impact of IFRS 16 on its financial statements in 2017.

4. Other information

•             Dealings with subsidiaries, associates, holding companies, affiliates and related parties

On 9 November 2010, the Board of Directors voted to adopt the “Procedure for Related-Party Transactions”, for transactions carried out by Mediaset S.p.A. directly or through subsidiaries. This procedure was prepared in accordance with the principles set forth in the “Regulations containing Provisions on Related-Party Transactions” adopted by Consob in Resolution No. 17221 of 12 March 2010.

The procedure, which is published on the Company’s website (www.mediaset.it/investor/governance/particorrelate_it.shtml), sets the rules for identifying, approving, executing and disclosing related-party transactions carried out by Mediaset S.p.A. directly or through subsidiaries, in order to ensure their transparency and substantive and procedural correctness, as well as establishing the cases where these rules do not apply.

The following tables show the breakdown of financial and business dealings with subsidiaries, associates, holding companies, affiliates and other related parties, conducted at arm’s length conditions.

				(values in EUR thousand)

	Receivables and			Intercompany
	other non-current		Other receivables	financial	Other current
RECEIVABLES AND FINANCIAL ASSETS	financial assets	Trade receivables	and current assets	receivables	financial assets
Fininvest Group Parent Company
Fininvest S.p.A.			30

Mediaset Group subsidiary companies
Videotime S.p.A.		3	807
Mediaset España Comunicación S.A.		13
Mediaset Investment S.a.r.l.		1
R.T.I. - Reti Televisive Italiane S.p.A.	—	96	11,554	1,120,929	110
Medusa Film S.p.A.		35	2,936
Publitalia ‘80 S.p.A.		43	13,210
Elettronica Industriale S.p.A.			2,045
Monradio S.r.l.				1,677
Media4commerce S.p.A.		1			—
Taodue S.r.l.		4	8,042	19,571
EI Towers S.p.A.		20
Mediaset Premium S.p.A.		778	87	41,886
RB1 S.p.A.				322
RadioMediaset S.p.A.				28,381
Radio Studio 105 S.p.A.				4,016
Virgin Radio Italy S.p.A.
Unibas S.p.A.				398

Mediaset Group associates
Boing S.p.A.			2,112
Tivù S.r.l.		5
Mediamond S.p.A.				4,924

Fininvest Group related companies
Mediobanca S.p.A.			211		28
Banca Mediolanum S.p.A.					105
Il Teatro Manzoni S.p.A.			107

				(values in EUR thousand)

	Payables and non-
	current financial		Other payables and	Intercompany	Other current
PAYABLES AND FINANCIAL LIABILITIES	liabilities	Trade payables	current liabilities	financial payables	financial liabilities
Fininvest Group Parent Company
Fininvest S.p.A.		25

Mediaset Group subsidiary companies
Videotime S.p.A.			2,201	57,484
R.T.I. - Reti Televisive Italiane S.p.A.	15,554	354	72,915		15,579
Medusa Film S.p.A.		24	1,858	144,073
Publieurope Ltd.				42,422
Publitalia ‘80 S.p.A.			2,111	181,123
Digitalia ‘08 S.r.l.			274	17,218
Elettronica Industriale S.p.A.			19,220	43,486
Monradio S.r.l.			296
Media4commerce S.p.A.			4,766	4,659	10
Taodue S.r.l.			7,759
Promoservice Italia S.r.l.		6	431	10,278
Mediaset Premium S.p.A.			82,435		47
Virgin Radio Italy S.p.A.				68

Mediaset Group associates
Fascino Produzione e Gestione Teatro S.r.l.				22,352
Boing S.p.A.			349	2,711	3

Fininvest Group related companies
Mondadori Direct S.p.A.		9
Mediobanca S.p.A.	98,447				1,291

Other related parties
Mediafond			25
Key management personnel			763

				(values in EUR thousand)

					(Expenses)/Income
	Operating				from equity
REVENUES AND COSTS	revenues	Operating costs	Financial expenses	Financial income	investments
Fininvest Group Parent Company
Fininvest S.p.A.	46	730

Mediaset Group subsidiary companies
Videotime S.p.A.	8	—	109	55
Mediaset España Comunicación S.A.	50	—			84,084
Mediaset Investment S.a.r.l.	1	—
R.T.I. - Reti Televisive Italiane S.p.A.	1,024	1,180	105,444	165,652	(251,749)
Medusa Film S.p.A.	17		604	628
Publieurope Ltd.		—	21
Publitalia ‘80 S.p.A.	105	—	118		30,680
Digitalia ‘08 S.r.l.	1	—	12
Elettronica Industriale S.p.A.	1	—	9	80
Monradio S.r.l.		—		123
Media4commerce S.p.A.	6	—	134	104
Taodue S.r.l.	3	—		947
Promoservice Italia S.r.l.	1	5	6
EI Towers S.p.A.	69	—
Mediaset Premium S.p.A.	3,824		113	3,671
RB1 S.p.A.		—		25
RadioMediaset S.p.A.		—		274
Unibas S.p.A.		—		248

Mediaset Group associates
Fascino Produzione e Gestione Teatro S.r.l.		—	7	16
Boing S.p.A.		—	12	40
Tivù S.r.l.	5	—
Mediamond S.p.A.		—		700

Fininvest Group related companies
Fininvest Gestione Servizi S.p.A.		6
Mondadori Direct S.p.A.		9
Mediobanca S.p.A.		24	6,930	167
Banca Mediolanum S.p.A.
Il Teatro Manzoni S.p.A.		225

Other related parties
Key management personnel		3,474

The most significant dealings between Mediaset S.p.A. and Group companies, summarised in the above tables, concerned:

•                  the licensing of the Fininvest trademark by the holding company Fininvest S.p.A. for a total of EUR 465 thousand, paid in full over the year;

•                  the leasing of buildings from the subsidiary R.T.I. S.p.A. for a total of EUR 595 thousand, of which EUR 459 thousand was paid over the year;

•                  the management of administrative services by the subsidiary R.T.I. S.p.A. for a total of EUR 470 thousand, of which EUR 352 thousand was paid over the year;

•                  sponsorship agreements with the affiliate Il Teatro Manzoni S.p.A. for the music festival “Aperitivo in concerto” for a total of EUR 264 thousand, paid in full in the year;

•                  an amortised cost term loan agreement, entered into with Mediobanca S.p.A. on 18 November 2016 for a principal amount of EUR 100,000 thousand.

In 2016, intercompany dealings also concerned the management of equity investments, which resulted in the receipt of dividends of EUR 84,084 thousand from the subsidiary Mediaset España Comunicación S.A. and EUR 30,680 thousand from the subsidiary Publitalia ‘80 S.p.A., and a write-down of EUR 251,749 thousand of the equity investment in the subsidiary R.T.I. S.p.A.

Operating revenues include fees on bank guarantees provided in favour of the indirect subsidiary Mediaset Premium S.p.A., primarily issued on behalf of UEFA, amounting to EUR 3,824 thousand.

Mediaset S.p.A. provides centralised treasury services for the management of financial assets involving the use of intercompany current accounts, which generated:

•                  interest payable to the following companies:

•                  Publitalia ‘80 S.p.A. EUR 118 thousand;

•                  Medusa Film S.p.A. EUR 76 thousand;

•                  Videotime S.p.A. EUR 33 thousand;

•                  Publieurope Ltd. EUR 21 thousand;

•                  Digitalia ‘08 S.r.l. EUR 12 thousand;

•                  Elettronica Industriale S.p.A. EUR 9 thousand;

•                  Fascino Produzioni Gestioni Teatro S.r.l. EUR 7 thousand;

•                  Mediaset Premium S.p.A. EUR 6 thousand;

•                  Promoservice Italia S.r.l. EUR 6 thousand;

•                  Media4commerce S.p.A. EUR 1 thousand.

•                  and interest income from the following companies:

•                  R.T.I. S.p.A. EUR 67,474 thousand;

•                  Mediaset Premium S.p.A. EUR 3,639 thousand;

•                  Tao Due S.r.l. EUR 947 thousand;

•                  Mediamond S.p.A. EUR 700 thousand;

•                  Radio Mediaset S.p.A. EUR 274 thousand;

•                  Unibas S.p.A. EUR 248 thousand;

•                  Monradio S.r.l. EUR 123 thousand;

•                  Elettronica Industriale S.p.A. EUR 80 thousand;

•                  Boing S.p.A. EUR 31 thousand;

•                  RB1 S.p.A. EUR 26 thousand;

•                  Fascino Produzioni Gestioni Teatro S.r.l. EUR 16 thousand;

•                  Media4commerce S.p.A. EUR 13 thousand.

In accordance with IAS 24, compensation payable to directors is reported in the section “Other related parties”.

During the year, dividends were paid to the holding company Fininvest S.p.A. totalling EUR 8,207 thousand.

Finally, pursuant to Consob Communication No. 1574 of 20 February 1997 and Consob Communication No. 2064231 of 30 September 2003, we report that in 2016 Mediaset S.p.A. did not incur costs for advisory services from related parties.

•             Treasury shares

Treasury shares at 31 December 2016, acquired as per shareholder resolutions adopted at the ordinary Shareholders’ Meetings of 16 April 2003, 27 April 2004, 29 April 2005, 20 April 2006 and 19 April 2007, totalled 44,825,500 shares with a carrying amount of EUR 416,656 thousand, showing no change compared to 31 December 2015. Treasury shares are earmarked to service approved stock option plans and the buy-back programme.

No treasury shares were purchased or sold during the year.

•             Stock option plans - share-based payments

At 31 December 2016, the stock option plan assigned and exercisable during the year 2010 relating to the allocation of options on Mediaset ordinary shares, as well as the medium/long-term incentive plans assigned during 2015 and 2016, were recognised for the purposes of IFRS 2. However, the plan assigned in 2011 has not been recognised because it could not be exercised due to the failure to meet the objectives set.

In July 2016, a medium/long-term incentive plan was assigned for the period 2016-2018. This Plan provides for the allocation of free rights for the granting of shares with regular dividend entitlement, subject to the achievement of performance targets, as well as the existence of an Employment Relationship with the Company at the end of the vesting period. The rights were allocated to each recipient, in exchange for the allocation by the latter of an amount corresponding alternatively to 25% or 50% of the profit bonus. The plan also provides for the granting of matching rights, free of charge, in a number equal to the basic rights.

The plans that had an impact on the income statement are those that can be exercised and which, at the reporting date, have not yet been concluded, or those that have vested during the year.

All the plans are “equity-settled”, i.e., they involve the allocation of treasury shares bought back from the market.

Options and the free allocation rights granted to the employee beneficiaries are linked to the company’s achievement of financial performance targets and the employee remaining with the Group for a certain length of time.

The characteristics of these stock option and incentive plans can be summarised as follows:

		2011 Plan	2015 Incentive	2016 Incentive
	Plan 2010	(not exercisable)	Plan (*)	Plan (*)
Grant date	22/06/2010	21/06/2011	01/07/2015	01/07/2016

Vesting Period	from 01/01/2010	from 01/01/2011	from 01/07/2015	from 01/07/2016
	to 22/06/2013	to 21/06/2014	to 31/12/2017	to 31/12/2018

Exercise period	from 23/06/2013	from 22/06/2014	from 01/08/2018	from 01/07/2019
	to 22/06/2016	to 21/06/2017

Fair Value	EUR 0.68	EUR 0.20	4,312	3,771

Strike price	EUR 4.92	EUR 3.56

(*) Medium/long-term incentive plans with free granting of shares to the beneficiaries

It should be noted that, for the new medium/long-term incentive plan, a total of 870,543 rights were granted on Mediaset S.p.A. ordinary shares, whose grant period will commence from 1 August 2019; for the 2015 incentive plan, the number of rights assigned remained unchanged with respect to the previous year.

In 2016, 2,910,000 options assigned under the 2010 plan were not exercised as the exercise period had lapsed. In addition, due to the absence of conditions required for vesting the options (e.g. the employee leaving the group companies), 100,000 stock options under the 2010 plan were forfeited.

Below is a summary of the changes to stock option plans and the medium/long-term incentive plans:

			2015 Incentive	2016 Incentive
	Plan 2009	Plan 2010	Plan (*)	Plan (*)	Total
Options outstanding at 1/1/15	3,110,000	3,110,000	—	—	6,220,000
Options issued during the year	—	—	816,756	—	816,756
Options exercised during the year	—	—	—	—	—
Options not exercised during the year	(3,110,000)	—	—	—	(3,110,000)
Options outstanding at 31/12/15	—	3,010,000	816,756	—	3,826,756
Options outstanding at 1/1/16	—	3,010,000	816,756		3,826,756
Options issued during the year	—	—	—	870,543	870,543
Options exercised during the year	—	—	—		—
Options expired/cancelled during the year	—	(100,000)	—		(100,000)
Options not exercised during the year	—	(2,910,000)	—		(2,910,000)
Options outstanding at 31/12/16	—	—	816,756	870,543	1,687,299

(*) Medium/long-term incentive plan with free granting of shares to the beneficiaries

The incentive plans are recognised in the balance sheet at their fair value:

•                  Stock Option Plan 2015: EUR 4.312 per option;

•                  Stock Option Plan 2016: EUR 3.771 per option.

The fair value of the incentive plans was calculated based on the stock market price on the grant date.

•             Tax consolidation

The following companies are consolidated for tax purposes under the tax consolidation regime adopted by Mediaset S.p.A. in accordance with Articles 117 et seq. of the Consolidated Income Tax Act: Elettronica Industriale S.p.A., Videotime S.p.A., Publitalia ‘80 S.p.A., Digitalia ‘08 S.r.l., Boing S.p.A., Medusa Film S.p.A., Media4commerce S.p.A., R.T.I. S.p.A., Taodue S.r.l., Promoservice Italia S.r.l., Mediaset Premium S.p.A. and Monradio S.r.l.

NOTES ON MAIN ASSET ITEMS

(values in EUR thousand)

5. Non-current assets

5.1. Property, plant and equipment

The tables below show the changes over the last two years in original cost, accumulated depreciation and write-downs and the net carrying amount.

			Technical	Other	Tangible
	Land and	Plant and	and	tangible	assets in
Historical cost	buildings	machinery	commercial	assets	progress	Total
01/01/15	6,129	735	183	3,700	—	10,747

Additions	—	—	—	4	—	4
Disposals	—	(2)	—	(30)	—	(31)
31/12/15	6,129	733	183	3,675	—	10,719
31/12/16	6,129	733	183	3,675	—	10,719

			Technical	Other	Tangible
Amortisation and	Land and	Plant and	and	tangible	assets in
depreciation	buildings	machinery	commercial	assets	progress	Total
01/01/15	1,511	728	171	3,659		6,068
Disposals		(2)		(30)		(31)
Amortisation	25	2	2	8		37
31/12/15	1,535	728	173	3,637		6,073
Amortisation	25	1	1	8		36
31/12/16	1,560	729	174	3,646		6,109

			Technical	Other	Tangible
	Land and	Plant and	and	tangible	assets in
Net book value	buildings	machinery	commercial	assets	progress	Total
01/01/15	4,618	7	12	42	—	4,679

Additions	—	—	—	4	—	4
Amortisation	(25)	(2)	(2)	(8)	—	(37)
31/12/15	4,594	5	10	37	—	4,646
Amortisation	(25)	(1)	(1)	(8)	—	(36)
31/12/16	4,569	4	8	29	—	4,610

The item amounts to a total of EUR 4,610 thousand, decreasing by EUR 36 thousand compared to the previous year, as a result of depreciation for the year.

The most significant item, land and buildings, consists entirely of the property located in Rome used as offices also by the other companies of the Group.

5.4 Other Intangible Assets

				Intangible
	Patents and			assets in
	intellectual			progress	Other intangible
Historical cost	property rights	Trademarks	Licenses	and	fixed assets	Total
01/01/15	7,719	—	283	366	—	8,368
31/12/15	7,719	—	283	366	—	8,368
31/12/16	7,719	—	283	366	—	8,368

				Intangible
	Patents and			assets in
Amortisation and	intellectual			progress	Other intangible
depreciation	property rights	Trademarks	Licenses	and	fixed assets	Total
01/01/15	7,719	—	283	366	—	8,368
31/12/15	7,719	—	283	366	—	8,368
31/12/16	7,719	—	283	366	—	8,368

	Patents and			Intangible
	intellectual			assets in	Other intangible
Net book value	property rights	Trademarks	Licenses	progress	fixed assets	Total
01/01/15		—	—	—	—
31/12/15		—	—	—	—
31/12/16		—	—	—	—

The item patents and intellectual property rights mainly consists of software and is fully amortised.

5.5 Equity investments

Equity investments in direct and indirect subsidiaries

		31/12/16				31/12/15
	%	book value			%	book value
	Stake	share	stock opt.	total	Stake	share	stock opt.	total
Videotime S.p.A.	0%	—	348	348	0%	—	348	348
Mediaset España Comunicación S.A.	50.20792%	837,377	—	837,377	41.552%	837,377	—	837,377
Mediaset Investment S.a.r.l.	100%	37,176	—	37,176	100%	37,176	—	37,176
R.T.I. - Reti Televisive Italiane S.p.A.	100%	1,534,219	6,153	1,540,372	100%	534,219	5,542	539,761
Medusa Film S.p.A.	0%	—	506	506	0%	—	359	359
Publitalia ‘80 S.p.A.	100%	51,134	3,833	54,968	100%	51,134	3,677	54,811
Digitalia ‘08 S.r.l.	0%	—	58	58	0%	—	37	37
Elettronica Industriale S.p.A.	0%	—	111	111	0%	—	111	111
EI Towers S.p.A.	0%	—	305	305	0%	—	305	305
Mediaset Premium S.p.A.	0%	—	284	284	0%	—	95	95

Investments in subsidiaries		2,459,907	11,598	2,471,505		1,459,907	10,475	1,470,382
Provision for investments in subsidiaries				(251,749)				—

Total				2,219,756				1,470,382

The item amounts to a total of EUR 2,219,756 thousand, increasing by EUR 749,374 thousand compared to the previous year, as a result of:

•          an increase of EUR 1,000,000 thousand in the equity investment in the subsidiary R.T.I. S.p.A. On 20 December 2016, the Board of Directors approved a decision to write-off the debt owed to it by the company in order to recapitalise the subsidiary, following the company’s own capitalisation initiative;

•          an overall increase of EUR 1,191 thousand in amounts accrued during the year corresponding to the value of the 2015-2017 and 2016-2018 Medium/Long-Term Incentive Plans assigned to the employees of direct and indirect subsidiaries;

•          a write-down of EUR 251,749 thousand on the equity investment in the subsidiary R.T.I. S.p.A., made at 31 December to align the carrying amount of the equity investment with the balance sheet shareholders’ equity of the subsidiary;

•                 a decrease of EUR 68 thousand relating to the value of the stock options granted to resigning employees of subsidiaries for the 2010 Stock Option Plan.

Accumulated Write-downs of Equity Investments in Subsidiaries consists solely of the write-down of the R.T.I. S.p.A. investment.

In February 2016, the share buy-back plan approved by the Board of Directors of the subsidiary Mediaset España S.A was brought to a close, which saw the purchase of 14,232,590 shares, equal to 3.89% of the share capital. As a result of the purchases, treasury stock rose from 48.76% at 31 December 2015 to 50.21%. At the general meeting of 13 April 2016, the shareholders approved the resolution to reduce the share capital by EUR 14,729 thousand through the cancellation of 29,457,794 treasury shares.

The only equity investment that had a carrying amount at 31 December 2016 exceeding the pro-rata share of shareholders’ equity, was the equity investment of 50.21% in the share capital of Mediaset España Comunicación S.A., whose ordinary shares are listed on the Madrid, Barcelona, Bilbao and Valencia stock exchanges and on the Spanish electronic market (SIB).

The carrying amount of the equity investment was confirmed at the reporting date, with the fair value assumed to be Mediaset España’s market capitalization, measured on the basis of the share price at 31 December 2016.

The difference between the carrying amount and the share of shareholders’ equity is reported in the annex “List of equity investments in subsidiaries as at 31 December 2016 (Article 2427 par. 5 of the Italian Civil Code)”.

The balance sheet shareholders’ equity as at 31 December 2016 of the investees R.T.I. S.p.A., Publitalia ‘80 S.p.A. and Mediaset Investment S.a.r.l. was higher than their carrying amount.

Equity investments in other companies

	31/12/16		31/12/15
		book
	% Stake	value	% Stake	book value
Auditel S.r.l.	6.45%	2	6.45%	2
Equity investments in other companies		2		2

This item was unchanged compared to the previous year.

5.6 Receivables and other non-current financial assets

		31/12/16 Due			31/12/15
		within 1	from 1 to	over 5
	Total	year	5 years	years	Total
Other non-current receivables	158	—	158	—	158
Third party forward derivatives, amount over 12 months	15,554	—	15,554	—	904
Forward derivatives with subsidiaries, amount over 12 months	—	—	—	—	2,440
Third-party IRS derivatives, amount over 12 months	262	—	262	—	—
Total	15,974	—	15,974	—	3,502

The item amounts to a total of EUR 15,974 thousand, increasing by EUR 12,472 thousand compared to the previous year.

The change was made up as follows:

•                 EUR 15,554 thousand from the item Forward Derivatives with Third Parties, representing the non-current amount of the fair value of forward currency derivatives purchased by Mediaset S.p.A. on the market to cover the risks arising from foreign currency fluctuations both for very likely future commitments and for payables for purchases already made by its direct and indirect subsidiaries;

•                  EUR 262 thousand representing the non-current amount of the fair value of two interest rate swaps negotiated in 2016 with Unicredit to hedge the interest rate risk associated with a EUR 200,000 thousand loan agreement negotiated during the year with Unicredit, reported in Non-current Financial Liabilities.

•                  EUR 158 thousand from receivables for security deposits.

5.9 Deferred tax assets

The amount shown in the table corresponds to the balance sheet amount for the credit from deferred tax assets calculated on the basis of temporary differences between the balance sheet figures and the corresponding amounts recognised for tax purposes.

Deferred tax assets are measured on the basis of the current tax rates applicable at the time the differences are offset and are considered to be recoverable on the basis of the business plans of the subsidiaries.

Already last year, the measurement of the tax assets took into account of provisions introduced by the Stability Law for the year 2016 (Law 208 of 28 December 2015, Article 1, paragraph 61), which reduced the IRES tax rate from 27.5% to 24% with effect from 1 January 2017.

	31/12/16	31/12/15
Opening balance	73,588	50,119
Tax recognised to Income Statement	(526)	(1,963)
Tax charged to equity	(1,296)	(191)
Other changes	78,086	25,623
Final balance	149,852	73,588

The table below details the changes in deferred tax assets for the period under review.

	31/12/16		31/12/15
	Amount		Amount
	of		of
	temporary	Tax	temporary	Tax
	differences	effect	differences	effect
Assets for advance taxes on:
Intangible fixed assets	12	3	13	5
Provision for litigation/labour disputes	118	28	94	23
Directors’ compensation	762	183	701	168
Provision for write-down of advance payment to distributors	366	102	366	102
Taxable provision for bad debts	156	37	156	37
Hedge derivatives	—	—	4,915	1,313
Post-employment benefit plans	1,628	391	1,559	374
ACE (economic growth subsidy)	—	—	2,268	544
Tax losses from tax consolidation	621,280	149,108	295,923	71,022
Total for deferred tax assets	624,322	149,852	305,995	73,588

The item amounts to a total of EUR 149,852 thousand, increasing by EUR 76,264 thousand compared to the previous year.

At 31 December 2016, the deferred tax assets relative to tax losses carried forward for an unlimited period for IRES tax purposes amounted to EUR 149,108 thousand (EUR 71,022 thousand at 31 December 2015) and the recoverability of the deferred tax assets was evaluated on the basis of the future taxable income for the Group’s Italian companies scoped in for Italian tax consolidation purpose.

6. Current Assets

6.2 Trade receivables

At the end of the year this item was broken down as follows:

		31/12/16 Due			31/12/15
		within 1	from 1 to 5	over 5
	Total	year	years	years
Receivables from customers	165	165	—	—	163
Provision for bad debts	(156)	(156)	—	—	(156)
Total net receivables from customers	9	9	—	—	7
Receivables from subsidiaries	994	994	—	—	1,521
Receivables from associates and joint ventures	5	5	—	—	5
Total	1,008	1,008	—	—	1,534

Receivables from customers

The item, net of the provision for bad debts, amounts to a total of EUR 9 thousand, increasing by EUR 2 thousand compared to the previous year.

The provision for bad debts amounting to EUR 156 thousand, did not change compared to the previous year and represents the write-down of receivables carried out for all customers with different percentages in relation to the receivable recovery process conducted by the area in charge, and later by the legal department.

Trade receivables from subsidiaries

Trade Receivables from Subsidiaries amounted to EUR 994 thousand and mainly consisted of:

•                  EUR 778 thousand due from the indirect subsidiary Mediaset Premium S.p.A. for fees charged on guarantees given to third parties on behalf of the subsidiaries;

•                  EUR 216 thousand of other receivables.

Trade receivables from associates and joint ventures

Trade receivables from associates and joint ventures, amounting to EUR 5 thousand, relate to the charge-backs for fees paid to directors who waived the remuneration in favour of Mediaset S.p.A..

6.3 Tax credits

This item was broken down as follows:

	31/12/16	31/12/15
Receivables from tax authorities for IRES from tax consolidation	28,651	31,608
Receivables from tax authorities for IRAP	671	501
Total	29,322	32,109

The item amounts to a total of EUR 29,322 thousand, decreasing by EUR 2,787 thousand compared to the previous year.

Details of the items are provided below:

Receivables from tax authorities for IRES from tax consolidation

The item amounts to a total of EUR 28,651 thousand and is made up as follows:

•                  EUR 13,672 thousand from the receivable due as a result of the IRES tax refund request submitted by the Company as the consolidating entity for the deductibility of IRAP tax due on expenses for employees and other staff for the five-year period 2007-2011 (Article 2, para. 1-quater of Italian Decree Law 201 of 6 December 2011); in December 2016, EUR 3,515 thousand was collected for the year 2007;

•                  EUR 14,979 thousand from tax credits carried forward, recognised as part of the Group’s tax consolidation scheme;

Receivables from tax authorities for IRAP tax

•                  This item amounts to EUR 671 thousand and refers to IRAP credits carried forward.

6.4 Other receivables and current assets

Below is a breakdown of the item:

	31/12/16	31/12/15
Receivables due from employees	18	18
Advances	97	29
Receivables due to social security institutions	14	1
Receivables from tax authorities	41	5,341
Other receivables	192	8,304
Other receivables due from subsidiaries	38,680	25,559
Other receivables from joint ventures	2,112	—
Prepaid expenses	1,222	4,338
Total	42,376	43,590

The item amounts to a total of EUR 42,376 thousand, decreasing by EUR 1,214 thousand compared to the previous year.

This item includes receivables relating to future periods beyond 12 months amounting to EUR 278 thousand.

The fair value of the receivables is believed to approximate their carrying amount.

Details of the items are provided below.

Other receivables due from subsidiaries

The item amounts to a total of EUR 38,680 thousand and is made up as follows:

•                  EUR 24,483 thousand from the IRES tax receivable resulting from tax consolidation in relation to subsidiaries that contribute to the Group’s tax burden under national tax consolidation arrangements, of which mainly from the subsidiary Publitalia 80 S.p.A. in the amount of EUR 12,995 thousand;

•                  EUR 14,197 thousand for the receivable relating to the Group VAT procedure, mainly due from the indirect subsidiary R.T.I. S.p.A. in the amount of EUR 11,554 thousand.

Other receivables from joint ventures

Newly introduced, the item amounts to a total of EUR 2,112 thousand and is made up as follows:

•                  IRES tax payable of EUR 1,883 thousand from the tax consolidation scheme and due to Boing S.p.A., which contributes to the Group’s tax burden under national tax consolidation arrangements;

•                  EUR 229 thousand for receivables relating to the Group VAT procedure, due from the associate Boing S.p.A.

Prepaid expenses

•                  The item amounts to a total of EUR 1,222 thousand and is made up as follows:

•                  EUR 495 thousand in costs incurred to take out medium- and long-term loans, mainly with Mediobanca and Intesa Sanpaolo;

•                  EUR 261 thousand in fees on bank guarantees paid in advance;

•                  EUR 466 thousand mainly consisting of costs for rental expenses and insurance premiums.

Other receivables

The item amounts to EUR 192 thousand, a decrease of EUR 8,112 thousand compared to the previous year, mainly due to:

•                  the collection of EUR 6,553 thousand in receivables relating to the request for the refund of contribution fees to state subsidies for the purchase of DDT set-top boxes, paid to the government in 2010. In its ruling of 11 February 2016, the Court of Rome upheld the appeal lodged by Mediaset S.p.A. and cancelled the injunction order from the Italian Ministry of Economic Development, ordering the refund of the fees. The Italian Ministry of Economic Development did not challenge the ruling and, accordingly, the entire amount was refunded in December;

•                  the collection of EUR 1,500 thousand under the settlement agreement representing an insurance reimbursement of the costs incurred for the “Mediaset Rights Trial” in February 2016.

Receivables from tax authorities

•                  The item amounts to EUR 41 thousand, decreasing by EUR 5,300 thousand compared to the previous year. The drop was primarily due to the nil figure for Group VAT receivable as no VAT debt was recorded for the year.

6.5 Intercompany financial receivables

Intercompany financial receivables from subsidiaries

These concerned current account relationships in place with the Group’s subsidiaries as detailed below:

	31/12/16	31/12/15
Tao Due S.r.l.	19,571	2,555
R.T.I. S.p.A.	1,120,929	1,808,745
Mediaset Premium S.p.A.	41,886	—
Monradio S.r.l.	1,677	1,409
RB1 S.p.A.	322	—
RadioMediaset S.p.A.	28,381	—
Unibas S.p.A.	399	—
Radio Studio 105 S.p.A.	4,016	—
Total	1,217,182	1,812,709

Current account positions with subsidiaries and joint ventures are governed by a master agreement entered into on 18 December 1995 that provides for the application of interest rates for the year 2016 calculated on the basis of the average 1-month Euribor plus a spread of 4% for interest payable and, as of 1 April 2016, of 0.2% for interest income. Interest income is only calculated if the average 1-month Euribor plus the spread is greater than zero. As of 1 January 2017, interest payable will be calculated at a spread of 3%.

The item decreased by EUR 595,527 thousand compared to the previous year, due mainly to the waiver of loan receivables following the capitalisation of the subsidiary R.T.I. S.p.A.

In the second half of 2016, new intercompany current accounts were opened with Mediaset S.p.A. under the following names:

•                  IHC_D51 held by the indirect subsidiary RB1 S.p.A - opened on 18/07/2016;

•                  IHC_D59 held by the indirect subsidiary RadioMediaset S.p.A - opened on 01/07/2016;

•                  IHC_D79 held by the indirect subsidiary Unibas S.p.A - opened on 18/07/2016;

•                  IHC_D61 held by the indirect subsidiary Virgin Radio Italy S.p.A - opened on 03/10/2016;

•                  IHC_D60 held by the indirect subsidiary Radio Studio 105 S.p.A - opened on 03/10/2016.

The current accounts held by the indirect subsidiaries RB1 S.p.A. and Unibas S.p.A. were closed on 2 January 2017 following their merger by absorption into RadioMediaset S.p.A.

Intercompany financial receivables from associates and joint ventures

These concerned current account relationships in place with the Group’s joint ventures as detailed below:

	31/12/16	31/12/15
Boing S.p.A.	—	2,130
Mediamond S.p.A.	4,924	17,594
Total	4,924	19,724

6.6 Other current financial assets

The item is broken down as follows:

	31/12/16	31/12/15
Financial activities for non-hedging derivatives
Third-party forward derivatives	15,532	12,917
Forward derivatives with subsidiaries	110	3,280
Total	15,642	16,198
Financial assets from hedging derivative		—
Third-party IRS derivatives	64	—
Total	64	—
Total	15,706	16,198

The item amounts to a total of EUR 15,706 thousand, decreasing by EUR 492 thousand compared to the previous year.

This item was broken down as follows:

Derivatives for exchange rate risk

This is the fair value of derivatives, mainly forward currency contracts, purchased by Mediaset S.p.A. on the market to hedge risks resulting from fluctuations of foreign exchange rates in to relation highly likely future obligations, as well as payables for purchases already completed.

The fair value of currency futures is measured by discounting the difference between the notional amount priced at the forward rate of the contract, and the notional amount priced at the fair forward rate (the forward exchange rate measured at the reporting date).

In particular, Mediaset S.p.A. gathers information concerning positions subject to exchange risk from the subsidiaries R.T.I. S.p.A., Media4commerce S.p.A., Videotime S.p.A., Medusa Film S.p.A., Mediaset Premium S.p.A., and the joint venture Boing S.p.A. and, once the derivative contract has been entered into on the market, it transfers it to these subsidiaries by entering into an intercompany agreement under the same terms and conditions.

In the financial statements, these contracts are classified as hedges pursuant to IAS 39, and are recorded by posting fair value changes to the income statement under “realised gains and losses, and gains and losses from the valuation of foreign exchange”.

Interest rate hedging derivatives

Newly introduced, the item refers to the current amount of the fair value of two interest rate swaps negotiated in 2016 with Unicredit to hedge the interest rate risk associated with a EUR 200,000 thousand loan agreement negotiated during the year with Unicredit, reported in Non-current Financial Liabilities.

6.7 Cash and Cash Equivalents

The item was broken down as follows:

	31/12/16	31/12/15
Bank and postal deposits	32,119	26,869
Cash on hand	10	10
Total	32,129	26,879

The item amounts to a total of EUR 32,129 thousand, increasing by EUR 5,250 thousand compared to the previous year.

The item includes current account positions maintained with leading domestic and foreign banks in the amount of EUR 32,119 thousand and cash and revenue stamps totalling EUR 10 thousand.

For details of the increase that occurred during the year, see the statement of cash flows and comments on the net financial position.

NOTES ON MAIN SHAREHOLDERS’ EQUITY AND LIABILITY ITEMS

(values in EUR thousand)

8. Shareholders’ equity

Below are comments on the main categories that make up shareholders’ equity and the related changes.

8.1 Share Capital

At 31 December 2016, the share capital, totalling EUR 614,238 thousand and which was fully subscribed and paid in, consisted of 1,181,227,564 ordinary shares with a par value of EUR 0.52 each. No change occurred in the year under review.

8.2 Share Premium Reserve

At 31 December 2016, the share premium reserve amounted to EUR 275,237 thousand. No change occurred in the year under review.

8.3 Treasury Shares

This item includes shares of Mediaset S.p.A. that were purchased pursuant to resolutions of ordinary shareholders’ meetings of 16 April 2003, 27 April 2004, 29 April 2005, 20 April 2006 and 19 April 2007, which provide authorisation to the Board of Directors for purchases up to 118,122,756 shares (10% of share capital). The mandate is valid until the approval of the financial statements at 31 December 2016, or for no longer than 18 months from the date of the last shareholder resolution.

	31/12/16		31/12/15
	Number	Book value	Number	Book value
Treasury shares - opening balance	44,825,500	416,656	44,825,500	416,656
Treasury shares - final balance	44,825,500	416,656	44,825,500	416,656

At 31 December 2016, the carrying amount of the treasury shares was EUR 416,656 thousand, consisting of 1,895,500 shares earmarked to service approved stock option plans and 42,930,000 shares acquired under the share buy-back resolutions of 13 September 2005 and 8 November 2005.

No change occurred in the year under review.

At 31 December 2016, there were no treasury shares used to stabilise market value.

8.4 Other reserves

The item is broken down as follows:

	31/12/16	31/12/15
Legal reserve	122,848	122,848
Extraordinary reserve	1,436,710	1,409,069
Merger reserve	621,079	621,079
Reserve for profit/loss from treasury share trading	(2,605)	(2,605)
Other available reserves	16,323	14,355
Total	2,194,355	2,164,746

Legal reserve

As at 31 December 2016, this reserve totalled EUR 122,848 thousand. No change occurred during the year since the reserve had already reached the level of 20% of share capital.

Extraordinary reserve

As at 31 December 2016, this reserve amounted to EUR 1,436,710 thousand and increased by EUR 27,641 thousand compared to the previous year, due to the allocation of residual 2015 profit that was not distributed, as per the shareholders’ resolution of 27 April 2016.

Merger reserve

As at 31 December 2016, this item amounted to EUR 621,079 thousand, showing no change during the year. The reserve amounted to EUR 621,071 thousand resulting from the merger of the subsidiary Mediaset Investimenti S.p.A. on 31 December 2012, showing the difference between the shareholders’ equity of the merged company (EUR 1,606,837 thousand) as at 31 December 2012 (less reserves for intercompany transactions) and the carrying amount of the equity investment (EUR 954,000 thousand), after tax of EUR 31,766 thousand.

Reserve for profit/loss from treasury share trading

This item had a negative balance of EUR 2,605 thousand representing the negative impact of transactions occurring in previous periods, net of related taxes. No change occurred in the year under review.

Other available reserves

This item, which totalled EUR 16,323 thousand, increased by EUR 1,969 thousand compared to the previous year. This increase is mainly related to amounts released from the employee stock option reserve and from the stock option reserve for employees of subsidiaries for the 2010 plan, which became available due to the expiry of the options exercisable up to 22 June 2016.

8.5 Valuation reserves

The item is broken down as follows:

	31/12/16	31/12/15
Hedging reserve IRS	978	—
Hedging reserve interest rate collars	—	(3,601)
Employee stock options reserve	—	771
Subsidiary employee stock options reserve	—	1,265
Reserve for M/L term incentive plans	1,155	281
Reserve for M/L term incentive plans of subsidiaries	1,614	423
Reserve for actuarial gains/(losses)	(881)	(829)
Total	2,866	(1,690)

The newly introduced Hedging reserve for IRS, amounting to EUR 978 thousand, states the fair value at 31 December 2016, net of the tax effect, of three interest rate swaps hedging the interest rate risk on two loan agreements negotiated during the year with Unicredit and Intesa Sanpaolo, reported in Non-current Financial Liabilities.

The Hedging reserve for interest rate collars shows a nil figure for the year due to the early termination of collar derivatives and the relative underlying loan, reported in Non-current Financial Liabilities.

The Employee stock options reserve shows a nil figure for the year due to the expiry of the three-year stock option plan assigned by Mediaset S.p.A. to its employees and the employees of direct and indirect subsidiaries in 2010. The amount was reclassified to the item Other Available Reserves.

The Reserve for actuarial gains/(losses), showing a negative balance of EUR 881 thousand (negative balance of EUR 829 thousand at 31 December 2015), shows actuarial components (after deferred taxes) related to the valuation of defined benefit plans. These components are allocated directly to shareholders’ equity.

Reserves for medium/long-term incentive plans, amounting to a total of EUR 2,769 thousand, show an increase of EUR 2,065 thousand compared to the previous year. The items consist of offsetting entries for the portion accrued at 31 December 2016, calculated based on the stock market price on the grant date, for the 2015-2017 and 2016-2018 plans allocated by Mediaset S.p.A. to its employees and the employees of direct and indirect subsidiaries.

The table below shows the changes in these reserves over the year.

			Charged to
	Balance at	Increase/	income	Fair Value	Deferred	Balance at
	01/01/16	(decrease)	statement	variations	taxes	31/12/16
Hedging reserve collar on rates	(3,601)	—	4,915	—	(1,313)	—
Hedging reserve IRS	—	—	(1,830)	3,117	(309)	978
Employee stock options reserve	771	(771)	—	—	—	—

Subsidiary employee stock options reserve	1,265	(1,265)	—	—	—	—
Reserve for M/L term incentive plans for employees	281	874	—	—	—	1,155
Reserve for M/L term incentive plans for employees of subsidiaries	423	1,191	—	—	—	1,614
Reserve for actuarial income(loss)	(829)	(69)	—	—	17	(881)
Total	(1,690)	(40)	3,085	3,117	(1,605)	2,866

8.6 Retained earnings

The item shows a negative balance of EUR 808,413 thousand and consists of the combined effect of adjustments made in relation to the first-time application of IFRS and the positive figure for 2005. No change occurred in the year under review.

As required by the provisions of corporate law, the following table provides a detailed breakdown of shareholders’ equity items indicating whether it is possible to use and distribute reserves:

			Summary of utilisation in the three
			past fiscal years
		Possibility of	Loss	Other
Nature/description	Amount	utilization	coverage	reasons
Share capital	614,238	=	—	—
Treasury shares	(416,656)	=	—	—
Share premium reserve	275,237	A B C	—	—
Merger reserve	621,079	A B C	—	—
Legal reserve	122,848	B	—	—
Extraordinary reserve	1,436,710	A B C	—	—
Tres. share profit/loss reserve	(2,605)	=	—	—
Other available reserves	16,324	A B C	—	—
Revaluation reserves	2,866	=	—	—
Retained earning prev. yrs IAS/IFRS	(808,413)	=	—	—
Total	1,861,628		—	—
Profit/(loss) for the year	(150,985)		—	—
Distributable amount	970,691		—	—

Key:

A) - for an increase in share capital

B) - to cover losses

C) - for distributions to shareholders

Article 1, paragraph 33, sub-paragraph q) of the 2008 Finance Law abolished paragraph 4, subparagraph b) of Article 109 of the TUIR which provided the ability to deduct certain income components not posted to the income statement on an off-record basis.

As a result of the abolished regulation, there continues to be a restriction on the ability to distribute reserves in the amount of EUR 1,194 thousand originating from off-record deductions made up until 31 December 2007 and not affected by the optional exemption mechanism governed by Article 1, paragraph 48 of the 2008 Finance Law.

8.7 Profit/(loss) for the year

This item shows a loss for the year of EUR 150,985,000.54 (profit of EUR 50,368,405.61 as at 31 December 2015).

9. Non-current liabilities

9.1 Post-employment Benefits

Employee benefits, which, by Italian law are classified as leaving entitlements (TFR), are considered by IAS 19 to be “post-employment benefits” of the “defined benefit” type, and are therefore valued using the actuarial “Projected Unit Credit Method”.

The valuation of Mediaset S.p.A. obligations to its employees was carried out by an independent actuary, according to the following steps:

•                  Projected estimate of the cost of employee leaving entitlements already accrued at the valuation date and amounts that will accrue up to the future point in time when employment contracts terminate or the when the accrued amounts are paid in part as advances on entitlements;

•                  Discounting, at the valuation date, of the expected cash flows Mediaset S.p.A. will pay to its employees in the future;

•                  Re-proportioning of the accrued benefits discounted based on length of service at the valuation date compared to the length of service expected at the hypothetical date of payment by Mediaset S.p.A..

The actuarial valuation of employee leaving entitlements in accordance with IAS 19 was conducted specifically for the closed population of current employees, i.e. detailed calculations were made for each Mediaset S.p.A. employee, without taking into account any future hires.

The actuarial valuation model is founded on “technical bases” consisting of demographic, economic and financial assumptions relating to the valuation parameters used.

The assumptions adopted, and confirmed for the year 2016, are summarised below:

Demographic assumptions

Probability of death	Taken from the ISTAT life expectancy table broken down by age and sex, updated as at 2015.

Probability of employees leaving the company

Retirement, resignation, termination and contract expiration percentages were taken from the observation of the company’s historical data. The employee leaving probabilities used were broken down by age, sex and contractual job title (office workers, managers and executives/journalists). For staff on temporary contracts, the time horizon was taken up to the expiration date set in the contract, and it was assumed that there were no departures before the expiration date.

The actuarial valuations took account of start dates for pension benefits specified by Decree Law 201 of 6 December 2011 “Urgent Provisions for the Growth, Fairness and Consolidation of the State Budget”, converted with amendments by Law no. 214 of 22 December 2011, and the regulations governing adjustment of requirements to access the pension system for increases in life expectancy pursuant to Article 12 of Decree Law 78 of 31 May 2010 converted, with amendments, by Law 122 of 30 July 2010.

TFR advances	The frequency of advances and average percentages of accrued TFR requested as an advance were taken from the observation of the company’s historical data.

Supplementary pensions

Those who have always fully transferred their TFR to supplementary pensions release the company from TFR obligations and are therefore not included in the valuation.

On the other hand, for other employees, valuations were made taking into account the decisions actually made by employees, updated to 31.12.2016, communicated by the Company.

Economic and financial assumptions

Inflation rate

The inflationary scenario was taken from the “Nota di aggiornamento di Economia e Finanza del 2016.

It has been decided to use a rate of 1.20% for the year 2017 and a rate of 1.50% for subsequent years.

Discount rates

Pursuant to IAS 19, the discount rate used was determined in relation to market returns on prime corporate bonds on the valuation date.

In this regard, the “Composite” interest rate curve was used for securities issued by corporate issuers with an AA rating in the “Investment Grade” category in the Eurozone (source: Bloomberg) as at 30.12.2016.

During the year, the reserve changed as follows:

Balance at 01/01/16	1,271
Employee severance pre-payments for the year	(20)
Employee severance indemnities paid during the year	(31)
Actuarial gains/losses	69
Balance at 31/12/16	1,289

The table below shows the effects on the TFR reserve of the sensitivity analysis of the main demographic and economic and financial assumptions relating to the parameters involved in the calculation.

Economic and financial assumptions			DBO

Discount rate curve	+50	b.p.	1,247
	-50	b.p.	1,334

Inflation rate	+50	b.p.	1,316
	-50	b.p.	1,263

Demographic assumptions - actuarial			DBO

Wage increases	+50	b.p.	1,289
	-50	b.p.	1,289

Probability of termination of the employment relationship	+50%		1,281
	-50%		1,300

Change in amount of advanced TFR provision	+50%		1,287
	-50%		1,292

9.2 Deferred tax liabilities

The amount shown in the table corresponds to the balance sheet amount for the payable for deferred taxes calculated on the basis of temporary differences between the balance sheet figures and the corresponding amounts recognised for tax purposes.

Already last year, the prudential measurement of the tax assets took into account of provisions introduced by the Stability Law for the year 2016 (Law 208 of 28 December 2015, Article 1, paragraph 61), which reduced the IRES tax rate from 27.5% to 24% with effect from 1 January 2017.

Deferred taxes are determined on the basis of tax rates that correspond to those that will be applied at the time these differences are reversed.

	31/12/16	31/12/15
Opening balance	373	424
Tax recognised to Income Statement	4	(51)
Tax charged to equity	309	—
Final balance	686	373

The following table details the changes in deferred taxes during the period under review.

	31/12/16		31/12/15
	Amount		Amount
	of		of
	temporary	Tax	temporary	Tax
	differences	effect	differences	effect

Liabilities for deferred taxes on:
Provision for bad debts	26	6	26	6
Tangible fixed assets	1	—	2	1
Hedging reserve IRS	1,287	309	—	—
Post-employment benefit plans	1,545	371	1,527	366
Total deferred tax liabilities	2,859	686	1,555	373

See Income taxes for the period for a description of major changes.

9.3 Financial payables and liabilities

The item is broken down as follows:

		Balance at 31/12/16
		Due
		from 1 to 5	over 5	Balance
	Total	years	years	31/12/15
Bond issue 01/02/2010	—	—	—	297,993
Bond issue 24/10/2013	371,697	371,697	—	370,753
Unsecured loans
Intesa Sanpaolo - 30/06/2016	148,574	148,574	—	—
Unicredit - 31/10/2016	49,194	49,194	—	—
Mediobanca - 18/11/2016	98,448	5,000	93,448	—
BNL - 02/12/2016	99,511	99,511	—	—
Mediobanca drawdown of 24/07/12	—	—	—	98,915
Mediobanca drawdown of 24/10/12	—	—	—	98,936
Other Derivatives
Third party forward derivatives	—	—		2,440
Forward derivatives with subsidiaries	15,554	15,554		904
Collar on interest rates	—	—	—	3,231
Third-party IRS	578	578	—	—
Total	783,556	690,108	93,448	873,172

The item amounts to a total of EUR 783,556 thousand, decreasing by EUR 89,616 thousand compared to the previous year.

Comments on its composition are provided below.

The corporate bond issued on 24 October 2013 and maturing 24 January 2019, for a total nominal amount of EUR 375,000 thousand, recognised at amortised cost based on an internal rate of return of 5.42%. The bond issued in February 2010 and repaid on 1 February 2017, for a total notional amount of EUR 300,000 thousand, was reclassified to Other Financial Liabilities.

On 8 April 2016, Mediaset S.p.A. repaid residual amounts and extinguished in advance the notional EUR 400,000 loan negotiated in 2011 with Mediobanca S.p.A. The relative hedging instruments (interest rate collars) were also terminated.

On 30 June 2016, a loan agreement was entered into with Intesa Sanpaolo S.p.A, maturing on 30 June 2020, for a total amount of EUR 250,000 thousand, of which EUR 150,000 thousand was granted as an amortised cost term loan, and EUR 100 thousand was granted as a revolving credit facility.

For this agreement, monitoring of the following financial covenants is required:

•                  net financial position/EBITDA less than 2, to be monitored every six months on the basis of Mediaset consolidated data.

To date, these requirements have been met.

On 29 September 2016, a loan agreement was entered into with Unicredit S.p.A., maturing on 29 September 2021, for a total of EUR 200,000, all of which was granted as an amortised cost term loan. As at 31 December 2016, EUR 50 thousand was drawn from the loan.

For this agreement, monitoring of the following financial covenants is required:

•                  a Debit Cover Ratio of less than 2, to be monitored every six months on the basis of Mediaset consolidated data;

•                  a Debit Equity Ratio of less than 2, to be monitored every six months on the basis of Mediaset consolidated data.

To date, these requirements have been met.

On 18 June 2016, a loan agreement was entered into with Mediobanca S.p.A, maturing on 18 November 2022, for a total amount of EUR 150,000 thousand, of which EUR 100,000 thousand was granted as an amortised cost term loan, and EUR 50 thousand was granted as a revolving credit facility.

For this agreement, monitoring of the following financial covenants is required:

•                  a Debit Cover Ratio of less than 2, to be monitored every six months on the basis of Mediaset consolidated data;

•                  an Interest Cover Ratio equal to or greater than 10, to be monitored every six months on the basis of Mediaset consolidated data.

To date, these requirements have been met.

On 2 June 2016, a loan agreement was entered into with Banca Nazionale del Lavoro S.p.A for a total amount of EUR 150,000 thousand, of which EUR 100,000 thousand was granted as an amortised cost term loan maturing on 1 June 2020, and EUR 50 thousand was granted as a revolving credit facility, maturing on 2 December 2021.

For this agreement, monitoring of the following financial covenants is required:

•                  a Leverage Ratio of less than 2, to be monitored every six months on the basis of Mediaset consolidated data;

•                  a Debit Equity Ratio of less than 2, to be monitored every six months on the basis of Mediaset consolidated data.

To date, these requirements have been met.

In July and September 2016, three new interest rate swaps were negotiated for a total amount of EUR 225,000 thousand, of which EUR 150,000 thousand is designated as a hedge on the term loan entered into with Intesa Sanpaolo and EUR 75,000 thousand is designated as a pre-hedge on the loan with Unicredit S.p.A.

For the loans, as well as the credit facilities, any breach of financial covenants will require Mediaset S.p.A. to repay all amounts drawn down.

For all the loans, the first dates for revision of the rate during 2017 are the following:

•                  27 January 2017 for the Unicredit loan of 29 September 2016, for drawdowns as at 31 October 2016;

•                  22 February 2017 for the Mediobanca loan of 18 November 2016;

•                  29 March 2017 for the 1/2016 Intesa Sanpaolo loan of 30 June 2016.

The interest rate on the Banca Nazionale del Lavoro loan will not be revised as it is a fixed-rate loan.

The table below shows the effective interest rates (IRR) and financial charges recognised in the income statement for the loans, and the fair value of the loans calculated using the market rates at year end.

		Financial
	IRR	charges	Fair value
Intesa Sanpaolo Loan 1/2016-30/06/2016	0.83%	621	154,082
Unicredit Loan - 31/10/2016	0.99%	82	105,655
Mediobanca Loan - 18/11/2016	1.38%	138	51,994

9.4 Provisions for risks and charges

The amounts and changes in these provisions are as follows:

	Opening
	balance at			Financial	Final balance
	01/01/16	Provisions	Drawdowns	expenses	at 31/12/16
Provisions for risks	43	16	(43)	—	16
TOTAL	43	16	(43)	—	16

Provisions for non-current risks, amounting to EUR 16 thousand, includes the following types of risk, whose movements are detailed below:

	Opening balance			Final balance at
Type	at 01/01/16	Allocation	Use	31/12/2016
Legal	43	16	(43)	16

Total	43	16	(43)	16

The provisions for risks and charges consist of the non-current portion of lawsuits seeking compensation for damages and disputes pending at year-end.

10. Current liabilities

10.1 Financial payables

Financial payables are broken down as follows:

		Balance at 31/12/16 Due
		within 1	from 1 to 5	over 5	Balance
	Total	year	years	years	31/12/15
Financial liabilities due to banks	37,295	37,295	—	—	4,931
Credit facilities	116,000	116,000	—	—	86,000
Unsecured loans
Intesa Sanpaolo 01/2016—30/16/2016	1,156	1,156	—	—	—
Unicredit 31/10/2016	388	388	—	—	—
Mediobanca drawdown of 24/07/12	—	—	—	—	1,250
Mediobanca drawdown of 24/10/12	—	—	—	—	1,250
Mediobanca 18/11/2016	1,291	1,291	—	—	—
BNL 02/12/2016	349	349	—	—	—
Total	156,479	156,479	—	—	93,431

The item, amounting to a total of EUR 156,479 thousand, rose by EUR 63,048 thousand compared to the previous year and mainly relates to the item Short-term Credit Facilities outstanding as at 31 December 2016. These facilities are at floating interest rates and relate to very short-term advances that mature within a year by contract and are renewable. The Company believes that their fair value corresponds to their carrying amount. As at 31 December 2016, 63.9% of the credit facilities available were committed.

The amount shown under unsecured loans relates to the current portion of loan agreements entered into in 2016 with Mediobanca, Unicredit, Banca Nazionale del Lavoro and Intesa Sanpaolo. The amounts shown in the table represent the interest accrued as at 31 December 2016.

10.2 Trade payables

		31/12/16
		Due
		within 1	from 1 to 5	over 5
	Total	year	years	years	31/12/15
Due to suppliers	1,627	1,627	—	—	1,692
Due to subsidiaries	383	383	—	—	508
Due to affiliates	9	9	—	—	9
Due to holding companies	26	26	—	—	43
Total	2,045	2,045	—	—	2,252

The item amounts to a total of EUR 2,045 thousand, showing a drop of EUR 207 thousand compared to the previous year.

Details of the items are provided below.

Due to suppliers

The item amounts to a total of EUR 1,627 thousand, showing a drop of EUR 66 thousand compared to the previous year.

The item refers to supplies relating to:

•                  consultants and external staff totalling EUR 976 thousand;

•                  EUR 651 thousand for other costs.

There were no payables due beyond 12 months.

The fair value of the payables is believed to approximate their carrying amount.

10.3 Provisions for risks and charges

The amounts and changes in these provisions are as follows:

	Opening balance at			Financial	Final balance
	01/01/16	Provisions	Drawdowns	expenses	at 31/12/16
Provisions for current risks	51	50	—	—	101

Total	51	50	—	—	101

he Provisions for current risks, amounting to EUR 101 thousand, include the following types of risk, whose movements are detailed below:

	Opening balance at			Final balance at
Type	01/01/2016	Allocation	Use	31/12/2016
Legal	30			30
Personnel	21	50		71
Total	51	50	0	101

This item includes the potential losses and contingent liabilities that would presumably be incurred within 12 months, and shows an increase of EUR 50 thousand compared to the previous year.

On 18 October 2016 the Court of Cassation acquitted the Chairman and the Deputy Chairman and Chief Executive Officer of Mediaset on tax fraud charges, overturning the ruling of the Milan Court of Appeal of 17 March. The repeal without remand of the Court of Appeal ruling attributes final effectiveness to the first-instance ruling of the Court of Milan of 8 July 2014, which acquitted the Chairman and the Deputy Chairman and Chief Executive Officer on the grounds that “their conduct does not constitute a crime”.

10.5 Intercompany financial payables

This item reflects current account relationships maintained with subsidiaries and joint ventures.

For the conditions that apply to intercompany loans issued, see the comments in the asset section under item 6.5 Intercompany financial receivables.

Intercompany financial payables to subsidiaries

	31/12/16	31/12/15
Videotime S.p.A	57,484	60,679
Media4commerce S.p.A.	4,659	1,308
Medusa Film S.p.A.	144,073	116,347
Publieurope Ltd.	42,422	36,316
Publitalia ‘80 S.p.A.	181,122	164,560
Digitalia ‘08 S.r.l.	17,218	18,400
Promoservice Italia S.r.l.	10,278	9,401
Elettronica Industriale S.p.A.	43,486	25,255
Mediaset Premium S.p.A.	—	32,425
Virgin Radio Italy S.p.A.	68	—
Total	500,810	464,691

Intercompany payables to associates and joint ventures

	31/12/16	31/12/15
Fascino Prod. Gest. Teatro S.r.l.	22,351	14,546
Boing S.p.A.	2,711	—
Total	25,062	14,546

Net Financial Position

At 31 December 2016, the net financial position of Mediaset S.p.A. compared to the previous year was as follows:

	31/12/16	31/12/15
Cash	10	10
Bank and postal deposits	32,119	26,870
Current securities and financial assets	64	—
Liquidity	32,193	26,879

Financial receivables from subsidiary companies	1,217,182	1,812,709
Financial receivables from subsidiaries	4,924	19,724
Total current financial receivables	1,222,105	1,832,433

Payables to banks	(156,480)	(93,431)
Current payables and financial liabilities	(333,084)	(36,117)
Financial payables to subsidiary companies	(500,810)	(464,691)
Financial payables to associates	(25,062)	(14,546)
Current financial debt	(1,015,436)	(608,785)

Current net financial position	238,863	1,250,527

Receivables and other non-current financial assets	262	—
Non-current financial payables and liabilities	(768,001)	(869,828)
Non-current portion of net financial debt	(767,740)	(869,828)

Net financial position	(528,877)	380,699

The negative balance of the net financial position, amounting to EUR 528,877, shows a drop of EUR 909,576 thousand compared to the previous year.

The items making up the net financial position show a decrease in the net balance of current financial receivables and payables from/to subsidiaries and associates of EUR 656,963 thousand, mainly due to the write-off of EUR 1,000,000 thousand in receivables due from the subsidiary R.T.I. S.p.A., following the subsidiary’s own capitalisation initiative.

Current Financial Debt, showing an increase of EUR 406,651 thousand, includes the current amount of bonds maturing on 1 February 2017 for a total of EUR 313,638 thousand and the current amount of bonds maturing in 2019 for a total of EUR 19,156 thousand, included in Non-current Financial Payables and Liabilities.

During 2016, the Company received dividends from the subsidiary Mediaset España Comunicación S.A. amounting to EUR 84,084 thousand and from the subsidiary Publitalia ‘80 S.p.A. amounting to EUR 30,680 thousand. In turn, the Company paid dividends for a total EUR 22,728 thousand, of which EUR 8,207 thousand to the holding company Fininvest S.p.A.

Further details of these changes are reported in the cash flow statement.

10.6 Other Financial Liabilities

	31/12/16	31/12/15
Bond issue	332,794	34,100

Financial liabilities for non-hedging derivatives
Third party forward derivatives	110	3,282
Forward derivatives with subsidiaries	15,635	12,921
Forward derivatives with associates	3	—
Total	15,748	16,203

Financial liabilities for hedging derivatives
Third-party IRS derivatives	290	—
Third-party interest rate collar derivatives	—	2,017
Total	290	2,017

Total	348,832	52,320

The item amounts to a total of EUR 348,832 thousand, increasing by EUR 296,512 thousand compared to the previous year, and is made up as follows:

•                  a corporate bond amounting to EUR 332,794 thousand, which shows an increase of EUR 298,694 thousand compared to the previous year. The item includes the entire value of the corporate bond issued in 2010 for a nominal amount of EUR 300,000 thousand, maturing in February 2017, and the current amount of interest accruing at 31 December 2016 on the corporate bond issued in 2013 for a total nominal amount of EUR 375,000 thousand, included in the item 9.3 Non-current Financial Payables and Liabilities.

•                  Financial Liabilities for Non-hedging Derivatives, amounting to EUR 15,748 thousand, which shows the negative fair value of foreign exchange derivatives, detailed in the table.

•                  Financial Liabilities for Hedging Derivatives, amounting to EUR 290 thousand (EUR 2,017 thousand at 31 December 2015), which shows the current amount of the fair value of interest rate swaps negotiated in 2016 with Intesa SanPaolo to hedge the interest rate risk associated with the EUR 150,000 thousand loan agreement negotiated during the year with Intesa SanPaolo. Derivative instruments terminated in 2016 included four collar derivatives negotiated in 2012, two with Unicredit S.p.A. and two with Mediobanca S.p.A., to hedge the interest rate risk associated with the two loans taken out during the same year with Mediobanca for a total amount of EUR 200,000 thousand, already reported under non-current financial liabilities.

10.7 Other Current Liabilities

The item is broken down as follows:

	31/12/16	31/12/15
Due to employees for wages and salaries, accrued holiday pay and expenses	790	616
Due to insurance companies	32	41
Due to Shareholders for dividends	4	14
Payables to social security institutions	660	608
Payables to tax authorities	6,023	5,966
Due to Directors	762	674
Due to Statutory Auditors	266	266
Other payables to third parties	142	131
Other payables to subsidiaries	194,287	116,314
Other payables due to associates and joint ventures	349	103
Deferred income	6	149
Total	203,320	124,882

The item amounts to a total of EUR 203,320 thousand, increasing by EUR 78,438 thousand compared to the previous year.

Details of the items are provided below.

Other payables due to subsidiaries and joint ventures

This item, totalling EUR 194,287 thousand, increased by EUR 77,973 thousand and was broken down as follows:

•                  IRES tax payable of EUR 185,212 thousand from the tax consolidation scheme. This amount is owed to subsidiaries that contribute to the Group’s tax burden under national tax consolidation arrangements;

•                  VAT payable of EUR 9,075 thousand transferred by subsidiaries to Mediaset S.p.A. as part of the Group’s VAT procedure.

In December 2016, payables of EUR 3,073 thousand were reimbursed to subsidiaries following receipt on the same date of the refund requested from tax authorities for the deductibility of IRAP tax due on expenses for employees and other staff for 2007.

Payables to tax authorities

The item is broken down as follows:

	31/12/16	31/12/15
Group VAT	5,353	—
Withholding tax on income from employment	570	577
Withholding tax on income from self-employment	33	5
Withholding tax on income from that similar to employment	67	145
Other payables to tax authorities	—	5,239
Total	6,023	5,966

The item amounts to a total of EUR 6,023 thousand, showing an increase of EUR 57 thousand compared to the previous year.

The newly introduced item Group VAT, amounting to EUR 5,353 thousand, shows Group VAT payable for December, totalling EUR 23,970 thousand, net of payments on account of EUR 18,617 thousand.

Other Tax Payables shows a nil figure for the year due to the payment of the final instalment of tax payables for the years 2001-2003, relating to tax litigation connected with the “Mediaset Rights Trial”.

Payables due to employees

The item, amounting to a total of EUR 790 thousand, shows an increase of EUR 174 thousand compared to the previous year and consisted of payables for:

•                  ordinary and extraordinary remuneration, contributions and provisions for annual leave totalling EUR 405 thousand;

•                  fourteenth month bonus salary payments totalling EUR 379 thousand;

•                  other amounts due to employees totalling EUR 6 thousand.

Payables to social security institutions

This item, which amounts to EUR 660 thousand, relates to payables to pension institutions for amounts owed by both the company and employees in relation to December salaries.

This item is broken down as follows:

	31/12/16	31/12/15
Inps	413	377
Inail	12	—
Inpdai/Inpgi	32	30
Fpdac	199	197
Casagit	4	4
Total	660	608

NOTES ON THE MAIN ITEMS OF THE INCOME STATEMENT

(values in EUR thousand)

12. Revenues

12.1 Revenues from sales of goods and services

The item amounts to a total of EUR 4,046 thousand, decreasing by EUR 1,843 thousand compared to the previous year.

Revenue categories are as follows:

	2016	2015
Other services	102	109
Commissions and fees	3,945	5,780
Total	4,046	5,889

Commissions and fees

This item recognises fees on bank guarantees provided in favour of subsidiaries, which rose from EUR 5,780 thousand in 2015 to EUR 3,945 thousand in 2016, of which EUR 3,824 thousand to the indirect subsidiary Mediaset Premium S.p.A., mainly for bank guarantees issued on behalf of UEFA.

Other services

This item amounts to EUR 102 thousand and mainly consists of:

•                  EUR 69 thousand of revenues from the provision of security management services, mainly to the indirect subsidiary EI Towers S.p.A.;

•                  EUR 32 thousand of revenues from the provision of internal audit services to group companies.

Revenues break down as follows:

	2016	2015
Sales of goods and services
Services to Group companies	4,046	5,889
Total	4,046	5,889

All revenues were earned within Italy.

12.2 Other revenues and income

The item breaks down as follows:

	2016	2015
Other revenues	3	3
Unsubstantiated assets	171	46
Other proceeds	131	240
Out of period other revenues and income	75	1,508
Total	379	1,796

The item amounts to a total of EUR 379 thousand, decreasing by EUR 1,417 thousand compared to the previous year, mainly attributable to the item “Out of period other revenuers and income” that in 2015 received the insurance reimbursement of the costs incurred for the “Mediaset Rights Trial”.

Details of the main items are provided below.

Eliminated items

This item amounts to EUR 171 thousand and mainly consists of the elimination of contractual payables due to suppliers that have expired.

Other income

This item amounts to EUR 131 thousand and consists of:

•                  EUR 46 thousand of income from the lease of the property located in Rome to the holding company Fininvest S.p.A.;

•                  EUR 50 thousand of income from the use of the trademark by the subsidiary Mediaset España Comunicación S.A.;

•                  EUR 35 thousand from other income from third parties.

Out of period other revenues and income

•                  The item amounts to EUR 75 thousand and refers primarily to insurance refunds of legal expenses incurred for criminal trials.

13. Costs

13.1 Personnel expenses

The table below provides a comparison of the number of employees at 31 December 2016 and 31 December 2015.

	Dipendenti al	Media	Dipendenti al
	31/12/16	esercizio 2016	31/12/15
Executives	20	20	20
Middle managers	22	22	23
Office-workers	23	23	24
Journalists	2	2	2
	67	67	69

Personnel expenses are broken down in the table below:

	2016	2015
Wages and salaries	10,120	10,071
Social security charges	2,522	2,494
Other personnel expenses	4,939	4,276
Ancillary personnel expenses	612	649
Out of period (income)/costs on personnel expenses	18	(78)
Recovery of personnel expenses	(128)	(131)
Total	18,083	17,282

The item amounts to a total of EUR 18,083 thousand.

Details of the main items are provided below.

Wages and salaries

The item amounts to a total of EUR 10,120 thousand, of which:

•                  EUR 8,838 thousand of ordinary and extraordinary remuneration;

•                  EUR 1,253 thousand of other costs for allocations of 13th month and 14th month bonuses and provisions for annual leave;

•                  EUR 29 thousand for attendance allowances.

Other personnel expenses

The item amounts to a total of EUR 4,939 thousand and is made up as follows:

•                  EUR 2,766 thousand of remuneration for employee directors;

•                  EUR 874 thousand for incentive plans for employees and EUR 657 thousand of other costs for leaving incentives awarded to resigning employees;

•                  EUR 642 thousand of employee leaving entitlement expenses due to realignment of uses;

Social security charges

The item amounts to a total of EUR 2,522 thousand, of which:

•                  EUR 2,200 thousand of contributions accrued on salaries and wages;

•                  EUR 322 thousand of other costs for contributions accrued on 13th month and 14th month bonuses, provisions for annual leave, and INAIL (National Workers’ Compensation Institute).

13.2 Purchases

The item is broken down as follows:

	2016	2015
Various consumables	115	124
Out of period purchases	—	1
Total	115	125

13.5 Services

The item breaks down as follows:

	2016	2015
Maintenance and repairs	19	22
Transport and storage	19	15
Consultants and external staff	4,803	2,144
Utilities and logistics	249	240
Advertising, public relations and entertainment	560	526
Costs for insurance services	738	657
Travel and expense accounts	312	301
EDP and administrative service costs	1,082	1,045
Fees to Directors and Statutory Auditors	984	2,526
Bank charges and commissions	3,463	4,882
Other services	496	477
Out of period (income)/expenses on services	100	34
Recovery of service expenses	(955)	(40)
Arrotondamenti	—	(1)

Total	11,870	12,828

The item amounts to a total of EUR 11,870 thousand, decreasing by EUR 958 thousand compared to the previous year.

Details of the items are provided below.

Fees to Consultants and external staff

The item amounts to a total of EUR 4,803 thousand, showing an increase of EUR 2,659 thousand compared to the previous year, and mainly consists of:

•                  EUR 2.159 thousand for legal services;

•                  EUR 1,670 thousand for other professional services;

•                  EUR 642 thousand for appraisals and certifications.

The costs for auditing services amount to EUR 511 thousand. The cost for certification services for Income Tax Return, IRAP tax and 770 declaration amounts to EUR 5 thousand.

Other services totalling EUR 10 thousand were provided by companies belonging to the auditor’s network.

Bank charges and commissions

The item amounts to a total of EUR 3,463 thousand, showing a decrease of EUR 1,419 thousand compared to the previous year, and is made up as follows:

•                  EUR 3,124 thousand of expenses and fees on bank guarantees on behalf of subsidiaries, of which EUR 3,036 thousand relating to the bank guarantees taken out with various agent banks in favour of UEFA;

•                  EUR 340 thousand of bank charges and fees.

EDP and administrative service costs

This item amounts to EUR 1,082 thousand and consists of the following costs:

•                  EUR 801 thousand for administration services;

•                  EUR 209 thousand for EDP services;

•                  EUR 72 thousand for other costs.

Fees to Directors and Statutory Auditors

The item amounts to a total of EUR 984 thousand, showing a drop of EUR 1,542 thousand compared to the previous year. The item includes remuneration paid to Directors of EUR 717 thousand (EUR 2,260 thousand in 2015) and to Statutory Auditors of EUR 266 thousand (EUR 266 thousand in 2015).

Recovery of service expenses

The item, totalling EUR 955 thousand, shows an increase of EUR 915 thousand compared to the previous year and refers primarily to the recovery of consultancy fees incurred on behalf of Group’s subsidiaries.

13.6 Leasing and rentals

The item breaks down as follows:

	2016	2015

Leases and rentals	1,177	1,214
Royalties	567	567
Out of period (income)/expenses on utilization	(9)	(51)
Total	1,735	1,730

The item amounts to a total of EUR 1,735 thousand, increasing by EUR 5 thousand compared to the previous year.

The item mainly includes:

•                  EUR 1,177 thousand of costs for leases and rentals, of which EUR 595 thousand relating to the subsidiary R.T.I. S.p.A. and EUR 188 thousand relating to the holding company Fininvest S.p.A.;

•                  EUR 567 thousand of costs for royalties for the use of the Fininvest brand name.

13.7 Provisions

The item breaks down as follows:

	2016	2015
Provisions for risks	24	(6,102)
Total	24	(6,102)

The item amounts to EUR 24 thousand, decreasing by EUR 6,126 thousand compared to the previous year. More details are provided in the note on the item “Provisions for Risks and Charges”.

13.8 Sundry operating costs

The item breaks down as follows:

	2016	2015
Sundry tax charges	189	140
Out of period (income)/expenses on sundry operating costs	63	1
Other operating expenses	1,153	1,155
Out of period other operating expenses	14	23
Recovery of other operating expenses	(14)	(23)
Total	1,404	1,296

The item amounts to a total of EUR 1,404 thousand.

The main item Other Operating Expenses, amounting to EUR 1,153 thousand, is made up of costs of:

•                  EUR 629 thousand for membership fees;

•                  EUR 175 thousand for donations;

•                  EUR 174 thousand for subscriptions and magazines;

•                  EUR 130 thousand for sundry transactions and settlements;

•                  EUR 45 thousand of other operating costs.

13.9 Depreciation, amortisation and write-downs

This item refers to depreciation of tangible assets and amortisation of intangible assets.

	2016	2015
Depreciation of tangible assets	36	37
Total	36	37

15. (Expenses)/income from financial investments

15.1 Financial expenses

This item is broken down as follows:

	2016	2015
Interest expense on Mediaset c/a to subsidiaries	281	2,013
Interest expense on Mediaset c/a to associates and joint ventures	7	40
Interest expense on current accounts	1	1
Interest expense on short term loans	86	83
Interest expense on IRS	205	—
Interest expense on IRR	1,642	2,725
Interest expense on Bond issue	35,864	35,748
Ancillary costs on loans	5,997	5,895
Costs for CALL and PUT options on shares	33,005	—
Realised exchange losses	100,223	118,331
Valuation exchange losses	80,173	53,277
Other charges	8,915	1,218
Total	266,397	219,331

The item amounts to a total of EUR 266,397 thousand, increasing by EUR 47,066 thousand compared to the previous year.

Details of the items are provided below.

Interest due on Bond issue

This item amounts to EUR 35,864 thousand and represents the interest accrued as at 31 December 2016 on two bonds issued in 2010 and 2013 for an overall nominal amount of EUR 675,000 thousand.

Costs for call and put options on shares

Newly introduced, the item amounts to EUR 33,005 thousand and shows costs incurred through hedging transactions connected with the Mediaset Premium - Vivendi deal. On 11 April 2016, Mediaset acquired 3 put option contracts with three different counterparties - Credit Siusse, JP Morgan and BNP Paribas. The amount stated shows the premiums paid in relation to the value of the underlying shares and their reference price.

Other charges

The item amounts to a total of EUR 8,915 thousand, increasing by EUR 7,697 thousand compared to the previous year. The item consists mainly of:

•                  charges realised on interest rate collar derivatives totalling EUR 7,046 thousand, of which EUR 6,582 thousand refers to the early termination of collar contracts on 8 April 2016;

•                  the ineffective part, totalling EUR 1,830 thousand, of the fair value at 31 December 2016 of three interest rate swap contracts negotiated during the year.

Transaction costs on loans

The item amounts to a total of EUR 5,997 thousand, increasing by EUR 102 thousand compared to the previous year. This item represents the costs attributable to fees both for the utilisation and non-utilisation of the medium/long-term loans.

The most significant amounts are as follows:

•                  EUR 2,285 thousand with Intesa Sanpaolo;

•                  EUR 2,586 thousand with Mediobanca;

•                  EUR 1,025 thousand with Banca Unicredit;

•                  EUR 101 thousand with B.N.L.

Interest due on IRR

The item amounts to EUR 1,642 thousand, decreasing by EUR 1,083 thousand compared to the previous year. The item comprises the interest on loans calculated using the amortised cost method, of which:

•                  EUR 930 thousand was due to Mediobanca;

•                  EUR 620 thousand was due to Intesa Sanpaolo;

•                  EUR 82 thousand due to Unicredit;

•                  EUR 10 thousand due to B.N.L.

Interest due on short term loans

The item amounts to EUR 86 thousand, decreasing by EUR 3 thousand compared to the previous year.

The item mainly consists of interest accrued on short-term loans with:

•                  Banca Nazionale del Lavoro, amounting to EUR 36 thousand;

•                  Banca Popolare di Bergamo, amounting to EUR 18 thousand;

•                  Banca Unicredit, amounting to EUR 14 thousand;

•                  Banca Intesa Sanpaolo, amounting to EUR 11 thousand;

•                  Banca Popolare di Sondrio, amounting to EUR 7 thousand.

Foreign exchange gains and losses

The overall result for the year from foreign exchange gains and losses and those from valuation was a loss of EUR 1 thousand (losses of EUR 5 thousand at 31 December 2015). This reflects the outcome from hedging foreign exchange risk, by entering into trading contracts with third parties, the subsidiaries R.T.I. S.p.A., Media4commerce S.p.A., Videotime S.p.A., Mediaset Premium S.p.A. and the joint venture Boing S.p.A., which give rise to this risk. Pursuant to IAS 39, these contracts cannot be classified as hedging contracts; therefore, their changes in fair value are recognised in the income statement.

15.2 Financial income

This item is broken down as follows:

	2016	2015
Interest income on Mediaset c/a from subsidiaries	72,824	69,640
Interest income on Mediaset c/a from associates and joint ventures	747	476
Interest income on bank current accounts	3	41
Income on share options from subsidiaries	24,786	—
Realised exchange gains	100,331	118,332
Gains on currency re-valuation	80,066	53,271
Other financial income	343	531
Out of period (income)/expenses on financial income	34	17
Total	279,135	242,309

The item amounts to a total of EUR 279,135 thousand, showing an increase of EUR 36,826 thousand compared to the previous year.

The newly introduced item Income on Share Options from Subsidiaries, amounting to EUR 24,786 thousand, shows income from the subsidiary R.T.I. S.p.A. on a hedging transaction connected with the Mediaset-Vivendi deal. On 11 April 2016, the Company sold a put option to the subsidiary against the payment of a premium equal to 3.70% of the value of the shares at the reference price.

The item Other financial income, amounting to EUR 343 thousand, mainly includes the value of the ineffective portion of valuations of derivatives for interest rate collars.

The table below shows financial income and expenses broken down into the categories required by IAS 39 and other categories not required, both for the current and previous year.

IAS 39 categories	31/12/16	31/12/15
Liabilities at amortised cost	(44,071)	(46,507)
Receivables and loans	73,574	70,157
Financial instruments held for trading	(16,770)	(1,022)
	12,733	22,628
Other financial income and charges	4	350
Total	12,737	22,978

15.3 Income/(losses) from equity investments

Dividends from subsidiaries

During the year, dividends were received from the subsidiaries Mediaset España Comunicación S.A. and Publitalia ‘80 S.p.A. for a combined total of EUR 114,764 thousand, compared to EUR 49,018 thousand in 2015, as shown in the table below:

	2016	2015
Mediaset España Comunicación S.A.	84,084	21,978
Publitalia ‘80 S.p.A.	30,680	27,040
Total	114,764	49,018

Other income/(expenses) from equity investments

	2016	2015
Provisions for write-downs to equity investments in subsidiaries	(251,749)	—
Total	(251,749)	—

The newly introduced item shows an expense of EUR 251,749 thousand in relation to the write-down of the equity investment in the subsidiary R.T.I. S.p.A.

16. Income taxes for the year

	2016	2015
Charges/(proceeds) for IRES from tax consolidation	(2,464)	(51)
Provision for deferred IRAP tax liabilities	(170)	255
Total current taxes	(2,634)	204
Provision for deferred tax liabilities	4	3
Utilization of deferred tax liabilities	0	(54)
Total deferred tax liabilities	4	(51)
Utilization of credit from deferred tax assets	725	2,142
Deferred tax assets	(199)	(180)
Total deferred tax assets	526	1,963
Total	(2,104)	2,116

The item income taxes for the period is broken down as follows:

•                  IRES tax income from tax consolidation amounting to EUR 2,464 thousand, made up of EUR 2,420 thousand of IRES tax income for the year plus EUR 44 thousand of IRES tax income for previous years;

•                  a provision for IRAP tax totalling EUR 255 thousand, including EUR 170 thousand in adjustments to IRAP for previous years;

•                  a provision for deferred taxes of EUR 4 thousand;

•                  a drawdown for advances of EUR 526 thousand, made up of a drawdown of EUR 725 thousand, less provisions of EUR 199 thousand.

19.                               Investment commitments and guarantees

Bank guarantees given

The Company took out bank guarantees on behalf of subsidiaries, associates and third parties. Mediaset S.p.A. is obliged to guarantee a total amount of EUR 349,181 thousand (EUR 576,232 thousand at 31 December 2015). The bank guarantees issued in favour of subsidiaries include those issued on behalf of the subsidiary Mediaset Premium S.p.A. for a total of EUR 340,500 thousand with the Union of European Football Associations (UEFA) as the beneficiary.

Mediaset S.p.A. also undertook a commitment with the Serie A League and on behalf of the indirect subsidiary Mediaset Premium S.p.A. to guarantee the payment of fees arising from contracts relating to the matches of the TIM Serie A Championship for the 2016-2017 and 2017-2018 seasons up to the amount of EUR 889,005 thousand plus VAT.

Forward financial transactions

Mediaset S.p.A. works directly with institutional counterparts to hedge its exchange rate risk and that of its subsidiaries and associates.

The Mediaset Group’s business structure clearly highlights the central role of commercial television operations. This results in the need to deal with the leading international producers of films and sport events to purchase television broadcasting rights (quantified mainly in foreign currency such as USD), exposing the Group to market risks in relation to fluctuations in exchange rates.

Financial derivative contracts are used to reduce these risks, as illustrated below.

The Mediaset Group has substantially centralised its treasury operations in Mediaset S.p.A., which operates on both the domestic and international markets.

The Board of Directors of Mediaset S.p.A. has approved a financial risks policy which establishes that the Finance Division shall quantify the maximum limits of exchange rate and interest rate risk that may be taken on, and defines the characteristics of suitable counterparts.

The commitments, amounting to EUR 1,617,196 thousand (EUR 2,013,472 thousand at 31 December 2015), relate to currency transactions to hedge exchange rate risk.

Lastly, we note that the derivatives entered into with third parties to hedge exchange rate risk are to be considered equivalent to those entered into with the individual subsidiaries R.T.I. S.p.A., Media4commerce S.p.A., Videotime S.p.A., Medusa Film S.p.A., and Mediaset Premium S.p.A., and the joint venture Boing S.p.A..

Other information

Interest rate hedging derivatives (interest rate swaps) include three contracts entered into during 2016 to hedge two medium/long-term loans taken out with Banca Intesa Sanpaolo and Unicredit.

20.                               Disclosures on financial instruments and risk management policies

Classes of financial instruments

The breakdown of financial assets and liabilities required by IFRS 7 in the categories established by IAS 39 are illustrated below, both for the current and previous years.

2016

IAS 39 categories
	Financial
	instruments
	at fair value	Receivables and	Book
BALANCE SHEET ITEMS	held for trading	loans	value	Notes
NON-CURRENT ASSETS
Other financial assets
Hedge derivatives	262	—	262	5.6
non-hedge derivatives - third parties	15,554	—	15,554	5.6
Financial receivables	—	158	158	5.6
CURRENT ASSETS
Trade receivables
Customers	—	9	9	6.2
Mediaset Group companies	—	999	999	6.2
Current financial assets
Designated hedge derivatives - third parties	64	—	64	6.6
non-hedge derivatives - third parties	15,532	—	15,532	6.6
non-hedge derivatives - subsidiaries	110	—	110	6.6
Cash and cash equivalents
Bank and postal deposits	—	32,119	32,119	6.7
Cash in hand	—	10	10	6.7
Intercompany financial receivables - subsidiaries	—	1,217,182	1,217,182	6.5

Intercompany financial receivables - joint ventures	—	4,924	4,924	6.5

TOTAL FINANCIAL ASSETS	31,522	1,255,400	1,286,922

IAS 39 categories
	Financial	Liabilities
	instruments	at amortised	Book
BALANCE SHEET ITEMS	held for trading	cost	value	Notes
NON-CURRENT LIABILITIES
Financial payables and liabilities
Banks	—	395,726	395,726	9.3
Bond issues	—	371,697	371,697	9.3
Hedge derivatives	579	—	579	9.3
non-hedge derivatives - subsidiaries	15,554	—	15,554	9.3
CURRENT LIABILITIES
Payables to banks
Payables to banks	—	40,480	40,480	10.1
Credit facilities	—	116,000	116,000	10.1
Trade payables due to:
Suppliers	—	1,627	1,627	10.2
Mediaset Group companies	—	383	383	10.2

Fininvest and Mediolanum Group companies	—	34	34	10.2
Other financial liabilities
Bond issues	—	332,794	332,794
Hedge derivatives - third parties	290	—	290	10.6
non-hedge derivatives - third parties	110	—	110	10.6

non-hedge derivatives - subsidiaries/joint ventures	15,638	—	15,638	10.6
Intercompany financial payables - subsidiaries/joint ventures	—	525,872	525,872	10.5
TOTAL LIABILITIES	32,171	1,784,613	1,816,785

2015

IAS 39 categories
	Financial
	instruments
	at fair value
	held for	Receivables	Book
BALANCE SHEET ITEMS	trading	and loans	value	Notes
NON-CURRENT ASSETS
Other financial assets
Non hedge derivatives - subsidiaries	2,440	—	2,440	5.6
Non hedge derivatives - third parties	904	—	904	5.6
Financial receivables	—	158	158	5.6
CURRENT ASSETS
Trade receivables
Customers	—	7	7	6.2
Mediaset Group companies	—	1,526	1,526	6.2
Current financial assets
Non hedge derivatives - third parties	12,917	—	12,917	6.6
Non hedge derivatives - subsidiaries	3,280	—	3,280	6.6
Cash and cash equivalents
Bank and postal deposits	—	26,870	26,870	6.7
Cash in hand	—	10	10	6.7
Intercompany financial receivables - subsidiaries	—	1,812,709	1,812,709	6.5

Intercompany financial receivables - joint ventures	—	19,724	19,724	6.5

TOTAL FINANCIAL ASSETS	19,541	1,861,004	1,880,545

IAS 39 categories
	Financial
	instruments	Liabilities
	held for	at amortised	Book
BALANCE SHEET ITEMS	trading	cost	value	Notes
NON-CURRENT LIABILITIES
Financial payables and liabilities
Banks	—	197,851	197,851	9.3
Bond issues	—	668,746	668,746	9.3
Hedge derivatives	3,231	—	3,231	9.3
Non hedge derivatives - third parties	2,440	—	2,440	9.3
Non hedge derivatives - subsidiaries	904	—	904	9.3
CURRENT LIABILITIES
Payables to banks
Financial payables	—	7,431	7,431	10.1
Credit facilities	—	86,000	86,000	10.1
Trade payables
Suppliers	—	1,693	1,693	10.2
Mediaset Group companies	—	508	508	10.2

Fininvest and Mediolanum Group companies	—	52	52	10.2
Other financial liabilities
Bond issues	—	34,100	34,100
Hedge derivatives - third parties	2,017	—	2,017	10.6
Non hedge derivatives - third parties	3,282	—	3,282	10.6
Non hedge derivatives - subsidiaries	12,921	—	12,921	10.6
Intercompany financial payables - subsidiaries/associates	—	479,237	479,237	10.5

TOTAL LIABILITIES	24,795	1,475,617	1,500,412

Fair value of financial assets and liabilities, calculation models used and input data used

Below is an analysis of the amounts corresponding to the fair value of the classes of financial instruments broken down based on the methodologies and the models used to calculate them, both for the current and previous years.

Note that the tables do not show those financial assets and liabilities whose fair value cannot be calculated objectively, since their book value is very close to the fair value, and that the fair value of derivatives constitutes the net position between asset and liability values.

The input data used for measurement of fair value at the reporting date, obtained from the infoprovider Bloomberg, were as follows:

•      euro curves for estimating forward rates and discount factors;

•      the ECB spot exchange rates;

•      forward rates calculated by Bloomberg;

•      euribor fixings;

•      quoted CDS (credit default swap) mid spreads of the various counterparties (if available);

•      Mediaset S.p.A. credit spread.

2016

			Mark to Model
	Book		Black&Scholes’s	Binomial		Total fair
	value	Mark to Market	model	model	DCF Model	value	Notes
Financial payables	(398,910)	—	—	—	(411,859)	(411,859)	9.3/10.1
Bond issue	(390,853)	(423,321)			—	(423,321)	9.3/10.6
non-hedge derivatives
Forward contracts - third parties	30,975	—	—	—	30,975	30,975	6.6/10.6
Forward contracts - subsidiaries/joint ventures	(31,082)	—	—	—	(31,082)	(31,082)	6.6/10.6
Hedge derivatives
Interest rate swaps	(542)	—	—	—	(542)	(542)	9.3/10.6

2015

			Mark to Model
	Book		Black&Scholes’s	Binomial		Total fair
	value	Mark to Market	model	model	DCF Model	value	Notes
Financial payables	(200,352)	—	—	—	(203,663)	(203,663)	9.3/10.1
Bond issue	(702,846)	(744,059)			—	(744,059)	9.3/10.6
Non hedge derivatives
Forward contracts - third parties	8,098	—	—	—	8,098	8,098	6.6/10.6
Forward contracts - subsidiaries/joint ventures	(8,104)	—	—	—	(8,104)	(8,104)	6.6/10.6
Hedge derivatives
Third party plain vanilla options	(5,248)	—	—	—	(5,248)	(5,248)	9.3/10.6

The fair value of financial payables was calculated considering the credit spread of Mediaset S.p.A., also including the short-term portion of medium/long-term loans.

The fair value of the two Luxembourg-listed bonds was determined using the market price at 31 December 2016, including the interest accrued, as shown below:

•      Bonds maturing in 2019 - Market Price EUR 112.89.

The fair value of securities that are not listed on an active market and of trading derivatives is calculated by using the measurement models and techniques most widely adopted in the market, or by using the price supplied by several independent counterparts.

The fair value of trade receivables and payables due within the financial year has not been calculated, since their carrying amount is very close to the fair value. As a result, the carrying amount stated for the receivables and payables for which the fair value was calculated, also includes the portion due within

12 months from the reporting date. The calculation of the fair value of trade receivables only takes account of creditworthiness of the counterparty when there is market information that can be used for its determination. With regard to trade payables, fair value has been adjusted taking into account the creditworthiness of Mediaset S.p.A..

The fair value of financial payables due within the financial year has not been calculated, since their carrying amount is very close to the fair value. As a result, the carrying amount of those payables for which the fair value was calculated also includes the portion due within 12 months from the reporting date.

In addition, the table does not include financial assets and liabilities for which the fair value cannot be objectively calculated.

The financial assets and liabilities posted in the financial statements at fair value have also been classified based on the fair value hierarchy established by the accounting standard:

Level I: listed prices on active markets for identical instruments;

Level II: variables other than listed prices in active markets that may be observed either directly (as in the case of prices) or indirectly (derived from the prices);

Level III: variables that are not based on observable market values.

BALANCE SHEET ITEM	Book value	level I	level II	level III	Fair Value	Notes
Derivatives not designated as cash flow hedges:
-Forward contracts - third parties	30,975		30,975		30,975	6.6/10.6
-Forward contracts - subsidiaries/joint ventures	(31,082)		(31,082)		(31,082)	6.6/10.6
Derivatives for cash flow hedge:
-Interest rate swaps	(542)		(542)		(542)	9.3/10.6

The company has identified only two levels of hierarchy for instruments measured at fair value, as it uses valuation models that are based on observable market values.

Financial expenses and income recognised in compliance with IAS 39

Financial expenses and income broken down according to the categories envisaged by IAS 39 are shown below.

2016

	From	At	From Fair	Profit/(loss)	Net
IAS 39 categories	interest	Fair Value	Value reserve	on exchange	profit/(loss)
Financial instruments held for trading	—	(16,761)	—	(9)	(16,770)
Liabilities at amortised cost	(44,082)	—	—	11	(44,071)
Receivables and loans	73,574	—	—	—	73,574
Total IAS 39 categories					12,733

2015

	From	At	From Fair	Profit/(loss)	Net
IAS 39 categories	interest	Fair Value	Value reserve	on exchange	profit/(loss)
Financial instruments held for trading	—	(1,019)	—	(2)	(1,021)
Liabilities at amortised cost	(46,504)	—	—	(3)	(46,507)
Receivables and loans	70,157	—	—	—	70,157
Total IAS 39 categories					22,629

Capital management

The objectives of Mediaset S.p.A. regarding the management its capital are aimed at protecting the Group’s ability continue to both guarantee profitability for shareholders, stakeholders’ interests and compliance with covenants, and maintain an optimal capital structure.

Types of financial risks and relating hedging

The Executive Committee of Mediaset S.p.A. has developed specific policies for the management of the Group’s financial risks, aimed at reducing its exposure to exchange rate risks, interest rate risks and liquidity risks the Group is exposed to: in order to optimise the structure of operating costs and the related resources, this activity is centralised within the Parent Mediaset S.p.A., which has been tasked with collecting the information regarding the positions exposed to risk and hedging them, where necessary.

To this end, Mediaset S.p.A. interacts directly with the market and performs control and coordination of financial risks for Group companies. The selection of the financial counterparts focuses on those with a high credit standing while also ensuring a limited concentration of exposures towards them.

Exchange rate risk

Mediaset S.p.A. acts as an intermediary in managing exchange rate risk, for the purpose of eliminating the effects of exchange rate fluctuations, which mainly impact the direct subsidiary R.T.I. S.p.A. as a result of purchases of television broadcasting rights that are mainly carried out in US dollars.

Mediaset S.p.A. collects the information pertaining to the positions of the subsidiary R.T.I. S.p.A. that are subject to exchange rate risk and, once the derivatives are entered into on the market, transfers them to R.T.I. S.p.A. by entering into an intercompany contract at the same terms and conditions.

The type of derivatives mainly used are forward purchases.

Mediaset S.p.A. establishes the accounting treatment for these contracts (with the market and for example with the subsidiary R.T.I. S.p.A.) classifying them as intermediation contracts. Accordingly, these contracts are accounted for by recording the changes in fair value in the income statement as “forex gains and losses realised and forex gains and losses from valuation”, under financial (expenses)/income.

The fair value of forward contracts on currencies is determined as the discounted difference between the notional amount calculated using the contractual forward rate and the notional amount calculated using the forward exchange rate at the reporting date.

No sensitivity analysis has been conducted on exchange rates, as the related activities do not have significant impacts, given that they derive exclusively from intermediation, as previously illustrated. A table of financial derivatives is attached which shows the notional amount of the related contracts.

Interest rate risk

The structure of the Mediaset Group involves the centralisation of all financial resources with the Parent Mediaset S.p.A. through the management of automated daily cash-pooling which all Group companies participate in. The Parent is fully entrusted with obtaining funding from the market by entering into medium/long term loans and formalising committed and uncommitted credit facilities.

The interest rate risk Mediaset S.p.A. is exposed to mainly originates from variable rate financial payables, which expose the company to cash flow risk. The company’s objective is to limit the fluctuation of financial expenses that impact the financial result, limiting the risk of a potential rise in interest rates.

Mediaset S.p.A. manages that risk using financial derivatives contracts entered into with third parties aimed at setting in advance or reducing the variation in cash flows due to the market change in interest rates on medium/long-term debt. The time-frame considered significant for managing interest rate risk has been set at a minimum term of 18 months.

Mediaset S.p.A. adopts hedge accounting from the date the derivative contract is entered into until the date of its extinction or expiry, documenting, by way of the “hedging relationship”, the risk hedged and the purposes of the hedging, periodically checking the hedge effectiveness.

Specifically, the cash flow hedge method set out by IAS 39 is used. The method requires that the lower of the absolute change in the clean fair value of the derivative, i.e., fair value less interest accruals, and the absolute change in the fair value of the underlying is carried in a shareholders’ equity reserve. The difference between that value and the total fair value are carried in profit or loss at every reporting date. Both the fair value and the clean fair value are adjusted to take into account creditworthiness.

The effectiveness test is intended to show the high correlation between the technical and financial characteristics of the hedged liabilities (maturity, amount, etc.) and those of the hedging instrument through the application of specific retrospective and prospective tests, using the dollar off-set and volatility reduction measure methods, respectively.

The fair value of the derivatives (IRS) is measured by discounting future cash flows and adjusting for creditworthiness.

The portfolio of outstanding derivative instruments consists of three interest rate swaps, for which the relative fixed-rate caps, floors and maturity dates are reported below.

	Fixed rate	Floating rate	Floor	Validity	Expiry
Interest Rate Swap - BANCA INTESA - notional EUR 150 million trade date 30/06/2016	-0.02%	Euribor 3M/365	-1.10%	04/07/2016	30/06/2020
Interest Rate Swap - UNICREDIT - notional EUR 50 million trade date 12/09/2016	-0.15%	Euribor 3M/365	-1.10%	31/01/2017	29/09/2021
Interest Rate Swap - UNICREDIT - notional EUR 25 million trade date 26/09/2016	-0.21%	Euribor 3M/365	-1.10%	31/01/2017	29/09/2021

Sensitivity analysis

Sensitivity analysis was conducted on the financial instruments exposed to interest rate risk at the time of the drafting of these Financial Statements. The assumptions upon which the model is based are illustrated below:

•                  Medium-to-long term payables were subject to an asymmetric change of 50 bps upwards and 20 bps downwards at the date of re-fixing of the internal rate of return posted during the year.

•                  Short and medium/long term revolving payables and other current financial items were subject to a recalculation of the amount of financial expenses by applying an asymmetric change of 50 bps upwards and 20 bps downwards to the values posted to the financial statements.

•                  Interest rate swaps were subject to recalculation of the fair value by applying an asymmetric shift of 50 bps upwards and 20 bps downwards to the interest rate curve at the reporting date. The ineffective portion was calculated based on the fair value recalculated using the adjusted interest rate curve.

•                  The change applied was not symmetrical, as a long section of the interest rate curve had negative values.

The table below summarises the changes in profit or loss for the year and in shareholders’ equity, deriving from the sensitivity analysis carried out net of the relevant taxes calculated on the basis of the standard tax rate in force at 31 December 2016:

		Economic	Shareholders’ equity	Total Shareholders’
Years	Variation b.p.	Performance	reserve	equity
2016	50	4,079.9	2,201.1	6,281.0
	-20	-756.3	-2,336.2	-3,092.5
2015	50	4,372.5	1,877.0	6,249.5
	-20	-1,932.4	-43.1	-1,975.5

Credit risk

In relation to financial counterparties other than Group companies, Mediaset S.p.A. does not have significant concentrations of credit risk or solvency risk.

The tables below show that, due to the type of counterparty, the trade and financial receivables due from parties other than Group companies, as well as the related write-downs recorded during the year, are of an immaterial amount.

2016

RECEIVABLES
	Total net	Net overdue amount					Bad
CLASSES	receivables	0-30 days	30-60 days	60-90 days	Over	Total	debt
Trade receivables
Other receivables	9	—	—	—	155	155	156
Receivables due from Mediaset Group companies	999	—	—	—	57	57	—
Total	1,008	—	—	—	212	212	156

Financial receivables
Bank deposits	32,119
non-hedge derivatives - third parties	31,086
non-hedge derivatives - subsidiaries and joint ventures	110
Intercompany financial receivables from joint ventures	4,924
Intercompany subsidiary financial receivables	1,217,182
Total	1,285,421

2015

RECEIVABLES
	Total net	Net overdue amount					Bad
CLASSES	receivables	0-30 days	30-60 days	60-90 days	Over	Total	debt
Trade receivables
Other receivables	7	—	—	—	154	154	156
Receivables due from Mediaset Group companies	1,526	—	—	3	56	59	—
Total	1,534	—	—	3	210	213	156

Financial receivables
Bank deposits	26,870
Non hedge derivatives - third parties	13,821
Non hedge derivatives - subsidiaries and joint ventures	5,721
Intercompany financial receivables from joint ventures	19,724
Intercompany subsidiary financial receivables	1,812,709
Total	1,878,844

The Company has also issued guarantees - primarily unsecured - in the amount of EUR 349,181 thousand (EUR 576,232 thousand at 31 December 2015), of which EUR 347,987 thousand in favour of subsidiaries and associates. These include guarantees for EUR 340,500 thousand issued on behalf of the indirect subsidiary Mediaset Premium S.p.A. in favour of UEFA.

The table below shows changes in the provision for bad debts for both the current and previous years.

	31/12/16	31/12/15
Opening balance	156	156
Final balance	156	156

Liquidity risk

Liquidity risk is related to the difficulty of finding funds to meet commitments.

This may be due to the unavailability of sufficient funds to satisfy financial commitments in accordance with the established terms and due dates in case upon sudden revocation of uncommitted credit lines or in the event that the Company has to settle its financial liabilities before their natural maturity.

As previously mentioned, Group treasury operations are centralised in Mediaset S.p.A., which operates on both the domestic and international markets, using automated daily cash-pooling operations.

The management of the liquidity risk involves:

•                  maintaining a substantial balance between committed and uncommitted credit lines in order to avoid liquidity crises in the event of requests for reimbursement by the lenders;

•                  maintaining an average financial exposure during the year within an amount substantially equal to 80% of the total credit issued by the banks.

•                  the availability of financial assets that can be readily liquidated to meet any cash requirements.

Based on specific orders from Mediaset S.p.A., in order to optimise the management of liquidity, Group companies concentrate the payment dates to almost all its suppliers at the same dates as those of the most significant cash inflows.

The tables below show the Company’s financial obligations, by contract maturity date considering the worst case scenario and at undiscounted values, considering the nearest date when the Company will be asked to make payment and showing the related explanatory notes for each class, for both the current and previous years.

2016

			Time Band
		Book	0-3	4-6	7-12	1-5	Over	Total financial
Balance sheet items		value	months	months	months	years	5 years	flows	Notes
Financial liabilities

Loans and payables due to banks		398,910	1,059	1,323	2,720	318,648	101,470	425,220	9.3/10.1
Bond issue		704,491	334,219	—	2	413,439		747,660	9.3/10.1
Credit facilities and payables due to banks		153,296	116,000	—	—	—	—	116,000	10.1
Payables to suppliers		1,627	1,627	—	—	—	—	1,627	10.2
Payables to Mediaset Group companies		383	383	—	—	—	—	383	10.2
Payables to Fininvest Group and Mediolanum Group Companies		34	34	—	—	—	—	34	10.2
Intercompany financial payables - subsidiaries/joint ventures		525,872	525,872	—	—	—	—	525,872	10.5
Total		1,784,613	979,194	1,323	2,722	732,087	101,470	1,816,796

Derivative instruments
Third party non-hedge derivatives (currency-denominated purchases)	valued at contract exchange rate	(30,975)	371,697			417,226	—	788,923	6.6-10.6
Third party non-hedge derivatives (currency availability)	valued at end-of-period exchange rate	—	(388,333)			(452,486)	—	(840,819)
Non-hedge derivatives - subsidiaries/joint ventures (currency-denominated sale)	valued at contract exchange rate	31,082	(371,709)			(417,226)	—	(788,935)	6.6-10.6
Subsidiary non-hedge derivatives (currency transfer)	valued at end-of-period exchange rate	—	388,453			452,486	—	840,939
(rates risk)		542	113	142	289	1,617		2,161	10.6
Total		649	221	142	289	1,617	—	2,269

2015

			Time Band
		Valore di	Da 0	Da 4	Da 7	Da 1	Oltre	Totale flussi	Note
Voci di bilancio		bilancio	a 3 mesi	a 6 mesi	a 12 mesi	a 5 anni	5 anni	finanziari	esplicative
Passività finanziarie
Finanziamenti e debiti verso banche		200,352	716	674	1,354	206,185		208,929	9.3/10.1
Prestito obbligazionario		702,846	34,221	—	2	747,662		781,885	9.3/10.1
Linee di credito e debiti verso banche		90,931	86,000	—	—	—	—	86,000	10.1
Debiti verso altri fornitori		1,693	1,693	—	—	—	—	1,693	10.2
Debito verso imprese del Gruppo Mediaset		508	508	—	—	—	—	508	10.2
Debito verso imprese del Gruppo Fininvest e del Gruppo Mediolanum		51	51	—	—	—	—	51	10.2
Debiti finanziari infragruppo - contr.te/collegate		479,237	479,237	—	—	—	—	479,237	10.5
Totale		1,475,616	602,426	674	1,356	953,847	—	1,558,304

Strumenti derivati
Derivati non di copertura verso Terzi (acquisti divisa)	valorizzati al cambio contrattuale	(8,098)	318,679	50,703		616,600	—	985,982	6.6-10.6
Derivati non di copertura verso Terzi (disponibilità divisa)	valorizzati al cambio di fine esercizio	—	(318,135)	(61,547)		(640,222)	—	(1,019,903)
Derivati non di copertura verso soc. controllate/collegate a controllo congiunto (vendita divisa)	valorizzati al cambio contrattuale	8,104	(318,694)	(50,703)		(616,600)	—	(985,998)	6.6-10.6
Derivati non di copertura verso soc. controllate/collegate a controllo congiunto (trasferimento divisa)	valorizzati al cambio di fine esercizio	—	318,156	61,547		640,222	—	1,019,924
Derivati designati di copertura rischio tassi verso terzi		5,248	464	495	995	4,186		6,140	10.6
Totale		5,254	470	495	995	4,186	—	6,145

The difference between the book values and the total of the financial flows is mainly due to the interest calculated on the contractual duration of the amounts due to banks. In addition, with reference to loans valued using the amortised cost method, the interest calculation method involves the use of the nominal rate instead of the actual yield rate.

With reference to the section relating to derivatives, the contractual exchange rate means the forward exchange rate set at the date of entry into the contract. The year end rate means the spot rate at the reporting date.

Lastly, the time bands do not include the value of the options whose negative fair value derives exclusively from their time value.

Given that Mediaset S.p.A. engages in trading activities to manage exchange rate risk, the positive cash flows deriving from currency sales to subsidiaries and joint ventures have been included in the table to improve its presentation.

For the Board of Directors

The Chairman

ANNEXES

The following attachments provide additional information with respect to that shown in the Explanatory Notes, of which they constitute an integral part.

•                  Table of derivative instruments at 31 December 2016.

•                  List of equity investments in subsidiaries and associates at 31 December 2016 (Art. 2427 (5) of the Italian Civil Code).

•                  Disclosures pursuant to Article 149-duodecies of the Consob Issuer Regulation.

Table of derivative instruments

at 31 December 2016

(values in EUR thousand)

	Interest rate and debt securities			Exchange rates
Underlying	Notional	Fair Value		Notional	Fair Value
Type of transactions	amount	Pos.	Neg.	amount	Pos.	Neg.
Not listed OTC derivatives	—	—	—	—	—	—
Financial derivatives:
- forward contracts vs. third parties
USD purchases	—	—	—	896.325	31.064	28
USD sales	—	—	—	(10.489)	22	82

- forward contracts vs. third parties
CHF purchases	—	—	—	161	—	—
CHF sales				—	—	—

- forward contracts vs. third parties
GBP purchases	—	—	—	256	—	1
GBP sales				—	—	—

- forward contracts vs. Group
USD purchases	—	—	—	10.473	82	22
USD sales	—	—	—	(896.309)	28	31.171

- forward contracts vs. Group
CHF purchases				—	—	—
CHF sales	—	—	—	(161)	—	—

- forward contracts vs. Group
GBP purchases				—	—	—
GBP sales	—	—	—	(259)	1	—

- IRS	225.000	—	542	—	—	—
Total	225.000	—	542	(3)	31.197	31.304

List of equity investments in subsidiaries and associates

at 31 December 2016 (Art. 2427 (5) of the Italian Civil Code)

(values in EUR thousand)

					Shareholders’ equity		Result for the year						Difference
				Par	Total		Total			Number
		Share		value per	amount	Pro-rata	amount	Pro-rata	%	shareholdings	Carrying	Value as per art.
Name	Head office	capital		share/shareholding	(*)	amount	(*)	amount	Stake	held	amount	2426 (4) of the Civil Code	B-A	B-C
Subsidiaries
Publitalia ‘80 S.p.A.	Milan	Euro	52.000	0,52	98.374	98.374	20.268	20.268	100%	100.000.000	51.134	—	(47.240)	—
R.T.I. S.p.A.	Rome	Euro	500.000	0,52	1.282.470	1.282.470	(520.904)	(520.904)	100%	961.538.475	1.282.470	—	—	—
Mediaset Investment S.a.r.l.	Luxembourg	Euro	50.539	52,00	39.074	39.074	61	61	100%	971.900	37.176	—	(1.898)	—
Mediaset España Comunicación S.A.	Madrid	Euro	168.359	0,50	965.475	484.765	147.201	73.910	50,21%	169.058.846	837.378	—	352.613	—

(*) Financial Statements at 31 December 2016

Disclosures pursuant to art. 149-duodecies of the Consob Issuer Regulation

(values in EUR thousand)

Type of engagement	Entity providing the service	Recipient	Fees for the year 2016
Accounts audit	EY S.p.A.	Holding Company-Mediaset S.p.A.	511
Accounts audit	EY S.p.A.	Subsidiaries	1,119
Accounts audit	Ernst & Young Network	Subsidiaries	351
Certification services	EY S.p.A.	Parent-Mediaset S.p.A. (1)	5
Certification services	EY S.p.A.	Subsidiaries (1)	28
Other services	EY S.p.A.	Subsidiaries	120
Other services	Ernst & Young Financial-Business Advisor	Holding Company-Mediaset S.p.A.	10
Other services	Ernst & Young Financial-Business Advisor	Subsidiaries	131
Other services	Ernst & Young S.L.	Subsidiaries	48
Total			2,323

(1)                                      Certification of Modello Unico and Modello 770 tax returns

MEDIASET SPA

Mediaset S.p.A.

Annual Report 2016

Report of the Statutory Auditors

MEDIASET

MEDIASET S.p.A.

REPORT OF THE BOARD OF STATUTORY AUDITORS TO THE SHAREHOLDERS’ MEETING CALLED FOR THE APPROVAL OF THE FINANCIAL STATEMENTS CLOSED AT DECEMBER 31, 2016 (Pursuant to Article 153 of Italian Legislative Decree 58/)

Dear Shareholders,

The Board of Statutory Auditors is required to report to the Shareholders’ Meeting on the supervisory activity carried out during the year and on any omissions and censurable facts detected, pursuant to Art. 153 of Italian Legislative Decree 58/1998 (TUF) and the Italian Civil Code. The Board of Statutory Auditors may also make comments and proposals regarding the financial statements, their approval, and the matters within its remit.

During 2016, the Board of Statutory Auditors performed its institutional tasks in compliance with the Italian Civil Code, Italian Legislative Decree 58/1998 (TUF), Italian Legislative Decree 39/2010 (Consolidated Law on legal auditing) as amended by Italian Legislative Decree no. 135/2016, and the statutory rules and regulations issued by the Authorities that perform supervisory and control activities, also taking into account the principles of conduct recommended by the Italian National Board of Accountants and Accounting Experts.

Given the foregoing, we provide below the information referred to in Consob Communication DEM 1025564/2001 and its subsequent amendments and additions.

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During the year, the Board of Statutory Auditors performed its activities by carrying out 21 meetings of the Board of Statutory Auditors, with an average duration of approximately 3 hours.

The Board of Statutory Auditors also participated in all 9 meetings of the Board of Directors, the 9 meetings of the Executive Board, the 8 meetings of the Control and Risk Committee, the 5 meetings of the Committee of Independent Directors for Related Party Transactions, the 6 meetings of the Governance and Appointment Committee, and the 6 meetings of the Remuneration Committee.

During the meetings of the Board of Directors and the Executive Committee, during which the most significant economic, equity and financial transactions of Mediaset S.p.A. and subsidiaries were examined, the Board of Statutory Auditors received the information referred to in Art. 150, paragraph 1 of the TUF.

On the basis of the information gained through its supervisory activity, the Board of Statutory Auditors is not aware of any transactions carried out during the year referred to in this report which are not based on the principles of sound administration, not resolved and effected in compliance with the law and the Bylaws, not meeting the interests of Mediaset S.p.A., contrasting with resolutions taken by the Shareholders, manifestly imprudent or risky, lacking the necessary information in the event that the Directors have their own interests, or such as to compromise the integrity of company’s assets.

In particular, our activities were performed through:

• constant vigilance on compliance with the law, the Bylaws, and the principles of sound administration;

• the abovementioned participation in the meetings of the Board of Directors, the Executive Committee and the committees within the Board set up in accordance with the Code of Corporate Governance;

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• periodic meetings with the top management of the Company and its subsidiaries, also in order to obtain information on operating performance and on the most significant equity, financial and economic transactions;

• meetings with the Company’s management aimed at examining specific issues (induction sessions) benefiting both the non-executive directors and the Board of Statutory Auditors;

• analysis of the main aspects of the organizational structure, in order to ascertain its adequacy;

• examining the internal control and risk control system, as well as the administrative and accounting system, in order to ascertain whether it is appropriate and reliable in representing the accounting events correctly;

• examining the action plan and the results of the audits carried out by the Internal Audit function;

• supervising the legal audit of the annual and consolidated accounts and the independence of the audit firm;

• verifying the procedures adopted by the Board of Directors to assess the independence of the Independent Directors;

• verifying the compliance with the independence criteria applied to the Board of Statutory Auditors in accordance with those set out for the directors in the Code of Corporate Governance;

• supervising the procedures related to transactions with related parties;

• examining the instructions given to subsidiaries, including for the purposes of fulfilling the communication obligations;

• periodic exchanges of information with the relevant control bodies of the main subsidiaries and the Supervisory Body referred to in Italian Legislative Decree 231/2001;

• constant consultations with the Executive in charge of drafting the corporate financial statements and the audit firm responsible for the legal audit of the annual accounts and consolidated accounts, Ernst & Young S.p.A.;

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• supervising the financial reporting process.

In compliance with the Consob provisions, we must point out that no omissions, censurable facts, irregularities, or elements of inadequacy in the organizational structure, the internal control system, or the accounting administrative system have emerged from our activity.

In this respect, the Board notes that the Company recently issued an updated procedure regarding “internal dealing” pursuant to Article 19 of Regulation (EU) no. 596/2014 on market abuse, Articles 7 et seq. of the Delegated Regulation (EU) no. 2016/522 and the Implementing Regulation (EU) 2016/523, with a view to regulating, with mandatory effect, the fulfilment, even through a third party, of transactions on financial instruments of the Company by relevant persons and persons closely related to them, as well as the related disclosure.

The Company also upgraded the “Management and Communication of Privileged Information” procedure in order to regulate the internal management and public disclosure of privileged information concerning Mediaset SpA and its subsidiaries and the operation of the list of persons with access to privileged information” referred to in Article 18 of Regulation (EU) no. 596/2014.

Participation in the Control and Risk Committee allowed the Board of Statutory Auditors to coordinate with the activities of the Committee the performance of its functions as “Internal Control and Legal Audit Committee”. In particular, the Board of Statutory Auditors, identified by Art. 19, par. 2 of the Italian Consolidated Law on the legal audit as “Internal Control and Legal Audit Committee”, supervised:

1. Activities of supervision of the financial reporting process

The Board of Statutory Auditors verified the existence of adequate standards and processes safeguarding the process of “preparation” and “dissemination” of the financial information, and considers this process to be adequate.

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The Board of Statutory Auditors reviewed the process that allows the Executive in charge of drafting the corporate and accounting documents, appointed pursuant to Italian Law 262/2005, and the Chairman of the Board of Directors, to issue the certificates requires by Art. 154-bis of the TUF.

The administrative and accounting procedures for preparing the individual and consolidated financial statements and any other financial communication have been prepared under the responsibility of the Appointed Executive who, together with the Chairman of the Board of Directors, certifies its adequacy and effective application. With reference to the impairment test of the recoverable value of cash generating units (CGUs) to which goodwill or other assets of a definite or indefinite useful life are allocated for the purposes of the periodic verification provided for in IAS 36, the Board of Statutory Auditors notes that in Mediaset this is carried out according to a consolidated and structured process, coordinated by the Group’s “Consolidated Financial Statements” function, with the intervention of independent external experts of recognized professionalism. The implementation of the process is also subject to preliminary analysis and discussion at special meetings of the Control and Risk Committee and of the Board of Statutory Auditors. The Board of Statutory Auditors verified that the impairment test process for the 2016 budget was carried out in a manner consistent with the methodology, the indicators and the process, examined by the Board of Directors and, having heard the legal audit firm, with the applicable IFRS principles.

The Board of Statutory Auditors also reviewed the reports prepared by the audit firm Ernst & Young S.p.A., whose activity complements the general framework of the statutory audit functions set forth by law in reference to the financial disclosure process.

Those reports, issued on April 28, 2017, pursuant to Article 14 of Italian Legislative Decree 39/2010, indicate that the Group’s individual financial statements and consolidated financial statements have been prepared in accordance with the IAS/IFRS International Accounting Standards issued by the International Accounting

5

Standards Board and adopted by the European Union, in force on December 31, 2016. Therefore, they are drafted in a clear manner and represent a true and fair view of the equity and financial position, the economic performance, and the cash flows for the year ended December 31, 2016. In addition, in the opinion of the auditor, the Management Report and the information referred to in paragraph 1, subparagraphs (c), (d), (f), (1), (m) and in paragraph 2, subparagraph b) of Art. 123 bis of Italian Legislative Decree 58/1998 (TUF) presented in the Corporate Governance Report are consistent with the financial statements.

2. Supervisory activities on the effectiveness of the internal controls, internal audit, and risk management;

The Board of Statutory Auditors, having taken note of the contents of the Corporate Governance Report regarding the adequacy and effective functioning of the internal control system, periodically met the head of the internal audit function of the Group and reviewed the function’s 2016 report. Based on the activities carried out by the internal audit during 2016, the Mediaset Group’s internal control and risk management system was considered to be working and adequate. With reference to the various Group-level reports by the internal audit function, improvement and corrective action plans have been set up that require a timely compliance with the timetables by all involved.

In addition, the Board of Statutory Auditors states that the Board of Directors, at the end of the 2016 financial year, updated the “Mediaset Group’s Internal Control and Risk Management Guidelines” to ensure that the main risks concerning the issuer and its subsidiaries are properly identified, adequately measured, managed and monitored.

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3. Supervisory activities on the legal audit of the annual accounts and consolidated accounts

The meetings with the audit firm did not reveal any critical issues during the audit of the accounts, or significant deficiencies in the internal control system related to the financial disclosure process.

The legal audit firm issued today the Report pursuant to Art. 19, paragraph 3, of Italian Legislative Decree 39/2010). The legal audit firm did not issue any suggestion letter.

In reporting the fundamental issues that emerged during the legal audit, the audit firm states that no observations, recommendations or elements emerged to induce the auditor to believe that the conclusions drawn by the Company’s Management in preparing the annual and consolidated financial statements at December 31, 2016 were not reasonable and publishable, or that the information provided in the financial statements was not adequate.

The audit firm reports that it did not encounter significant difficulties during the auditing process and that, following the verifications carried out pursuant to Article 14, paragraph 1, subparagraph b) of Italian Legislative Decree no. 39 of January 27, 2010, on the regular keeping of the accounts and the correct recording of the accounting events in the accounting records, no significant aspects emerged that required reporting to the governance and control bodies.

4. Supervisory activities on the audit firm’s independence, in particular as regards the provision of non-audit services.

The Board of Statutory Auditors supervised the audit firm’s independence, and in particular it received from it evidence of the assignments other than the auditing services received during the 2016 financial year.

It should be noted that in view of the application from June 17, 2016, of Regulation (EU) no. 537/14 on the legal audit of the accounts of public interest entities and the amendments made to Italian Legislative Decree no. 39/10 with the issuance of Italian Legislative Decree no. 135/16, effective from August 5, 2016, consistent with a previous recommendation of the Board of Statutory Auditors, the Company

7

proceeded, under the supervision of the Board, to prepare new Organizational Guidelines for “granting the assignment of legal audit and other professional assignments to the audit firm, in line with the new provisions introduced in the relevant regulatory framework; the “Guidelines for granting assignments to the audit firm” were submitted to the preliminary review of the Board of Statutory Auditors and was subsequently issued on April 19, 2017. The new guideline also set out the process of preliminary assessment and approval by the Board of Statutory Auditors of other professional assignments to be entrusted to the audit firm, as well as monitoring the CAP as set forth in the EU Regulation at the Group level. According to the new guidelines, it is normally not possible to give professional assignments other than the legal audit of the accounts to the Audit Firm, or its affiliated entities as they belong to the same network, which reviews the financial statements of Mediaset SpA or other companies, subsidiaries or parents (direct or indirect) of Mediaset SpA. Giving a single additional assignment is subject to prior authorization by the Parent Company’s Board of Statutory Auditors; for certain types of assignments (so-called pre-authorized assignments), a favourable opinion is provided ex ante without the need for a prior favourable opinion within specific quantitative thresholds.

The Board reviewed the report on the independence of the audit firm, as per Art. 17, par. 9, subpar. a) of Italian Legislative Decree 39/2010, issued by it on April 28, 2017, with which the audit firm certifies that on the basis of the information obtained and the verifications carried out for the purposes of par. 17 subparagraph a) of International Auditing Standard (ISA Italia) 260, taking into account the regulatory and professional principles governing the audit activity, during the period from April 26, 2016 to this date, there were no situations that compromised the independence or causes of incompatibility under Articles 10 and 17 of Italian Legislative Decree 39/2010 and its implementing provisions, and as far as applicable, the provisions of European Regulation 537/2014.

8

The Board of Statutory Auditors notes that during the 2016 financial year, as indicated in the summary annexed to the financial statements “Information pursuant to Art. 149-duodecies of the Consob Issuer Regulations”, on the basis of this independence report the audit firm or entities belonging to the audit firm’s network were paid for the following services in addition to those related to the legal audit of the annual and consolidated financial statements and the certification services of Mediaset S.p A. and of the Mediaset Group companies:

•                  Services provided by Ernst & Young to subsidiaries for 120 thousand Euros for:

•                  Procedures for the transfer of the Licensing business unit for RTI S.p.A. for 31 thousand Euros;

•                  Analysis of the impact of the new IFRS15 standard for RTI S.p. A. for 42 thousand Euros;

•                  Professional services of the IAS-IFRS conversion activities for some Finelco Group companies for 37 thousand euros;

•                  Extension Due Diligence Project Radio for RTI S.p.A. for 10 thousand Euros.

•                  Services provided by Ernst & Young Financial-Business Advisors to Subsidiaries for 131 thousand Euros for:

•                  consultancy services and marketing assistance for RTI S.p.A.: 70 thousand Euros;

•                  services to support the performance of “Business Resilience” audits for RTI S.p.A.: 30 thousand Euros;

•                  OTT project services for RTI S.p.A.: 20 thousand Euros;

•                  accounting and tax due diligence services for RTI S.p.A.: 11 thousand Euros.

•                  Services provided by Ernst & Young Financial-Business Advisors to Subsidiaries for 10 thousand Euros for:

•                  services to support the performance of “Business Resilience” audits;

9

•                  Services provided by Ernst & Young SL to Subsidiaries for 48 thousand Euros for various services (procedure reviews, translation and minor services) for the Mediaset Espana Group.

The Board also states that:

• the procedures adopted by the company for transactions with related parties comply with the principles set out in Consob Regulation no. 17221 of March 12, 2010;

• the intragroup transactions or related party transactions did not present critical profiles;

• these transactions have been adequately illustrated in the explanatory notes to the individual and consolidated financial statements, and they are fair and consistent with the Company’s interests;

• based on the analyses that were carried out, there are no transactions that could be considered atypical/unusual;

• the obligation to inform the Board of Statutory Auditors under Art. 150, paragraph 1, Italian Legislative Decree 58/1998, was adequately discharged by the Directors with the due frequency, including through the news and data reported during the meetings of the Board of Directors and the Executive Committee;

• reports on the performed activities and on the most significant economic, financial and equity transactions carried out by the Company and its Subsidiaries were presented during the Board meetings;

• on the basis of the information gained through its supervisory activity, the Board of Statutory Auditors deems that the company’s operations were based on compliance with the principles of sound administration, were resolved and implemented in accordance with the law and the Bylaws, and are consistent with the Company’s interests. Moreover, they do not appear to be manifestly imprudent, risky or lacking the necessary information in the event that the Directors have their own interests. They do not conflict with the resolutions adopted by the Shareholders, nor do they appear to compromise the integrity of the company’s assets;

10

• has reviewed and obtained information on any organizational and procedural activities, pursuant to and for the purposes of Italian Legislative Decree 231/2001 and subsequent additions, on the administrative liability of the Bodies for offences covered by these regulations. No significant critical issues emerged from the meetings and the reports of the Supervisory Board regarding the activities carried out during 2016;

• in the financial statements, the section dedicated to major disputes includes some legal proceedings that arose in 2016 and early 2017. Regarding legal proceedings involving some of the Group’s suppliers in the past, the Board of Statutory Auditors notes that the Company has put in place several safeguards, including a new Organizational Guideline for managing the purchase of goods and services;

• supervised the manner of actual implementation of the corporate governance rules set out by the Code of Corporate Governance adopted by the Company, in line with the one developed by the Committee for the Governance of listed companies on the initiative of Borsa Italiana S.p.A., without any particular problems, as specified also in the Corporate Governance Report prepared by the Directors. The Board of Directors carried out an assessment of its own operation, size and composition, as well as that of the committees within it, with the support of a leading consulting firm, highlighting its findings in the Corporate Governance Report;

• supervised the instructions given to the Subsidiaries, which it deemed appropriate in light of the parent company’s role of coordination and guidance, also at the international level;

• exchanged information and met with the relevant control bodies of the Group’s main subsidiaries and no evidence emerges from the analysis of the information flows received regarding the activities carried out by the control bodies of the subsidiaries;

• verified the correct application of the criteria and procedures of assessment adopted by the Board of Directors to assess the independence of the Directors; the assessment was made taking into account the suggestion of the Board of Statutory Auditors to make such assessments also on the basis of the information available to the issuer,

11

with reference to possible economic/financial relationships and/or relations between the Mediaset Group companies, the Directors, and any related parties, in line with the independence requirements under Art. 3.C.1 subparagraph c) of the Code of Corporate Governance;

• verified that its members fulfilled the same independence requirements as those required for the Directors; the verification of the fulfilment of such requirements, contemplated both by the Consolidated Law on Finance and by the Code of Corporate Governance, was carried out also taking into account the findings of the investigations carried out by the issuer, as requested by the Board of Statutory Auditors (as was done for the Board of Directors), regarding any economic/financial relationships and/or relations with Mediaset Group companies.

In the course of 2016 and until today, no complaints or petitions were received under Art. 2408 of the Italian Civil Code.

During 2016, the Board of Statutory Auditors expressed its opinion to the Board of Directors on the Report on the fundamental issues that emerged during the legal audit of the accounts for 2015, without highlighting any critical issues.

During the year, the Board of Statutory Auditors did not issue any further opinions, except as required by the supervisory activity on the audit firm.

As regards the individual financial statements closed at December 31, 2016, which show a loss of 150,985,001 euros, we verified the compliance with the legal rules governing their structure and preparation.

Considering all the above, the Board of Statutory Auditors, given the content of the reports drawn up by the audit firm, having taken note of the certificates issued jointly by the Chairman of the Board of Directors and the Executive in charge of drafting the

12

corporate financial statements, does not detect, with regard to the areas under its remit, any reasons impeding the approval of the proposed individual financial statements at December 31, 2016 and the proposal for a resolution to cover the loss for the year as formulated by the Board of Directors.

With the shareholders’ approval of the financial statements at December 31, 2016, the three-year mandate of the Board of Statutory Auditors expires, and the latter thanks the shareholders for their trust.

Rome, April 28, 2017

p. The Board of Statutory Auditors

The Chairman

Signed Mauro Lonardo

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Mediaset S.p.A.

Financial statements as at 31 December 2016

Independent auditor’s report in accordance with art. 14 and 16 of Legislative Decree n. 39, dated 27 January 2010

EY S.p.A. Via Meravigli, 12 20123 Milano	Tel: +39 02 722121 Fax: +39 02 722122037 ey.com

Independent auditor’s report in accordance with art. 14 and 16 of Legislative Decree n. 39, dated 27 January 2010 (Translation from the original Italian text)

To the Shareholders of Mediaset S.p.A

Report on the financial statements

We have audited the accompanying financial statements of Mediaset S.p.A., which comprise the statement of financial position as at 31 December 2016, and the statement of income, the statement of comprehensive income, the statement of cash flows, the statement of changes in shareholders’ equity for the year then ended, and a summary of significant accounting policies and other explanatory notes.

Directors’ responsibility for the financial statements

The Directors of Mediaset S.p.A. are responsible for the preparation and fair presentation of these financial statements in accordance with International Financial Reporting Standards as adopted by the European Union as well as with the regulations issued to implement art. 9 of Legislative Decree 38/05.

Auditor’s responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with International Standards on Auditing (ISA Italia) implemented in accordance with art. 11, paragraph 3 of Legislative Decree n. 39 dated 27 January 2010. Those standards require that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s professional judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by Directors, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

EY S.p.A.

Sede Legale: Via Po, 32 - 00198 Roma

Capitate Sociale dellberato Euro 3.250.000,00, sottoscritto e versato Euro 2.950.000,00 i.v.

Iscritta alla S.O. del Registro delle Imprese presso la C.C.I.A.A. di Roma

Codice fiscate e numero dl iscrizione 00434000584 - numero R.E.A. 250904

P.IVA 00891231003

Iscritta al Registro Revisori Legall al n. 70945 Pubblicato sulla G.U. Suppl. 13 - IV Serie Speci ale del 17/2/1998

Iscritta all’Albo Speclale delle societa di revisione

Consoh al progressive n. 2 delibera n.10831 del 16/7/1997

A member firm of Ernst & Young Global Limited

Opinion

In our opinion, the financial statements give a true and fair view of the financial position of Mediaset S.p.A. as at 31 December 2016, and of its financial performance and its cash flows for the year then ended in accordance with International Financial Reporting Standards as adopted by the European Union and with art. 9 of Legislative Decree N. 38/05.

Report on other legal and regulatory requirements

Opinion on the consistency with the financial statements of the Report on Operations and of specific information of the Report on Corporate Governance and the Company’s Ownership Structure

We have performed the procedures required under audit standard SA Italia n. 720B in order to express an opinion on the consistency of the Report on Operations and of specific information of the Report on Corporate Governance and the Company’s Ownership Structure as provided for by art. 123-bis, paragraph 4 of Legislative Decree 58/98, with the financial statements, as required by the law. The Directors of Mediaset S.p.A. are responsible for the preparation of the Report on Operations and of the Report on Corporate Governance and the Company’s Ownership Structure in accordance with the applicable laws and regulations. In our opinion the Report on Operations and the specific information of the Report on Corporate Governance and the Company’s Ownership Structure are consistent with the financial statements of Mediaset S.p.A. as at 31 December 2016.

Milan, 28 April 2017

EY S.p.A.

Signed by: Luca Pellizzoni, Partner

This report has been translated into the English language solely for the convenience of international readers.

MEDIASET SPA

Mediaset S.p.A.

Annual Report 2016

Certification on the Annual financial statements pursuant art.154-bis of Legislative Decree 58/98

MEDIASET

Attestation of the Yearly Financial Statements pursuant to article 154, part two, of the Legislative Decree 58/98

1.              The undersigned persons Fedele Confalonieri, Chairman of the Board of Directors and Luca Marconcini, the Assigned Executive for the drafting of the company accounting documents of Mediaset S.p.A. attest, also taking into account what is laid down by article 154, part two, paragraphs 3 and 4, of the Legislative Decree of 24th February 1998, n° 58,

• to the adequacy relative to the characteristics of the Company and

• the effective application

of the administrative and accounting procedures for building up the Yearly Financial Statements, during the financial year 2016.

2.              The evaluation of the adequacy of the administrative and accounting procedures for building up the Yearly Financial Statements at 31st December 2016 was carried out based on the rules and methodologies defined by Mediaset S.p.A. in line with the model Internal Control - Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission, which represents a body of general reference principles for the system of internal controls that is generally accepted at international level.

3.              Furthermore, it is also attested that:

3.1       The Yearly Financial Statements:

a)             Are drawn up in conformity with the applicable International Accounting Standards recognised within the European Community, pursuant to the regulation (EC) n° 1606/2002 of the European Parliament and Council, of 19th July 2002, as well as with the measures issued to actuate article 9 of the Legislative Decree n° 38/2005;

b)             reflect the balances in the books and the accounting postings;

c)              are suitable and appropriate in order to give a true and fair view of the Balance Sheet, Income Statement and Financial situations of the Issuer;

3.2       The Board of Directors Report on Operations contains a trustworthy analysis of the progress and result of operations, as well as of the situation of the Issuer, together with the description of the main risks and uncertainties to which it is exposed.

19th April 2017

For the Board of Directors	The Assigned Executive for the drafting
The Chairman	of the company accounting documents

(Fedele Confalonieri)	(Luca Marconcini)

MEDIASET SPA

Mediaset S.p.A.

Annual Report 2016

MEDIASET

MEDIASET S.P.A.

Summary tables of main economic and financial data of companies included in the consolidation area

(values in € thousands)

ASSETS	Publitalia ‘80 S.p.A.	Digitalia ‘08 S.r.l.	Promoservice Italia S.r.l.	R.T.I. S.p.A.	Mediaset Premium S.p.A.	Monradio S.r.l.	Elettronica Industriale S.p.A.	EI Towers S.p.A.	Towertel S.p.A.	EIT Radio S.r.l.	FP Towers S.r.l.	Nettrotter S.r.l.
Non-current assets
Property, plant, equipment and other tangible assets	1,781	8	1	66,794	26,592	3,179	54,630	157,031	25,469	2,405	94	3,539
Television and movie rights	—	—	—	1,098,109	480,927	—		—	—		—	—
Goodwill and other intangible assets	11,335	—	—	86,267	4,138	42,805	176,252	408,563	180,042	16,846	1,985	827
Equity investments and other financial non-current assets	26,728		—	985,009	63	135	222,004	232,180	2,933	733	48	2
Other non-current assets	—	—	—	2,107	—	—	—	—	107	82	—	—
Deferred tax assets	5,460	903	1,265	60,642	66,071	3,676	25,531	5,293	558	77	—	—

Total non-current assets	45,303	912	1,266	2,298,928	577,792	49,795	478,417	803,066	209,109	20,144	2,127	4,368

Current assets
Inventories	—	—	850	17,574	1,785	—	—	3,127	—		—	26
Trade receivables	487,834	30,034	17,776	601,198	411,107	6,264	50,920	23,175	8,106	960	73	1,116
Tax receivables	453	252	35	4,432	—		1,437	—	—	6	—	—
Other receivables and current assets	67,359	4,492	707	186,070	147,178	695	21,627	5,214	5,437	951	333	42
Intercompany financial receivables	181,123	17,218	10,278	—	—	—	43,486	—	—		—	—
Current financial assets	—	—	—	15,631	47	1	—	—	—		—	—
Cash and cash equivalents	6	1	1	367	51	—		68,743	18,426	6,451	31	337

Total current assets	736,775	51,997	29,646	825,273	560,167	6,960	117,470	100,258	31,969	8,369	437	1,520

Non-current assets held for sale	—	—	—	—	—	—		—	—	—	—	—

TOTAL ASSETS	782,078	52,909	30,912	3,124,201	1,137,958	56,755	595,887	903,325	241,077	28,513	2,564	5,888

MEDIASET S.P.A.

Summary tables of main economic and financial data of companies included in the consolidation area

(values in € thousands)

ASSETS	Monte Maddalena Telecomunicazioni S..r.l.	Videotime S.p.A.	Media4commerce S.p.A.	Medusa Film S.p.A.	Taodue S.r.l.	Radiomediaset S.p.A. (ex Gruppo Finelco S.p.A.)	Radio Engineering Co S.r.l.	Radio Studio105 S.r.l.	RB1	UNIBAS S.p.A.	Virgin Radio Italy S.p.A.
Non-current assets
Property, plant, equipment and other tangible assets	19	32,002	431	10	255	4,105	990	1,166		—	465
Television and movie rights	—		—	39,771	1,537	—	—	—	—	—	—
Goodwill and other intangible assets	—	1,482	82	11,534	7,603	72	3	5,402	11	—	8,527
Equity investments and other financial non-current assets	4	1,553	—	496	573	68,884	12	38	84,761	63,679	5
Other non-current assets	—	4,911	—	—	—	—	—	—	—	—	33
Deferred tax assets	—	3,383	846	6,409	2,449	845	—	329	—	—	487

Total non-current assets	23	43,330	1,359	58,221	12,418	73,907	1,005	6,936	84,772	63,679	9,517

Current assets
Inventories		1,746	2,315	—	4,423	64	—	—	—	—	—
Trade receivables	20	58,838	4,785	19,862	25,434	24,359	847	11,195	—	4	250
Tax receivables	7	1,559	—	289	—	1,485	—	5	—	—	—
Other receivables and current assets		6,292	11,372	6,947	11,389	332	26	242	239	13	423
Intercompany financial receivables		57,484	4,659	144,073		—	—	—	—	—	3,352
Current financial assets		—	10	12,608	6,368	—	—	—	—	—	—
Cash and cash equivalents	20	3	6	5	3	62	30	40	148	28	2

Total current assets	47	125,922	23,147	183,785	47,618	26,302	903	11,482	387	45	4,027

Non-current assets held for sale		—	—	—	—	—	—	—	—	—	—

TOTAL ASSETS	70	169,253	24,506	242,006	60,036	100,209	1,908	18,418	85,159	63,725	13,544

MEDIASET S.P.A.

Summary tables of main economic and financial data of companies included in the consolidation area

(values in € thousands)

	Advertisment 4	Conecta 5	Grupo Editorial	Integracion		Mediacinco Cartera	Mediaset Espana	Mediaset
ASSETS	Adventures SLU	Telecinco S.A.U.	Tele 5 SAU	Transmedia SAU	Medset Film Sas	SL	Comunicacion S.A.	Investment SARL
Non current assets
Land, plants, equipment and other tangible fixed assets	—	336	—	—		—	57,172	—
Television and cinema rights	—	—	—	—		—	153,198
Goodwill and other intangible fixed assets	—	2,125	—	—	73	—	450,600	—
Equity investments and other financial non current assets	12,094	21	—	—		—	188,129	11,423
Tax assets	—	10	—	—		51,645	61,273	—
Total non current assets	12,094	2,492	—	—	73	51,645	910,372	11,423

Current assets
Inventories	—	2	—	—		—	6,710
Trade receivables	—	205	5,421	—		—	5,155	8
Other receivables and current assets	1	456	2	0	7	—	20,040	624
Intercompany current receivables	—	8,615	425	74		1,392	232,462
Current Financial Assets	3,140	404	—	17		13,523	27,398	17,517
Cash and cash equivalent	25	62	133	19	450	17	145,378	10,291
Total current assets	3,167	9,744	5,981	110	457	14,932	437,144	28,440

Non current assets available for sale	—	—	—	—		—	—
TOTAL ASSETS	15,260	12,236	5,981	110	530	66,576	1,347,516	39,863

MEDIASET S.P.A.

Summary tables of main economic and financial data of companies included in the consolidation area

(values in € thousands)

		Premiere Megaplex			Publimedia Gestion	Radio 105 USA	Sogecable Editorial	Telecinco Cinema
ASSETS	Netsonic SL	SA	Publiespaña SAU	Publieurope Ltd	SAU	Corp.	S.L.U.	SAU
Non current assets
Land, plants, equipment and other tangible fixed assets	34	—	85	50	18	14	—	—
Television and cinema rights	—	—	—		—		—	19,034
Goodwill and other intangible fixed assets	0	79	90		1	2	—	0
Equity investments and other financial non current assets	26	10	1,718		—		—	—
Tax assets	115	497	84		1		—	658
Total non current assets	175	585	1,977	50	21	16	—	19,693

Current assets
Inventories	4	—	—		—		—	15
Trade receivables	1,411	2,326	189,145	1,550	447	45	17	9,754
Other receivables and current assets	222	6	75	1,054	209	54	—	28
Intercompany current receivables	—	1,131	118,185	6,294	3,607		470	104
Current Financial Assets	—	24	4,365	42,422	—		—	—
Cash and cash equivalent	367	1,893	42,574	359	48		23	251
Total current assets	2,004	5,381	354,344	51,680	4,311	99	510	10,153

Non current assets available for sale	—	—	—		—		—	—
TOTAL ASSETS	2,179	5,966	356,320	51,730	4,332	115	510	29,845

MEDIASET S.P.A.

Summary tables of main economic and financial data of companies included in the consolidation area

(values in € thousands)

			Promoservice				Elettronica
	Publitalia ‘80	Digitalia ‘08	Italia	R.T.I.	Mediaset Premium		Industriale	El Towers	Towertel
LIABILITIES AND SHAREHOLDERS’ EQUITY	S.p.A.	S.r.l.	S.r.l.	S.p.A.	S.p.A.	Monradio S.r.l.	S.p.A.	S.p.A.	S.p.A.	EIT Radio S.r.l.	FP Towers S.r.l.	Nettrotter S.r.l.
Shareholders’ equity
Share capital	52,000	10,339	6,741	500,000	141,000	3,030	363,167	2,826	22,000	50	500	750
Share premium reserve	—	—	2,312	—	—	24,127	—	194,227	—		—	1,250
Treasury shares	—	—	—	—	—	—	—	(17,459)	—		—	—
Other reserves	44,252	3,456	—	1,368,699	—	—	203,846	379,691	42,672	61	1,500	—
Valuation reserve	(5,879)	(584)	(38)	3,383	266	(116)	(71)	(2,983)	(12)		—	—
Retained earnings	(12,268)	5,488	(897)	(68,708)	—	17,857	22,752	—	7,570	124	—	(225)
					100,782
Net profit (loss) for the period	20,268	(536)	1,069	(520,904)	(384,467)	(4,090)	(2,908)	37,554	8,946	(485)	(10)	(932)

TOTAL SHAREHOLDERS’ EQUITY	98,374	18,164	9,187	1,282,470	(142,419)	40,808	586,786	593,856	81,177	(250)	1,990	843

Non-current liabilities
Post-employment benefit plans	13,761	1,499	140	35,435	3,818	548	499	11,817	92		—	—
Deferred tax liabilities	477	10	1	7,755	33	8,752	142	19,893	28,410		—	—
Financial payables and liabilities	—	—	—	—	41,258	—	—	228,599	104,045	24,618	—	—
Provisions for non-current risks and charges	7,959	1,638	60	28,000	—	363	1,009	3,192	1,614	—	—	—

Total non-current liabilities	22,197	3,147	201	71,190	45,109	9,663	1,650	263,500	134,162	24,619	—	—

Current liabilities
Payables to banks	3	1	1	161	198		7	—	—	680	—	—
Tarde payables	624,717	29,403	21,324	438,068	1,063,219	3,621	1,430	28,242	4,687	1,219	169	1,689
Provisions for current risks and charges	—	—	—	153,129	85,814	—	23	—	—		—	—
Current tax payables	—	—	—	—	—	—	—	3,309	137		—	5
Intercompany financial payables	—	—	—	1,120,929	41,886	1,677	—	—	—		—	2,937
Other financial liabilities	2,209	152	—	383	—	—	—	6,080	—	1,188	—	—
Other current liabilities	34,578	2,041	199	57,873	44,152	985	5,990	8,339	20,915	1,056	405	415

Total current liabilities	661,507	31,597	21,524	1,770,542	1,235,269	6,283	7,451	45,969	25,739	4,144	574	5,045
Liabilities related to non-current assets held for sale	—	—	—	—	—	—	—	—	—	—	—	—

TOTAL LIABILITIES	683,704	34,745	21,725	1,841,731	1,280,377	15,946	9,101	309,469	159,901	28,762	574	5,045

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	782,078	52,909	30,912	3,124,201	1,137,958	56,755	595,887	903,325	241,077	28,513	2,564	5,888

MEDIASET S.P.A.

Summary tables of main economic and financial data of companies included in the consolidation area

(values in € thousands)

	Monte Maddalena					Radiomediaset
	Telecomunicazioni	Videotime	Media4commerce	Medusa Film	Taodue	S.p.A. (ex Gruppo	Radio Engineering	Radio Studio105			Virgin Radio Italy
LIABILITIES AND SHAREHOLDERS’ EQUITY	S..r.l	S.p.A.	S.p.A.	S.p.A.	S.r.l.	Finelco S.p.A.)	Co S.r.l.	S.r.l.	RB1	UNIBAS S.p.A.	S.p.A.
Shareholders’ equity
Share capital	20	52,010	11,708	120,000	51	7,378	52	780	1,000	50	10,063
Share premium reserve		—	—	—	2,056	—	—	—	42,590	—	—
Treasury shares		—	—	—	—	—	—	—	—	—	—
Other reserves	37	51,469	9,685	46,124	5,201	40,516	453	121	41,587	22,716	183
Valuation reserve		(6,349)	(9)	(88)	(3)	—	—	—	—	—	—
Retained earnings		(775)	—	—	(1)	—	—	7,143	(362)	3,722	(425)
	—			—	—		494			—
Net profit (loss) for the period	(14)	(80)	(6,713)	10,955	15,872	301	87	884	(40)	(564)	1,204

TOTAL SHAREHOLDERS’ EQUITY	43	96,274	14,671	176,991	23,175	48,194	1,087	8,928	84,775	25,924	11,025

Non-current liabilities
Post-employment benefit plans		18,338	712	367	19	1,437	388	1,457	—	—	72
Deferred tax liabilities		2,263	1	—	2	281	—	105	—	—	522
Financial payables and liabilities		—	—	950	87	—	—	315	—	—	—
Provisions for non-current risks and charges		578	1,124	—	10	358	25	23	—	—	—

Total non-current liabilities	—	21,179	1,837	1,316	117	2,076	413	1,900	—	—	594

Current liabilities
Payables to banks		1	3	1	1	1	—	175	—	—	—
Tarde payables	2	36,801	7,334	54,718	3,696	48,960	407	6,812	—	37,575	1,322
Provisions for current risks and charges	—	4,279	—	1,786	6	—	—	—	—	—	14
Current tax payables	1	—	—	—	849	372	—	206	—	—	—
Intercompany financial payables		—	—	—	19,571	—	—	—	—	—	—
Other financial liabilities		—	—	4,167	328	—	—	—	—	—	—
Other current liabilities	24	10,719	660	3,026	12,292	606		398	384	225	589

Total current liabilities	27	51,799	7,998	63,698	36,744	49,939	407	7,590	384	37,800	1,925
Liabilities related to non-current assets held for sale		—	—	—	—	—	—	—	—	—	—

TOTAL LIABILITIES	27	72,978	9,835	65,014	36,861	52,015	821	9,490	384	37,800	2,519
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	70	169,253	24,506	242,006	60,036	100,209	1,908	18,418	85,159	63,725	13,544

MEDIASET S.P.A.

Summary tables of main economic and financial data of companies included in the consolidation area

(values in € thousands)

	Advertisement 4	Conecta 5	Grupo Editorial	Integracion		Mediacinco Cartera	Mediaset Espana	Mediaset
LIABILITIES AND SHAREHOLDERS’ EQUITY	Adventures SLU	Telecinco S.A.U.	Tele 5 SAU	Transmedia SAU	Medset Film Sas	SL	Comunicacion S.A.	Investment SARL
Shareholders’ Equity
Share Capital	55	62	120	60	545	50	168,359	50,539
Share Premium reserve	10,941	1,301	—	(1)		189,953	409,041
Treasury shares	—	—	—	—		—	—
Profit/(loss) brought forward and other reserves	(1,884)	596	(677)	33		(153,114)	240,874	(11,526)
Evaluation reserves	—	—	—	—		—	—
Profit/(loss) for the year	(2,312)	(1,006)	4,149	(51)	(27)	(509)	147,201	62

TOTAL SHAREHOLDERS’ EQUITY	6,800	952	3,592	41	518	36,381	965,475	39,074

Non Current Liabilities
Post-employment benefit plans
Non Current Tax Liabilities	—	—	—	—		—	2,440
Loan and financial liabilities	—	6,000	—	—		30,197	4,174	134
Non Current Provision for risk and charges	—	—	—	—		—	19,175
Other Non Current Liabilities	—	—	—	—		—	—
Total Non Current Liabilities	—	6,000	—	—	—	30,197	25,789	134

Current Liabilities
Due to banks	—	—	—	—		—	3,197
Trade payables	25	2,205	14	—		(1)	162,414	20
Current Provision for Risk and Charges	—	—	—	—		—	—
Tax liabilities	0	28	910	—	1	—	18,445	345
Intecompany Current Liabilities	8,435	2,195	1,465	69		—	160,842	1
Other current financial liabilities								—
Other current liabilities	—	855	—	—	11	—	11,352	290

Total Current Liabilities	8,461	5,284	2,389	69	12	(1)	356,251	655

Non current liabilities related to current assets available for sale	—	—	—	—		—	—

TOTAL LIABILITIES	8,461	11,284	2,389	69	12	30,196	382,041	789

TOTAL SHAREHOLDERS’ EQUITY AND LIABILITIES	15,260	12,236	5,981	110	530	66,576	1,347,516	39,863

MEDIASET S.P.A.

Summary tables of main economic and financial data of companies included in the consolidation area

(values in € thousands)

		Premiere Megaplex			Publimedia Gestion	Radio 105 USA	Sogecable Editorial	Telecinco Cinema
LIABILITIES AND SHAREHOLDERS’ EQUITY	Netsonic SL	SA	Publiespaña SAU	Publieurope Ltd	SAU	Corp.	S.L.U.	SAU
Shareholders’ Equity
Share Capital	10	231	601	7,697	61	—	3	160
Share premium reserve	1,689	4,600	—		—		—	4,877
Treasury shares	—	—	—		—		—	—
Profit/(loss) brought forward and other reserves	(1,243)	(3,038)	(22,626)	35,029	2,620	58	287	(17,914)
Evaluation reserves	—	—	—		—		—	—
Profit/(loss) for the year	(586)	1,037	70,919	5,620	716	12	154	2,852

TOTAL SHAREHOLDERS’ EQUITY	(131)	2,830	48,894	48,346	3,397	70	445	(10,025)

Non Current Liabilities
Post-employment benefit plans
Non Current Tax Liabilities	—	—	—	(0)	—		—	20
Loan and financial liabilities	—	—	—		—		—	28,500
Non Current Provision for risk and charges	—	—	—		—		—	—
Other Non Current Liabilities	—	—	—		—		—	59

Total Non Current Liabilities	—	—	—	(0)	—	—	—	28,578

Current Liabilities
Due to banks	537	366	—		—		—	—
Trade payables	673	1,452	15,358	272	617	44	(2)	1,473
Current Provision for Risk and Charges	101	12	35,585		74		—	—
Tax liabilities	103	618	655	588	4		15	46
Intecompany Current Liabilities	708	599	248,917	630	237		51	9,438
Other current financial liabilities
Other current liabilities	188	90	6,911	1,895	3	1	—	335

Total Current Liabilities	2,310	3,136	307,427	3,385	934	45	65	11,292

Non current liabilities related to current assets available for sale	—	—	—	—	—		—	—

TOTAL LIABILITIES	2,310	3,136	307,427	3,384	934	45	65	39,870

TOTAL SHAREHOLDERS’ EQUITY AND LIABILITIES	2,179	5,966	356,320	51,730	4,332	115	510	29,845

MEDIASET S.P.A.

Summary tables of main economic and financial data of companies included in the consolidation area

(values in € thousands)

			Promoservice					Elettronica
	Publitalia ‘80	Digitalia ‘08	Italia		R.T.I.	Mediaset Premium		Industriale	El Towers	Towertel
STATEMENT OF INCOME	S.p.A.	S.r.l.	S.r.l.		S.p.A.	S.p.A.	Monradio S.r.l.	S.p.A.	S.p.A.	S.p.A.	EIT Radio S.r.l.	FP Towers S.r.l.	Nettrotter S.r.l.
Revenues
Revenues from sales of goods and services	1,663,685	93,083	17,514		1,539,799	682,368	11,245	215,116	215,244	37,345	1,314	216	119
Other revenues and income	624	64	205		25,319	22,929	499	296	1,124	74	6	—
Total net revenues	1,664,309	93,147	17,719		1,565,118	705,297	11,744	215,412	216,368	37,419	1,321	216	119

Costs
Personnel expenses	72,096	4,722	266		174,744	29,864	1,844	1,239	41,307	329	6	—	—
Purchases, services, other costs	1,544,230	88,794	16,955		1,043,789	617,641	12,446	190,900	75,783	15,357	1,620	138	1,277
Amortisation, depreciation and write-downs	6,234	64	(960)		522,058	562,949	—	27,442	35,388	7,534	80	68	92
Impairment losses and reversal of impairment on fixed assets	—	—	—		—	—	2,763	—	—	—		—	—
Total costs	1,622,560	93,581	16,261		1,740,591	1,210,455	17,053	219,581	152,478	23,220	1,706	206	1,369
Gains/(losses) from disposals of non-current assets	—	—	—		—	—	—	—	—	—	—	—	—
EBIT	41,749	(433)	1,458		(175,473)	(505,158)	(5,309)	(4,169)	63,890	14,199	(385)	9	(1,250)

(Expenses)/income from financial investments
Financial losses	(3,809)	(105)	(	)	(115,200)	(3,697)	(137)	(81)	(9,887)	(2,694)	(157)	—	(46)
Financial income	761	58	6		31,432	162		299	3,290	69		—
(Expenses)/Income from equity investments	—		—		(293,892)		—	—	—	—			—

Total (expenses)/income from financial investments	(3,049)	(47)	6		(377,661)	(3,536)	(137)	218	(6,597)	(2,625)	(157)		(46)

EBT	38,701	(480)	1,464		(553,134)	(508,694)	(5,446)	(3,951)	57,293	11,574	(542)	9	(1,296)
Income taxes	18,432	56	395		(32,230)	(124,227)	(1,356)	(1,043)	19,739	2,628	(57)	19	(364)

Net profit form continuing operations	20,268	(536)	1,069		(520,904)	(384,467)	(4,090)	(2,908)	37,554	8,946	(485)	(10)	(932)
Net gains/(losses) from discontinued operations		—	—		—	—	—	—	—	—	—	—	—

Net profit (loss) for the period	20,268	(536)	1,069		(520,904)	(384,467)	(4,090)	(2,908)	37,554	8,946	(485)	(10)	(932)

MEDIASET S.P.A.

Summary tables of main economic and financial data of companies included in the consolidation area

(values in € thousands)

	Monte Maddalena					Radiomediaset
	Telecomunicazioni	Videotime	Media4commerce	Medusa Film	Taodue	S.p.A. (ex Gruppo	Radio Engineering	Radio Studiol05			Virgin Radio Italy
STATEMENT OF INCOME	S..r.l	S.p.A.	S.p.A.	S.p.A.	S.r.l.	Finelco S.p.A.)	Co S.r.l.	S.r.l.	RB1	UNIBAS S.p.A.	S.p.A.
Revenues
Revenues from sales of goods and services		165,586	20,325	92,576	77,739	57,393	3,121	18,839	—	—	9,626
Other revenues and income		4,777	212	4,341	237	2,057	12	261	—	—	335
Total net revenues		170,362	20,537	96,917	77,976	59,450	3,133	19,100	—	—	9,961

Costs
Personnel expenses		65,547	2,853	2,867	8,552	5,198	757	2,114	—	—	865
Purchases, services, other costs	4	96,349	26,209	49,459	24,466	52,470	2,146	15,336	139	164	7,286
Amortisation, depreciation and write-downs	9	8,303	370	30,416	20,083	622	57	302	3	—	480
Impairment losses and reversal of impairment on fixed assets		—	—	—	—	—	—	—	—	—	—

Total costs	13	170,199	29,432	82,741	53,101	58,290	2,960	17,752	142	164	8,631
Gains/(losses) from disposals of non-current assets	—	—	—	—	—	—	—	—	—	—	—
EBIT	(13)	164	(8,895)	14,175	24,875	1,159	174	1,348	(142)	(164)	1,330

(Expenses)/income from financial investments
Financial losses	0	(162)	(101)	(380)	(981)	(1,367)	(5)	(62)	(63)	(414)	(13)
Financial income		155	129	1,034	15	450	—	—	164	13	—
(Expenses)/Income from equity investments		276		(80)	—	—	—	(4)	—	—	—
Total (expenses)/income from financial investments	0	269	29	575	(967)	(917)	(5)	(66)	102	(400)	(13)

EBT	(13)	433	(8,866)	14,750	23,908	242	168	1,281	(40)	(564)	1,317
Income taxes	1	513	(2,153)	3,795	8,037	—	81	397	—	—	113

Net profit form continuing operations	(14)	(80)	(6,713)	10,955	15,872	242	87	884	(40)	(564)	1,204
Net gains/(losses) from discontinued operations	—	—	—	—	—	59	—	—	—	—	—
Net profit (loss) for the period	(14)	(80)	(6,713)	10,955	15,872	301	87	884	(40)	(564)	1,204

MEDIASET S.P.A.

Summary tables of main economic and financial data of companies included in the consolidation area

(values in € thousands)

	Advertisement 4	Conecta 5	Grupo Editorial	Integracion		Mediacinco Cartera	Mediaset Espana	Mediaset
STATEMENT OF INCOME	Adventures SLU	Telecinco S.A.U.	Tele 5 SAU	Transmedia SAU	Medset Film Sas	SL	Comunicacion S.A.	Investment SARL
Revenues
Revenues from the sale of goods and services	—	9,645	(0)	—		—	783,344
Other revenues and income	—	834	5,674	—		—	19,005	273
Total Revenues	—	10,478	5,674	—	—	—	802,349	273

Costs
Personnel expenses	—	674		—	22	—	83,754	226
Purchases, services, other costs	32	11,112	145	2	5	1	385,226	470
Amortisation, depreciation and write-downs	—	219	(0)	—		—	247,561	0
Impairment losses and reversal of impairment on fixed assets
TOTAL COSTS	32	12,005	145	2	27	1	716,541	696
Gains/(Losses) from disposal of non current assets

EBIT	(32)	(1,526)	5,529	(2)	(27)	(1)	85,807	(424)

Income/(losses) from financing activity
Financial losses	(89)	(1)	(0)	(69)		(677)	(1,320)	(80)
Financial income	37	143	2	2		0	84,276	693
Income/(losses) from equity investments							(584)	18
Other income/(losses) from financing activity	(3,000)	(6)	—	—		—	448
Total Income/(Losses) from financing activity	(3,051)	136	2	(66)	—	(677)	82,820	632

EBT	(3,083)	(1,390)	5,532	(68)	(27)	(678)	168,627	208
Income taxes	(771)	(383)	1,383	(17)		(169)	21,426	147
NET RESULT FROM CONTINUING OPERATIONS	(2,312)	(1,007)	4,149	(51)	(27)	(509)	147,201	62

Gains/(Losses) from disposal of assets available for sale

NET RESULT FOR THE YEAR	(2,312)	(1,007)	4,149	(51)	(27)	(509)	147,201	62

MEDIASET S.P.A.

Summary tables of main economic and financial data of companies included in the consolidation area

(values in € thousands)

		Premiere Megaplex			Publimedia Gestion	Radio 105 USA	Sogecable Editorial	Telecinco Cinema
STATEMENT OF INCOME	Netsonic SL	SA	Publiespaña SAU	Publieurope Ltd	SAU	Corp.	S.L.U.	SAU
Revenues
Revenues from the sale of goods and services	3,415	9,461	922,646	24,215	10,369	377	—	17,875
Other revenues and income	120	23	340	—	4		206	1,245
Total Revenues	3,535	9,484	922,986	24,215	10,373	377	206	19,120

Costs
Personnel expenses	1,211	525	20,371	3,251	1,800		—	1,112
Purchases, services, other costs	2,575	8,324	814,904	13,555	7,605	360	1	2,445
Amortisation, depreciation and write-downs	94	(874)	(2,711)	44	12	5	—	11,167
Impairment losses and reversal of impairment on fixed assets
TOTAL COSTS	3,880	7,975	832,565	16,850	9,417	365	1	14,723
Gains/(Losses) from disposal of non current assets

EBIT	(345)	1,508	90,421	7,366	955	12	206	4,397

Income/(losses) from financing activity
Financial losses	(43)	(127)	(172)	(4)	(14)		(0)	(886)
Financial income	0	1	3,432	(118)	13		—	0
Income/(losses) from equity investments	—
Other income/(losses) from financing activity	(89)	—	3				—	(1)
Total Income/(Losses) from financing activity	(133)	(126)	3,262	(122)	(0)	—	(0)	(887)

EBT	(477)	1,382	93,684	7,244	955	12	206	3,510
Income taxes	3	346	22,764	1,624	239		51	658
NET RESULT FROM CONTINUING OPERATIONS	(480)	1,037	70,919	5,620	716	12	154	2,852

Gains/(Losses) from disposal of assets available for sale

NET RESULT FOR THE YEAR	(480)	1,037	70,919	5,620	716	12	154	2,852

EXTRACT FROM THE RESOLUTIONS

ADOPTED BY THE SHAREHOLDERS’ MEETING

The Shareholders’ Meeting was held in single call on 28 June 2017.

A) Financial Statements at 31 December 2016

With regard to item 1 on the approval of the Financial Statements at 31 December 2016 and allocation of profit for the year; the Directors’ Reports on Operations; the Report of the Independent Auditors and the Board of Statutory Auditors; and the Presentation of the Consolidated Financial Statements at 31 December 2016, the Shareholders’ Meeting resolved:

•                  to approve the Financial Statements at 31 December 2016, which closed with a loss for the year of EUR 150,985,000.54, and the Board of Directors’ report on operations;

•                  to approve the coverage of the said loss for the financial year through the partial use of the extraordinary reserve.

•                  Consequently, the extraordinary reserve amounting to EUR 1,436,709,789.87 will be decreased to EUR 1,285,724,789.33.

B) Compensation Report, pursuant to article 123-ter of Italian Legislative Decree 58/1998

With regard to item 2, having taken into account the compensation report prepared by the Board of Directors in accordance with article 123-ter of the Italian Consolidated Finance Law and the implementation provisions issued by CONSOB, the Shareholders’ Meeting resolved:

to approve the first section of the report, which illustrates the Company’s policy with regard to compensation paid to directors and key management personnel, in compliance with the above mentioned article 123-ter of the Consolidated Finance Law.

C) Granting of the statutory audit mandate for the 2017-2025 financial years

With regard to item 3, acknowledging that, with the approval of the Financial Statements at 31 December 2016, the independent statutory audit mandate granted to the company Reconta Ernst & Young for the period 2008 - 2016 lapsed and, after having examined the Recommendation made by the Board of Statutory Auditors in its capacity as Internal Control and Audit Committee, the Shareholders’ Meeting resolved:

•                  to grant to the independent statutory audit firm Deloitte & Touche S.p.A. the mandate of independent statutory auditor for Mediaset S.p.A. for the period 2017-2025, without prejudice to early termination, at the terms and conditions of the bid submitted by the aforementioned independent statutory audit firm, whose financial terms are summarised in attachment 1 of the Board of Statutory Auditors’ Recommendation;

•                  to grant a mandate to the Chairman of the Board of Directors, the Deputy Chairman and Chief Executive Officer and the Director Marco Giordani, severally, to:

• take, also through proxies, any actions required, necessary or useful to execute the resolutions;

• to fulfil any relevant and necessary formalities with the competent bodies and/or offices, with the option of introducing any non-substantial amendments that may be required;

•          in general, to perform all activities necessary for the complete implementation of such resolutions, with any and all powers needed for that purpose, in compliance with applicable legal regulations.

D) Appointment of the Board of Statutory Auditors and determination of relevant compensation

With regard to item 4, after the vote, taking place using the list voting method, the new Board of Statutory Auditors will be composed as follows:

Chairman

Mauro Lonardo (from the minority list presented by institutional investors)

Regular Auditors

Ezio Maria Simonelli (from the majority list presented by the shareholder Fininvest S.p.A.)

Francesca Meneghel (from the majority list presented by the shareholder Fininvest S.p.A.)

Alternate Auditors

Stefano Sarubbi (from the minority list presented by institutional investors)

Riccardo Perotta (from the majority list presented by the shareholder Fininvest S.p.A.)

Flavia Daunia Minutillo (from the majority list presented by the shareholder Fininvest S.p.A.)

With regard to item 5, relative to the determination of annual compensation of the Board of Statutory Auditors, the Shareholders’ Meeting resolved:

•                  to set the gross annual fees due to the auditors, and to reimburse expenses incurred for carrying out their duties, as follows:

• EUR 90,000.00 for the Chairman of the Board of Statutory Auditors;

• EUR 60,000.00 for each Regular Auditor.

E) Authorisation for the Board of Directors to purchase and dispose of treasury shares

With regard to item 6, concerning the authorisation for the Board of Directors to purchase and dispose of treasury shares, also to service stock option plans and other share-based medium-long term incentive and retention plans, the Shareholders’ Meeting resolved:

• to grant the Board of Directors the power, also through trading in options or financial instruments, including derivatives, relative to the Mediaset share, to buy up to a maximum number of 118,122,756 ordinary own shares of a nominal value of EUR 0.52 each - amounting to 10% of the share capital - in one or more lots, until the approval of the Financial Statements at 31 December 2017 and, in any case, for a period of no longer than 18 months from the date of the relative resolution of the General Meeting.

The above amount is covered by available reserves as shown in the latest set of approved Financial Statements.(3)

• The purchases will be made as follows:

• purchases will have to be effected in line with the operating methods detailed at Article 144-bis letter a, b) and c) of the Issuers’ Regulation. The purchase price of the shall shares be determined from time to time, considering the method chosen for executing the transaction and in compliance with legal and regulatory provisions or permitted market practices, between a minimum and a maximum price that can be calculated based on the following criteria:

• the minimum purchase price may not be lower than 20% of the reference price recorded by the share in the Stock Exchange session of the day before each individual transaction or on the date on which the price is agreed;

• the maximum sale price may not be higher than 20% of the reference price recorded by the share in the Stock Exchange session of the day before each individual transaction or on the date on which the price is agreed.

Without prejudice to the foregoing, if treasury shares purchase transactions are executed on a regulated market, the price of buy orders may not exceed the higher of the price of the latest independent trade and the price of the highest current independent bid on the market on which the bids are negotiated;

• pursuant to Article 132, paragraph 3, of the Consolidated Law on Finance, the aforementioned operating methods shall not apply to the purchase of treasury shares held by employees of the company or its subsidiaries and allocated or subscribed pursuant to Articles 2349 and 2441, paragraph eight, of the Italian Civil Code or part of compensation schemes based of financial instruments approved pursuant to Article 114-bis of the Consolidated Law on Finance;

• purchases will have to be effected so as to ensure the equal treatment of all Shareholders and in compliance with the methods provided for by the Law, including relevant EU law, as referred to in the Board of Directors’ Report to the Shareholders’ Meeting about this item on the agenda;

• in accordance with article 2357-ter of the Italian Civil Code, that you grant authorisation to the Board of Directors, in compliance with current legislation and all regulations that may be applicable, as well as with the regulations issued by Borsa Italiana and all relevant EU regulations, to:

a) dispose of treasury shares, either purchased based on this resolution or already held by the Company, to the participants in the compensation plans, against payment or free of charge, at the terms and conditions - including the price, where applicable - established by those plans and their regulations. The authorisation referred to in this point shall be granted within the time limits set by the compensation plans;

b) dispose of the shares, either purchased based on this resolution or already held by the Company, in accordance with one of the following procedures:

i) through cash transactions: in this case, the shares shall be sold either through the stock exchange the shares are listed on, and/or outside the stock exchange at a price not less than 90% of the price of the shares quoted on the stock exchange on the trading day before each individual transaction;

(3) If derivatives are used - within the limits of the authorisation of 10% of the share capital - the shares underlying the derivatives must not exceed the limit of 5% of the share capital or the limit of 1%, if those shares are used to service the incentive plans.

ii) through swap, exchange, contribution or through other operations using the shares, as part of business plans or corporate financing operations. If the financial terms and conditions of the transfer transactions, including the valuation of shares swapped, are not established by law they shall be determined, with the aid of independent experts, based on the nature and characteristics of the transactions, taking into account the performance of Mediaset shares on the market.

The authorisation under this point b) is granted without a time limit.

• to grant to the Board of Directors and through it to the Chairman, Deputy Chairman and Chief Executive Officer and Director Marco Giordani, severally and with powers of sub-delegation - all necessary powers to execute the resolutions under the aforementioned points, taking all required, appropriate, instrumental and/or relevant actions for their successful implementation, as well as to comply with market disclosures required by relevant laws, including EU laws and admitted market practices applicable from time to time;

• to expressly acknowledge that, in implementation of the aforementioned Whitewash as per Article 44-bis, paragraph 2, Consob Resolution no. 11971/1999, the resolution proposal for authorisation for the purchase of treasury shares is approved by the majorities envisaged by that provision and therefore the treasury shares purchased by the Company in execution of that authorisation resolution shall not be excluded from the ordinary share capital (and will therefore be calculated within it) if, as a result of the purchases of treasury shares, a shareholder exceeds the material limits for the purposes of Article 106 of the Consolidated Law on Finance.

MEDIASET

Mediaset Group

Compensation Report

20

Written pursuant to art. 123-ter of Legislative Decree No. 58 of 24 February 1998, and pursuant to art. 84-quater of the Issuers Regulations, Consob Resolution No.11971 of 14 May 1999 and in accordance with Attachment 3A Charts 7-bis and 7-ter of said Regulations.

Mediaset Group - Compensation Report

Contents
Letter from the Chairman of the Compensation Committee		4
SECTION I		5
1.	Introduction	5
1.1. Key elements of the compensation policy Errore. II segnalibro non è definito.		6
2.	Governance model	7
2.1. Bodies and/or individuals involved		7
2.2. Compensation Committee		7
2.3. Involvement of independent experts		9
3.	Scope, purposes and principles of the compensation policy	10
4.	Compensation of delegated bodies and key management personnel	11
4.1. Structure of compensation		11
4.2. Fixed part		11
4.3. Short Term Incentive		12
4.3.1. Objectives assigned to delegated bodies		13
4.3.2. Objectives assigned to key management personnel		14
4.4. Long Term Incentive		16
4.4.1. Objectives assigned to delegated bodies and key management personnel		17
4.5. Benefits		18
4.6. Other payments		18
4.7. The pay mix		19
4.7.1. The pay mix for delegated bodies		20
4.7.2. The pay mix for key management personnel		20
4.8. Pay in the event of the termination of a position or work relationship		21
5.	Policy for non-executive directors	21
6.	Other information	22
SECTION II		23
1.	Part one	23
1.1. Delegated bodies		23
1.1.1. The Chairman		23
1.1.2. Deputy Chairman and Chief Executive Officer		23
1.2. Key management personnel		24

2

1.3. Board of Statutory Auditors		27
2.	Part two	28
2.1. Compensation tables		28

3

Letter from the Chairman of the Compensation Committee

Dear Shareholders,

it is my pleasure to present to you the Compensation Report of Mediaset S.p.A., submitted to the vote of the Ordinary Shareholders’ Meeting, prepared with the active participation of the directors Bruno Ermolli and Ferdinando Napolitano, whom I warmly thank.

Over the year, the Compensation Committee conducted an in-depth overview of the Company’s compensation system, with a view to improving, within the guidelines approved at the start of the Board’s term, its alignment with national and international market best practice and ensuring that compensation policy is consistent with the Group’s structure and company strategy.

On the basis of its assessments, the Compensation Committee decided to introduce a number of innovations and greater disclosure. The outcome of its work is encapsulated in this Compensation Report, which reiterates the Committee’s commitment to building effective and transparent dialogue with shareholders and investors and to laying the bases for a continuous improvement process that will continue to unfold in future years.

The main innovation introduced in 2017 concerns the variable short-term incentive system, or SIA, targeted at delegated bodies, key management personnel and, in general, all Group managers. Quantitative economic-financial objectives have been set; the ladder to access the system, and which can limit target levels ex-ante, has been set out; and the mechanism that ties individual performance to relative pay-out levels has been illustrated.

For both short-term and long-term incentive systems, the report provides a more detailed description of the pay mix for all beneficiaries, of the mechanisms involved, and of the maximum payout limits in the various scenarios possible.

With reference to other elements of the compensation system, commencing as of 2017, new non-compete agreements that are signed will be paid and activated upon termination of employment of the beneficiaries concerned. It has also been decided that additional compensation cannot be awarded on a discretionary basis, except in the case of extraordinary transactions.

It is my hope that what should transpire from Compensation Report is the great effort made this year to ensuring a suitable overview of the compensation system adopted by Mediaset in support of its business objectives, which I trust will be more in line with your expectations as shareholders.

Milan, 12 April 2017

Chairman of the Compensation Committee

Michele Perini

4

SECTION I

1. Introduction

This Report, approved by the Board of Directors on 19 April 2017, describes the principles and guidelines of Mediaset S.p.A.’s compensation policy and its implementation, on a transparent basis and in compliance with applicable standards and regulations.

On 12 April 2017, the Compensation Committee submitted to the Board of Directors a proposal for a general compensation policy.

The compensation policy is based on the conviction that there is a close connection between the compensation of directors and key management personnel, company performance and the creation of value over the medium and long term.

In this regard, the pursuit of a policy capable of ensuring full consistency between overall “management” compensation and overall company performance is a key element for meeting investor expectations and strengthening the confidence of all stakeholders.

The compensation policy, developed pursuant to the provisions of Consob Resolution No. 18049 of 23 December 2011 to implement Article 123-TER of Legislative Decree 58/1998 concerning the transparency of the compensation paid to directors of listed companies, in accordance with the Procedure for Transactions with Related Parties adopted by the Group on 9 November 2010, is submitted to the approval of the shareholders at the Shareholders’ Meeting also called to approve the 2016 Financial Statements.

5

1.1. Key elements of the compensation policy[1]

Component	Purpose and key features		Chairman	Deputy Chairman and Chief Executive Officer	Key management personnel
Fixed	Compensates responsibilities assigned, experience and distinctive skills possessed. In line with the best market practices and such as to guarantee an adequate level of retention		€ 3,458,579.38 (includes the yearly consideration for the non-compete agreement)	1.384.140,22 €	Compensation linked to the level of the position
Short Term Incentive	Ensures a direct link between compensation and performance results; its purpose is to reward the achievement of corporate and personal objectives. Correlation to Group earnings helps ensure economic-financial equilibrium and the incentive mechanism of the plan	*Correlation mechanism with Group earnings*	Group Net Profit (on/off condition)	Group Net Profit (on/off condition)	Adjusted EBIT Italy
		Performance Objectives	Net Financial Position (50%) Group EBIT (50%)	Net Financial Position (50%) Group EBIT (50%)	Set on the basis of the perimeter of responsibilities
		Reference	Budget (corresponding to a pay out of 100%)		
		Pay out scale	Performance level range: 91%-105%		
		Target value (before allocation to LTI)	200.000 €	500.000 €	€ 400,000 (average)
		Target effect on fixed compensation, assuming 25% allocation to LTI	4%	27%	27%
		Maximum effect on fixed compensation, assuming 25% allocation to LTI	5%	34%	33%
		Target effect on fixed compensation, assuming 50% allocation to LTI	3%	18%	18%
		Maximum effect on fixed compensation, assuming 50% allocation to LTI	4%	23%	22%
		Claw-back and Malus	The plan's regulations allow the Company to utilise the claw-back and malus clauses, which make it possible, under certain circumstances, to request the return, in whole or in part, of amounts paid or not to pay them at all		
Long Term Incentive	Ensures the growth of the company's value and the achievement of results sustainable over time, the loyalty of key personnel and the alignment of the objectives of management with those of the shareholders. The plan is activated by allocating a share of 25% or 50% of the SIA target bonus. This share is converted into rights to receive shares of the Company; at the same time, Mediaset attributes a corresponding number of rights to the beneficiary (matching)	*Performance Objectives*	Cumulative Free Cash Flow over the three-year period Cumulative Group Net Profit over the three-year		
		Reference	Cumulative Budget over the three-year period (corresponding to a pay out of 100%)		
		Pay out scale	Performance level range: 75%-100%		
		Target value	based on individual preference		
		Target effect (coinciding with max.) on fixed compensation, assuming 25% allocation to LTI	3%	18%	18%
		Target effect (coinciding with max.) on fixed compensation, assuming 50% allocation to LTI	6%	36%	35%
		Vesting	Performance is assessed within a 3-year time period for each cycle of attribution		
		Lock-Up	20% of the shares earned are subject to a lock-up period of one year		
		Claw-back and Malus	The plan's regulations allow the Company to utilise the claw-back and malus clauses, which make it possible, under certain circumstances, to request the return, in whole or in part, of shares already assigned or to not assign to them at all		

1 Data reported in the table refer to theoretical amounts and payouts on a gross annual basis

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2. Governance model

2.1. Bodies and/or individuals involved

Mediaset’s compensation policy is defined clearly and transparently through a shared process involving the Board of Directors, the Compensation Committee, the Shareholders’ Meeting and the relevant company department (Human Resources, Procurement and Services Central Department).

The Board of Directors, at the proposal of the Compensation Committee, establishes the general compensation policy for delegated bodies and key management personnel.

On an annual basis, the directors submit the report on the compensation policy for directors and key management personnel to the Shareholders’ Meeting for approval.

The Board of Directors is also directly responsible for implementing the policy for the compensation of delegated bodies.

The delegated bodies, within their area of responsibility, and the Human Resources, Procurement and Services Department, are responsible for implementing the compensation policy for key management personnel.

2.2. Compensation Committee

The Compensation Committee consists of three non-executive directors, the majority of whom are independent and will remain in office until the term of office of the entire Board of Directors expires; among them are experts in financial matters and compensation policies. The Committee comprises:

Members of the Compensation Committee

Michele Perini	Chairman	Independent Director
Bruno Ermolli	Member	Non-executive Director
Fernando Napolitano	Member	Independent Director

The Board of Directors assigned the following responsibilities to the Compensation Committee:

•                  to periodically review the adequacy, overall consistency and actual application of the general policy adopted for the compensation of the Chairman, Deputy Chairman and Chief Executive Officer, and key management personnel, using, as regards the latter, information supplied by the Chairman, Deputy Chairman and Chief Executive Officer, and submitting the related proposals to the Board of Directors;

•                  to provide advance opinions on the proposals of the Board of Directors, and, on its behalf, of the Chairman and/or Deputy Chairman and Chief Executive Officer

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concerning the compensation of the Chairman, Deputy Chairman and Chief Executive Officer and on setting performance objectives related to the variable component of the compensation It also monitors the application of decisions taken by the Board;

•                  to provide advance opinions on the proposals of the Board of Directors, and, on its behalf, of the Chairman and/or Deputy Chairman and Chief Executive Officer concerning the definition by Mediaset’s delegated bodies on the compensation of key management personnel and of the other key executives of the Mediaset Group;

•                  to provide advance opinions on proposals of the Board of Directors, and on its behalf, of the Chairman and/or Deputy Chairman and Chief Executive Officer concerning general regulations for allocating compensation (allocation, rejection or reversal) to employees of the companies of the Mediaset Group designated to fill positions in administrative and control bodies and/or in committees appointed by administrative bodies of Italian or foreign subsidiaries or investee companies;

•                  to make proposals to the Board of Directors concerning the criteria, beneficiary categories, quantities, terms, conditions and procedures for share-based compensation plans.

•                 The Committee meets at the frequency required to fulfil its functions. Normally, the Chairman and/or other members of the Board of Statutory Auditors participate in the meetings.

When fulfilling its functions, the Committee has the right to access the corporate information and departments as required to accomplish its tasks, and to utilise outside consultants who are not in a situation that would compromise the independence of their opinion, at the terms and within the limits set by the Board of Directors.

None of the directors participate in the meetings of the Committee in which proposals regarding their compensation are formulated.

During 2016, the Committee carried out the activities under its responsibility; among other things, it:

•                  analysed the findings and suggestions that emerged in the course audits conducted by the Hay group S.r.l., a consultancy engaged for the purpose, on compensation policy and the format and disclosure level of the Compensation Report. The Committee endorsed the suggestions and invited the officers concerned to take the findings into account when preparing the Compensation Report, the first section of which addressed policy;

•                  approved the report on General Compensation;

•                  conducted reviews following the outcome of Shareholders’ Meeting votes on the agenda item concerning the Compensation Report; accordingly, the Committee engaged the company Georgeson S.r.l. to start up a project of to support initiatives aimed at identifying the compensation policy issues that led so many shareholders to vote against the report at the 2016 Shareholders’ Meeting. The project will support the company in aligning policy to the principles suggested by institutional investors through a joint study of best practices in the sector and the voting policies applied by those investors and to assess the content and format of the Compensation Report;

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•                 expressed favourable opinion regarding the performance objectives set for the 2016 financial year in connection with the variable component of the compensation of directors who occupy specific positions (Chairman and Deputy Chairman - Chief Executive Officer);

•                  outlined, in relation to the medium/long-term incentive plan approved by the Shareholders’ Meeting on 29 April 2015, a proposal concerning the objectives and categories of beneficiaries for the year 2016 and subsequently collected the preferred options of the beneficiaries for the variable portion of their annual compensation;

•                  assessed (also on the basis of information exchanged with Human Resources, Procurement and Services Central Department and consistently and actually implemented the compensation policy approved by the Shareholders’ Meeting.

During 2017, the Committee:

•                  acknowledged the new short-term Annual Incentive System (SIA);

•                  expressed favourable opinion regarding the performance objectives set for the 2017 financial year in connection with the variable component of the compensation of directors who occupy specific positions (Chairman and Deputy Chairman - Chief Executive Officer);

•                  was informed of the findings of the Georgeson S.r.l., the company tasked with identifying the critical issues with the Company’s compensation policy, and conducted relative follow-ups;

•                  approved the Report on Compensation Policy and tasked the Committee Chairman with proposing the report to the Board of Directors on 19 March 2017.

2.3. Involvement of independent experts

On a regular basis, both the relevant company department (Human Resources, Procurement and Services) and the Compensation Committee analyse the fairness and competitiveness of the compensation packages of the Chairman and of the Deputy Chairman and Chief Executive Officer, in overall terms and for each component. They also consult independent outside advisors and/or companies specialised in executive compensation that are recognised for their reliability and for the comprehensive nature of their databases used for national and international comparisons and their use of standard methodologies to assess the complexity of assigned roles and powers.

Although independent experts were not involved in the setting of compensation policy, this report was prepared taking into consideration the findings of the inquiry conducted by the company Georgeson S.r.l., which was engaged to identify the main critical elements of Mediaset’s compensation policy with respect to the “guidelines suggested by professional investors and proxy advisors,” as per the foregoing section.

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3. Scope, purposes and principles of the compensation policy

The compensation policy sets principles and guidelines for establishing the compensation of:

•                  Delegated bodies

•                  Key management personnel

•                  Non-executive and independent directors.

With specific reference to delegated bodies and key management personnel, the policy is shaped by the following guidelines:

Alignment with the business strategy

Strengthening values, capabilities, and conducts, aligning them with the business strategies, by recognising the responsibility and crucial nature of the position held, results achieved, and quality of professional contribution. The structure of the overall compensation includes a balanced package of fixed and variable, material and non-material components.

Attract and retain high-value personnel

Mediaset believes the compensation policy is a key vehicle for attracting, retaining and motivating key resources and for contributing to the creation of sustainable value over the medium and long term for all stakeholders. To this end, the compensation policy is structured to guarantee competitiveness with the outside market and to ensure internal equity, also consistently with the defined performance levels.

Link with performance and value creation

The ongoing use of a variable component of the compensation, split into a short-term and a medium-long-term (share-based) component, makes the compensation policy consistent with the medium-long-term interest of the Company and its shareholders.

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4. Compensation of delegated bodies and key management personnel

4.1. Structure of compensation

The structure of the compensation of the delegated bodies and key management personnel(2) is subdivided into the following components:

Fixed part	it is defined with reference to the responsibilities assigned and distinctive competencies possessed it is monitored periodically against market benchmarks to guarantee an adequate level of retention

Variable short- term	it ensures a direct link between compensation and performance results; its purpose is to reward the achievement of corporate and personal objectives

Variable medium- long-term

it ensures the growth of the company’s value and the achievement of results sustainable over time, the loyalty of the key personnel and the alignment of the objectives of management with those of the shareholders

Benefits

they include non-monetary forms of compensation, complementing the other compensation elements; they provide competitive advantage and address the various needs of the executive (welfare and improved quality of life)

These components are illustrated in greater detail in the following sections.

4.2. Fixed part

The fixed compensation of delegated bodies and key management personnel is set in relation to the responsibilities assigned, the complexity of the role covered and the distinctive skills possessed by the office bearer. Fixed compensation with respect to market benchmarks is regularly monitored, with reference made to the compensation databases prepared by a leading consultancy specialised in compensation matters, in order to ensure suitable retention levels. A distinctive characteristic of Mediaset compensation policy is the weighting given to fixed compensation, designed to prevent short-term opportunism.

(2) The compensation of Giuliano Adreani (formerly Chief Executive Officer of Mediaset until 29 April 2015) consists only of the fixed component: compensation in his capacity as director (set by the Shareholders’ Meeting) and as director mandated with special tasks, in addition to benefits.

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The fixed component is subdivided into:

•                  Gross annual compensation (GAC), paid to delegated bodies and key management personnel in their capacity as employees of the Company and on the basis of the level of their position;

•                  Compensation set by the Shareholders’ Meeting, paid to delegated bodies in their capacity as directors tasked with specific responsibilities and to key management personnel in their capacity as directors. Competent company bodies can, as appropriate, set compensation for key management personnel as directors tasked with specific responsibilities.

4.3. Short term Incentive

As of 2017, the Mediaset Group has introduced a new Annual Incentive System, or SIA, applicable to delegated bodies, key management personnel and all Group managers. The SIA Plan is governed by a Regulation, provided to each participant, which details all the principles underpinning the system and includes the additional clauses envisaged by best practice in incentivisation programmes.

The overriding objective of the system is to ensure that individual conduct is as closely aligned as possible with short-term company objectives.

The plan is built on a mechanism that correlates incentives payable to Group earnings through a system that determines the effective bonus payable to the performance of financial statement parameters. The parameters are different for delegated bodies and for key management personnel, as explained in the following sections addressing their respective objectives.

On the basis of the responsibilities associated with the relative role, each SIA participant is assigned quantitative targets of chiefly an economic-financial nature, which are formalised in a file and each given a relative weighting, as explained in the relevant sections below. In order for the incentive bonus to be awarded, performance is measured in percentage terms for each target separately. Performance levels are then correlated to a scale that determines the relative payout level. Performance is rewarded when at least 91% of the target is delivered, for which 10% of the incentive associated with the individual objective will be paid out. On the other hand, the maximum payment is earned when a performance of 105% is achieved; this level corresponds to the payment of 125% of the bonus associated with the individual target.

The following chart shows the payouts associated with each performance level, as applied to all system participants and to all targets assigned.

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The SIA Plan Regulation includes a malus clause which entitles the Company not to assign an incentive, in whole or in part, if the financial position or performance of the Group deteriorates and/or if it emerges that performance objectives were determined on the basis of data that subsequently prove to be clearly inaccurate. In the latter case, a claw-back clause is applicable if it emerges that performance objectives were met on the basis of data that have been fraudulently falsified.

4.3.1. Objectives assigned to delegated bodies

For the Chairman and for the Deputy Chairman and Chief Executive Officer, correlation with company earnings is given by Group Net Profit, which acts as an on/off condition to activate the system and as a parameter for downgrading the target value of the incentive. In particular:

•                  If Group Net Profit is negative (loss for the year), no incentive will be paid out to the delegated bodies;

•                  If Group Net Profit is positive but less than € 50 million, the target value of the bonus will be reduced proportionately via a 2 percentage point reduction for every million euros less than the € 50 million threshold;

•                  If Group Net Profit is equal to or greater then € 50 million, the bonus will be paid at 100%.

The following chart shows the mechanism for activating the incentive system and the proportional levels payable of the target bonus.

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Quantitative objectives of an economic-financial nature for delegated bodies are formalised in an Objectives File, which for 2017 are composed as follows:

A performance-payout correlation scale is applied to both of the objectives, with the maximum payout associated with the delivery of an individual objective set at 125%.

The target performance objective of each indicator is given by the value of the annual budget approved by the Board of Directors, associated with a payout of 100%. These values are not disclosed as they represent price-sensitive information.

4.3.2. Objectives assigned to key management personnel

For key management personnel, correlation with company earnings is given by ‘EBIT Italy, adjusted to exclude the earnings of listed subsidiaries. This enables the target bonus to be downgraded proportionately in the event that company earnings are not satisfactory. In particular:

•                  If EBIT Italy is negative, the target bonus will be reduced by 50%;

•                  If EBIT Italy is positive but less than € 50 million, the target value of the bonus will be reduced proportionately via a 1 percentage point reduction for every million euros less than the € 50 million threshold;

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•                 If EBIT Italy is equal to or greater then € 50 million, the bonus will be paid at 100%.

The following chart shows the mechanism for the proportionate reduction of the target bonus.

Quantitative objectives are assigned to key management personnel on the basis of the responsibilities associated with the relative role and are chiefly of an economic-financial nature. The objectives assigned for 2017 to each key manager participating in the SIA Plan are shown below, aggregated by type of objective.

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A performance-payout correlation scale is applied to each indicator, with the maximum payout associated with the delivery of each objective set at 125%.

The target performance objectives of each indicator are given by the value of the annual budget approved by the Board of Directors, associated with a payout of 100%. These values are not disclosed as they represent price-sensitive information.

4.4. Long term Incentive

In 2015, the Shareholders’ Meeting approved a new medium-long-term incentive plan having the following objectives:

•                  to ensure the growth of the value of the Company by aligning the interest of management with those of the shareholders

•                  to motivate management to achieve results that can be sustained over time

•                  to ensure the loyalty of key personnel in order that they remain within the Group

•                  to ensure an adequate level of competitiveness of the compensation in the employment market.

The Plan is intended for executives, selected by the Board of Directors on the basis of the categories of beneficiaries proposed by the Compensation Committee, who are between the first and second management line and hold strategically important positions, with a major impact on value creation for the Mediaset Group and shareholders. As such, the Plan applies to delegated bodies and key management personnel.

The plan consists in granting rights to receive free common shares of Mediaset S.p.A. (so-called performance shares) at the end of a three-year vesting period, on condition of achieving pre-determined performance levels.

The plan operates over three annual granting cycles for the years 2015, 2016, and 2017 and provides, at the end of the three-years vesting period, for a one-year lock-up period for 20% of any shares that might be assigned.

The plan provides for the attribution of base rights and of matching rights.

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The base rights are determined depending on the choice of each recipient to assign one quarter or one half of the target SIA bonus to the medium-long-term incentive plan.

The beneficiary receives 1 additional matching right for each base right deriving from deferring one share of his/her target SIA bonus.

One common share of Mediaset corresponds to each right. The actual vesting of the rights, and therefore of the corresponding shares, is subject to:

•                  continuity of the employment relationship during the three-year vesting period;

•                  degree of achievement of the performance objectives of the plan.

In 2017, rights relative to the third three-year cycle of the Plan will be assigned.

4.4.1. Objectives assigned to delegated bodies and key management personnel

For all participants, the Plan is tied to the following performance objectives:

The medium/long-term incentive system rewards performance levels (calculated as the weighted average of 2 objectives) ranging between 75% and 100%, at which respectively 50% and 100% of the rights assigned will vest. A proportional amount of the rights will vest at intermediate performance levels; no more than 100% of the rights will vest in the event of over-performance.

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The Plan Regulation includes a malus clause that allows the Company to not assign, in whole or in part, the shares accrued, if the financial or balance sheet situation of the Group deteriorates significantly. In addition, there are claw-back clauses in the event that rights vest on the basis of data that prove to be incorrect or falsified.

A total of 20% of the shares deriving from the plan are subject to a 12 month lock-up period, during which the beneficiaries may not dispose of the vested shares (no-sale or no-transfer constraint).

4.5. Benefits

To complement the compensation package, Mediaset offers non-monetary benefits mostly in the area of social security and assistance and to supplement the provisions of national employment agreements: supplementary health care plan, insurance for accidents, life and permanent disability caused by illness, company vehicle. In keeping with best practices, a third-party civil liability insurance policy is also offered to executives covering their duties in their capacity both as managers and directors.

4.6. Other payments

The Chairman and key management personnel are subject to non-compete agreements, under which an annual benefit is paid in consideration of the duration and scope of the restriction accepted in the agreement. Under the non-compete agreement, the beneficiary agrees and accepts not to provide services in competition with the duties performed as part of their responsibilities in the Mediaset Group on Italian territory and in other countries in which the Group operates and to reimburse all consideration received under the agreement in the event of non-compliance.

Non-compete agreements under which benefits are paid during the employment period have been in place for several years. Now, the Company has decided that new non-compete agreements signed as of 2017 will provide for the payment of all consideration upon termination of employment, when the non-compete restriction become effective.

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Also as of 2017, the Company has eliminated discretionary performance bonuses paid in relation to objectives that can be planned in advance, which instead will be handled through the short-term and long-term incentive plans.

Rewards for executive directors for outcomes of an exceptional nature, delivered through extraordinary transactions (such as, for example, transactions affecting the scope of the Group), will be decided by resolution of the Board of Directors, in consultation with the Compensation Committee.

4.7. The pay mix

The following charts show the overall pay mix, per target and maximum, for delegated bodies and key management personnel, as determined by the compensation components illustrated in the foregoing sections.

The break-down of the pay mix is shown for the different scenarios that may emerge:

•                  on the basis of individual preferred options in assigning short-term incentives (SIA) to the medium/long-term incentive system (LTI);

•                  on the basis of short-term incentive bonuses relative to performance levels delivered.

For the purposes of illustration, it is assumed that the access conditions for the incentive system are fully met, without, therefore, ex-ante reductions in the target.

Specifically, the pay mix is shown for the following four cases:

		SIA Performance
		Target	Maximum (>105%)
SIA share	25%	Scenario A	Scenario B
earmarked to LTI	50%	Scenario C	Scenario D

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4.7.1. The pay mix for delegated bodies

The following charts show the overall pay mix for the two delegated bodies in the four scenarios considered.

4.7.2. The pay mix for key management personnel

As for delegated bodies in the section above, the following charts show the overall pay mix for key management personnel in the four scenarios considered.

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4.8. Pay in the event of the termination of a position or work relationship

The Company policy is to not set in advance the financial aspects of any early termination of the relationship or mandate. Nevertheless, consistently with market practice, in the event of termination, severance pay may not exceed the equivalent of 24 months of compensation for director responsibilities plus, in the case a regular employment contract is terminated, the statutory termination benefits for managers provided by law.

5. Policy for non-executive directors

In keeping with best market practice, there are provisions for non-executive and/or independent directors to receive fixed annual compensation and an attendance fee for actually attending meetings of the body concerned. This compensation is commensurate with the obligation required and the performance of assigned activities.

However, there is no variable compensation component.

At present the annual fixed compensation set by shareholders in the Shareholders’ Meeting of 27 April 2016 is € 16,000, in addition to an attendance fee of € 2,000 for attending each meeting of the Board and/or of the committees. This attendance fee is 50% higher for the chairman of the Board of Directors and committee chairmen. Pursuant to the Bylaws, the members of the Board of Directors are entitled to be reimbursed the expenses incurred for reasons due to the exercise of their position.

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6. Other information

This policy was prepared with regard to the Issuer and taking into consideration the characteristics and unique features of the situation as well as specific activities without using other companies as a reference.

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SECTION II

1. Part one

This section of the report describes the implementation of the 2016 policy for delegated bodies and for key management personnel; the purpose is to highlight its consistency with the general policy described in Section I.

1.1. Delegated bodies

1.1.1. The Chairman

Mr Fedele Confalonieri received a compensation broken down as follows:

•                  fixed component totalling € 2,988,496.71, of which the gross annual compensation (GAC) was € 1,464,496.71, the compensation for the position held throughout 2016 was € 1,524,000 (including the compensation for the position of Chairman of the Board of Directors amounting to € 24,000).

The Chairman also received compensation of € 75,000 as director of the subsidiary Mediaset España;

•                  variable short-term component: no short-term incentives were paid as the access conditions for the system in 2016, given by positive Group Net Profit, were not fulfilled;

•                  variable medium/long-term component: on 21 June 2016, the Board of Directors of Mediaset assigned 51,741 rights under the medium/long-term incentive plan, adding to the 45,662 rights assigned in 2015;

•                  benefits: the non-monetary benefits package allocated to the Chairman was valued at € 14,100;

•                  other payments: non-compete agreement in 2016 equal to € 400,000 (in Table 1, shown in the second part of the Section, this amount is included in fixed compensation as an employee).

No one-off bonus was paid in 2016.

1.1.2. Deputy Chairman and Chief Executive Officer

Mr Pier Silvio Berlusconi received a compensation broken down as follows:

•                  fixed component totalling € 1,389,447.45, of which the gross annual compensation (GAC) was € 373,447.45, the compensation for the position held throughout 2016 was € 1,016,000 (including the compensation for the position of director amounting to € 16,000).

•                  variable short-term component: no short-term incentives were paid as the access conditions for the system in 2016, given by positive Group Net Profit, were not fulfilled;

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•                  variable medium/long-term component: on 21 June 2016, the Board of Directors of Mediaset assigned 129,353 rights under the medium/long-term incentive plan, adding to the 114,154 rights assigned in 2015;

•                  benefits: the non-monetary benefits package allocated was valued at € 2,338.11;

•                  other payments: no one-off bonus was paid in 2016.

1.2. Key management personnel

Key management personnel are:

Last name	First name	Position at company
Adreani	Giuliano	Chairman of Publitalia ‘80 S.p.A., Digitalia ‘08 S.r.l., and Mediamond S.p.A.

Crippa	Mauro	General Manager Information of R.T.I. S.p.A.

Giordani	Marco

General Manager of Administration, Finance, Control, and Business Development of Mediaset, Chief Executive Officer of R.T.I. S.p.A., Chairman of Mediaset Premium S.p.A., Monradio S.r.l., Radio Mediaset S.p.A and Virgin Radio Italy S.p.A.

Nieri	Gina	Manager of Institutional Affairs, Legal, and Strategic Analysis Department of Mediaset S.p.A., Deputy Chairman of R.T.I. S.p.A.

Querci	Niccolò	Central Manager of Human Resources, Procurement, and Services of Mediaset S.p.A., Deputy Chairman of R.T.I. S.p.A. and Publitalia ‘80 S.p.A.

Sala	Stefano	Chief Executive Officer of Publitalia ‘80 S.p.A and Digitalia ‘08 S.r.l., Deputy Chairman of Mediamond S.p.A.

Mr Giuliano Adreani received the following compensation:

•                  for the position of Mediaset director, € 16,000;

•                  for the position of Chairman of Publitalia, € 1,700,000, and of Digitalia, € 200,000;

•                  benefits: the non-monetary benefits package allocated was valued at € 25,224.40.

He also received compensation of € 75,000 as director of the subsidiary Mediaset España.

Mr Mauro Crippa received a compensation broken down as follows:

•                  fixed component totalling € 712,708.07, of which the gross annual compensation (GAC) was € 696,708.07 received as an employee of R.T.I. and the compensation as director of Mediaset was € 16,000;

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•                  variable short-term component: no short-term incentives were paid as the access conditions for the system in 2016, given by positive Group Net Profit, were not fulfilled;

•                  variable medium/long-term component: on 21 June 2016, the Board of Directors of Mediaset assigned 35,572 rights under the medium/long-term incentive plan, adding to the 28,538 rights assigned in 2015;

•                  benefits: the non-monetary benefits package allocated was valued at € 4,874.68;

•                  other payments: consideration under the non-compete agreement in 2016 equal to € 100,000 (in Table 1, shown in the second part of the Section, this amount is included in fixed compensation as an employee).

In 2016 a one-off bonus of € 100,000 was paid for the completion of the Hard News area digitalisation process and the transfer of the Milan 2 Production Centre to the Cologno Monzese Campus. These initiative enabled the optimisation of the organisation, of logistic structures, and of technical production equipment, ensuring delivery of important efficiency outcomes.

Mr Marco Giordani received a compensation broken down as follows:

•                  fixed component totalling € 805,936.92, of which the gross annual compensation (GAC) was € 789,936.92 received as an employee of Mediaset and the compensation as director was € 16,000;

He also received compensation of € 75,000 as director of the subsidiary Mediaset España;

•                  variable short-term component: no short-term incentives were paid as the access conditions for the system in 2016, given by positive Group Net Profit, were not fulfilled;

•                  variable medium/long-term component: on 21 June 2016, the Board of Directors of Mediaset assigned 103,482 rights under the medium/long-term incentive plan, adding to the 57,076 rights assigned in 2015;

•                  benefits: the non-monetary benefits package allocated was valued at € 4,862.36;

•                  other payments: consideration under the non-compete agreement in 2016 equal to € 100,000 (in Table 1, shown in the second part of the Section, this amount is included in fixed compensation as an employee).

No one-off bonus was paid in 2016.

Mrs Gina Nieri received a compensation broken down as follows:

•                  fixed component totalling € 790,199.72, of which the gross annual compensation (GAC) was € 774,199.72 received as an employee of Mediaset and the compensation as director was € 16,000;

•                  variable short-term component: no short-term incentives were paid as the access conditions for the system in 2016, given by positive Group Net Profit, were not fulfilled;

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•                  variable medium/long-term component: on 21 June 2016, the Board of Directors of Mediaset assigned 64,676 rights under the medium/long-term incentive plan, adding to the 57,076 rights assigned in 2015;

•                  benefits: the non-monetary benefits package allocated was valued at € 5,284.74;

•                  other payments: consideration under the non-compete agreement in 2016 equal to € 100,000 (in Table 1, shown in the second part of the Section, this amount is included in fixed compensation as an employee).

In 2016, a one-off bonus of € 150,000 was paid for the signing of a major international agreement affording Mediaset copyright protection and royalties on its content.

Mr Niccolò Querci received a compensation broken down as follows:

•                  fixed component totalling € 863,801.30, of which the gross annual compensation (GAC) was € 847,801.30 received as an employee of Mediaset and the compensation as director was € 16,000;

•                  variable short-term component: no short-term incentives were paid as the access conditions for the system in 2016, given by positive Group Net Profit, were not fulfilled;

•                  variable medium/long-term component: on 21 June 2016, the Board of Directors of Mediaset assigned 35,572 rights under the medium/long-term incentive plan, adding to the 28,538 rights assigned in 2015;

•                  benefits: the non-monetary benefits package allocated was valued at € 4,957.59;

•                  other payments: consideration under the non-compete agreement in 2016 equal to € 100,000 (in Table 1, shown in the second part of the Section, this amount is included in fixed compensation as an employee).

No one-off bonus was paid in 2016.

Mr Stefano Sala received a compensation broken down as follows:

•                  fixed component totalling € 1,530,785.99, of which the gross annual compensation (GAC) was € 1,214,785.99 received as an employee of Publitalia ‘80; the compensation as director of Mediaset was € 16,000 and compensation for the position held at Publitalia ‘80 was € 300,000;

•                  variable short-term component: on the basis of the results of the commercial incentive plan in place for 2016, linked to consolidated advertising revenues, the gross bonus earned was € 520,000; no incentives were paid under the MBO system as the access conditions for the system in 2016, given by positive Group Net Profit, were not fulfilled;

•                  variable medium/long-term component: on 21 June 2016, the Board of Directors of Mediaset assigned 77,612 rights under the medium/long-term incentive plan, adding to the 68,492 rights assigned in 2015;

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•                  benefits: the non-monetary benefits package allocated was valued at € 4,469.24.

•                  other payments: consideration under the non-compete agreement in 2016 equal to € 200,000 (in Table 1, shown in the second part of the Section, this amount is included in fixed compensation as an employee).

No one-off bonus was paid in 2016.

1.3. Board of Statutory Auditors

The Shareholders’ Meeting allocates fixed compensation to each member of the Board of Statutory Auditors.

The Shareholders’ Meeting of 29 April 2014 confirmed Mr Mauro Lonardo as the Chairman of the Board of Statutory Auditors and appointed Mr Ezio Maria Simonelli and Ms Francesca Meneghel as regular auditors, establishing an annual gross compensation of € 60,000 for the regular auditors and of € 90,000 for the Chairman. Pursuant to the Bylaws, the members of the Board of Statutory Auditors are entitled to being reimbursed the expenses incurred to fulfil the assignment.

The Board of Statutory Auditors as appointed will remain in office until the Shareholders’ Meeting to approve the 2016 financial statements.

27

2. Part two 2.1. Compensation tables Part two provides a breakdown of compensation paid during the Reference Year, for any purpose and in any form, by the company, subsidiaries and associates. Table 1: Compensation paid to members of administrative and control bodies, general managers and other key management personnel of of f ice prof its f inancial (*) The key management personnel of the Mediaset Group hold the position of Director of Mediaset S.p.A. (**) The amount w as paid as an employee. (ShC) compensation assigned by shareholders (Att) Attendance f ees f or participation at Board of Directors meetings (Lre) lump-sum expense reimbursement (SR) remuneration f or perf ormance of specif ic responsibilities (ex art. 2389 paragraph 3 "Civil (Sal) Fixed employee compensation including non-compete agreement (EC) Executive Committee (RCC) Risk and Control Committee (CNG) Governance and Appointments Committee (CC) Compensation Committee (IC) Committee of Independent Directors f or Related-Party Transactions Table 1: Compensation paid to members of administrative and control bodies, general managers and other key management personnel of of f ice prof its (*) The key management personnel of the Mediaset Group hold the position of Director of Mediaset S.p.A. (**) The amount w as paid as an employee. (ShC) compensation assigned by shareholders (Att) Attendance f ees f or participation at Board of Directors meetings (Lre) lump-sum expense reimbursement (SR) remuneration f or perf ormance of specif ic responsibilities (ex art. 2389 paragraph 3 "Civil Code") (Sal) Fixed employee compensation (EC) Executive Committee (RCC) Risk and Control Committee (CNG) Governance and Appointments Committee (CC) Compensation Committee (IC) Committee of Independent Directors f or Related-Party Transactions 28 First and last name Of f ice Period office held Termination of office Fixed compensatio n Compensati on f or participation in committees Variable non equity compensation Non-monetary benef its Other compens ation Total Fair value of equity compensati on Leaving/end benef its Bonuses and other incentives Share of Pie r Silvio Be rlus coni Deputy Chairman and Chief Executive Officer 01/01/2016 31/12/2016 Approval 2017 f inancial statements Partial compensation in company preparing the accounts (ShC) 16.000,00 (EC) 10.000,00 (Att) 18.000,00 (RCC) (Lre) (GNC) (Csr) 1.000.000,00 (CC) (Sal) 373.447,45 (IC) (I) Compensation in company preparing the accounts 1.407.447,45 10.000,00 2.338,11 1.419.785,56 487.790,00 Partial compensation f rom subsidiaries and associates (ShC) (EC) (Att) (RCC) (Lre) (GNC) (Csr) (CC) (Sal) (IC) (II) Compensation f rom subsidiaries and associates (III) Total 1.407.447,45 10.000,00 2.338,11 1.419.785,56 487.790,00 (III) Total 3.514.496,71 64.000,00 14.100,00 3.592.596,71 195.115,00 Partial compensation f rom subsidiaries and associates (ShC) 75.000,00 (EC) 16.000,00 (Att) 24.000,00 (RCC) 20.000,00 (Lre) (GNC) (Csr) (CC) 4.000,00 (Sal) (IC) (II) Compensation f rom subsidiaries and associates 99.000,00 40.000,00 139.000,00 First and last name Office Period office held Termination of office Fixed compensation Compensat ion f or participatio n in committees Variable non equity compensation Non-monetary benef its Other compens ation Total Fair value of equity compensati on Leaving/end benef its Bonuses and other incentives Share of Fe de le Confalonie r i Chairman of the Board of Directors 01/01/2016 31/12/2016 Approval 2017 statements Partial compensation in company preparing the accounts (ShC) 24.000,00 (EC) 24.000,00 (Att) 27.000,00 (RCC) (Lre) (GNC) (Csr) 1.500.000,00 (CC) (Sal) 1.864.496,71 (IC) (I) Compensation in company preparing the accounts 3.415.496,71 24.000,00 14.100,00 3.453.596,71 195.115,00

2. Part two

2.1. Compensation tables

First and last name	Office	Period office held	Termination of office	Fixed compensation			Compensation for participation in committees	Variable non equity compensation		Non-monetary benefits	Other compensation	Total	Fair value of equity compensation	Leaving/end of office benefits
								Bonuses and other incentives	Share of profits					
Fedele Confalonieri	Chairman of the Board of Directors	01/01/2016 31/12/2016	Approval 2017 financial statements											
Partial compensation in company preparing the accounts				(ShC)	24.000.00	(EC)	24.000.00							
				(Att)	27.000.00	(RCC)								
				(Lre)		(GNC)								
				(Csr)	1.500.000.00	(CC)								
				(Sal)	1.864.496.71	(IC)								
(I) Compensation in company preparing the accounts					3.415.496.71		24.000.00			14.100.00		3.453.596.71	195.115.00	
Partial compensation from subsidiaries and associates				(ShC)	75.000.00	(EC)	16.000.00							
				(Att)	24.000.00	(RCC)	20.000.00							
				(Lre)		(GNC)								
				(Csr)		(CC)	4.000.00							
				(Sal)		(IC)								
(II) Compensation from subsidiaries and associates					99.000.00		40.000.00					139.000.00		
(III) Total					3.514.496.71		64.000.00			14.100.00		3.592.596.71	195.115.00	

First and last name	Office	Period office held	Termination of office	Fixed compensation			Compensation for participation in committees	Variable non equity compensation		Non-monetary benefits	Other compensation	Total	Fair value of equity compensation	Leaving/end of office benefits
								Bonuses and other incentives	Share of profits					
Pier Silvio Berlusconi	Deputy Chairman and Chief Executive Officer	01/01/2016 31/12/2016	Approval 2017 financial statements											
Partial compensation in company preparing the accounts				(ShC)	16.000.00	(EC)	10.000.00							
				(Att)	18.000.00	(RCC)								
				(Lre)		(GNC)								
				(Csr)	1.000.000.00	(CC)								
				(Sal)	373.447.45	(IC)								
(I) Compensation in company preparing the accounts					1.407.447.45		10.000.00			2.338.11		1.419.785.56	487.790.00	
Partial compensation from subsidiaries and associates				(ShC)		(EC)								
				(Att)		(RCC)								
				(Lre)		(GNC)								
				(Csr)		(CC)								
				(Sal)		(IC)								
(II) Compensation from subsidiaries and associates														
(III) Total					1.407.447.45		10.000.00			2.338.11		1.419.785.56	487.790.00	

28

Table 1: Compensation paid to members of administrative and control bodies, general managers and other key management personnel of f ice benef its ion prof its (*) The key management personnel of the Mediaset Group hold the position of Director of Mediaset S.p.A. (**) this amour w as paid by virtue of an administrative relationship (ShC) compensation assigned by shareholders (Att) Attendance f ees f or participation at Board of Directors meetings (Lre) lump-sum expense reimbursement (SR) remuneration f or perf ormance of specif ic responsibilities (ex art. 2389 paragraph 3 "Civil Code") (Sal) Fixed employee compensation (EC) Executive Committee (RCC) Risk and Control Committee (CNG) Governance and A ppointments Committee (CC) Compensation Committee (IC) Committee of Independent Directors f or Related-Party Transactions Table 1: Compensation paid to members of administrative and control bodies, general managers and other key management personnel of of f ice (*) The key management personnel of the Mediaset Group hold the position of Director of Mediaset S.p.A. (ShC) compensation assigned by shareholders (A tt) Attendance f ees f or participation at Board of Directors meetings (Lre) lump-sum expense reimbursement (SR) remuneration f or perf ormance of specif ic responsibilities (ex art. 2389 paragraph 3 "Civil Code") (Sal) Fixed employee compensation (EC) Executive Committee (RCC) Risk and Control Committee (CNG) Governance and Appointments Committee (CC) Compensation Committee (IC) Committee of Independent Directors f or Related-Party Transactions 29 (III) Total 32.000,00 32.000,00 Partial compensation f rom subsidiaries and associates (ShC) (EC) (Att) (RCC) (Lre) (GNC) (Csr) (CC) (Sal) (IC) (II) Compensation f rom subsidiaries and associates Partial compensation in company preparing the account (ShC) 16.000,00 (EC) (Att) 16.000,00 (RCC) (Lre) (GNC) (Csr) (CC) (Sal) (IC) (I) Compensation in company preparing the accounts 32.000,00 32.000,00 First and last name Office Period office held Termination of office Fixed compensati on Compensati on f or participation in committees V ariable non equity compensation Non-monetary benef its Other compensa tion Total Fair value of equity compensati on Leaving/end benef its Bonuses and other incentive Share of prof its Mar ina Be r lus coni Director 01/01/2016 31/12/2016 Approval 2017 f inancial statements (III) Total 2.033.000,00 58.000,00 25.224,40 2.116.224,40 0,00 Partial compensation f rom subsidiaries and associates (ShC) 96.000,00 (EC) 16.000,00 (A tt) 24.000,00 (RCC) 20.000,00 (Lre) (GNC) (Csr) 1.879.000,00 (CC) 4.000,00 (Sal) (IC) (II) Compensation f rom subsidiaries and associates 1.999.000,00 40.000,00 2.039.000,00 First and last name Of f ice Period of f ice held Termination of office Fixed compensatio n Compensati on f or participation in committees Variable non equity compensation Non-monetary benef its Other compensation Total Fair value of equity compensat Leaving/end of Bonuses and other incentives Share of Giuliano Adr e ani Director 01/01/2016 31/12/2016 Approval 2017 f inancial statements Partial compensation in company preparing the accoun (ShC) 16.000,00 (EC) 18.000,00 (A tt) 18.000,00 (RCC) (Lre) (GNC) (Csr) (CC) (Sal) (IC) (I) Compensation in company preparing the accounts 34.000,00 18.000,00 25.224,40 77.224,40 0,00

First and last name	Office	Period office held	Termination of office	Fixed compensation		Compensation for participation in committees		Variable non equity compensation: Bonuses and other incentives	Variable non equity compensation: Share of profits	Non-monetary benefits	Other compensation	Total	Fair value of equity compensation	Leaving/end of office benefits
Giuliano Adreani	Director	01/01/2016 31/12/2016	Approval 2017 financial statements											
Partial compensation in company preparing the accou				(ShC)	16.000,00	(EC)	18.000,00							
				(Att)	18.000,00	(RCC)								
				(Lre)		(GNC)								
				(Csr)		(CC)								
				(Sal)		(IC)								
(I) Compensation in company preparing the accounts					34.000,00		18.000,00			25.224,40		77.224,40	0,00	
Partial compensation from subsidiaries and associates				(ShC)	96.000,00	(EC)	16.000,00							
				(Att)	24.000,00	(RCC)	20.000,00							
				(Lre)		(GNC)								
				(Csr)	1.879.000,00	(CC)	4.000,00							
				(Sal)		(IC)								
(II) Compensation from subsidiaries and associates					1.999.000,00		40.000,00					2.039.000,00		
(III) Total					2.033.000,00		58.000,00			25.224,40		2.116.224,40	0,00	

First and last name	Office	Period office held	Termination of office	Fixed compensation		Compensation for participation in committees		Variable non equity compensation: Bonuses and other incentive	Variable non equity compensation: Share of profits	Non-monetary benefits	Other compensation	Total	Fair value of equity compensation	Leaving/end of office benefits
Marina Berlusconi	Director	01/01/2016 31/12/2016	Approval 2017 financial statements											
Partial compensation in company preparing the accoun				(ShC)	16.000.00	(EC)								
				(Att)	16.000.00	(RCC)								
				(Lre)		(GNC)								
				(Csr)		(CC)								
				(Sal)		(IC)								
(I) Compensation in company preparing the accounts					32.000.00							32.000.00		
Partial compensation from subsidiaries and associates				(ShC)		(EC)								
				(Att)		(RCC)								
				(Lre)		(GNC)								
				(Csr)		(CC)								
				(Sal)		(IC)								
(II) Compensation from subsidiaries and associates														
(III) Total					32.000.00							32.000.00		

29

Table 1: Compensation paid to members of administrative and control bodies, general managers and other key management personnel of of f ice incentives (*) The key management personnel of the Mediaset Group hold the position of Director of Mediaset S.p.A . (ShC) compensation assigned by shareholders (A tt) A ttendance f ees f or participation at Board of Directors meetings (Lre) lump-sum expense reimbursement (SR) remuneration f or perf ormance of specif ic responsibilities (ex art. 2389 paragraph 3 "Civil Code") (Sal) Fixed employee compensation (EC) Executive Committee (RCC) Risk and Control Committee (CNG) Governance and A ppointments Committee (CC) Compensation Committee (IC) Committee of Independent Directors f or Related-Party Transactions Table 1: Compensation paid to members of administrative and control bodies, general managers and other key management personnel of of f ice prof its (*) The key management personnel of the Mediaset Group hold the position of Director of Mediaset S.p.A. (**) f or the position covered, compensation w as paid directly to the company of ref erence until 30/6/2016 (Shareholders' Meeting EUR 8,000.00 and A ttendance Fees EUR 10,000.00) (ShC) compensation assigned by shareholders (Att) A ttendance f ees f or participation at Board of Directors meetings (Lre) lump-sum expense reimbursement (SR) remuneration f or perf ormance of specif ic responsibilities (ex art. 2389 paragraph 3 "Civil Code") (Sal) Fixed employee compensation (EC) Executive Committee (RCC) Risk and Control Committee (CNG) Governance and Appointments Committee (CC) Compensation Committee (IC) Committee of Independent Directors f or Related-Party Transactions 30 (III) Total 34.000,00 34.000,00 Partial compensation f rom subsidiaries and associates (ShC) (EC) (A tt) (RCC) (Lre) (GNC) (Csr) (CC) (Sal) (IC) (II) Compensation f rom subsidiaries and associates Partial compensation in company preparing the accounts (ShC) 16.000,00 (EC) (A tt) 18.000,00 (RCC) (Lre) (GNC) (Csr) (CC) (Sal) (IC) (I) Compensation in company preparing the accounts 34.000,00 34.000,00 First and last name Office Period of f ice held Termination of of f ice Fixed compensati on (**) Compens ation f or participati on in committee s V ariable non equity compensation Non-monetary benef its Other compens ation Total Fair value of equity compensa tion Leaving/end benef its Bonuses and other incentives Share of Pas quale Cannate lli Director 01/01/2016 31/12/2016 A pproval 2017 f inancial statements (III) Total 32.000,00 16.000,00 48.000,00 First and last name Of f ice Period of f ice held Termination of of f ice Fixed compensati on (**) Compensati on f or participation in committees V ariable non equity compensation Non-monetary benef its Other compensa tion Total Fair value of equity compensati on Leaving/end benef its Bonuses and other Share of prof its Fr anco Br uni Director 01/01/2016 31/12/2016 A pproval 2017 f inancial statements Partial compensation in company preparing the account (ShC) 16.000,00 (EC) (A tt) 16.000,00 (RCC) 16.000,00 (Lre) (GNC) (Csr) (CC) (Sal) (IC) (I) Compensation in company preparing the accounts 32.000,00 16.000,00 48.000,00 Partial compensation f rom subsidiaries and associates (ShC) (EC) (A tt) (RCC) (Lre) (GNC) (Csr) (CC) (Sal) (IC) (II) Compensation f rom subsidiaries and associates

First and last name	Office	Period office held	Termination of office	Fixed compensation (**)		Compensation for participation in committees		Variable non equity compensation		Non-monetary benefits	Other compensation	Total	Fair value of equity compensation	Leaving/end of office benefits
								Bonuses and other incentives	Share of profits					
Franco Bruni	Director	01/01/2016 31/12/2016	Approval 2017 financial statements											
Partial compensation in company preparing the accoun				(ShC)	16.000,00	(EC)								
				(Att)	16.000,00	(RCC)	16.000,00							
				(Lre)		(GNC)								
				(Csr)		(CC)								
				(Sal)		(IC)								
(I) Compensation in company preparing the accounts					32.000,00		16.000,00					48.000,00		
Partial compensation from subsidiaries and associates				(ShC)		(EC)								
				(Att)		(RCC)								
				(Lre)		(GNC)								
				(Csr)		(CC)								
				(Sal)		(IC)								
(II) Compensation from subsidiaries and associates														
(III) Total					32.000,00		16.000,00					48.000,00		

First and last name	Office	Period office held	Termination of office	Fixed compensation (**)		Compensation for participation in committees		Variable non equity compensation		Non-monetary benefits	Other compensation	Total	Fair value of equity compensation	Leaving/end of office benefits
								Bonuses and other incentives	Share of profits					
Pasquale Cannatelli	Director	01/01/2016 31/12/2016	Approval 2017 financial statements											
Partial compensation in company preparing the accounts				(ShC)	16.000,00	(EC)								
				(Att)	18.000,00	(RCC)								
				(Lre)		(GNC)								
				(Csr)		(CC)								
				(Sal)		(IC)								
(I) Compensation in company preparing the accounts					34.000,00							34.000,00		
Partial compensation from subsidiaries and associates				(ShC)		(EC)								
				(Att)		(RCC)								
				(Lre)		(GNC)								
				(Csr)		(CC)								
				(Sal)		(IC)								
(II) Compensation from subsidiaries and associates														
(III) Total					34.000,00							34.000,00		

(*) The key management personnel of the Mediaset Group hold the position of Director of Mediaset S.p.A.
(**) for the position covered, compensation was paid directly to the company of reference until 30/6/2016 (Shareholders' Meeting EUR 8,000.00 and Attendance Fees EUR 10,000.00)
(ShC) compensation assigned by shareholders
(Att) Attendance fees for participation at Board of Directors meetings
(Lre) lump-sum expense reimbursement
(SR) remuneration for performance of specific responsibilities (ex art. 2389 paragraph 3 "Civil Code")
(Sal) Fixed employee compensation

30

Table 1: Compensation paid to members of administrative and control bodies, general managers and other key management personnel of of f ice prof its (*) The key management personnel of the Mediaset Group hold the position of Director of Mediaset S.p.A . (**) The amount w as paid as an employee. The compensation is a one-time bonus paid in 2016 (***) The amount w as paid as an employee (ShC) compensation assigned by shareholders (A tt) A ttendance f ees f or participation at Board of Directors meetings (Lre) lump-sum expense reimbursement (SR) remuneration f or perf ormance of specif ic responsibilities (ex art. 2389 paragraph 3 "Civil Code") (Sal) Fixed employee compensation including non-compete agreement (EC) Executive Committee (RCC) Risk and Control Committee (CNG) Governance and A ppointments Committee (CC) Compensation Committee (IC) Committee of Independent Directors f or Related-Party Transactions Table 1: Compensation paid to members of administrative and control bodies, general managers and other key management personnel of office prof its (*) The key management personnel of the Mediaset Group hold the position of Director of Mediaset S.p.A . (ShC) compensation assigned by shareholders (A tt) A ttendance f ees f or participation at Board of Directors meetings (Lre) lump-sum expense reimbursement (SR) remuneration f or perf ormance of specif ic responsibilities (ex art. 2389 paragraph 3 "Civil Code") (Sal) Fixed employee compensation (EC) Executive Committee (RCC) Risk and Control Committee (CNG) Governance and A ppointments Committee (CC) Compensation Committee (IC) Committee of Independent Directors f or Related-Party Transactions 31 (III) Total 32.000,00 12.000,00 44.000,00 Partial compensation f rom subsidiaries and associates (ShC) (EC) (A tt) (RCC) (Lre) (GNC) (Csr) (CC) (Sal) (IC) (II) Compensation f rom subsidiaries and associates Partial compensation in company preparing the accoun (ShC) 16.000,00 (EC) (A tt) 16.000,00 (RCC) (Lre) (GNC) (Csr) (CC) 12.000,00 (Sal) (IC) (I) Compensation in company preparing the accounts 32.000,00 12.000,00 44.000,00 First and last name Office Period office held Termination of of f ice Fixed compensati on Compensati on f or participation in committees V ariable non equity compensation Non-monetary benef its Other compensati on Total Fair value of equity compensati on Leaving/end benef its Bonuses and other incentives Share of Br uno Er m olli Director 01/01/2016 31/12/2016 A pproval 2017 f inancial statements (III) Total 830.708,07 100.000,00 4.874,68 935.582,75 134.142,00 Partial compensation f rom subsidiaries and associates (ShC) (EC) (A tt) (RCC) (Lre) (GNC) (Csr) (CC) (Sal) 796.708,07 (IC) (II) Compensation f rom subsidiaries and associates 796.708,07 100.000,00 4.874,68 901.582,75 Partial compensation in company preparing the accoun (ShC) 16.000,00 (EC) (A tt) 18.000,00 (RCC) (Lre) (GNC) (Csr) (CC) (Sal) (IC) (I) Compensation in company preparing the accounts 34.000,00 34.000,00 134.142,00 First and last name Of f ice Period office held Termination of of f ice Fixed compensati on Compensati on f or participation in committees V ariable non equity compensation Non-monetary benef its (***) Other compensa tion Total Fair value of equity compensati on Leaving/end benef its Bonuses and other incentives Share of Maur o Cr ippa Director 01/01/2016 31/12/2016 A pproval 2017 f inancial statements (**)

First and last name	Office	Period office held	Termination of office	Fixed compensation		Compensation for participation in committees		Variable non equity compensation		Non-monetary benefits (***)	Other compensation	Total	Fair value of equity compensation	Leaving/end of office benefits
								Bonuses and other incentives	Share of profits					
Mauro Crippa	Director	01/01/2016 31/12/2016	Approval 2017 financial statements											
Partial compensation in company preparing the accoun				(ShC)	16.000.00	(EC)								
				(Att)	18.000.00	(RCC)								
				(Lre)		(GNC)								
				(Csr)		(CC)								
				(Sal)		(IC)								
(I) Compensation in company preparing the accounts					34.000.00							34.000.00	134.142.00	
Partial compensation from subsidiaries and associates				(ShC)		(EC)								
				(Att)		(RCC)								
				(Lre)		(GNC)								
				(Csr)		(CC)								
				(Sal)	796.708.07	(IC)								
(II) Compensation from subsidiaries and associates					796.708.07			100.000.00		4.874.68		901.582.75		
(III) Total					830.708.07			100.000.00		4.874.68		935.582.75	134.142.00	

First and last name	Office	Period office held	Termination of office	Fixed compensation		Compensation for participation in committees		Variable non equity compensation		Non-monetary benefits	Other compensation	Total	Fair value of equity compensation	Leaving/end of office benefits
								Bonuses and other incentives	Share of profits					
Bruno Ermolli	Director	01/01/2016 31/12/2016	Approval 2017 financial statements											
Partial compensation in company preparing the accoun				(ShC)	16.000.00	(EC)								
				(Att)	16.000.00	(RCC)								
				(Lre)		(GNC)								
				(Csr)		(CC)	12.000.00							
				(Sal)		(IC)								
(I) Compensation in company preparing the accounts					32.000.00		12.000.00					44.000.00		
Partial compensation from subsidiaries and associates				(ShC)		(EC)								
				(Att)		(RCC)								
				(Lre)		(GNC)								
				(Csr)		(CC)								
				(Sal)		(IC)								
(II) Compensation from subsidiaries and associates														
(III) Total					32.000.00		12.000.00					44.000.00		

31

Table 1: Compensation paid to members of administrative and control bodies, general managers and other key management personnel of of f ice prof its (*) The key management personnel of the Mediaset Group hold the position of Director of Mediaset S.p.A . (**) The amount w as paid as an employee. (ShC) compensation assigned by shareholders (Att) Attendance f ees f or participation at Board of Directors meetings (Lre) lump-sum expense reimbursement (SR) remuneration f or perf ormance of specif ic responsibilities (ex art. 2389 paragraph 3 "Civil Code") (Sal) Fixed employee compensation including non-compete agreement (EC) Executive Committee (RCC) Risk and Control Committee (CNG) Governance and Appointments Committee (CC) Compensation Committee (IC) Committee of Independent Directors f or Related-Party Transactions Table 1: Compensation paid to members of administrative and control bodies, general managers and other key management personnel of of f ice prof its (*) The key management personnel of the Mediaset Group hold the position of Director of Mediaset S.p.A. (ShC) compensation assigned by shareholders (Att) A ttendance f ees f or participation at Board of Directors meetings (Lre) lump-sum expense reimbursement (SR) remuneration f or perf ormance of specif ic responsibilities (ex art. 2389 paragraph 3 "Civil Code") (Sal) Fixed employee compensation (**) The expenses incurred as a result of the of f ice amount to € 5,510.32 (EC) Executive Committee (RCC) Risk and Control Committee (CNG) Governance and Appointments Committee (CC) Compensation Committee (IC) Committee of Independent Directors f or Related-Party Transactions 32 (III) Total 34.000,00 26.000,00 60.000,00 Partial compensation f rom subsidiaries and associates (ShC) (EC) (Att) (RCC) (Lre) (GNC) (Csr) (CC) (Sal) (IC) (II) Compensation f rom subsidiaries and associates Partial compensation in company preparing the accounts (ShC) 16.000,00 (EC) (Att) 18.000,00 (RCC) 14.000,00 (Lre) (GNC) (Csr) (CC) 12.000,00 (Sal) (IC) (I) Compensation in company preparing the accounts 34.000,00 26.000,00 60.000,00 First and last name Of f ice Period of f ice held Termination of office Fixed compensati on (**) Compensation f or participation in committees V ariable non equity compensation Non-monetary benef its Other compensat ion Total Fair value of equity compensati on Leaving/end benef its Bonuses and other incentives Share of Fe rnando Napolitano Director 01/01/2016 31/12/2016 Approval 2017 f inancial statements (III) Total 1.022.936,92 36.000,00 4.862,36 1.063.799,28 390.231,00 Partial compensation f rom subsidiaries and associate (ShC) 75.000,00 (EC) (Att) 24.000,00 (RCC) 20.000,00 s(Lre) (GNC) (Csr) (CC) (Sal) (IC) (II) Compensation f rom subsidiaries and associates 99.000,00 20.000,00 119.000,00 Partial compensation in company preparing the accou (ShC) 16.000,00 (EC) 16.000,00 (Att) 18.000,00 (RCC) (Lre) (GNC) (Csr) (CC) (Sal) 889.936,92 (IC) (I) Compensation in company preparing the accounts 923.936,92 16.000,00 4.862,36 944.799,28 390.231,00 First and last name Office Period of f ice held Termination of office Fixed compensatio n Compensati on f or participation in committees Variable non equity compensation Non-monetary benef its Other compensat ion Total Fair value of equity compensati on Leaving/end benef its Bonuses and other incentives Share of Mar co Gior dani Director 01/01/2016 31/12/2016 Approval 2017 f inancial statements

First and last name	Office	Period office held	Termination of office	Fixed compensation		Compensation for participation in committees		Variable non equity compensation		Non-monetary benefits	Other compensation	Total	Fair value of equity compensation	Leaving/end of office benefits
								Bonuses and other incentives	Share of profits					
Marco Giordani	Director	01/01/2016 31/12/2016	Approval 2017 financial statements											
Partial compensation in company preparing the accou				(ShC)	16.000.00	(EC)	16.000.00							
				(Att)	18.000.00	(RCC)								
				(Lre)		(GNC)								
				(Csr)		(CC)								
				(Sal)	889.936.92	(IC)								
(I) Compensation in company preparing the accounts					923.936.92		16.000.00			4.862.36		944.799.28	390.231.00	
Partial compensation from subsidiaries and associate				(ShC)	75.000.00	(EC)								
				(Att)	24.000.00	(RCC)	20.000.00							
				(Lre)		(GNC)								
				(Csr)		(CC)								
				(Sal)		(IC)								
(II) Compensation from subsidiaries and associates					99.000.00		20.000.00					119.000.00		
(III) Total					1.022.936.92		36.000.00			4.862.36		1.063.799.28	390.231.00	

First and last name	Office	Period office held	Termination of office	Fixed compensation (**)		Compensation for participation in committees		Variable non equity compensation		Non-monetary benefits	Other compensation	Total	Fair value of equity compensation	Leaving/end of office benefits
								Bonuses and other incentives	Share of profits					
Fernando Napolitano	Director	01/01/2016 31/12/2016	Approval 2017 financial statements											
Partial compensation in company preparing the accounts				(ShC)	16.000.00	(EC)								
				(Att)	18.000.00	(RCC)	14.000.00							
				(Lre)		(GNC)								
				(Csr)		(CC)	12.000.00							
				(Sal)		(IC)								
(I) Compensation in company preparing the accounts					34.000.00		26.000.00					60.000.00		
Partial compensation from subsidiaries and associates				(ShC)		(EC)								
				(Att)		(RCC)								
				(Lre)		(GNC)								
				(Csr)		(CC)								
				(Sal)		(IC)								
(II) Compensation from subsidiaries and associates														
(III) Total					34.000.00		26.000.00					60.000.00		

(*) The key management personnel of the Mediaset Group hold the position of Director of Mediaset S.p.A.
(ShC) compensation assigned by shareholders
(Att) Attendance fees for participation at Board of Directors meetings
(Lre) lump-sum expense reimbursement
(SR) remuneration for performance of specific responsibilities (ex art. 2389 paragraph 3 "Civil Code")
(Sal) Fixed employee compensation
(**) The expenses incurred as a result of the office amount to € 5.510.32

32

Table 1: Compensation paid to members of administrative and control bodies, general managers and other key management personnel of office prof its (*) The key management personnel of the Mediaset Group hold the position of Director of Mediaset S.p.A . (**) The amount was paid as an employee. The c ompensation is a one-time bonus paid in 2016 (**) The amount w as paid as an employee (ShC) compensation assigned by shareholders (A tt) A ttendance f ees f or participation at Board of Directors meetings (Lre) lump-sum expense reimbursement (SR) remuneration f or perf ormance of specif ic responsibilities (ex art. 2389 paragraph 3 "Civil Code") (Sal) Fixed employee compensation including non-compete agreement (EC) Executive Committee (RCC) Risk and Control Committee (CNG) Governance and A ppointments Committee (CC) Compensation Committee (IC) Committee of Independent Directors f or Related-Party Transactions Table 1: Compensation paid to members of administrative and control bodies, general managers and other key management personnel of of f ice prof its (*) The key management personnel of the Mediaset Group hold the position of Director of Mediaset S.p.A. (ShC) compensation assigned by shareholders (Att) Attendance f ees f or participation at Board of Directors meetings (Lre) lump-sum expense reimbursement (SR) remuneration f or perf ormance of specif ic responsibilities (ex art. 2389 paragraph 3 "Civil Code") (Sal) Fixed employee compensation (EC) Executive Committee (RCC) Risk and Control Committee (CNG) Governance and Appointments Committee (CC) Compensation Committee (IC) Committee of Independent Directors f or Related-Party Transactions 33 (III) Total 34.000,00 45.000,00 79.000,00 Partial compensation f rom subsidiaries and associates (ShC) (EC) (A tt) (RCC) (Lre) (GNC) (Csr) (CC) (Sal) (IC) (II) Compensation f rom subsidiaries and associates Partial compensation in company preparing the account (ShC) 16.000,00 (EC) (A tt) 18.000,00 (RCC) (Lre) (GNC) 12.000,00 (Csr) (CC) 18.000,00 (Sal) (IC) 15.000,00 (I) Compensation in company preparing the accounts 34.000,00 45.000,00 79.000,00 First and last name Of f ice Period of f ice held Termination of of f ice Fixed compensati on Compensati on f or participation in committees Variable non equity compensation Non-monetary benef its Other compensati on Total Fair value of equity compensati on Leaving/end benef its Bonuses and other incentives Share of Michele Pe r ini Director 01/01/2016 31/12/2016 A pproval 2017 f inancial statements (III) Total 908.199,72 16.000,00 150.000,00 5.284,74 1.079.484,46 243.893,00 Partial compensation f rom subsidiaries and associate (ShC) (EC) (Att) (RCC) (Lre) (GNC) (Csr) (CC) (Sal) (IC) (II) Compensation f rom subsidiaries and associates Partial compensation in company preparing the accou (ShC) 16.000,00 (EC) 16.000,00 (Att) 18.000,00 (RCC) (Lre) (GNC) (Csr) (CC) (Sal) 874.199,72 (IC) (I) Compensation in company preparing the accounts 908.199,72 16.000,00 150.000,00 5.284,74 1.079.484,46 243.893,00 First and last name Of f ice Period of f ice held Termination of office Fixed compensati on Compensati on f or participation in committees V ariable non equity compensation Non-monetary benef its (***) Other compensation Total Fair value of equity compensati on Leaving/end benef its Bonuses and other incentives (**) Share of Gina Nie r i Director 01/01/2016 31/12/2016 A pproval 2017 financial statements

First and last name	Office	Period office held	Termination of office	Fixed compensation		Compensation for participation in committees		Variable non equity compensation		Non-monetary benefits (***)	Other compensation	Total	Fair value of equity compensation	Leaving/end of office benefits
								Bonuses and other incentives (**)	Share of profits					
Gina Nieri	Director	01/01/2016 31/12/2016	Approval 2017 financial statements											
Partial compensation in company preparing the accou				(ShC)	16.000,00	(EC)	16.000,00							
				(Att)	18.000,00	(RCC)								
				(Lre)		(GNC)								
				(Csr)		(CC)								
				(Sal)	874.199,72	(IC)								
(I) Compensation in company preparing the accounts					908.199,72		16.000,00	150.000,00		5.284,74		1.079.484,46	243.893,00	
Partial compensation from subsidiaries and associate				(ShC)		(EC)								
				(Att)		(RCC)								
				(Lre)		(GNC)								
				(Csr)		(CC)								
				(Sal)		(IC)								
(II) Compensation from subsidiaries and associates														
(III) Total					908.199,72		16.000,00	150.000,00		5.284,74		1.079.484,46	243.893,00	

First and last name	Office	Period office held	Termination of office	Fixed compensation		Compensation for participation in committees		Variable non equity compensation		Non-monetary benefits	Other compensation	Total	Fair value of equity compensation	Leaving/end of office benefits
								Bonuses and other incentives	Share of profits					
Michele Perini	Director	01/01/2016 31/12/2016	Approval 2017 financial statements											
Partial compensation in company preparing the accoun				(ShC)	16.000.00	(EC)								
				(Att)	18.000.00	(RCC)								
				(Lre)		(GNC)	12.000.00							
				(Csr)		(CC)	18.000.00							
				(Sal)		(IC)	15.000.00							
(I) Compensation in company preparing the accounts					34.000.00		45.000.00					79.000.00		
Partial compensation from subsidiaries and associates				(ShC)		(EC)								
				(Att)		(RCC)								
				(Lre)		(GNC)								
				(Csr)		(CC)								
				(Sal)		(IC)								
(II) Compensation from subsidiaries and associates														
(III) Total					34.000.00		45.000.00					79.000.00		

33

Table 1: Compensation paid to members of administrative and control bodies, general managers and other key management personnel of office prof its (*) The key management personnel of the Mediaset Group hold the position of Director of Mediaset S.p.A. (ShC) compensation assigned by shareholders (Att) Attendance f ees f or participation at Board of Directors meetings (Lre) lump-sum expense reimbursement (SR) remuneration f or perf ormance of specif ic responsibilities (ex art. 2389 paragraph 3 "Civil Code") (Sal) Fixed employee compensation (EC) Executive Committee (RCC) Risk and Control Committee (CNG) Governance and Appointments Committee (CC) Compensation Committee (IC) Committee of Independent Directors f or Related-Party Transactions Table 1: Compensation paid to members of administrative and control bodies, general managers and other key management personnel of of f ice prof its (*) The key management personnel of the Mediaset Group hold the position of Director of Mediaset S.p.A . (**) The amount w as paid as an employee. (ShC) compensation assigned by shareholders (A tt) A ttendance f ees f or participation at Board of Directors meetings (Lre) lump-sum expense reimbursement (SR) remuneration f or perf ormance of specif ic responsibilities (ex art. 2389 paragraph 3 "Civil Code") (Sal) Fixed employee compensation including non-compete agreement (EC) Executive Committee (RCC) Risk and Control Committee (CNG) Governance and A ppointments Committee (CC) Compensation Committee (IC) Committee of Independent Directors f or Related-Party Transactions 34 (III) Total 981.801,30 4.957,59 986.758,89 134.142,00 Partial compensation f rom subsidiaries and associates (ShC) (EC) (A tt) (RCC) (Lre) (GNC) (Csr) (CC) (Sal) 947.801,30 (IC) (II) Compensation f rom subsidiaries and associates 947.801,30 4.957,59 952.758,89 Partial compensation in company preparing the account (ShC) 16.000,00 (EC) (A tt) 18.000,00 (RCC) (Lre) (GNC) (Csr) (CC) (Sal) (IC) (I) Compensation in company preparing the accounts 34.000,00 34.000,00 134.142,00 First and last name Of f ice Period of f ice held Termination of of f ice Fixed compensati on Compensati on f or participation in committees V ariable non equity compensation Non-monetary benef its Other compensati on Total Fair value of equity compensati on Leaving/end benef its Bonuses and other incentives Share of Niccolo' Que r ci Director 01/01/2016 31/12/2016 A pproval 2017 f inancial statements (III) Total 34.000,00 10.000,00 44.000,00 Partial compensation f rom subsidiaries and associates (ShC) (EC) (Att) (RCC) (Lre) (GNC) (Csr) (CC) (Sal) (IC) (II) Compensation f rom subsidiaries and associates Partial compensation in company preparing the accounts (ShC) 16.000,00 (EC) (Att) 18.000,00 (RCC) (Lre) (GNC) (Csr) (CC) (Sal) (IC) 10.000,00 (I) Compensation in company preparing the accounts 34.000,00 10.000,00 44.000,00 First and last name Office Period office held Termination of office Fixed compensati on Compensati on f or participation in committees V ariable non equity compensation Non-monetary benef its Other compensa tion Total Fair value of equity compensati on Leaving/end benef its Bonuses and other incentives Share of Alessandr a Piccinino Director 01/01/2016 31/12/2016 Approval 2017 f inancial statements

First and last name	Office	Period office held	Termination of office	Fixed compensation		Compensation for participation in committees		Variable non equity compensation: Bonuses and other incentives	Variable non equity compensation: Share of profits	Non-monetary benefits	Other compensation	Total	Fair value of equity compensation	Leaving/end of office benefits
Alessandra Piccinino	Director	01/01/2016 31/12/2016	Approval 2017 financial statements											
Partial compensation in company preparing the accounts				(ShC)	16.000.00	(EC)								
				(Att)	18.000.00	(RCC)								
				(Lre)		(GNC)								
				(Csr)		(CC)								
				(Sal)		(IC)	10.000.00							
(I) Compensation in company preparing the accounts					34.000.00		10.000.00					44.000.00		
Partial compensation from subsidiaries and associates				(ShC)		(EC)								
				(Att)		(RCC)								
				(Lre)		(GNC)								
				(Csr)		(CC)								
				(Sal)		(IC)								
(II) Compensation from subsidiaries and associates														
(III) Total					34.000.00		10.000.00					44.000.00		

First and last name	Office	Period office held	Termination of office	Fixed compensation		Compensation for participation in committees		Variable non equity compensation: Bonuses and other incentives	Variable non equity compensation: Share of profits	Non-monetary benefits	Other compensation	Total	Fair value of equity compensation	Leaving/end of office benefits
Niccolo' Querci	Director	01/01/2016 31/12/2016	Approval 2017 financial statements											
Partial compensation in company preparing the accounts				(ShC)	16.000.00	(EC)								
				(Att)	18.000.00	(RCC)								
				(Lre)		(GNC)								
				(Csr)		(CC)								
				(Sal)		(IC)								
(I) Compensation in company preparing the accounts					34.000.00							34.000.00	134.142.00	
Partial compensation from subsidiaries and associates				(ShC)		(EC)								
				(Att)		(RCC)								
				(Lre)		(GNC)								
				(Csr)		(CC)								
				(Sal)	947.801.30	(IC)								
(II) Compensation from subsidiaries and associates					947.801.30					4.957.59		952.758.89		
(III) Total					981.801.30					4.957.59		986.758.89	134.142.00	

34

Table 1: Compensation paid to members of administrative and control bodies, general managers and other key management personnel of of f ice prof its (**) (*) The key management personnel of the Mediaset Group hold the position of Director of Mediaset S.p.A . (**) amount paid as an employee (accrual 2016 payment 2017) (**) The amount w as paid as an employee (ShC) compensation assigned by shareholders (A tt) A ttendance f ees f or participation at Board of Directors meetings (Lre) lump-sum expense reimbursement (SR) remuneration f or perf ormance of specif ic responsibilities (ex art. 2389 paragraph 3 "Civil Code") (Sal) Fixed employee compensation including non-compete agreement (EC) Executive Committee (RCC) Risk and Control Committee (CNG) Governance and A ppointments Committee (CC) Compensation Committee (IC) Committee of Independent Directors f or Related-Party Transactions Table 1: Compensation paid to members of administrative and control bodies, general managers and other key management personnel of of f ice prof its (*) The key management personnel of the Mediaset Group hold the position of Director of Mediaset S.p.A. (ShC) compensation assigned by shareholders (A tt) Attendance f ees f or participation at Board of Directors meetings (Lre) lump-sum expense reimbursement (SR) remuneration f or perf ormance of specif ic responsibilities (ex art. 2389 paragraph 3 "Civil Code") (Sal) Fixed employee compensation (EC) Executive Committee (RCC) Risk and Control Committee (CNG) Governance and A ppointments Committee (CC) Compensation Committee (IC) Committee of Independent Directors f or Related-Party Transactions 35 (III) Total 34.000,00 52.000,00 86.000,00 Partial compensation f rom subsidiaries and associates (ShC) (EC) (Att) (RCC) (Lre) (GNC) (Csr) (CC) (Sal) (IC) (II) Compensation f rom subsidiaries and associates Partial compensation in company preparing the accounts (ShC) 16.000,00 (EC) (Att) 18.000,00 (RCC) 24.000,00 (Lre) (GNC) 18.000,00 (Csr) (CC) (Sal) (IC) 10.000,00 (I) Compensation in company preparing the accounts 34.000,00 52.000,00 86.000,00 First and last name Office Period of f ice held Termination of of f ice Fixed compensati on Compensati on f or participation in committees V ariable non equity compensation Non-monetary benef its Other compensati on Total Fair value of equity compensati on Leaving/end benef its Bonuses and other incentives Share of Carlo Se cchi Director 01/01/2016 31/12/2016 Approval 2017 f inancial statements (III) Total 1.748.785,99 520.000,00 4.469,24 2.273.255,23 292.675,00 Partial compensation f rom subsidiaries and associates (ShC) 16.000,00 (EC) (A tt) (RCC) (Lre) (GNC) (Csr) 284.000,00 (CC) (Sal) 1.414.785,99 (IC) (II) Compensation f rom subsidiaries and associates 1.714.785,99 520.000,00 4.469,24 2.239.255,23 Partial compensation in company preparing the account (ShC) 16.000,00 (EC) (A tt) 18.000,00 (RCC) (Lre) (GNC) (Csr) (CC) (Sal) (IC) (I) Compensation in company preparing the accounts 34.000,00 34.000,00 292.675,00 First and last name Of f ice Period of f ice held Termination of of f ice Fixed compensation Compensati on f or participation in committees V ariable non equity compensation Non-monetary benef its (***) Other compensa tion Total Fair value of equity compensati on Leaving/end benef its Bonuses and other incentives Share of Ste fano Sala Director 01/01/2016 31/12/2016 A pproval 2017 f inancial statements

First and last name	Office	Period office held	Termination of office	Fixed compensation			Compensation for participation in committees	Variable non equity compensation		Non-monetary benefits (***)	Other compensation	Total	Fair value of equity compensation	Leaving/end of office benefits
								Bonuses and other incentives	Share of profits					
Stefano Sala	Director	01/01/2016 31/12/2016	Approval 2017 financial statements											
Partial compensation in company preparing the accounts				(ShC)	16.000.00	(EC)								
				(Att)	18.000.00	(RCC)								
				(Lre)		(GNC)								
				(Csr)		(CC)								
				(Sal)		(IC)								
(I) Compensation in company preparing the accounts					34.000.00							34.000.00	292.675.00	
Partial compensation from subsidiaries and associates				(ShC)	16.000.00	(EC)								
				(Att)		(RCC)								
				(Lre)		(GNC)								
				(Csr)	284.000.00	(CC)								
				(Sal)	1.414.785.99	(IC)								
(II) Compensation from subsidiaries and associates					1.714.785.99			520.000.00		4.469.24		2.239.255.23		
(III) Total					1.748.785.99			520.000.00		4.469.24		2.273.255.23	292.675.00	

First and last name	Office	Period office held	Termination of office	Fixed compensation			Compensation for participation in committees	Variable non equity compensation		Non-monetary benefits	Other compensation	Total	Fair value of equity compensation	Leaving/end of office benefits
								Bonuses and other incentives	Share of profits					
Carlo Secchi	Director	01/01/2016 31/12/2016	Approval 2017 financial statements											
Partial compensation in company preparing the accounts				(ShC)	16.000.00	(EC)								
				(Att)	18.000.00	(RCC)	24.000.00							
				(Lre)		(GNC)	18.000.00							
				(Csr)		(CC)								
				(Sal)		(IC)	10.000.00							
(I) Compensation in company preparing the accounts					34.000.00		52.000.00					86.000.00		
Partial compensation from subsidiaries and associates				(ShC)		(EC)								
				(Att)		(RCC)								
				(Lre)		(GNC)								
				(Csr)		(CC)								
				(Sal)		(IC)								
(II) Compensation from subsidiaries and associates														
(III) Total					34.000.00		52.000.00					86.000.00		

35

Table 1: Compensation paid to members of administrative and control bodies, general managers and other key management personnel of of f ice prof its (*) The key management personnel of the Mediaset Group hold the position of Director of Mediaset S.p.A. (ShC) compensation assigned by shareholders (Att) A ttendance f ees f or participation at Board of Directors meetings (Lre) lump-sum expense reimbursement (SR) remuneration f or perf ormance of specif ic responsibilities (ex art. 2389 paragraph 3 "Civil Code") (Sal) Fixed employee compensation (**) The expenses incurred as a result of the of f ice amount to € 6,505.45, of w hich € 2,889.05 w as paid in 2017 (EC) Executive Committee (RCC) Risk and Control Committee (CNG) Governance and Appointments Committee (CC) Compensation Committee (IC) Committee of Independent Directors f or Related-Party Transactions Table 1: Compensation paid to members of administrative and control bodies, general managers and other key management personnel of office prof its (*) The key management personnel of the Mediaset Group hold the position of Director of Mediaset S.p.A . (ShC) compensation assigned by shareholders (Att) A ttendance f ees f or participation at Board of Directors meetings (Lre) lump-sum expense reimbursement (SR) remuneration f or perf ormance of specif ic responsibilities (ex art. 2389 paragraph 3 "Civil Code") (Sal) Fixed employee compensation (**) The expenses incurred as a result of the of f ice amount to € 10,525.46 (EC) Executive Committee (RCC) Risk and Control Committee (CNG) Governance and A ppointments Committee (CC) Compensation Committee (IC) Committee of Independent Directors f or Related-Party Transactions 36 (III) Total 90.000,00 90.000,00 Partial compensation f rom subsidiaries and associates (ShC) (EC) (A tt) (RCC) (Lre) (GNC) (Csr) (CC) (Sal) (IC) (II) Compensation f rom subsidiaries and associates Partial compensation in company preparing the accounts (ShC) 90.000,00 (EC) (A tt) (RCC) (Lre) (GNC) (Csr) (CC) (Sal) (IC) (I) Compensation in company preparing the accounts 90.000,00 90.000,00 First and last name Office Period office held Termination of office Fixed compensati on (**) Compensati on f or participation in committees V ariable non equity compensation Non-monetary benef its Other compensat ion Total Fair value of equity compensati on Leaving/end benef its Bonuses and other incentives Share of Maur o Lonar do Chmn BSA 01/01/2016 31/12/2016 A pproval 2016 f inancial statements (III) Total 34.000,00 12.000,00 46.000,00 Partial compensation f rom subsidiaries and associates (ShC) (EC) (A tt) (RCC) (Lre) (GNC) (Csr) (CC) (Sal) (IC) (II) Compensation f rom subsidiaries and associates Partial compensation in company preparing the account (ShC) 16.000,00 (EC) (A tt) 18.000,00 (RCC) s(Lre) (GNC) 12.000,00 (Csr) (CC) (Sal) (IC) (I) Compensation in company preparing the accounts 34.000,00 12.000,00 46.000,00 First and last name Office Period of f ice held Termination of office Fixed compensati on (**) Compensati on f or participation in committees V ariable non equity compensation Non-monetary benef its Other compensat ion Total Fair value of equity compensati on Leaving/end benef its Bonuses and other incentives Share of Wanda Te r nau Director 01/01/2016 31/12/2016 Approval 2017 f inancial statements

First and last name	Office	Period office held	Termination of office	Fixed compensation (**)		Compensation for participation in committees		Variable non equity compensation		Non-monetary benefits	Other compensation	Total	Fair value of equity compensation	Leaving/end of office benefits
								Bonuses and other incentives	Share of profits					
Wanda Ternau	Director	01/01/2016 31/12/2016	Approval 2017 financial statements											
Partial compensation in company preparing the account				(ShC)	16.000.00	(EC)								
				(Att)	18.000.00	(RCC)								
				(Lre)		(GNC)	12.000.00							
				(Csr)		(CC)								
				(Sal)		(IC)								
(I) Compensation in company preparing the accounts					34.000.00		12.000.00					46.000.00		
Partial compensation from subsidiaries and associates				(ShC)		(EC)								
				(Att)		(RCC)								
				(Lre)		(GNC)								
				(Csr)		(CC)								
				(Sal)		(IC)								
(II) Compensation from subsidiaries and associates														
(III) Total					34.000.00		12.000.00					46.000.00		

(*) The key management personnel of the Mediaset Group hold the position of Director of Mediaset S.p.A.
(ShC) compensation assigned by shareholders
(Att) Attendance fees for participation at Board of Directors meetings
(Lre) lump-sum expense reimbursement
(SR) remuneration for performance of specific responsibilities (ex art. 2389 paragraph 3 "Civil Code")
(Sal) Fixed employee compensation
(**) The expenses incurred as a result of the office amount to € 6.505.45. of which € 2.889.05 was paid in 2017

First and last name	Office	Period office held	Termination of office	Fixed compensation (**)		Compensation for participation in committees		Variable non equity compensation		Non-monetary benefits	Other compensation	Total	Fair value of equity compensation	Leaving/end of office benefits
								Bonuses and other incentives	Share of profits					
Mauro Lonardo	Chmn BSA	01/01/2016 31/12/2016	Approval 2016 financial statements											
Partial compensation in company preparing the accounts				(ShC)	90.000.00	(EC)								
				(Att)		(RCC)								
				(Lre)		(GNC)								
				(Csr)		(CC)								
				(Sal)		(IC)								
(I) Compensation in company preparing the accounts					90.000.00							90.000.00		
Partial compensation from subsidiaries and associates				(ShC)		(EC)								
				(Att)		(RCC)								
				(Lre)		(GNC)								
				(Csr)		(CC)								
				(Sal)		(IC)								
(II) Compensation from subsidiaries and associates														
(III) Total					90.000.00							90.000.00		

(*) The key management personnel of the Mediaset Group hold the position of Director of Mediaset S.p.A.
(ShC) compensation assigned by shareholders
(Att) Attendance fees for participation at Board of Directors meetings
(Lre) lump-sum expense reimbursement
(SR) remuneration for performance of specific responsibilities (ex art. 2389 paragraph 3 "Civil Code")
(Sal) Fixed employee compensation
(**) The expenses incurred as a result of the office amount to € 10.525.46

36

Table 1: Compensation paid to members of administrative and control bodies, general managers and other key management personnel of of f ice prof its (*) The key management personnel of the Mediaset Group hold the position of Director of Mediaset S.p.A. (ShC) compensation assigned by shareholders (Att) Attendance f ees f or participation at Board of Directors meetings (Lre) lump-sum expense reimbursement (SR) remuneration f or perf ormance of specif ic responsibilities (ex art. 2389 paragraph 3 "Civil Code") (Sal) Fixed employee compensation (EC) Executive Committee (RCC) Risk and Control Committee (CNG) Governance and Appointments Committee (CC) Compensation Committee (IC) Committee of Independent Directors f or Related-Party Transactions Table 1: Compensation paid to members of administrative and control bodies, general managers and other key management personnel of f ice benef its tion prof its (*) The key management personnel of the Mediaset Group hold the position of Director of Mediaset S.p.A. (ShC) compensation assigned by shareholders (A tt) Attendance f ees f or participation at Board of Directors meetings (Lre) lump-sum expense reimbursement (SR) remuneration f or perf ormance of specif ic responsibilities (ex art. 2389 paragraph 3 "Civil Code") (Sal) Fixed employee compensation (EC) Executive Committee (RCC) Risk and Control Committee (CNG) Governance and Appointments Committee (CC) Compensation Committee (IC) Committee of Independent Directors f or Related-Party Transactions 37 (III) Total 60.000,00 60.000,00 Partial compensation f rom subsidiaries and associates (ShC) (EC) (A tt) (RCC) (Lre) (GNC) (Csr) (CC) (Sal) (IC) (II) Compensation f rom subsidiaries and associates Partial compensation in company preparing the account (ShC) 60.000,00 (EC) (A tt) (RCC) (Lre) (GNC) (Csr) (CC) (Sal) (IC) (I) Compensation in company preparing the accounts 60.000,00 60.000,00 First and last name Office Period of f ice held Termination of of f ice Fixed compensati on Compensati on f or participation in committees V ariable non equity compensation Non-monetary benef its Other compensa tion Total Fair value of equity compensa Leaving/end of Bonuses and other incentives Share of Ezio M ar ia Sim one lli Reg A uditor 01/01/2016 31/12/2016 A pproval 2016 f inancial statements (III) Total 60.000,00 60.000,00 Partial compensation f rom subsidiaries and associates (ShC) (EC) (A tt) (RCC) (Lre) (GNC) (Csr) (CC) (Sal) (IC) (II) Compensation f rom subsidiaries and associates Partial compensation in company preparing the account (ShC) 60.000,00 (EC) (A tt) (RCC) (Lre) (GNC) (Csr) (CC) (Sal) (IC) (I) Compensation in company preparing the accounts 60.000,00 60.000,00 First and last name Office Period of f ice held Termination of of f ice Fixed compensati on Compensati on f or participation in committees V ariable non equity compensation Non-monetary benef its Other compensat ion Total Fair value of equity compensati on Leaving/end benef its Bonuses and other incentives Share of Fr ance s ca M e ne ghe l Reg A uditor 01/01/2016 31/12/2016 A pproval 2016 f inancial statements

First and last name	Office	Period office held	Termination of office	Fixed compensation		Compensation for participation in committees		Variable non equity compensation		Non-monetary benefits	Other compensation	Total	Fair value of equity compensation	Leaving/end of office benefits
								Bonuses and other incentives	Share of profits					
Francesca Meneghel	Reg Auditor	01/01/2016 31/12/2016	Approval 2016 financial statements											
Partial compensation in company preparing the accoun				(ShC)	60.000.00	(EC)								
				(Att)		(RCC)								
				(Lre)		(GNC)								
				(Csr)		(CC)								
				(Sal)		(IC)								
(I) Compensation in company preparing the accounts					60.000.00							60.000.00		
Partial compensation from subsidiaries and associates				(ShC)		(EC)								
				(Att)		(RCC)								
				(Lre)		(GNC)								
				(Csr)		(CC)								
				(Sal)		(IC)								
(II) Compensation from subsidiaries and associates														
(III) Total					60.000.00							60.000.00		

First and last name	Office	Period office held	Termination of office	Fixed compensation		Compensation for participation in committees		Variable non equity compensation		Non-monetary benefits	Other compensation	Total	Fair value of equity compensation	Leaving/end of office benefits
								Bonuses and other incentives	Share of profits					
Ezio Maria Simonelli	Reg Auditor	01/01/2016 31/12/2016	Approval 2016 financial statements											
Partial compensation in company preparing the accoun				(ShC)	60.000.00	(EC)								
				(Att)		(RCC								
				(Lre)		(GNC								
				(Csr)		(CC)								
				(Sal)		(IC)								
(I) Compensation in company preparing the accounts					60.000.00							60.000.00		
Partial compensation from subsidiaries and associates				(ShC)		(EC)								
				(Att)		(RCC								
				(Lre)		(GNC								
				(Csr)		(CC)								
				(Sal)		(IC)								
(II) Compensation from subsidiaries and associates														
(III) Total					60.000.00							60.000.00		

37

TABLE 2: Stock-options assigned to members of the administrative body, general directors and other key management personnel (1) Optio ns ass igned in 2010 TABLE 2: Stock-options assigned to members of the administrative body, general directors and other key management personnel and (1) Optio ns as signed in 2010 38 Opt io ns held at t he s tart o f t he year Opt io ns as signed during the year Optio ns exercis ed during t he year Opt io ns expired during the year Optio ns held at the end o f the year Optio ns pert aining t o t he year Firs t and las t name Of fic e P lan N um ber o f optio ns St rik e pric e Perio d o f po s s ible exercise (f ro m to ) N umber of options Strike price Perio d of po s sible exerc ise (fro m t o ) Fair value at the A llo tmen t D ate A llo tment Date M ark et pric e o f s hares underlying the ass ignment o f opt io ns Number of opt ions St rik e pric e Mark et pric e o f underlying s hares at t he dat e o f exerc ise Number o f options Number o f opt ions Fair Value P ie r S ilv io B e rl usco ni Deputy C hairman and C hief Executiv e Of fic er (I) Co m pens ati on in t he co mpany preparing t he ac co unts (II) Co m pens ati on f ro m subs idiaries Shareho lders ' Meet ing 22.04.2009 (1) 360.000 4,92 23.06.2013 22.06.2016 360.000 III) To tal 360.000 360.000 Optio ns held at the start o f the year Optio ns ass igned during the year Optio ns exercised during the year Optio ns expired during the year Optio ns held at the end o f the year Op t io ns p ert aining t o t he year Firs t and last name Offic e P lan Num ber o f optio ns Strike price Period of po ssible exercise (fro m to ) Number of options Strik e price Period of po s sible exercise (fro m to ) Fair value at the Allo tmen t Date A llo tment Date M arket price o f s hares underlying the ass ignm ent of options Numbe r o f optio n s Strike price Market price o f underlying shares at the date of exercise Number of optio ns Num ber o f options Fair V alue Fe de le Conf a lonie ri Chairm an of the B o ard o f Directo rs (I) Co mpens atio n in the co mpany preparing the ac co unts (II) Co m pensatio n fro m s ubsidiaries and as so ciates Shareho lders ' M eeting 22.04.2009 (1) 450.000 4,92 23.06.2013 22.06.2016 450.000 III) To tal 450.000 450.000

			Options held at the start of the year			Options assigned during the year						Options exercised during the year			Options expired during the year	Options held at the end of the year	Options pertaining to the year
First and last name	Office	Plan	Number of options	Strike price	Period of possible exercise (from to)	Number of options	Strike price	Period of possible exercise (from to)	Fair value at the Allotment Date	Allotment Date	Market price of shares underlying the assignment of options	Number of options	Strike price	Market price of underlying shares at the date of exercise	Number of options	Number of options	Fair Value
Fedele Confalonieri	Chairman of the Board of Directors																
(I) Compensation in the company preparing the accounts		Shareholders' Meeting 22.04.2009 (1)	450.000	4,92	23.06.2013 22.06.2016										450.000		
(II) Compensation from subsidiaries and associates																	
(III) Total			450.000												450.000		

(1) Options assigned in 2010

			Options held at the start of the year			Options assigned during the year						Options exercised during the year			Options expired during the year	Options held at the end of the year	Options pertaining to the year
First and last name	Office	Plan	Number of options	Strike price	Period of possible exercise (from to)	Number of options	Strike price	Period of possible exercise (from to)	Fair value at the Allotment Date	Allotment Date	Market price of shares underlying the assignment of options	Number of options	Strike price	Market price of underlying shares at the date of exercise	Number of options	Number of options	Fair Value
Pier Silvio Berlusconi	Deputy Chairman and Chief Executive Officer																
(I) Compensation in the company preparing the accounts		Shareholders' Meeting 22.04.2009 (1)	360.000	4,92	23.06.2013 22.06.2016										360.000		
(II) Compensation from subsidiaries and																	
(III) Total			360.000												360.000		

(1) Options assigned in 2010

38

TABLE 2: Stock-options assigned to members of the administrative body, general directors and other key management personnel as so c iates (1) Opt io ns ass igned in 2010 TABLE 2: Stock-options assigned to members of the administrative body, general directors and other key management personnel (1) Optio ns assigned in 2010 39 Optio ns held at the start o f the year Optio ns assigned during the year Optio ns exercised during the year Optio ns expired during the year Optio ns held at the end o f the year Optio ns pertaining to the year F irst and last name Office P lan Number of options Strike price P eriod of po ssible exercise (fro m to ) Number of optio ns Strik e price P eriod of po ss ible exercise (fro m to ) Fair value at the A llo tme nt Date A llo tment Date Market price o f shares underlying the as signmen t o f options Number of options Strike price Market price o f underlyin g shares at the date o f exercise N umber o f options Number o f options Fair Value M a ur o C rippa Directo r (I) Co mpensatio n in the co mpany preparing the acco unts (II) C o mpensatio n fro m s ubsidiaries and as so ciates Shareho lders' M eeting 22.04.2009 (1) 100.000 4,92 23.06.2013 22.06.2016 100.000 III) To tal 100.000 100.000 Opt io ns held at the st art o f the year Optio ns as signed during the year Opt io ns exercis ed during the year Optio ns expired during the year Opt io ns held at t he end o f t he year Opt io ns pert aining to the year Firs t and last name Off ice P lan N umber of options Strike price P eriod of po s sible exercise (f ro m t o ) Number of opt ions St rike pric e P eriod of po ss ible exercis e (f ro m to ) Fair value at the A llo t men t Date A llo tment Date M ark et price o f shares underlying the ass ignment of opt ions Number of options Strike price Mark et price o f underlyin g s hares at the date o f exercise Number o f opt ions Number o f options Fair Value Giul ia n o A dreani Direct o r (I) Co mpens at io n in t he co mpany preparing t he ac co unt s (II) Co mpens at io n fro m subs idiaries and Shareho lders' M eet ing 22.04.2009 (1) 270.000 4,92 23.06.2013 22.06.2016 270.000 III) To t al 270.000 270.000

			Options held at the start of the year			Options assigned during the year						Options exercised during the year			Options expired during the year	Options held at the end of the year	Options pertaining to the year
First and last name	Office	Plan	Number of options	Strike price	Period of possible exercise (from to)	Number of options	Strike price	Period of possible exercise (from to)	Fair value at the Allotment Date	Allotment Date	Market price of shares underlying the assignment of options	Number of options	Strike price	Market price of underlying shares at the date of exercise	Number of options	Number of options	Fair Value
Giuliano Adreani	Director																
(I) Compensation in the company preparing the accounts		Shareholders' Meeting 22.04.2009 (1)	270.000	4,92	23.06.2013 22.06.2016										270.000		
(II) Compensation from subsidiaries and associates																	
(III) Total			270.000												270.000		

(1) Options assigned in 2010

			Options held at the start of the year			Options assigned during the year						Options exercised during the year			Options expired during the year	Options held at the end of the year	Options pertaining to the year
First and last name	Office	Plan	Number of options	Strike price	Period of possible exercise (from to)	Number of options	Strike price	Period of possible exercise (from to)	Fair value at the Allotment Date	Allotment Date	Market price of shares underlying the assignment of options	Number of options	Strike price	Market price of underlying shares at the date of exercise	Number of options	Number of options	Fair Value
Mauro Crippa	Director																
(I) Compensation in the company preparing the accounts		Shareholders' Meeting 22.04.2009 (1)	100.000	4,92	23.06.2013 22.06.2016										100.000		
(II) Compensation from subsidiaries and associates																	
(III) Total			100.000												100.000		

(1) Options assigned in 2010

39

TABLE 2: Stock-options assigned to members of the administrative body, general directors and other key management personnel (1) Opt io ns as signed in 2010 TABLE 2: Stock-options assigned to members of the administrative body, general directors and other key management personnel (1) Op t ions assig ned in 2 0 10 40 Opt io ns held at t he st art o f t he year Optio ns as s igned during t he year Optio ns exerc ised during t he year Optio ns expired during the year Optio ns held at the end o f t he year Opt io ns pertaining to t he year Firs t and last nam e Off ic e P lan Num ber of options St rik e pric e Perio d o f po s s ible exerc is e (fro m to ) Num ber of opt ions St rik e pric e Perio d o f po s s ible exerc is e (fro m to ) Fair v alue at t he A llo tm e nt Date A llo tm ent Date M ark et pric e o f shares underlying the ass ignment of o ptions Number of opt ions St rik e price Mark et price o f underlying s hares at t he dat e of exerc is e Number o f opt ions Number o f opt ions F air Value Gi na N ie ri Directo r (I) Co mpensat io n in the c o m pany preparing t he acco unt s (II) Co mpensat io n fro m s ubs idiaries and as so c iat es Shareho lders' M eet ing 22.04.2009 (1) 100.000 4,92 23.06.2013 22.06.2016 100.000 III) To t al 100.000 100.000 Opt io ns held at t he s tart o f t he year Optio ns as signed during the year Opt io ns exercis ed during the year Opt io ns expired during the year Optio ns held at the end o f t he year Opt io ns pertaining t o the year First and las t nam e Of fice P lan Num ber of optio ns Strike price P eriod of po s sible exercis e (f ro m to ) N um ber of opt ions Strike price P eriod of po ssible exercise (fro m t o ) Fair v alue at t he A llo t me nt Date A llo t m ent Date Market price o f shares underlying t he as signm ent of options Num ber of optio ns St rike price Mark et price o f underlying s hares at t he dat e o f exerc ise Num ber o f options Num ber o f opt io ns Fair Value M a rc o G i o rda ni Direct o r (I) Co m pensatio n in the co m pany preparing t he acco unts (II) Co m pensatio n f ro m subsidiaries and asso c iates Shareho lders ' M eeting 22.04.2009 (1) 100.000 4,92 23.06.2013 22.06.2016 100.000 III) To t al 100.000 100.000

			Options held at the start of the year			Options assigned during the year						Options exercised during the year			Options expired during the year	Options held at the end of the year	Options pertaining to the year
First and last name	Office	Plan	Number of options	Strike price	Period of possible exercise (from to)	Number of options	Strike price	Period of possible exercise (from to)	Fair value at the Allotment Date	Allotment Date	Market price of shares underlying the assignment of options	Number of options	Strike price	Market price of underlying shares at the date of exercise	Number of options	Number of options	Fair Value
Marco Giordani	Director																
(I) Compensation in the company preparing the accounts		Shareholders' Meeting 22.04.2009 (1)	100.000	4,92	23.06.2013 22.06.2016										100.000		
(II) Compensation from subsidiaries and associates																	
(III) Total			100.000												100.000		

(1) Options assigned in 2010

			Options held at the start of the year			Options assigned during the year						Options exercised during the year			Options expired during the year	Options held at the end of the year	Options pertaining to the year
First and last name	Office	Plan	Number of options	Strike price	Period of possible exercise (from to)	Number of options	Strike price	Period of possible exercise (from to)	Fair value at the Allotment Date	Allotment Date	Market price of shares underlying the assignment of options	Number of options	Strike price	Market price of underlying shares at the date of exercise	Number of options	Number of options	Fair Value
Gina Nieri	Director																
(I) Compensation in the company preparing the accounts		Shareholders' Meeting 22.04.2009 (1)	100.000	4,92	23.06.2013 22.06.2016										100.000		
(II) Compensation from subsidiaries and associates																	
(III) Total			100.000												100.000		

(1) Options assigned in 2010

40

TABLE 2: Stock-options assigned to members of the administrative body, general directors and other key management personnel (1) Optio ns assigned in 2010 41 Optio ns held at the st art o f t he year Optio ns as signed during t he year Optio ns exercised during t he year Optio ns expired during the year Optio ns held at the end o f t he year Optio ns pertaining to t he year F irst and last name Offic e P lan Number of options Strike price P eriod of po ssible exercis e (fro m to ) Num ber of options Strike price Perio d of po ssible exerc ise (f ro m to ) Fair value at the Allo tm e nt Dat e A llo tm ent Date M arket price o f shares underlying t he assignm ent o f opt ions Num ber of options St rike price Market price o f underlying shares at t he dat e o f exercise Num ber o f options Number o f options F air Value N icco lo ' Qu e rci Direct o r (I) Co mpensatio n in t he co mpany preparing the acco unts (II) Co m pensatio n f ro m subsidiaries and asso ciat es Shareho lders' M eeting 22.04.2009 (1) 100.000 4,92 23.06.2013 22.06.2016 100.000 III) T o tal 100.000 100.000

			Options held at the start of the year			Options assigned during the year						Options exercised during the year			Options expired during the year	Options held at the end of the year	Options pertaining to the year
First and last name	Office	Plan	Number of options	Strike price	Period of possible exercise (from to)	Number of options	Strike price	Period of possible exercise (from to)	Fair value at the Allotment Date	Allotment Date	Market price of shares underlying the assignment of options	Number of options	Strike price	Market price of underlying shares at the date of exercise	Number of options	Number of options	Fair Value
Niccolo' QuercI	Director																
(I) Compensation in the company preparing the accounts		Shareholders' Meeting 22.04.2009 (1)	100.000	4,92	23.06.2013 22.06.2016										100.000		
(II) Compensation from subsidiaries and associates																	
(III) Total			100.000												100.000		

(1) Options assigned in 2010

41

TABLE 3A: Incentive plans based on financial instruments, other than stock options, in favour of the members of the Board of Directors, general managers and other key management personnel Rights fo r ass ignment (*) additio nal info rmatio n co nc erning the plan is available in the appro priate info rm atio n do c ument fo und in the Co m pany's website (www.m edias et.it) TABLE 3A: Incentive plans based on financial instruments, other than stock options, in favour of the members of the Board of Directors, general managers and other key management personnel (*) additio nal info rm atio n c o ncerning the plan is available in the appro priat e info rm atio n do c um ent fo und in the Co mpany's webs it e (www.m ediaset.it) 42 F inanc ial instrum ents as s igned during the prec eding f inancial years no t vest ed during the financial year F inanc ial inst rum ents as s igned during the financ ial year Financial instruments vested during the financ ial year and no t attributed Financ ial ins truments v es ted during t he financial year and that can be at tributed Financial instruments fo r the financial year F irs t and las t nam e Office P lan Num ber and type o f financial ins trum ents Ves ting Period Num ber and type o f financ ial inst rum ents Fair value at the A llo tm ent Dat e Ves ting Period A llo tm ent Date M arket pric e o f shares underlying the as signm ent o f opt io ns Num ber and type o f financ ial inst rum ents Number and type o f financial ins trum ents Value at m aturity date Fair value P ie r S ilv i o Be rlu s c o ni Deputy Chairm an and Chief Executive Of fic er (I) C o m pensatio n in the co mpany preparing the acc o unts 2015–2017 P lan (Shareho lder s' M eeting reso lutio n o f 29 A pril 2015) 114,154 Rights fo r the ass ignm ent o f free s hares 14/07/ 2015 31/07/ 2018 2015–2017 P lan (Shareho lder s' M eeting reso lutio n o f 29 A pril 2015) 129,353 Rights fo r the assignment o f free shares 3,771 21/06/2016 30/06/2019 21/06/2016 3,8654 487.790 (II) Co m pens at io n fro m s ubs idiaries and as so ciates III) T o tal 114.154 129.353 Financ ial instrum ents assigned during the preceding financial years no t ves ted during the financial year Financial instruments as signed during the financial year Financial instruments v es ted during the financ ial year and no t attributed Financial instruments vested during the financial year and that c an be attributed Financial instruments fo r the financ ial year First and last nam e Office P lan Number and type o f financ ial instruments Ves ting Period Number and type o f financial ins truments Fair v alue at the A llo tm ent Date Vesting Period A llo tment Date M ark et pric e o f shares underlying the ass ignment o f optio ns Number and type o f financ ial instrum ents Number and type o f financial instruments Value at maturity date Fair v alue Fe de le Conf a lo nie ri Chairm an (I) Co m pensatio n in the c o m pany preparing the ac co unts 2015 - 2017 P lan (General M eeting res o lutio n o f 29 A pril 2015) 45,662 the of free shares 14/07/2015 31/07/2018 2015–2017 P lan (Shareho lders' M eeting res o lutio n o f 29 A pril 2015) 51,741 Rights fo r the ass ignment of free s hares 3,771 21/06/2016 30/06/2019 21/06/2016 3,8654 195.115 (II) Co mpens atio n fro m s ubs idiaries and as so ciates III) To tal 45.662 51.741

			Financial instruments assigned during the preceding financial years not vested during the financial year		Financial instruments assigned during the financial year					Financial instruments vested during the financial year and not attributed	Financial instruments vested during the financial year and that can be attributed		Financial instruments for the financial year
First and last name	Office	Plan	Number and type of financial instruments	Vesting Period	Number and type of financial instruments	Fair value at the Allotment Date	Vesting Period	Allotment Date	Market price of shares underlying the assignment of options	Number and type of financial instruments	Number and type of financial instruments	Value at maturity date	Fair value
Fedele Confalonieri	Chairman												
(I) Compensation in the company preparing the accounts		2015 - 2017 Plan (General Meeting resolution of 29 April 2015)	45,662 Rights for the assignment of free shares	14/07/2015 31/07/2018									
		2015–2017 Plan (Shareholders' Meeting resolution of 29 April 2015)			51,741 Rights for the assignment of free shares	3,771	29/06/2016 30/06/2019	29/06/2016	3,8654				195.115
(II) Compensation from subsidiaries and associates													
(III) Total			45.662		51741								

(*) additional information concerning the plan is available in the appropriate information document found in the Company's website (www.mediaset.it)

			Financial instruments assigned during the preceding financial years not vested during the financial year		Financial instruments assigned during the financial year					Financial instruments vested during the financial year and not attributed	Financial instruments vested during the financial year and that can be attributed		Financial instruments for the financial year
First and last name	Office	Plan	Number and type of financial instruments	Vesting Period	Number and type of financial instruments	Fair value at the Allotment Date	Vesting Period	Allotment Date	Market price of shares underlying the assignment of options	Number and type of financial instruments	Number and type of financial instruments	Value at maturity date	Fair value
Pier Silvio Berlusconi	Deputy Chairman and Chief Executive Officer												
(I) Compensation in the company preparing the accounts		2015–2017 Plan (Shareholders' Meeting resolution of 29 April 2015)	114,154 Rights for the assignment of free shares	14/07/2015 31/07/2018									
		2015–2017 Plan (Shareholders' Meeting resolution of 29 April 2015)			129,353 Rights for the assignment of free shares	3,771	29/06/2016 30/06/2019	29/06/2016	3,8654				487.790
(II) Compensation from subsidiaries and associates													
(III) Total			114.154		129.353								

(*) additional information concerning the plan is available in the appropriate information document found in the Company's website (www.mediaset.it)

42

TABLE 3A: Incentive plans based on financial instruments, other than stock options, in favour of the members of the Board of Directors, general managers and other key management personnel R ights fo r (*) addit io nal inf o rmat io n co ncerning the plan is available in the appro priate info rm atio n do cument f o und in the Co m pany's webs it e (www.mediaset .it) TABLE 3A: Incentive plans based on financial instruments, other than stock options, in favour of the members of the Board of Directors, general managers and other key management personnel Right s fo r as signm ent (*) additio nal info rmatio n co ncerning the plan is av ailable in t he appro priat e inf o rmatio n do c ument f o und in the C o mpany's website (www.medias et.it) 43 F inanc ial ins truments as signed during the preceding financ ial years no t v es ted during t he financ ial year Financ ial ins truments as s igned during t he financ ial year F inanc ial ins trum ents ves ted during the f inanc ial year and no t att ributed Financ ial ins t rument s v es ted during the f inancial year and that can be at tribut ed F inanc ial instrum ents fo r the financ ial year F irst and las t name Of fic e P lan Number and type o f financ ial ins trum ents Vest ing Period Number and type o f financ ial ins trum ents Fair v alue at the A llo tment Date Ves ting Period A llo tment Date M ark et pric e o f shares underlying the as s ignment o f options N umber and type o f financ ial inst rument s Number and type o f f inancial ins truments Value at maturit y date Fair value M a rc o G i o rda ni Direc to r (I) C o mpensatio n in the co mpany preparing the ac c o unts 2015 - 2017 P lan (General M eeting res o lution of 29 A pril 2015) 57,076 the of f ree s hares 14/ 07/2015 31/ 07/2018 2015–2017 P lan (Shareho lders ' M eeting res o lution of 29 A pril 2015) 103,482 Right s fo r the as signm ent of f ree s hares 3,771 21/ 06/ 2016 30/06/2019 21/06/ 2016 3,8654 390.231 (II) C o mpensatio n fro m s ubsidiaries and asso ciat es III) To tal 57.076 103.482 F inancial instrument s assigned during t he preceding f inanc ial years no t v ested during t he financial year F inancial instrument s assigned during the financial year F inancial inst rum ents vested during the financial year and no t at tribut ed F inancial instrument s vest ed during t he financial year and that c an be att ributed F inancial instrum ents fo r t he financial year F irst and last name Office P lan N um ber and t ype o f f inancial inst rum ent s Vesting Perio d Number and type o f financial ins trum ents F air value at the A llo tm ent Date Vest ing Period A llo tment Date M arket price o f shares underlying the assignment o f options N umber and t ype o f financial inst rum ents N umber and t ype o f f inancial instrument s Value at m aturit y date Fair value M a u r o Cri p pa Direct o r (I) C o m pensatio n in the co mpany preparing the acco unts 2015–2017 P lan (Shareho lders ' M eet ing reso lutio n o f 29 A pril 2015) 28,538 t he as signm en t o f free shares 14/ 07/2015 31/ 07/2018 2015–2017 P lan (Shareho lders ' M eet ing reso lutio n o f 29 A pril 2015) 35,572 Right s f o r the assignment o f free shares 3,771 21/06/ 2016 30/ 06/2019 21/ 06/2016 3,8654 134.142 (II) C o m pensatio n fro m s ubsidiaries and asso ciat es III) T o t al 28.538 35.572

			Financial instruments assigned during the preceding financial years not vested during the financial year		Financial instruments assigned during the financial year					Financial instruments vested during the financial year and not attributed		Financial instruments vested during the financial year and that can be attributed		Financial instruments for the financial year
First and last name	Office	Plan	Number and type of financial instruments	Vesting Period	Number and type of financial instruments	Fair value at the Allotment Date	Vesting Period	Allotment Date	Market price of shares underlying the assignment of options	Number and type of financial instruments		Number and type of financial instruments	Value at maturity date	Fair value
Mauro Crippa	Director													
(I) Compensation in the company preparing the accounts		2015–2017 Plan (Shareholders' Meeting resolution of 29 April 2015)	28,538 Rights for the assignment of free shares	14/07/2015 31/07/2018										
		2015–2017 Plan (Shareholders' Meeting resolution of 29 April 2015)			35,572 Rights for the assignment of free shares	3,771	21/06/2016 30/06/2019	21/06/2016	3,8654					134.142
(II) Compensation from subsidiaries and associates														
(III) Total			28.538		35.572									

(*) additional information concerning the plan is available in the appropriate information document found in the Company's website (www.mediaset.it)

			Financial instruments assigned during the preceding financial years not vested during the financial year		Financial instruments assigned during the financial year					Financial instruments vested during the financial year and not attributed		Financial instruments vested during the financial year and that can be attributed		Financial instruments for the financial year
First and last name	Office	Plan	Number and type of financial instruments	Vesting Period	Number and type of financial instruments	Fair value at the Allotment Date	Vesting Period	Allotment Date	Market price of shares underlying the assignment of options	Number and type of financial instruments		Number and type of financial instruments	Value at maturity date	Fair value
Marco Giordani	Director													
(I) Compensation in the company preparing the accounts		2015 - 2017 Plan (General Meeting resolution of 29 April 2015)	57,076 Rights for the assignment of free shares	14/07/2015 31/07/2018										
		2015–2017 Plan (Shareholders' Meeting resolution of 29 April 2015)			103,482 Rights for the assignment of free shares	3,771	21/06/2016 30/06/2019	21/06/2016	3,8654					390.231
(II) Compensation from subsidiaries and associates														
(III) Total			57.076		103.482									

(*) additional information concerning the plan is available in the appropriate information document found in the Company's website (www.mediaset.it)

43

TABLE 3A: Incentive plans based on financial instruments, other than stock options, in favour of the members of the Board of Directors, general managers and other key management personnel as signm ent (*) addit io nal info rm atio n co ncerning t he plan is available in the appro priate inf o rm at io n do cum ent f o und in the C o mpany's webs ite (www.m ediaset.it ) TABLE 3A: Incentive plans based on financial instruments, other than stock options, in favour of the members of the Board of Directors, general managers and other key management personnel (*) additio nal info rm atio n co ncerning the plan is available in the appro priate inf o rmatio n do cument fo und in t he C o mpany's webs ite (www.mediaset.it) 44 Financial inst ruments assigned during the preceding financial years no t vested during t he financial year Financial inst ruments assigned during t he financial year F inancial instruments vested during t he financial year and no t at tributed F inancial instruments vested during the f inancial year and t hat can be attributed Financial instruments fo r the financial year F irst and last name Off ice P lan N umber and t ype o f f inancial instrument s Vest ing Perio d Number and type o f financial instruments Fair value at the A llo t ment Date Vesting Period A llo t ment Date M arket price of shares underlying the assignment o f optio ns Number and t ype o f f inancial instrum ent s Number and type o f financial inst ruments Value at maturity dat e Fair value Nic c olo ' Q uerci Direct o r (I) Co mpensatio n in t he co mpany preparing t he acco unt s 2015–2017 P lan (Shareho lders ' M eet ing reso lution of 29 A pril 2015) 28,538 R ights fo r the assignm ent of free shares 14/07/ 2015 31/07/ 2018 2015–2017 P lan (Shareho lders ' M eet ing reso lution of 29 A pril 2015) 35,572 Rights fo r the assignment o f free shares 3,771 21/ 06/2016 30/06/2019 21/06/2016 3,8654 134.142 (II) Co mpensatio n fro m subsidiaries and asso ciates III) T o t al 28.538 35.572 Financial ins trum ent s assigned during the preceding financial years no t vest ed during t he financial year Financial inst rum ent s assigned during the f inanc ial year Financial ins trum ent s vest ed during t he f inancial year and no t at tributed Financial inst rum ent s v est ed during the financial year and t hat c an be att ribut ed Financial inst rum ent s fo r the f inancial year First and last nam e Off ice P lan N um ber and type o f f inancial inst rum ent s Vest ing Period N um ber and type o f f inancial inst rument s Fair value at the A llo tm ent Date Vest ing Period A llo t m ent Date M arket price of shares underlying t he assignm ent o f optio ns N um ber and type o f f inancial instrum ents Number and t ype o f financial inst rum ents Value at maturity date Fair value Gi na N ie r i Directo r (I) C o mpensatio n in t he co m pany preparing the acco unt s 2015 - 2017 P lan (General Meeting reso lution of 29 A pril 2015) 57,076 R ight s fo r t he o f free shares 14/07/2015 31/07/2018 2015–2017 Plan (Shareho lders ' M eet ing reso lution of 29 A pril 2015) 64,676 R ight s fo r t he as signm ent o f f ree shares 3,771 21/ 06/ 2016 30/06/2019 21/ 06/ 2016 3,8654 243.893 (II) C o mpensatio n fro m subs idiaries and asso c iates III) To t al 57.076 64.676

			Financial instruments assigned during the preceding financial years not vested during the financial year		Financial instruments assigned during the financial year					Financial instruments vested during the financial year and not attributed		Financial instruments vested during the financial year and that can be attributed		Financial instruments for the financial year
First and last name	Office	Plan	Number and type of financial instruments	Vesting Period	Number and type of financial instruments	Fair value at the Allotment Date	Vesting Period	Allotment Date	Market price of shares underlying the assignment of options	Number and type of financial instruments		Number and type of financial instruments	Value at maturity date	Fair value
Gina Nieri	Director													
(I) Compensation in the company preparing the accounts		2015 - 2017 Plan (General Meeting resolution of 29 April 2015)	57,076 Rights for the assignment of free shares	14/07/2015 31/07/2018										
		2015–2017 Plan (Shareholders' Meeting resolution of 29 April 2015)			64,676 Rights for the assignment of free shares	3,771	21/06/2016 30/06/2019	21/06/2016	3,8654					243.893
(II) Compensation from subsidiaries and associates														
(III) Total			57.076		64.676									

(*) additional information concerning the plan is available in the appropriate information document found in the Company's website (www.mediaset.it)

			Financial instruments assigned during the preceding financial years not vested during the financial year		Financial instruments assigned during the financial year					Financial instruments vested during the financial year and not attributed		Financial instruments vested during the financial year and that can be attributed		Financial instruments for the financial year
First and last name	Office	Plan	Number and type of financial instruments	Vesting Period	Number and type of financial instruments	Fair value at the Allotment Date	Vesting Period	Allotment Date	Market price of shares underlying the assignment of options	Number and type of financial instruments		Number and type of financial instruments	Value at maturity date	Fair value
Niccolo' Querci	Director													
(I) Compensation in the company preparing the accounts		2015–2017 Plan (Shareholders' Meeting resolution of 29 April 2015)	28,538 Rights for the assignment of free shares	14/07/2015 31/07/2018										
		2015–2017 Plan (Shareholders' Meeting resolution of 29 April 2015)			35,572 Rights for the assignment of free shares	3,771	21/06/2016 30/06/2019	21/06/2016	3,8654					134.142
(II) Compensation from subsidiaries and associates														
(III) Total			28.538		35.572									

(*) additional information concerning the plan is available in the appropriate information document found in the Company's website (www.mediaset.it)

44

TABLE 3A: Incentive plans based on financial instruments, other than stock options, in favour of the members of the Board of Directors, general managers and other key management personnel R ight s f o r assignment (*) additio nal info rm atio n co ncerning the plan is available in the appro priat e info rmatio n do cum ent fo und in the C o m pany's webs ite (www.m ediaset .it) 45 Financial instrum ents assigned during the preceding f inancial years no t vest ed during the financial year F inancial inst rum ents assigned during the financial year F inancial inst rument s vested during the financial year and no t at tributed F inancial inst ruments vested during the financial year and t hat can be at tribut ed F inancial instrument s f o r the f inancial year F irst and last nam e Off ice P lan N umber and t ype o f f inancial instruments Vest ing Perio d N um ber and t ype o f f inancial inst rument s F air value at t he A llo t ment Date Vesting Perio d A llo tm ent Date M arket price o f shares underlying t he assignm ent o f optio ns N umber and type o f financial inst rum ents Number and type o f financial inst rum ents Value at m aturit y date Fair value St ef an o Sa l a Direc to r (I) C o mpensat io n in the co mpany preparing the acc o unt s 2015 - 2017 P lan (General M eeting reso lutio n o f 29 A pril 2015) 68,492 t he o f free shares 14/07/ 2015 31/07/ 2018 2015–2017 P lan (Shareho lders ' M eet ing reso lutio n o f 29 A pril 2015) 77,612 R ights fo r t he ass ignm ent o f f ree shares 3,771 21/ 06/2016 30/06/ 2019 21/ 06/2016 3,8654 292.675 (II) C o mpensat io n fro m subsidiaries and ass o ciates III) T o tal 68.492 77.612

			Financial instruments assigned during the preceding financial years not vested during the financial year		Financial instruments assigned during the financial year					Financial instruments vested during the financial year and not attributed		Financial instruments vested during the financial year and that can be attributed		Financial instruments for the financial year
First and last name	Office	Plan	Number and type of financial instruments	Vesting Period	Number and type of financial instruments	Fair value at the Allotment Date	Vesting Period	Allotment Date	Market price of shares underlying the assignment of options	Number and type of financial instruments		Number and type of financial instruments	Value at maturity date	Fair value
Stefano Sala	Director													
(I) Compensation in the company preparing the accounts		2015 - 2017 Plan (General Meeting resolution of 29 April 2015)	68,492 Rights for the assignment of free shares	16/07/2015 31/07/2018										
		2016–2017 Plan (Shareholders' Meeting resolution of 29 April 2015)			77,812 Rights for the assignment of free shares	3,771	21/06/2016 30/06/2019	21/06/2016	3,8654					292.675
(II) Compensation from subsidiaries and associates														
(III) Total			68.492		77.812									

(*) additional information concerning the plan is available in the appropriate information document found in the Company's website (www.mediaset.it)

45

TABLE 3B Monetary incentive plans for m em bers of the adm inis trative body, general directors and other key m anagem ent pers onnel relative (*) The amount was paid as an employee. The compensation is a one-time bonus paid in 2016 TABLE 3B Monetary incentive plans for m em bers of the adm inis trative body, general directors and other key m anagem ent pers onnel relative (*) The amount was paid as an employee. The compensation is a one-time bonus paid in 2016 46 Firs t and las t nam e Office Plan 2016 bonus Bonus es of previous years Other bonus es (*) Gina Nieri Director Payable/Paid Deferred Deferral period Can no longer be paid Payable/Paid Still deferred (I) Com pens ation in the com pany preparing the accounts Plan A (date of relative res olution) 150.000,00 Plan B (date of relative res olution) Plan C (date of relative res olution) (II) Com pens ation from s ubs idiaries and as s ociates Plan A (date of relative res olution) Plan B (date of res olution) III) Total 150.000,00 Firs t and las t nam e Office Plan 2016 bonus Bonus es of previous years Other bonus es (*) Mauro Crippa Director Payable/Paid Deferred Deferral period Can no longer be paid Payable/Paid Still deferred (I) Com pens ation in the com pany preparing the accounts Plan A (date of relative res olution) Plan B (date of relative res olution) Plan C (date of relative res olution) (II) Com pens ation from s ubs idiaries and as s ociates Plan A (date of relative res olution) 100.000,00 Plan B (date of res olution) III) Total 100.000,00

First and last name	Office	Plan	2016 bonus			Bonuses of previous years			Other bonuses (*)
Mauro Crippa	Director		Payable/Paid	Deferred	Deferral period	Can no longer be paid	Payable/Paid	Still deferred	
(I) Compensation in the company preparing the accounts	Plan A (date of relative resolution)								
	Plan B (date of relative resolution)								
	Plan C (date of relative resolution)								
(II) Compensation from subsidiaries and associates	Plan A (date of relative resolution)								100.000,00
	Plan B (date of relative resolution)								
(III) Total									100.000,00

First and last name	Office	Plan	2016 bonus			Bonuses of previous years			Other bonuses (*)
Gina Nieri	Director		Payable/Paid	Deferred	Deferral period	Can no longer be paid	Payable/Paid	Still deferred	
(I) Compensation in the company preparing the accounts	Plan A (date of relative resolution)								150.000,00
	Plan B (date of relative resolution)								
	Plan C (date of relative resolution)								
(II) Compensation from subsidiaries and associates	Plan A (date of relative resolution)								
	Plan B (date of relative resolution)								
(III) Total									150.000,00

46

TABLE 3B Monetary incentive plans for m em bers of the adm inis trative body, general directors and other key m anagem ent pers onnel (*) t he amo unt was p aid as an emplo yee (accrual 2 0 16 p ayment 20 17)(*) t he amount was paid as an employee (accrual 20 16 payment 2017) 47 Firs t and las t nam e Office Plan 2016 bonus Bonus es of previous years Other bonus es Stefano Sala Director Payable/Paid (*) Deferred Deferral period Can no longer be paid Payable/Paid Still deferred (I) Com pens ation in the com pany preparing the accounts Plan A (date of relative res olution) Plan B (date of relative res olution) Plan C (date of relative res olution) (II) Com pens ation from s ubs idiaries and as s ociates Plan A (date of relative res olution) 520.000,00 Plan B (date of relative res olution) III) Total 520.000,00

TABLE 3B

First and last name	Office	Plan	2016 bonus			Bonuses of previous years			Other bonuses
Stefano Sala	Director		Payable/Paid (*)	Deferred	Deferral period	Can no longer be paid	Payable/Paid	Still deferred	
(I) Compensation in the company preparing the accounts	Plan A (date of relative resolution)								
	Plan B (date of relative resolution)								
	Plan C (date of relative resolution)								
(II) Compensation from subsidiaries and associates	Plan A (date of relative resolution)		520.000,00						
	Plan B (date of relative resolution)								
III) Total			520.000,00						

47

SCHEDULE NO. 7, PART THREE: Schedule with information on investments of members of administrative and control bodies, general managers and other key management personnel. Table 1 INVESTMENTS OF MEMBERS OF ADMINISTRATIVE AND CONTROL BODIES AND GENERAL MANAGERS (1) of which 7,000 s hares held by their s pous e. (2) s hares purchas ed through the s ubs idiary. The inform ation in Table 2 is included in Table 1 as key m anagem ent pers onnel of the Medias et Group are als o Directors of Mediaset S.p.A. For the Board of Directors The Chairman 48 First and last na me Office Investe e Number of sha res he ld at the e nd of the previous ye ar Numbe r of shares purchase d Number of shares sold Number of shares he ld at the e nd of the current ye a r (31/12/2015) (31/12/2016) Fedele Confalonieri Chairman of the Board Mediaset S.p.A. 400.000 - - 400.000 Berlusconi Pier Silvio Deputy Chairman and Chief Executive Officer - - - - Giuliano Adreani Director Mediaset S.p.A. 329,100 (1) - - 329,100 (1) Marina Berlusconi Director Mediaset S.p.A. 320,000 (2) - 320,000 (2) Franco Bruni Director - - - - Pasquale Cannatelli Director Mediaset S.p.A. 116.500 - - 116.500 Mauro Crippa Director Mediaset S.p.A. 3.595 - - 3.595 Bruno Ermolli Director Mediaset S.p.A. 19.000 - - 19.000 Marco Giordani Director Mediaset S.p.A. - 38.500 - 38.500 Fernando Napolitano Director - - - - Gina Nieri Director Mediaset S.p.A. 5.500 - - 5.500 Michele Perini Director - - - - Alessandra Piccinino Director - - - - Niccolò Querci Director Mediaset S.p.A. 15.000 - - 15.000 Stefano Sala Director - - - - Carlo Secchi Director - - - - Wanda Ternau Director - - - - Mauro Lonardo Chairman of Board of Statutory Auditors - - - - Francesca Meneghel Reg Auditor - - - - Ezio Maria Simonelli Reg Auditor - - - -

MEDIASET

Mediaset Group

Report on corporate governance and ownership structure

MEDIASET

Issuer: Mediaset S.p.A..
Website: www.mediaset.it
Financial year to which the report refers: ending on 31 December 2016
Date of approval of the report: 19 April 2017

Contents
Glossary	2
1. PROFILE OF THE ISSUER	3
2. INFORMATION ON OWNERSHIP STRUCTURES AT 19 APRIL 2017	5
Mediaset Shareholders	5
Structure of share capital	5
American Depositary Receipts programme	5
Restrictions on the transfer of securities	5
Relevant equity investments in share capital	6
Securities with special rights	6
Employee shareholdings: mechanism for exercising voting rights	6
Restrictions on the right to vote	6
Agreements between shareholders	6
Change of control clauses and provisions of Company Bylaws regarding Public Purchase Offers	6
Legislation and regulations applicable to the appointment and replacement of Directors and changes to the Company Bylaws	7
Powers to increase share capital and authorisation to purchase treasury shares	7
Management and coordination activities (pursuant to Article 2497 et seq. of the Italian Civil Code	7
3. COMPLIANCE	8
4. BOARD OF DIRECTORS	8
4.1 APPOINTMENT AND REPLACEMENT	8
4.2 COMPOSITION	9
4.3. THE ROLE OF THE BOARD OF DIRECTORS	12
4.4 DELEGATED BODIES	15
4.5. OTHER EXECUTIVE DIRECTORS	17
4.6. INDEPENDENT DIRECTORS	17
4.7 LEAD INDEPENDENT DIRECTOR	18
5. THE PROCESSING OF COMPANY INFORMATION	19
6. COMMITTEES WITHIN THE BOARD OF DIRECTORS	20
7. THE GOVERNANCE AND APPOINTMENTS COMMITTEE	21
8. THE COMPENSATION COMMITTEE	23
9. COMPENSATION OF DIRECTORS	25
10. RISK AND CONTROL COMMITTEE	25
11. THE INTERNAL CONTROL AND RISK MANAGEMENT SYSTEM	28
11.1. INTERNAL CONTROL AND RISK MANAGEMENT SYSTEM DIRECTOR	32
11.2. INTERNAL AUDIT FUNCTION MANAGER	33
11.3. COMPLIANCE PROGRAMME PURSUANT TO LEGISLATIVE DECREE 231/2001	34
11.4. THE INDEPENDENT AUDITORS	36
11.5. THE FINANCIAL REPORTING OFFICER	36
11.6. COORDINATION BETWEEN PARTIES INVOLVED IN THE INTERNAL CONTROL AND RISK MANAGEMENT SYSTEM	37
12. INTERESTS OF DIRECTORS AND RELATED-PARTY TRANSACTIONS	37
13. APPOINTMENT OF STATUTORY AUDITORS	38
14. STATUTORY AUDITORS	39
15. RELATIONS WITH SHAREHOLDERS	40
16. SHAREHOLDERS’ MEETINGS	41
17. CHANGES AFTER THE END OF THE REPORTING PERIOD	42
ATTACHMENT A	43
ATTACHMENT B	46
ATTACHMENT C	51
ATTACHMENT D	52
ATTACHMENT E	54
ATTACHMENT F	55

1

GLOSSARY

Internal Control and Risk Management System Director: the Director appointed to oversee the functioning of the internal control and risk management system of Mediaset S.p.A.

Shareholders’ Meeting: the General Meeting of the Shareholders of Mediaset S.p.A.

Code/Corporate Governance Code: the Corporate Governance Code for Listed Companies approved in July 2015 by the Corporate Governance Committee and promoted by Borsa Italiana S.p.A., ABI, Ania, Assogestioni, Assonime, and Confindustria, which is available on the website www.borsaitaliana.it/comitato-corporate-governance/codice/2015clean.pdf.

Italian Civil Code: the Italian Legal Code containing Company Law.

Board of Statutory Auditors/Board: the Board of Statutory Auditors of Mediaset S.p.A.

Executive Committee/Committee: the Executive Committee of Mediaset S.p.A.

Committee of Independent Directors: the Committee of Independent Directors for Related-Party Transactions of Mediaset S.p.A.

Board of Directors/Board: the Board of Directors of Mediaset S.p.A.

Consob: the Italian Securities and Exchange Commission.

Financial Reporting Officer: the Financial Reporting Officer with responsibility for producing the financial reports of Mediaset S.p.A.

Issuer/Company/Mediaset: Mediaset S.p.A.

2016/year: the 2016 financial year.

Group: the Mediaset Group.

Market Abuse Regulation/MAR: Regulation (EU) No. 596/2014 of the European Parliament and Council and relative Implementing Regulations.

Compliance Programme: the Compliance Programme of Mediaset S.p.A., pursuant to Legislative Decree 231/2001, available on the website www.mediaset.it/corporate/impresa/modello231_01_it.shtml.

Supervisory and Control Body: the Supervisory and Control Body appointed by the Board of Directors of Mediaset S.p.A., pursuant to Article 6 of Legislative Decree 231/01.

Related-Party Procedure: the procedure for transactions with related parties of Mediaset S.p.A., available on the site www.mediaset.it/investor/governance/particorrelate_it.shtml.

Inside Information Procedure: the institutional procedure for the management and disclosure of inside information concerning Mediaset S.p.A., governing, in accordance with the Market Abuse Regulation, the internal handling and disclosure of inside information.

Internal Dealing Procedure: the institutional internal dealing procedure of Mediaset S.p.A., governing, in accordance with the Market Abuse Regulation, trading by relevant persons inside the company and persons closely related to them, available on the site www.mediaset.it/investor/governance/internaldealing_it.shtml.

General Meeting Regulations: the regulation approved by shareholders at the Mediaset General Meeting of 9 April 2001, available on the site www.mediaset.it/gruppomediaset/bin/47.$plit/Regolamento_Assembleare.pdf.

Consob Issuer Regulations: the Regulations issued by CONSOB with resolution no. 11971 of 1999 (subsequently amended) regarding Issuers.

2

Consob Market Regulations: the Regulations issued by CONSOB with resolution no. 16191 of 2007 (subsequently amended) regarding markets.

Consob Regulations on Related-Party Transactions: the regulation issued by Consob with resolution No.17221 of 12 March 2010 concerning transactions with related parties.

Report: the report on Corporate Governance and Ownership Structures that companies are required to produce pursuant to Article 123-bis of the Consolidated Finance Law.

System: the internal control and risk management system.

Company Bylaws: the Company Bylaws of Mediaset S.p.A., which are available on the website www.mediaset.it/investor/governance/statuto_it.shtml.

TUF: Legislative Decree no. 58 of 24 February 1998 (Testo Unico della Finanza - Consolidated Finance Act).

The report can be accessed at the registered office and is published on the Company’s website and available on the authorised storage mechanism eMarket Storage (www.emarketstorage.com) in accordance with the methods and terms required by the regulations in force. The information contained in this report refer to the year 2016 , with some specific matters updated as at 19 April 2017, the date of the Board of Directors’ meeting that approved the report, together with the financial statements.

1. PROFILE OF THE ISSUER(1)

Mediaset is a multinational media group, which has been listed on the Italian Stock Exchange since 1996, mainly operating in the television industry in Italy and Spain.

In Italy, Mediaset has two main areas of business:

•                  §Integrated television operations consisting of commercial television broadcasting over three of Italy’s biggest general interest networks and an extensive portfolio of thematic free-to-air and pay TV channels (linear, non-linear and OTTV), with a broad range of exclusive content, centred on soccer, cinema, TV series, documentaries and children’s television channels.

•                  §Network infrastructure services and management through the 40.1% holding in EI Towers, the leading independent tower operator in Italy, engaged in network infrastructure management and the provision of electronic communications services for television and radio broadcasting and mobile transmissions.

In Spain, Mediaset is the majority shareholder of Mediaset España Comunicatión S.A., the leading Spanish commercial television broadcaster with two main general interest channels (Telecinco and Cuatro) and a bouquet of six free-to-air thematic channels.

In 2016, the integrated television model was further enhanced through significant investments in exclusive content and new broadcasting technologies, and the launch of a new avenue of development targeted at radio broadcasters.

The integrated television model consists of the following main activities:

• content production and acquisition from third parties;

• linear and non linear, free-to-air and pay per view content distribution;

(1)                                 Refer also to the financial statements and to the Mediaset website for the Issuer’s profile.

3

•                  other ancillary activities mainly relating to movie production and distribution, teleshopping and broadcasting, licensing and merchandising, foreign advertising concessions handled by the subsidiary Publieurope, and the radio broadcasting operations acquired at the end of the third quarter of the year.

Mediaset has adopted a traditional administration and control system consisting of the following company bodies: the Shareholders’ Meeting, the Board of Directors, the Executive Committee and the Board of Statutory Auditors. In accordance with relative laws in force, accounts are audited by independent auditors listed in the register held by CONSOB.

The Board of Directors has established, from among its members, three committees with advisory functions: the Compensation Committee, the Internal Risk and Control Committee and the Governance and Appointments Committee.

The powers and functioning of company bodies and committees are governed by law, by the Company Bylaws, by the Corporate Governance Code and by resolutions passed by competent company bodies.

The Board has also designated a Financial Reporting Officer(2) and Internal Control and Risk Management System Director and has appointed a Supervisory and Control Body.(3)

The information in this report, unless otherwise indicated, refers to the date of approval of the report by the Board of Directors (19 April 2017).

(2)                                 In accordance with Article 154-bis of the T.U.F. and article 29 of the Company Bylaws.

(3)                                 Pursuant to Legislative Decree 231/2001

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2. INFORMATION ON OWNERSHIP STRUCTURES AT 19 APRIL 2017

Mediaset Shareholders

Structure of share capital

The share capital of Mediaset S.p.A. is € 614,238,333.28 fully paid up and subscribed; it consists of common shares, as shown below:

TABLE 1: INFORMATI ON ON OWNERSHIP STRUCTURES

	STRUCTURE OF SHARE CAPITAL
		Percentage of
	Number of shares	Share Capital	Listed / non-listed	Rights and obligatins
Ordinary shares	1,181,227,564*	100%	Borsa Italiana	Pursuant to Law and
	(nominal amount EUR 0.52 each)		- Blue Chip segment -	and the Bylaws

* As of 19.04.2017 the company held 44,825,500 treasury shares, or 3.795% of the share capital, whose voting rights are suspended in accordance with article 2357 ter of the Italian Civil Code.

No other financial instruments have been issued with the right to subscribe to new share issues.

No share-based incentive plans have been established that would increase share capital, even without any consideration.(4)

American Depositary Receipts programme

In 2015 Mediaset renewed the ADR (American Depositary Receipts) programme, introduced in 2005 in the US market. The ADR are certificates representing Mediaset shares and are traded on the US market in accordance with the Level 1 programme. JP Morgan Chase Bank N.A. is the bank depositary of the Mediaset ADR. Three common shares traded in the Milan stock exchange correspond to each Mediaset ADR(5).

Restrictions on the transfer of securities

Pursuant to the Company Bylaws, shares are registered, indivisible and freely transferable. Provisions regarding representation, legitimisation and the circulation of equity investments for securities that are traded on regulated markets are applied.

(4)                                 The Shareholders’ Meeting of 29 April 2015 approved a medium-long-term loyalty and incentive plan for the three-year period 2015-2017 pursuant to art. 114-bis of the TUF based on the Company’s own shares. Additional information on the plan is available on the Company’s website.

(5)                                 Further information is available on the Company’s website.

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Relevant equity investments in share capital

As at 19 April 2017, as of notices received pursuant to Article 120 of the T.U.F., and other available information, material equity investments in the share capital of Mediaset S.p.A. were as follows:

RELEVANT EQUITY INVESTMENTS IN SHARE CAPITAL

		% ownership
		of ordinary capital
Declarer	Direct Shareholder	ordinary
Berlusconi Silvio	Fininvest S.p.A.	38,266
VIVENDI S.A.	VIVENDI S.A.	28,804
Mediaset S.p.A.	Mediaset S.p.A.	3,795	(*)

(*) without voting rights.

Securities with special rights

No securities with any special control rights have been issued. The Bylaws do not envisage multiple vote shares.

Employee shareholdings: mechanism for exercising voting rights

There is no employee shareholding system with a mechanism for exercising voting rights, other than that established for all other shareholders of the Company.

Restrictions on the right to vote

All ordinary shares that are currently in circulation have voting rights, with the exception of treasury shares held by the Company for which voting rights are suspended pursuant to Article 2357-ter of the Italian Civil Code.

Agreements between shareholders

There are no shareholders’ agreements concerning the Company, pursuant to Article 122 of the TUF.

Change of control clauses and provisions of Company Bylaws regarding Public Purchase Offers

The Company, as part of its normal business operations, has loan agreements in place, including the agreements relative to the corporate bond issue of 21 January 2010(6) and 17 October 2013, which envisages, as is common practice on financial markets, specific effects if a “change of control” takes place (such as, for example, settlement or modification in the case of a change of control of the Company). However, none of these contracts may be considered significant by itself(7).

As regards the subsidiary EI Towers S.p.A., please refer to its own Report on Corporate Governance and Ownership Structure.

(6)                                 Expired in February 2017

(7)                                 The Bylaws of the Company do not contemplate departures from Public Purchase Offer regulations concerning the passivity rule pursuant to Article 104, paragraph 1 and 1-bis of the T.U.F., or the application of neutralisation rules pursuant to Article 104-bis, paragraphs 2 and 3 of the T.U.F..

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Agreements between the Company and directors

No agreements exist between the Company and directors, as of Article 123-bis, paragraph one, letter i) of the TUF.

Legislation and regulations applicable to the appointment and replacement of Directors and changes to the Company Bylaws

As regards regulations applicable to the appointment and replacement of directors, reference is made to paragraph 4) relative to the Board of Directors. Pursuant to the Company Bylaws and without prejudice to the areas of responsibility of the Extraordinary Shareholders’ Meeting, which maintains powers to pass resolutions thereon, the Board of Directors has the power to pass resolutions regarding mergers and demergers in cases established by Articles 2505, 2505-bis and 2506-ter of the Italian Civil Code, the establishment or closure of secondary sites, the appointment of directors to represent the Company, the reduction of share capital in the case of withdrawal of a shareholder and amendments to the Company Bylaws to legal provisions.

Powers to increase share capital and authorisation to purchase treasury shares

No powers to increase share capital pursuant to Article 2443 of the Italian Civil Code, or to issue any financial instruments that would constitute equity investments, have been granted.

The Shareholders’ Meeting of 27 April 2016 adopted a resolution authorising the Board of Directors to purchase, also through trading in options or financial instruments, including derivatives on Mediaset stock, up to a maximum number of 118,122,756 common shares with a par value of EUR 0.52 each -amounting to 10% of the share capital - in one or more lots, until the approval of the Financial Statements at 31 December 2016 or for a period of no longer than 18 months from the date of the relative shareholders’ resolution. The above amount is covered by available reserves as shown in the last approved Financial Statements(8).

From the date of the General Meeting to the present, no treasury shares have been purchased. As a result, at 19 March 2017, the Company held 44,825,500 treasury shares, amounting to 3.795% of the share capital.

Management and coordination activities (pursuant to Article 2497 et seq. of the Italian Civil Code

Mediaset S.p.A. is subject to the de facto control of Fininvest S.p.A., as the latter owns 38.266% of the share capital. On 4 May 2004 Fininvest S.p.A. informed Mediaset that it does not carry out any management and coordination activities, pursuant to Article 2497 et seq. of the Italian Civil Code, regarding Mediaset. The Company acknowledged the notice of Fininvest S.p.A. in the meeting of the Board of Directors of 11 May 2004.

Fininvest’s statement continues to be confirmed by the fact that Mediaset independently sets its own strategy and has full organisational, management and negotiating autonomy, as it is not subject to any steering or coordination of its business operations by Fininvest. Specifically, Fininvest does not issue any directives to Mediaset nor does it provide assistance or technical, administrative or financial coordination on behalf of Mediaset and its subsidiaries.

(8)                                 The purchases must be made in the listing exchange, by the operational methods of article 144-bis letters b) and c) of the Issuers Regulation, at a price no higher than the greater of the price of the latest independent trade and the price of the highest independent bid currently in effect in the electronic stock market managed by Borsa Italiana. Purchase transactions are carried out in compliance with Articles 2357 et seq. of the Italian Civil Code, Article 132 of Legislative Decree 58/98, Article 144-bis, of the CONSOB Regulation implementing Legislative Decree 58 of 24 February 1998, governing Issuers and in compliance with any other applicable regulations, including those referred to in EU Directive 2003/6 and all relative EU and national implementing regulations.

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Mediaset currently carries out management and coordination activities, as per articles 2497 et seq. of the Italian Civil Code, over Mediaset Group companies(9) and over the listed subsidiary EI Towers S.p.A.

3. COMPLIANCE

Mediaset endorses the Corporate Governance Code for Listed Companies.

In March 2000, the Board of Directors of Mediaset decided to adopt the measures contained in the first version of the Corporate Governance Code, incorporating the principles of the Code into the Mediaset Code. The Company has continued, over time, to update its own system of corporate governance to align it with best national and international practices, with recommendations of the Corporate Governance Code for Listed Companies, and with provisions that have gradually been introduced, while informing shareholders and the market on an annual basis.

Subsequently, the Board of Directors, taking into account the opinions and proposals of the Governance and Appointments Committee, with the approval of the Risk and Control Committee, in its resolution of 18 December 2012, adopted the Corporate Governance Code for Listed Companies.

Finally, on 20 December 2016, taking into account the opinions and proposals of the Governance and Appointments Committee, the Board decided to adopt the new recommendations introduced in the most recent version of the Code (July 2015). As will be illustrated in the individual chapters that follow, certain of the new provisions introduced were already applied in practice in the Company.

The Annual Report on Corporate Governance and Ownership Structure has been prepared on the basis of the “Reporting Format on Corporate Governance and Ownership Structures” (VI edition, January 2017) issued by Borsa Italiana S.p.A.

The subsidiary EI Towers S.p.A., listed on the Electronic Stock Market (MTA) Star Segment of Borsa Italiana S.p.A., has also endorsed the Corporate Governance Code.

The subsidiary Mediaset España Comunicación S.A., listed on the Madrid, Barcelona, Bilbao, and Valencia Stock Exchanges and on the Spanish electronic stock market - Ibex 35 and its subsidiaries are subject to Spanish Law and to the Spanish corporate governance system.

4. BOARD OF DIRECTORS

4.1 APPOINTMENT AND REPLACEMENT

The appointment and replacement of directors are regulated by Article 17 of the Company Bylaws, included in Attachment A to this Report.

Based on the Company Bylaws, lists may be presented only by shareholders who have voting rights and who, either alone or together with other shareholders, represent at least 2.5% of the share capital consisting of shares with voting rights at the Ordinary Shareholders’ Meeting, or any different percentage established by pro tempore laws in effect and which, will be indicated each time in the notice of the Shareholders’ Meeting called to resolve on the appointment of the Board of Directors(10).

We report that, besides the requirements of the T.U.F., Issuers Regulation, the Corporate Governance Code, and legal requirements, Mediaset is not subject to additional requirements regarding the composition of the Board.

(9)                                 Specifically, over the following companies: Digitalia ‘08 S.r.l., Elettronica Industriale S.p.A., Mediaset Premium S.p.A., Media4commerce S.p.A., Medusa Film S.p.A., Monradio S.r.l., Promoservice Italia S.r.l., Publitalia ‘80 S.p.A., R.T.I. S.p.A., , RadioMediaset S.p.A., Radio Engineering Co S.r.l., Radio Studio 105 S.p.A., Taodue S.r.l., Video Time S.p.A. and Virgin Radio Italy S.p.A.

(10)                          At the date of the Shareholders’ Meeting (29 April 2015), the threshold percentage of shares required to submit lists of candidates was 1% (Consob resolution No. 19109 of 28 January 2015).

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Succession Plans

At this stage, the Board of Directors does not deem it necessary to adopt a succession plan for the executive directors, given the stable shareholding structure, which is able to ensure that new appointments are made rapidly, and the current system of delegated powers. Furthermore, the Company can rely on directors with long and consolidated experience in managing the Company and first-line managers of reliable skill and expertise, able to ensure the continuity of the Company’s business. Therefore, no succession plans for directors exist.

4.2 COMPOSITION

Article 17 of the Company Bylaws establishes that the Company is administered by a Board of Directors consisting of five to twenty-one directors.

The Shareholders’ Meeting of 29 April 2015 resolved that the Board of Directors would consist of seventeen members and would remain in office for three years (until the approval of the financial statements to 31 December 2017).

As of today, the members of the Board of Directors are:

•                  Fedele Confalonieri, Pier Silvio Berlusconi, Giuliano Adreani, Mauro Crippa, Marco Giordani, Gina Nieri, Niccolo’ Querci, Stefano Sala, Marina Berlusconi, Pasquale Cannatelli, Bruno Ermolli, Carlo Secchi, and Michele Perini (chosen from the majority list, No. 1);

•                  Franco Bruni, Alessandra Piccinino, Fernando Napolitano, and Wanda Ternau (chosen from the minority list, No. 2).

Two lists were presented at the Shareholders’ Meeting of 29 April 2015 (739,838,857 shares, or 62.63% of the share capital)(11).

(11)                          The first list was nominated by the shareholder Fininvest S.p.A. The second list was nominated by the following shareholders: Anima Geo Italia fund, Anima Italia fund, Anima Star Italia Alto Potenziale fund, Anima Geo Europa fund, Anima Europa fund, Anima Trading fund, and Anima Visconteo fund; Arca SGR S.p.A., manager of the fund Arca Azioni Italia; Ersel Asset Management SGR S.p.A. manager of the fund Fondersel PMI; Eurizon Capital S.G.R. S.p.A. manager of the fund Eurizon Azioni Italia; Eurizon Capital SA manager of the funds: Eurizon Easy Fund — Equity Italy, Eurizon Easy Fund — Equity Italy LTE, and Eurizon Investment SICAV — PB Flexible Marco; Fideuram Investimenti S.G.R. S.p.A. manager of the fund Fideuram Italia; Fideuram Asset Management (Ireland) Limited manager of the funds: Fideuram Fund Equity Italy and Fonditalia Equity Italy; Interfund Sicav manager of the fund Interfund Equity Italy; Legal & General Investment Management Limited — Legal & General Assurance (Pensions Management) Limited; Mediolanum Gestione Fondi SgrpA manager of the fund Mediolanum Flessibile Italia; Mediolanum International Funds Limited — Challenge Funds — Challenge Italian Equity; Pioneer Asset Management S.A. manager of the fund Pioneer Fund Italian Equity and Pioneer Investment Management SGRpA manager of the fund Pioneer Italia Azionario Crescita.

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The curricula vitae of the members of the Board may be consulted on the Company’s website and are also shown in Attachment B to this report.

The composition of the Board has not changed since the end of the reporting period.

Maximum number of positions held in other companies

On 24 March 2015, the Governance and Appointments Committee confirmed the preference already expressed on 11 March 2008 regarding the maximum number of director or statutory auditor positions compatible with an efficient performance of the mandate. In particular:

•                  an executive director should not hold:

I.                the position of executive director in any other listed company, either Italian or foreign, or in a finance, banking or insurance company, or in large-sized companies (with a net equity of more than EUR 10 Billion);

II.           the position of non-executive director or statutory auditor, or of member of another control body, in more than five listed companies, either Italian or foreign, or in finance, banking or insurance companies, or in large-sized companies (with a net equity of more than EUR 10 Billion);

•                  a non-executive director should not hold:

I.                the position of executive director in more than three listed companies, either Italian or foreign, or in finance, banking or insurance companies, or in large-sized companies (with a net equity of more than EUR 10 Billion) and the position of non-executive director or statutory auditor, or of a member of another control body, in more than five listed companies, either Italian or foreign, or in finance, banking or insurance companies, or in large-sized companies (with a net equity of more than EUR 10 Billion).

II.           the position of non-executive director or statutory auditor, or of a member of another control body in more than ten listed companies, either Italian or foreign, or in finance, banking or insurance companies, or in large-sized companies (with a net equity of more than EUR 10 Billion).

The acceptance of a position, for all directors of the Company, requires their prior evaluation as to the possibility of being able to dedicate the time needed to diligently carry out the high-level duties entrusted to them and undertake consequent responsibilities. This means taking into account, among other things, the number of positions held as director and/or statutory director in other companies listed on regulated markets (including foreign markets), and in finance, banking or insurance companies, or in large-sized companies.

Positions held in Mediaset and companies of the Mediaset Group are excluded from limits on the number of positions held.

If the above limits are exceeded, directors shall promptly inform the Board, which will evaluate the situation in the light of the Company’s interests and request the director involved to take ensuing decisions.

On an annual basis, the Board of Directors identifies, from information received from each director, the positions they hold as director and/or statutory auditor in other companies, included in Attachment B to this Report.

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Induction Programme

Consistently with Company practice, in order to enhance the awareness of all directors and statutory auditors of the Company’s dynamics and reality and encourage greater understanding of the sector in which the Company operates and the legal and governance frameworks, meetings were held during the year to discuss specific business and corporate governance topics in depth, also through a structured Induction programme.

After the current Board took office (2015), the 2015 Induction programme was intensified in order to facilitate the integration of the new directors. In particular, a Board training plan was prepared to assist the directors in performing their respective roles in an effective and informed way, as contemplated by the Code. The training plan continued throughout 2016.

Company management and the management of subsidiary companies were involved in induction sessions focused on:

•                  the Enterprise Risk Management (ERM) system and its key features;

•                  the general areas of the Mediaset financial statements and report on corporate governance and ownership structure;

•                  the Legislative Decree 231/2001 Compliance Programme of the Company and Group and the Company’s Supervisory and Control Body;

•                  Procurement Management;

•                  Business Resilience Management;

•                  workshop: “Television Market Developments”;

•                  a presentation of the radio broadcasting hub “RadioMediaset”;

•                  workshop: “Market Abuse Regulation”;

•                  advertising: Publitalia ‘80 and its subsidiaries;

•                  television productions: guided tour of the Cologno Monzese television studios;

•                  cyber security.

Respectively on 10 May and on 29-30 September, visits were organised to present the business and operations of two listed subsidiaries of Mediaset Group at:

•                  the registered office of EI Towers in Lissone;

•                  the head office of Mediaset España Comunicatión S.A. in Madrid.

The Corporate Affairs Department organised seminars for the Board of Directors and the Board of Statutory Auditors on key reforms in the legislative and regulatory frameworks during the year, focusing on the Market Abuse Regulation, which became effective as of 3 July, and “additional periodic financial information”, mandatory as of 2 January 2017.

The Company’s auditors were invited to attend these seminars.

Finally, also in view of the findings of the “Board Performance Evaluation”(12) for the 2015 financial year, the Company organised a “Strategy Day” on 11 October 2016. This event drew the participation of directors, statutory auditors, and all top line management, including the executive directors of the main subsidiaries. The purpose was to analyse in depth market dynamics and strategies, broadcasting developments, new trends in the advertising market, and the responses of the Company to the new competition challenges.

(12)                          This topic is discussed in the successive Chapter 4.3 Role of the Board of Directors, “Self-assessment of the Board of Directors.”.

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The Company has already scheduled more induction sessions for 2017.(13)

4.3. THE ROLE OF THE BOARD OF DIRECTORS

The Board of Directors is the collective body of the Company responsible for company administration. It plays a key role in the Company’s organisation, overseeing functions and responsibility for its strategic and organisational guidelines, checking the existence of controls necessary to monitor the performance of the Company and Group. The system of delegation of powers is such that the central role of the Board is maintained within the Company’s organisation. The powers provided by the law and by art. 23 of the Bylaws belong to the Board(14). In addition, the Board performs the activities assigned to it by the Code.

The Board meets on a regular basis, observing the deadlines established by law and a working calendar. It is organised and operates in such a way as to guarantee it perform its functions effectively and efficiently.

The Board met nine times during the financial year. The average duration of each meeting was about 1.5 hours. The overall percentage of directors attending during the financial year was approximately 98%, while the percentage of independent directors attending was approximately 98% overall. The attendance rate of each director attending Board Meetings is shown in Annex C to this Report.

During the year, no director had an attendance rate at meetings of less than 75%.

The Board devoted to the topics in the agenda the time required to allow a constructive debate, encouraging the input of the individual directors.

Four board meetings have been held in 2017 and four more have been scheduled and announced to the market to approve the financial statements for the respective periods.(15)

The Chairman ensures timely and complete information is given to directors prior to board meetings; parties concerned receive documents about items on the agenda, in the days immediately before the scheduled date of the Board Meeting (usually 4 days before), so they have useful elements enabling them to participate effectively in the proceedings of the Meeting. For this purpose, the Chairman is assisted by the Secretary of the Board of Directors. In relation to Board meetings held in 2016, the minimum number of four was met. In the limited and exceptional cases in which it is not possible to send the documentation sufficiently in advance, the Chairman ensures that adequate and detailed examinations are carried out during the Board meetings, thus guaranteeing the adoption of informed decisions.

Informing the Board was facilitated by the establishment of the “Mediaset Board Portal” which makes it possible to make available to the directors and statutory auditors the documents related to the meetings of the Board and its committees, through secure access by browser from a device connected to the internet. A Document Kit, the Group press review and the Communication Library are also accessible through the Mediaset Board Portal. In view of the outcomes of the last Board Performance Evaluation, two new sections were introduced on the Mediaset Board Portal:

•                  Stock Info, focused on Mediaset’s stock performance;

(13)  To date, three sessions have been held with the Radio Business Department, the Digital Business Department, and the Technology Department.

(14)  The Board of Directors may, pursuant to the Company Bylaws, appoint one or more Deputy Chairmen and assign one or more of its members, also holding the position of Chief Executive Officer, all or a part of its powers, without prejudice to the provisions in Article 2381 of the Italian Civil Code and Article 23 of the Company Bylaws, and may also appoint an Executive Committee to be assigned powers, except for powers reserved for the Board of Directors. The Board of Directors may also establish other Committees, comprising persons that are not necessarily Board members, defining their duties, powers, compensation, if any, composition and operating procedures.

(15)  In this regard, Mediaset has published a calendar, which is available on the Company’s website.

12

•                  Advertising Info, dedicated to the Strategic Market and focused on competition in the Total Video and Total Audience segments.

In its Board Performance Evaluation, the Board underscored that the information provided to directors was always complete, as concerns both information provided by units through the portal and information for Committee activities.

The Chairman encourages the involvement of company executives responsible for company departments in Board Meetings, so they may give board members appropriate in-depth information to fully understand items on the agenda. In 2016 company executives took part in Board meetings, including: the Financial Reporting and Consolidated Reporting Officer, the Accounting Policies and Risk Officer, the Head of the Communication and Image Department, the Head of the Legal Affairs Department, and the Head of the Corporate Affairs Department (who is also designated Secretary of the Board).

During the year, the Board jointly:

•                  examined and approved the strategic, industrial and financial plans of the Company and of Group of which the Company is the parent company and periodically monitored their implementation;

•                  defined strategic objectives, the nature and level of risk compatible with them, and monitored their implementation during the year; based on the above, it examined and approved the three-year economic/financial forecasts of the Group;

•                  assessed, on the basis of the Governance and Appointments Committee Report identifying strategic subsidiaries, the adequacy of the organisational, administrative and general accounting set up of the Company and its strategic subsidiaries, with particular reference to the internal control and risk management system; This review, with a positive outcome, was supported by specific explanatory reports, relative to the different operational and control structures of the companies, drawn up by delegated bodies;

•                  positively reviewed the general progress of operations, specifically taking into account information from the Executive Committee, Chairman, Deputy Chairman and Chief Executive Officer, and Risk and Control Committee, and periodically comparing actual and planned results;

•                  examined and approved, in advance, all operations that were significant from a strategic, economic and financial viewpoint for the Company and its subsidiaries and, specifically, related-party transactions;

•                  set the Company’s Policy for the compensation of directors and key management personnel, on the proposal of the Compensation Committee;

•                  reviewed the functioning of the Board and its committees;

•                  based on reports from subjects appointed to supervise the internal control and risk management system, the Supervisory and Control Body and after consulting with the Risk and Control Committee, reviewed the internal control and risk management system, which in overall terms is adequate and effective for the business and risk profile of the Company;

•                  after consulting with the Risk and Control Committee, the Board of Statutory Auditors and Internal Control and Risk Management System Director, approved the work plan prepared by the Internal Audit Function; it also reviewed the Internal Audit Function’s Report on its activities carried out during the financial year and considered the resources assigned to the Function as appropriate;

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•                  consulted with the Board of Statutory Auditors and the Risk and Control Committee and subsequently evaluated the findings of the auditors in their letter and in the report on fundamental issues arising during the audit; the Committee also acknowledged that the Independent Auditors, in the absence of observations to bring to the attention of Management, did not issue a letter of recommendations;

•                  approved interim financial reports. On these occasions, the Board received information regarding the results achieved, compared to historical data and budget objectives.

At the meeting held on 17 January 2017, the Board defined the Mid - term guidelines and economic financial targets that Company management presented to financial analysts in London on 18 January 2017.

On 19 April 2017, at the proposal of the Compensation Committee, the Board set the general compensation policy for directors and key management personnel for the year 2017.

Self-assessment of the Board of Directors

In accordance with the Code’s requirements, the Board conducts an annual self-assessment process, first introduced in 2006. In this process, the composition, number of board members and operation of the Board and its committees are assessed, as well as directors’ contributions to activities.

In 2016, the Board duly conducted the self-assessment process.

At the proposal of the Governance and Appointments Committee, and considering the positive experience of the previous year, the Board decided to continue with the same procedures for the self-assessment process adopted in 2015, working with the external advisor Spencer Stuart (a specialised consultancy that has no other professional or commercial dealings with the Company or other Group companies) to ensure the continuity of the process.

The self-assessment process started with the preparation of guidelines to support exchanges among directors that took place during a meeting held on 20 December 2016 in which 13 of the 17 directors in office, including the Chairman, participated, facilitated by the advisor Spencer Stuart. The specific aspects analysed in the meeting included:

•                  the status of actions decided in the last self-assessment process;

•                  the operation of the Board as a whole;

•                  the size and composition of the Board.

The self-assessment process produced the outcomes reported in brief below.

The Board positively assessed the effectiveness of action implemented on the basis of the indications that emerged through the last self-assessment process (2015) and expressed its appreciation for the constant monitoring of what remains to be done, on which the Board will continue working. One recommendation of the last self-assessment process was that induction sessions and the Strategy Day should continue to be organised.

The directors, in particular the independent directors, expressed their satisfaction with the effectiveness of the induction session and “pre-Board” meetings organised throughout the year by the Corporate Affairs Department.

The sessions focused on risks that were organised during the year were found to be highly useful by the independent directors, in particular the sessions dedicated to ERM and cyber security. Appreciation was also shown for the Strategy Day initiative focused on the market and strategies, as it enabled greater understanding of the competition scenarios, impacts, opportunities, and risks associated with digital transformation and developments in the domestic and international markets, including the growing importance of partnerships and alliances, tools and external influences. It was recommended that the

14

initiative should become an annual event. Induction initiatives are reported in chapter 4.2 Composition - Induction Programme.

Another outcome stressed the positive role played by the Chairman in guiding and involving colleagues in debate, leading the Board to make unanimous decisions on complex and delicate matters. It was also underscored that the information provided to directors was always complete, as concerns both information provided by units through the portal and information for Committee activities. In particular, ongoing support from the Board’s secretarial department, including the recording of meeting minutes, was greatly appreciated. The frequency and duration of Board meetings were considered appropriate. As concerns the Committees, their work was considered highly useful, both by the Board members directly involved in committee work and the directors who receive their output and recommendations at Board meetings.

The directors all agreed that their discussions confirmed the positive and contributive spirit of the directors and the progress made compared to the previous year, both in terms of a more comprehensive understanding of the Group and its business and open and constructive debate with management. With regard to the size and composition of the Board, the directors agreed that the matter will be addressed in a future meeting, when market announcements are to be made on matters concerning the appointment of a new Board (2018),(16) drawing on consultation with the Governance and Appointment Committee.

The suggestions made by the directors during the meeting, which will form the basis for discussion for the next Board Performance Evaluation planned for next December, consisted essentially of the organisation of a 2017 Strategy Day, with top management asked to present strategy alternatives and report on what major competitors at the international level are doing, and the organisation of new induction sessions for continuing updates on key issues and to monitor the implementation of operating guidelines and progress made towards medium-term economic and financial objectives. Finally, it was proposed that regular reports should be provided by top management to the Board of Directors, especially on strategic issues and the international framework.

Article 2390 of the civil code

The Shareholders’ Meeting has not authorised any departures from the prohibition on competition established by Article 2390 of the Italian Civil Code.

4.4 DELEGATED BODIES

The Chairman

Traditionally, the Chairman is appointed by the Shareholders’ Meeting . The Shareholders’ Meeting of 29 April 2015 confirmed Fedele Confalonieri as Chairman of the Company.

At its meeting of 30 April 2015, the Board of Directors assigned to the Chairman all ordinary and extraordinary administration powers within a maximum limit of € 15,000,000 for an individual transaction, except those under the exclusive jurisdiction of the Board of Directors and Executive Committee. Pursuant to the Company Bylaws, the Chairman represents the Company.

Board members are required to know the duties and responsibilities of their position. The Chairman ensures that the Board is constantly kept informed on the main changes in laws and regulations that concern the Company, also in collaboration with the Corporate Affairs manager and the Board’s secretary.

(16)  The Corporate Governance Committee of Borsa Italiana stressed in its last annual report on the application of the Corporate Governance Code, dated 13 December 2016, the need for outgoing Board members to take greater responsibility in identifying, through the self-assessment process, the expertise required of future directors and underscored the importance of consultation with the appointments committee even in companies with a highly concentrated ownership structure.

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The Chairman coordinates the activities of the Board of Directors and chairs the Board Meetings. The Chairman, or person acting on his behalf, convenes Board Meetings.

Deputy Chairman and Chief Executive Officer

In the meeting of 30 April 2015, the Board of Directors appointed Pier Silvio Berlusconi as Deputy Chairman and Chief Executive Officer, giving him all powers of ordinary and extraordinary administration within a maximum limit of € 15,000,000 for an individual transaction, except those under the exclusive jurisdiction of the Board of Directors and Executive Committee. Pursuant to the Bylaws, the Deputy Chairman and Chief Executive Officer has the power to represent the Company.(17)

***

The Board of Directors unanimously decided that the above division of powers to the Chairman and to the Deputy Chairman and Chief Executive Officer best meets the needs of organisational efficiency, as evidenced by the historical cooperation of the two officers and absence of conflict.

Executive Committee

At its meeting of 30 April 2015, the Board of Directors appointed the Executive Committee which consists of five members who will remain in office for the duration of the mandate of the Board, appointing as members by right, besides the Chairman Fedele Confalonieri and the Deputy Chairman and Chief Executive Officer Pier Silvio Berlusconi, the directors Giuliano Adreani, Marco Giordani, and Gina Nieri.

The Board assigned to the Executive Committee all powers of ordinary and extraordinary administration within the maximum limit of € 130,000,000.00 for an individual transaction, excluding the matters under the exclusive jurisdiction of the Board.

During 2016, the Committee met nine times and systematically involved the Company’s executives responsible for the pertinent departments. The average duration of the meetings was about one hour.

As a rule, all members of the Board of Statutory Auditors participate in Committee meetings.

The percentage of each director attending Committee meetings is shown in Attachment C to this Report.

***

Reporting to the Board of Directors

In compliance with laws and the Company Bylaws, the Board of Directors and Board of Statutory Auditors are informed of the activities carried out, operations, their outlook, and the most important strategic, economic, balance sheet, and financial operations carried out by the Company or subsidiaries.

During Board Meetings, each item is reviewed thoroughly, to enable directors to make an informed decision on the matters discussed.

Information on the delegated activities is reported continuously by the delegated bodies to the Board of Directors and Board of Statutory Auditors during Board meetings, in accordance with the methods provided by the Bylaws and required by laws in force. During the first available board meeting, the Chairman, Deputy Chairman and Chief Executive Officer, Executive Committee, directors with special assignments, and, more generally, the delegated bodies report to the Board of Directors and Board of

(17)  Pursuant to the Bylaws, the Deputy Chairman replaces the Chairman if the latter is absent or incapacitated. The actual exercising of the power of representation by the Deputy Chairman indicates per se the absence or impediment of the Chairman and exonerates third parties from any verification or responsibility thereof.

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Statutory Auditors on the progress of the projects assigned to them and of the activities performed when fulfilling the mandates assigned to them, as provided by the Bylaws.

4.5. OTHER EXECUTIVE DIRECTORS

In addition to the Chairman and the Deputy Chairman and Chief Executive Officer the following six executive directors are members of the Board:

Giuliano Adreani	Chairman of Publitalia ‘80 S.p.A., Chairman of Digitalia ‘08 S.r.l., and Chairman of Mediamond S.p.A.
Mauro Crippa	General Manager IT for RTI S.p.A.
Marco Giordani

Central Manager of Administration, Finance, Control and Business Development at Mediaset S.p.A., Managing Director of RTI S.p.A., Chairman of Mediaset Premium S.p.A., Chairman of Monradio S.r.l, Chairman of RadioMediaset S.p.A and Chairman of Virgin Radio Italy S.p.A.

Gina Nieri	Department of Institutional and Legal Affairs and of Strategic Analysis of Mediaset S.p.A. and Deputy Chairman of RTI S.p.A.
Niccolò Querci	Central Manager of Human Resources, Procurement, and Services of Mediaset S.p.A., Deputy Chairman of RTI S.p.A., and Deputy Chairman of Publitalia ‘80 S.p.A.
Stefano Sala	Chief Executive Officer of Publitalia ‘80 S.p.A., Chief Executive Officer of Digitalia ‘08 S.r.l., and Deputy Chairman of Mediamond S.p.A.

4.6. INDEPENDENT DIRECTORS

The six independent Directors appointed by the Shareholders’ Meeting of 30 April 2015 are: Franco Bruni, Fernando Napolitano, Michele Perini, Alessandra Piccinino, Carlo Secchi, and Wanda Ternau(18).

At the Board meeting of 10 May 2016, the Board assessed the independence of its directors pursuant to Article 147 ter of the T.U.F. and to the Code, on the basis of the declarations available to the Company, as shown in Annex C to this report. The Board found that the independent directors satisfy the independence criteria required by Article 148, paragraph 3 of the T.U.F. and the independence criteria required by the Code. With regard to the latter requirement, the Board recognised the director Carlo Secchi as an independent director, although he has held the office of director of the Company for over nine years during the past twelve years, in consideration of the independent judgement that he displays continuously and of his professional qualities.

More recently, at the Board meeting held on 19 April 2017, the Board assessed the independent status of its directors under Article 147 ter of the T.U.F. and under the Code on the basis of the statements provided by the directors. It was found that the directors Franco Bruni, Fernando Napolitano, Michele Perini, Alessandra Piccinino, Carlo Secchi, and Wanda Ternau satisfy the independence criteria required by Article 148, paragraph 3 of the T.U.F. and the independence criteria required by the Code. With reference to the latter, the Board recognised the director Carlo Secchi as an independent director on the basis that he had demonstrated, through his skill and expertise and constant contribution to the Board, his independence and freedom of judgement in assessing the work of management. Furthermore, his long experience as a Company director and in-depth knowledge of the Company and the market in which it operates enables him to make an important contribution to the Board’s work and, in general, to identifying strategic Company policy.

(18)  The current composition of the Board of Directors, with 6 independent directors out of 17, complies also with application criterion 3.C.3 of the Corporate Governance Code which requires that, in the companies included in the FTSE-Mib index, at least one third of the Board of Directors be independent directors.

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The Board assesses the independence of its non-executive members paying attention more to the substance than to form and taking into account that normally a director does not appear independent in the cases contemplated by the Code.

Each independent director has undertaken to communicate promptly to the Board the occurrence of situations that cause the requirement not to be satisfied.

The Board of Directors periodically reviews the independence of the directors, also assisted by the Governance and Appointments Committee. The Board of Statutory Auditors has verified the correct application of the verification criteria and procedures adopted by the Board of Directors to assess the independence of the directors during the financial year.

The number of Independent Directors and their expertise are appropriate for the size of the Board and operations carried out by Mediaset, and are such as to enable Committees to be established within the Board of Directors, as described in full in this report.

The Chairman operates so that the Board, as a whole, is updated on an ongoing basis and during board meetings on main legal and regulatory developments concerning the Company; this occurs regularly during the Board meetings. It is a consolidated practice for the Independent Directors to periodically meet with the Chief Financial Officer and management of the Company and its subsidiaries to provide an overview of the Group’s structure and knowledge of its business operations, in order to further investigate specific economic, financial and corporate governance issues. As a rule, all members of the Board of Statutory Auditors participate in these initiatives.

During the financial year, the independent directors participated in various initiatives(19) intended to inform them on the main aspects of the Company’s activities and to increase their knowledge of the Company’s dynamics.

Independent Directors’ Meeting

The Independent Directors were called to a meeting, without the other directors, once during the year, on 14 December 2016. Various topics were discussed during the meeting. In particular, the directors agreed there was no need to appoint a Lead Independent Director, given the current system of delegated powers. They also decided it would be useful to hold independent directors’ meeting and meeting with the Chairman on a more regular basis. With regard to the Board’s self-assessment, in view of the Board Performance Evaluation for the year 2017, they suggested that individual interviews should also be conducted for the purposes of the Board Performance Evaluation. Finally, they encouraged directors to work more closely in view of strategic transactions.

4.7 LEAD INDEPENDENT DIRECTOR

The Board decided not to implement the recommendation of the Code that provides for the office of “lead independent director,” as the prerequisites for this office are not in place. At their meeting on 14 December 2016, the independent directors agreed that there is no need to appoint a Lead Independent Director given the current system of delegated powers.

At present, the current corporate governance structure guarantees not only constant information flows to all executive and non-executive directors, both independent and non-independent, but also the broad-ranging and proactive involvement of all directors in the operations of the Company.

(19)  Can be consulted at chapter 4.2 Composition - “Induction Programme”.

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5. THE PROCESSING OF COMPANY INFORMATION

Market Abuse Regulation

On 3 July 2016, the provisions of the Market Abuse Regulation entered into force. The new regulation provides a comprehensive, and in certain respects innovative, regulatory framework governing the abuse of inside information and market manipulation. The main reforms concern, among many things, the expansion of the concept of inside information and rules for delayed disclosures, the List of Insiders and transactions performed by managers.

The Board is constantly kept up to date on the new regulation and developments in the legal framework and has adopted measures and specific procedures to ensure compliance in areas affected by the MAR.

Inside information

On 28 February 2017, on the recommendation of the Internal Risk and Control Committee, the Board approved a new version of the Inside Information Procedure.(20) On 28 July 2016, on the recommendation of the Internal Risk and Control Committee, the Board identified the people to be registered in the permanent section of the List of Insiders.

The Inside Information Procedure was adopted in accordance with the Market Abuse Regulation to comply with national and European laws and regulations in force governing the abuse of inside information.

The Inside Information Procedure addresses the internal management and disclosure to the public of inside information concerning the Company and its subsidiaries and the keeping of the “List of Persons having Access to Inside Information.” The Inside Information Procedure is an essential component of Mediaset’s internal control and risk management system and is incorporated into the rules and regulations adopted by Mediaset in accordance with Legislative Decree 231/01 in an effort prevent corporate crime.

The Inside Information Procedure applies to the directors, statutory auditors and employees of the Company and its subsidiaries, as well as to external parties that act in the name and on behalf of the Company and its subsidiaries, with the exception of the listed subsidiaries EI Towers S.p.A. and Mediaset España Comunicación S.A., which are required to keep their own lists of insiders and comply with the relative requirements and to disclose information to their markets of reference.

The directors and statutory auditors of the Company and, in general, all other recipients of the Inside Information Procedure are required to keep all documents and information that come to their knowledge when carrying out their duties strictly confidential, with particular reference to inside information. Disclosure to the authorities and public takes place according to the deadlines and procedures of laws in force, in compliance with parity of information and the procedure.

The Company has distributed the Inside Information Procedure to its own personnel and to the personnel of its subsidiaries and has published the procedure on the company intranet.

The Chief Financial Officer of the Company is tasked by the Board with the constant monitoring of the application of the Inside Information Procedure, reporting thereon to the Risk and Control Committee, and of its updating status, working with the relevant internal departments, also in view of the best practices in the area, in order to determine its effectiveness.

(20)  The updated Inside Information Procedure replaces the former “Inside Information Management and Disclosure” Organisational Guidelines adopted in 2006 and updated in 2015.

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Internal dealing

On 28 February 2017, at the proposal of the Risk and Control Committee, the Board approved a new institutional Internal Dealing Procedure,(21) in accordance with the Market Abuse Regulation. The purpose of the Internal Dealing Procedure is to govern trading performed, directly or through an intermediary, by relevant persons and persons closely related to them, as identified by the regulation, setting forth the obligations, terms and methods for disclosing transactions performed by them in relation to Company financial instruments.

Specifically, the procedure designates the Corporate Affairs Department of Mediaset as the office responsible for receiving, managing and disclosing reports to the market.

All relevant persons are required to follow a specific procedure to notify the office of the details of relevant transactions in order to comply with the requirements of laws in force.

The Chief Financial Officer of the Company is tasked by the Board with the constant monitoring of the application of the Internal Dealing Procedure, reporting thereon to the Risk and Control Committee, and of its updating status, working with the relevant internal departments, also in view of the best practices in the area, in order to determine its effectiveness.

Finally, in compliance with the Market Abuse Regulation and the Internal Dealing Procedure, black-out periods have been introduced banning trading by relevant persons for the 30 calendar days preceding the announcement of the annual financial statements and the half-year financial report, published by the Company in accordance with law or on a voluntary basis.

In compliance with CONSOB recommendations, the Company has created a specific “Internal Dealing” section on its website.

6. COMMITTEES WITHIN THE BOARD OF DIRECTORS

The Board of Directors(22) established the following internal committees, all with proposal and consulting functions:

•                  the Risk and Control Committee was assigned the responsibilities of the Code; on 20 December 2016, at the proposal of the Governance and Appointments Committee, the Risk and Control Committee was tasked with the “supervision of sustainability issues connected with the running of the company and how it engages with shareholders”;

•                  the Board meeting of 30 April 2015 confirmed to the Compensation Committee the responsibilities assigned to it in 2011;

•                  the Governance and Appointments Committee retained the existing responsibilities appropriate to guarantee the update of the governance rules and the adequacy, implementation, and enforcement of said rules, in addition to those contemplated by the Code for the Nominations Committee.

The Committees established within the Board have investigative and/or advisory duties regarding aspects requiring further examination, in order to exchange actual and informed opinions. The establishment and operation of the Board of Director’s internal committees satisfy the Code’s criteria.

(21)  The new institutional procedure replaces the former practices adopted by the Company as of 2006.

(22)  Pursuant to the Company Bylaws, the Board of Directors may establish Committees, also comprising persons who are not Board members, identifying their duties, powers, compensation and number. The Committees, if comprising persons who are not Board members, only have advisory powers.

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In carrying out their functions, the Committees may access the information and company functions necessary to perform their duties, and may be assisted by external consultants at the Company’s expense, within the limits of the budget approved by the Board of Directors.

The Committees, who routinely report to the Board on their activities, have operating regulations and scheduled meetings for each financial year. The regulations of the Committees were approved by the Board.

The Board, when adopting the procedure to regulate transactions with related parties (addressing Consob’s requirements) established within itself the Committee of Independent Directors for Related-Party Transactions(23); the latter is asked to express specific opinions regarding transactions with related parties carried out by the Company, either directly or through subsidiaries, in the cases indicated and in accordance with the methods required by the above-mentioned procedure.

7. THE GOVERNANCE AND APPOINTMENTS COMMITTEE

The Governance and Appointments Committee includes three non-executive and independent directors whose term in office lasts three years until the expiry of the mandate of the entire Board of Directors.

Carlo Secchi	Chairman - Independent Director
Michele Perini	Independent Director
Wanda Ternau	Independent Director

The Committee has its own operating regulations and minutes are taken of all meetings. The Manager of the Corporate Affairs Department, appointed as Committee Secretary, attends the meetings. In the days preceding meetings, sufficiently in advance of the meeting, the Secretary, as agreed with the Committee Chairman, sends to the Governance Committee members all available documents and information on items on the agenda.

The Committee met six times during 2016. The average duration of each meeting is about one hour. The percentage of each director attending Committee meetings is shown in Attachment C to this Report. Eight meetings were scheduled for the year 2017 and two of them have been held.

As a rule, all members of the Board of Statutory Auditors took part in the meetings, and the managers of specific company departments and external consultants were invited to attend by the Committee Secretary, to explain particular issues.

The Committee members are given a fee for attending each meeting, in the amount set by the Shareholders’ Meeting of 29 April 2015.

Functions and activities of the Governance and Appointments Committee

The Board attributed to the Committee the responsibilities of Governance Committee and those that the Code assigns to the Appointments Committee; specifically, it fulfils these tasks:

(23)  Refer to chapter 12, Interests of Directors and Transactions with Related Parties, section “Independent directors committee for related parties transactions.”

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regarding Corporate Governance:

•                  monitor compliance with and the periodic updating of corporate governance rules and compliance with the principles of conduct adopted by the Company, reporting to the Board of Directors;

•                  propose procedures and deadlines for the annual self-assessment of the Board of Directors;

•                  review, in advance, the contents of the Annual Report on Corporate Governance and Ownership Structures;

•                  assist the Board in evaluating whether Independent Directors meet requirements for independence, on an ongoing basis.

regarding Appointments:

•                  give to the Board of Directors opinions on the size and composition of the Board, and recommendations on the types of professional positions considered appropriate to sit on the Board, as well as the maximum number of positions as director or statutory auditor compatible with being able to effectively fulfil the mandate of director of the issuer, and on any departures from the prohibition on competition established by Article 2390 of the Italian Civil Code;

•                  propose to the Board candidates to the office of director in the case that directors need to be co-opted, when it becomes necessary to replace independent directors.

During 2016, the Committee carried out the activities under its responsibility; among other things, it:

•                 analysed the possibility of subjecting any new subsidiaries having strategic importance to the provisions of the Corporate Governance Code;

•                 examined the report on the Board Performance Evaluation for 2015;

•                 reviewed the “2015 Report on Corporate Governance and Ownership Structures”;

•                  assisted the Board in the annual assessment of the independence of its directors;

•                  examined the amendments introduced to the Corporate Governance Code in the last version updated to July 2015. Specifically, as regards the internal control and risk management system, the Committee found that the Company’s corporate governance system is continuously updated to comply with the Code and that internal control and risk management measures are constantly implemented. On 20 December 2016, the Board approved the adoption of the most recent version of the Corporate Governance Code;

•                  prepared, with the support of Spencer Stuart, a company specialised in the sector, the methods and matters to be addressed by the Board’s self-assessment process for the year.

During 2017, the Committee:

•                  examined the report on the Board Performance Evaluation;

•                  reviewed the “2016 Report on Corporate Governance and Ownership Structures”;

•                  assisted the Board in the annual assessment of the independence of its directors.

The Committee Chairman informs the Board of the meetings held at the first available Board meeting.

When fulfilling its functions, the Committee had full access to the information and corporate departments of the Company and/or Group needed for the purpose, with the assistance of the secretary.

The Committee is given funding of EUR 100 thousand per annum for expenses related to its duties.

The Committee members are given a fee for attending each meeting, in the amount set by the Shareholders’ Meeting of 29 April 2015.

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8. THE COMPENSATION COMMITTEE

The Compensation Committee consists of three non-executive directors, the majority of whom are independent and will remain in office until the entire Board of Directors expires; experts in financial matters and compensation policies are among them.

Michele Perini	Chairman - Independent Director
Bruno Ermolli	Non-executive Director
Fernando Napolitano	Independent Director

No directors concerned took part in meetings of the Compensation Committee, when proposals to the Board of Directors concerning their compensation were discussed.

The Committee has its own operating regulations and minutes are taken of all meetings.

The Committee met six times during 2016. The average duration of each meeting is about one hour. The percentage of each director attending Committee meetings is shown in Attachment C to this Report. Five meetings were scheduled for the 2017 financial year and two of them have been held.

Normally, the Chairman of the Board of Statutory Auditors and/or other designated members participate in the Committee’s meetings; a secretary, chosen each time by the Chairman, is also present; the managers of specific company departments and outside consultants have been invited to illustrate specific topics.

The Committee members are given a fee for attending each meeting, in the amount set by the Shareholders’ Meeting of 29 April 2015.

Functions and activities of the Compensation Committee

The Board assigned the following responsibilities to the Compensation Committee:

•                  to periodically review the adequacy, overall consistency and actual application of the general policy adopted for the compensation of the Chairman, Deputy Chairman and Chief Executive Officer, and key management personnel, using, as regards the latter, information supplied by the Chairman, Deputy Chairman and Chief Executive Officer, and submitting the related proposals to the Board of Directors;

•                  to provide advance opinions on the proposals of the Board of Directors, and on its behalf, proposals of the Chairman and/or Deputy Chairman concerning the compensation of the Chairman, Deputy Chairman and Chief Executive Officer and on setting performance objectives related to the variable component of compensation; It also monitors the application of decisions taken by the Board;

•                  to provide advance opinions on the proposals of the Board of Directors, and on its behalf, of the Chairman and/or Deputy Chairman and Chief Executive Officer concerning the definition by Mediaset S.p.A.’s delegated bodies on the compensation of key management personnel and of the other key executives of the Mediaset Group;

•                  to provide advance opinions on proposals of the Board of Directors, and on its behalf, of the Chairman and/or Deputy Chairman and Chief Executive Officer concerning general regulations for allocating compensation (allocation, rejection or reversal) to employees of the companies of the Mediaset Group designated to fill positions in administrative and control bodies and/or in committees appointed by administrative bodies of Italian or foreign subsidiaries or investee companies;

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•                  to make proposals to the Board of Directors concerning the criteria, beneficiary categories, quantities, terms, conditions and procedures for share-based compensation plans.

During 2016, the Committee carried out the activities under its responsibility; among other things, it:

•                  analysed the findings and suggestions that emerged in the course audits conducted by the Hay group S.r.l., a consultancy engaged for the purpose, on compensation policy and the format and disclosure level of the Compensation Report. The Committee endorsed the suggestions and invited the officers concerned to take the findings into account when preparing the Compensation Report, the first section of which addressed policy;

•                  approved the Report on General Compensation Policies;

•                  conducted reviews following the outcome of Shareholders’ Meeting votes on the agenda item concerning the Compensation Report; accordingly, the Committee engaged the company Georgeson S.r.l. to start up a project of to support initiatives aimed at identifying the compensation policy issues that led so many shareholders to vote against the report at the 2016 Shareholders’ Meeting. The project will support the company in aligning policy to the principles suggested by institutional investors through a joint study of best practices in the sector and the voting policies applied by those investors and to assess the content and format of the Compensation Report;

•                  expressed favourable opinion regarding the performance objectives set for the 2016 financial year in connection with the variable component of the compensation of directors who occupy specific positions (Chairman and Deputy Chairman - Chief Executive Officer);

•                  outlined, in relation to the medium/long-term incentive plan approved by the Shareholders’ Meeting on 29 April 2015, a proposal concerning the objectives and categories of beneficiaries for the year 2016 and subsequently collected the preferred options of the beneficiaries for the variable portion of their annual compensation;

•                  assessed (also on the basis of information exchanged with the central Human Resources and Organisation department) and consistently and actually implemented the compensation policy approved by the Shareholders’ Meeting.

During 2017, the Committee:

•                  acknowledged the new short-term Annual Incentive System (AIS);

•                  expressed favourable opinion regarding the performance objectives set for the 2017 financial year in connection with the variable component of the compensation of directors who occupy specific positions (Chairman and Deputy Chairman - Chief Executive Officer);

•                  was informed of the findings of the Georgeson S.r.l, the company tasked with identifying the critical issues with the Company’s compensation policy, and conducted relative follow-ups;

•                  approved the Report on Compensation Policy and tasked the Committee Chairman with proposing the report to the Board of Directors on 19 April 2017.

The Committee Chairman informs the Board of the meetings held at the first available Board meeting.

The Committee is given funding of EUR 200 thousand per annum for expenses related to its duties.

The Committee members are given a fee for attending each meeting, in the amount set by the Shareholders’ Meeting of 29 April 2015.

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9. COMPENSATION OF DIRECTORS

On 27 April 2016, the Shareholders’ Meeting approved the first section of the Compensation Report, pursuant to article 123-ter of Legislative Decree 58/1998, with 60.55% of votes in favour.

On 19 April 2017, the Board of Directors established a general policy for the compensation of executive directors, other directors with special roles and key management personnel.

For further information relative to this section, reference is made to the relevant parts of the Report on Compensation, published pursuant to Article 123-ter of the TUF.

10. RISK AND CONTROL COMMITTEE

The Risk and Control Committee consists of three independent non-executive directors who remain in office for three years until the term of office of the entire Board expires; experts in accounting and financial matters are among them;.

Carlo Secchi	Chairman - Independent Director
Franco Bruni	Independent Director
Fernando Napolitano	Independent Director

The Committee has its own operating regulations and minutes are taken of all meetings. The Manager of the Corporate Affairs Department, appointed as Committee Secretary, attends the meetings. In the days preceding meetings, sufficiently in advance of the meeting, the Secretary, as agreed with the Committee Chairman, sends to the Governance Committee members all available documents and information on items on the agenda.

During 2016, eight meetings of the Risk and Control Committee were held. The Committee requested the following non-members to attend meetings, as regards individual items on the agenda and relative to their area of responsibility: the Supervisory and Control Body, the Financial Reporting Officer, the Internal Audit Manager, persons from the independent auditors, managers of specific functions of the Company and/or Group, as well as external consultants where deemed appropriate. The average duration of each meeting was about 1.5 hours. The percentage of each director attending Committee meetings is shown in Attachment C to this Report. Eight meetings have been scheduled for the 2017 financial year.

As a rule, all members of the Board of Statutory Auditors took part in the meetings, and the managers of specific company departments and external consultants were invited to attend by the Committee Secretary, to explain particular issues.

The Committee members are given a fee for attending each meeting, in the amount set by the Shareholders’ Meeting of 29 April 2015.

Functions and activities of the Risk and Control Committee

The Risk and Control Committee, besides assisting the Board in fulfilling the tasks assigned to the latter on matters of internal control, fulfils the functions in line with those indicated in the Code.

On 20 December 2016, the Board tasked the Risk and Control Committee, in accordance with the Corporate Governance Code, with supervising sustainability issues connected with the company’s business and how it engages with stakeholders.

In order to allow the Board to guide the internal control and risk management system and assess its adequacy, the Committee performs systematically during the year the support activities consisting of an adequate investigative activity concerning the assessment of the Board’s decisions related to (besides

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internal control and risk management) the approval of the periodic financial reports, including the financial statements for the year.

During the year, the Committee examined, usually every six months, the periodic reports prepared by the Supervisory and Control Body of Mediaset on audit outcomes and actions taken pursuant to Legislative Decree 231/01, subsequently presented to the Board of Directors.

The Committee annually reviews activities carried out by the Financial Reporting Officer, pursuant to Law 262/2005 on the Protection of Savings, for the purposes of issuing certification relative to the Financial Statements and Consolidated Financial Statements, and the Risk Officer’s update on the assessment and procedures for the management of main company, strategic and process risks, of the Mediaset Group, carried out on an “Enterprise Risk Management” basis; this annual update is usually carried out also by the respective managers of the listed subsidiaries EI Towers S.p.A and Mediaset España Comunicación S.A.

During 2016, the Committee, among others:

•                  took note of the summary of reports issued by the Internal Audit department and Final 2015 Report, as well as the results for 2015 of the “Quality Assurance and Improvement Plan”, recommended by international reference standards for the industry, in order to guarantee more effective monitoring of the department. The Committee monitored the work of the Internal Audit Function, also through periodic audit reports, and the implementation of action plans on corrective measures necessary to ensure continual improvement of the system;

•                  approved the “2016 Audit Plan”, and also examined and took note of the Report on the Internal Control and Risk Management System as of 31 December 2015, prepared by the Internal Audit department;

•                  examined and took note of the “2016 Audit Plan” and final audit results of the listed subsidiaries EI Towers S.p.A. and Mediaset España Comunicación S.A. submitted by the respective managers;

•                  evaluated together with the Financial Reporting Officer, the independent auditors Reconta Ernst & Young S.p.A., and the Board of Statutory Auditors the accounting standards applied within the Mediaset Group for the purposes and their uniformity, for the purpose of drafting the 2015 consolidated financial statements, believing that they are applied correctly, and also starting the investigation activity related to the approval of the 2015 financial statements;

•                  took note and discussed the methodology adopted and the different plan configurations supporting evaluations relative to annual impairment testing;

•                  approved Sections 10 and 11 of the 2015 Report on Corporate Governance relative to the Internal Control and Risk Management System;

•            discussed the report on the basic issues of 2015 written by Reconta Ernst & Young S.p.A. pursuant to Article 19, paragraph 3, of Legislative Decree No. 39 of 27 January 2010 and the report’s conclusions and, in the spirit of the Code, decided to submit said report to the Board of Directors at its meeting on 10 May 2016; the Committee also acknowledged that the Independent Auditors, in the absence of observations to bring to the attention of Management, did not issue the Management Letter at 31 December 2015;

•                  was informed of the SIA Multinetwork Project adopted by the Finance Division to introduce a Digital Signature-Strong Authentication system;

•                  was informed of the amendments made to the guidelines for financial risk mitigation techniques for the purposes of the EMIR (European Market Infrastructure Regulation);

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•                  it took note of periodic updates to the “List of broadcasting rights suppliers”, prepared by the Rights Department of RTI S.p.A., to complete the company procedure for the planning, acquisition and management of rights, and gave it a positive rating;

•                  acknowledged that at 30 June 2016 no significant changes had emerged in the 2016 Audit Plan prepared by the Internal Audit Department;

•                  was informed that, in compliance with International Standards for the Professional Practice of Internal Auditing, a Quality Assurance Review was underway of internal auditing activities. The Internal Audit Department notified the need to conduct a new external review to obtain certification for 2016, opting, as in 2011, for an approach based on a self-review convalidated by a qualified and independent external assessor;

•                  approved the list of names to be registered in the permanent section of the List of Insiders in accordance with the provisions of the Market Abuse Regulation and Implementing Regulation (EU) 2016/347;

•                  approved the amendments made to the “Guidelines for the Internal Control and Risk Management System of Mediaset Group”;

•                  monitored the adequacy, effectiveness and efficiency of the Internal Audit Function.

The Committee also discussed Company evaluations on organising the coordination flows of subjects established by the Code, in order to ensure the efficiency of the Internal Control and Risk Management System.

Activities continued during the first quarter of 2017, with four meetings held during which the Committee:

•                  took note of the summary of reports issued by the Internal Audit Department and of the Final 2016 Report, as well as the findings for 2016 of the “Quality Assurance and Improvement Plan.” The Committee monitored the work of the Internal Audit Function, also through periodic audit reports, and the implementation of action plans on corrective measures necessary to ensure continual improvement of the system;

•                  approved the “2017 Audit Plan”, and also examined and took note of the Report on the Internal Control and Risk Management System as of 31 December 2016, prepared by the Internal Audit department;

•                  acknowledged and examined the amendments made to its operating regulations in the light of reforms introduced by the Corporate Governance Code;

•                  acknowledged and examined the updated version of the Inside Information procedure and the new Internal Dealing Procedure, introduced in compliance with the new legislative and regulatory framework governing market abuse; the procedures are an essential component of Mediaset’s internal control and risk management system and are incorporated into the rules and regulations adopted by Mediaset in accordance with Legislative Decree 231/01 in an effort prevent corporate crime;

•                  examined and took note of the “2017 Audit Plan” and final audit results of the listed subsidiaries EI Towers S.p.A. and Mediaset España Comunicación S.A. submitted by the respective managers;

•                  evaluated together with the Financial Reporting Officer, the independent auditors Reconta Ernst & Young S.p.A., and the Board of Statutory Auditors the accounting standards applied within the Mediaset Group for the purposes and their uniformity, for the purpose of drafting the 2016

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consolidated financial statements, believing that they are applied correctly, and also starting the investigation activity related to the approval of the 2016 financial statements;

•                  took note and discussed the methodology adopted and the different plan configurations supporting evaluations relative to annual impairment testing;

•                  approved Chapters 10 and 11 of this Report relative to the Internal Control and Risk Management System.

The Committee Chairman informs the Board of the meetings held at the first available Board meeting. When the semi-annual financial statements and management letter are approved, the Committee reports to the Board on the adequacy of the internal control system. During the activity described above and also in view of the management policy for the control system adopted by the Internal Control and Risk Management System Director on the basis of the guidelines of the Internal Control and Risk Management System of the Mediaset Group issued by the latest Board of Directors meeting of 20 December 2016, the Committee recommended to the Board to consider the Internal Control and Risk Management System to be adequate and effective overall, with respect to the profile and characteristics of the Company and to the profile of risk assumed.

In carrying out its functions, the Committee accessed all necessary information and/or functions of the Company and/or Group and/or was assisted by external consultants, as well as the Company Secretary.

The Committee is given funding of € 350,000 per annum for expenses related to its duties.

The Committee members are given a fee for attending each meeting, in the amount set by the Shareholders’ Meeting of 29 April 2015.

11. THE INTERNAL CONTROL AND RISK MANAGEMENT SYSTEM

The internal control and risk management system comprises all rules, procedures and organisational structures to perform business operations that are consistent with established objectives, through an adequate process that identifies, measures, manages and monitors main risks.

The Board exercises the functions listed by the Code, with the assistance of the Risk and Control Committee.

The Board carries out its functions related to the internal control and risk management system taking into consideration reference models and existing best practices at the national and international level and in accordance with the compliance programme adopted in accordance with Legislative Decree 231/2001.

On 22 March 2016, the Board of Directors, on the basis of the favourable opinion of the Risk and Control Committee, examined the results of the Risk Officer’s annual update on the evaluation of and methodologies of managing the main company, strategic and process risks, evaluating the nature and level of risk compatible with the strategic objectives established in the preceding meeting of 15 December 2015.

During the meeting of 8 March 2016, the Board, based on Risk and Control Committee Reports, after consulting with the Board of Statutory Auditors and Financial Reporting Officer, took note, with no observations made, of the final data of the Audit Plan updated on 31 December 2015, and approved the 2016 Audit Plan prepared by the Internal Audit Department Manager.

On 20 December 2016, the Board of Directors, with the approval of the Risk and Control Committee and as part of activities to monitor objectives and results, reviewed the main actions taken by the Group

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during the year as regards the strategic objectives previously established and the relative risk level accepted; it also updated the strategic objectives for the subsequent annual assessment of related risks.

The Guidelines of the Internal Control and Risk Management System of the Group, which identify the Enterprise Risk Management Framework as the reference methodology(24) for monitoring the internal control system, are implemented, by the Internal Control and Risk Management System Director, through the “Enterprise Risk Management Policy” , which defines the main methodological aspects of the risk management process, as well as the roles, responsibilities and main activities involved in risk management.

The internal control and risk management system of the Mediaset Group is able to identify and measure the main company risks, including risks relevant to its medium/long-term sustainability, which could undermine the achievement of established objectives, taking into account the characteristics of activities carried out by Mediaset and its subsidiaries, based on the following criteria:

•                                          the nature of the risk, with reference to strategic and operating risks and risks concerning reporting and compliance with laws in force;

•                                          the possibility of risk affecting the ability to achieve company objectives;

•                                          the organisation’s ability to properly manage identified risk;

•                                          the correct monitoring of company risks, by checking the suitability of the internal control and risk management system to provide an acceptable profile of overall risk. Specifically, the internal control and risk management system of the Mediaset Group establishes the following:

•                                          the systematic monitoring by management of main company risks, in order to identify and implement any corrective actions for existing control processes;

•                                          periodic independent checks of the adequacy and effectiveness of the internal control system, as well as the timely adoption of specific corrective actions if weaknesses are identified;

•                                          rules for reporting on the adequacy and effectiveness of the internal control and risk management system.

For this purpose, the Internal Control and Risk Management System Director supervises the management of the Internal Control and Risk Management System of the Mediaset Group, to ensure the system can:

•                                          promptly react to significant risk situations, establishing adequate control mechanisms;

•                                          guarantee, within the context of company processes, an adequate level of separation between operating and control functions, thus preventing conflicts of interest arising regarding assigned responsibilities;

•                                          guarantee, within the context of operating and administrative/accounting activities, the use of systems and procedures that ensure the accurate recording of company events and operations, as well as the production of reliable, timely information flows, both in and outside the Group;

•                                          establish methodologies for the timely communication of significant risks and control anomalies identified in relation to appropriate Group levels, allowing for the identification and timely adoption of corrective actions.

(24) According to the Enterprise Risk Management methodology, the internal control system starts from the definition of the Company’s strategy. The Company’s objectives are taken into consideration by the methodology according to the following categories:

• strategic objectives: high level objectives, aligned with and supporting the Company’s mission;

• operational objectives: objectives related to the efficient and effective use of resources;

• reporting objectives: objectives related to the reliability of reporting external and internal to the Company;

• compliance objectives: objectives related to compliance with applicable laws and regulations.

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This model is adopted for listed subsidiaries, also in line with the management and coordination activities of the parent company, giving them Guidelines and related polices for implementation.

With particular reference to financial reporting processes, the main characteristics of the Internal Control and Risk Management System relative to such risks pursuant to Article 123-bis, paragraph 2, letter b) of the TUF are described below.

Main characteristics of risk management and internal control systems in relation to the financial reporting system process

1.              Introduction

The risk management and internal control system in relation to the financial reporting process(25), developed within the Mediaset Group, aims to guarantee the dependability, accuracy, reliability and timeliness of financial reporting.

Mediaset, in defining its own system, has aligned it with laws and regulations currently in force.

As reference standards do not explicitly establish specific criteria for the design, implementation, evaluation and monitoring of the Risk Management and Internal Control System relative to financial reporting, Mediaset has opted for the application of a model that is universally recognised as one of the most accredited: the CoSO (Committee of Sponsoring Organizations) Framework. Furthermore, implementation of the System takes into account the guidelines of some industry organisations regarding the activities of the Appointed Director (the Italian Confederation of Industry, Confindustria, and the National Association of Finance and Administration Managers, Andaf).

Article 154-bis of the TUF has established the position of Financial Reporting Office for issuers with shares listed on regulated markets. This Officer is responsible, among others, in conjunction with relevant functions, for developing adequate administrative and accounting procedures for the production of financial statements, consolidated financial statements and interim reports, as well as all other information disclosed to the market and relative to accounting disclosure and the issue of specific certification.

2.          Description of the main characteristics of the Internal Control and Risk Management System in relation to the financial reporting system process

Roles and Functions involved

The Financial Reporting Officer is assisted by a specifically established company structure for the purpose and by the Organisation Department: these structures support the Financial Reporting Officer in designing, implementing and maintaining adequate administrative and accounting procedures to draft the financial statements and the consolidated financial statements and supply the Financial Reporting Officer with elements to evaluate their adequacy and effective functioning.

The structure assisting the Financial Reporting Officer works with process owners to promptly identify events that may impact or change the reference framework, update administrative accounting procedures, implement new controls and carry out any improvement plans within their own processes.

The Internal Audit Function periodically carries out independent checks on the adequacy and actual functioning of the control model adopted by the Company to ensure compliance with the requirements of the Law on the Protection of Savings in relation to obligations of the Financial Reporting Officer.

(25) “Financial reporting” means, for example, periodic accounting information, annual and interim financial reports, interim reports on operations — also with reference to consolidation — ongoing disclosure and press releases.

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Stages of the Internal Control and Risk Management System in relation to the financial reporting process

The risk management and internal control system, relative to the financial reporting process, basically comprises a number of administrative accounting procedures and tools to evaluate the adequacy and actual functioning of procedures, which contribute to establishing an internal control model that is maintained, updated and, where concrete opportunities for rationalisation and optimisation are identified, is further developed.

The model is structured in three main stages:

a) definition of the scope of analysis with the identification and evaluation of risks;

b) identification and documentation of controls;

c) evaluation of the adequacy and actual application of administrative and accounting procedures and relative controls.

a) Definition of the scope of analysis, with the identification and evaluation of risks

To determine and plan activities to check the adequacy and actual application of the Group’s administrative and accounting procedures, the definition of the scope of analysis describes the process to adopt when determining the level of complexity, identifying and assessing risks and assessing the materiality of financial statement areas. This process aims to assess controls of transactions generated from company processes that supply accounting data and record them in financial reporting.

Significant processes that are representative of the business are identified based on the quantitative analysis of financial statement items, applying the concept of materiality to aggregate items contained in the Consolidated Financial Statements of the Mediaset Group, and on a qualitative analysis of processes based on their level of complexity.

For each process identified as significant, the “generic” risks of the unreliability of financial reporting inherent in the process itself are determined, referring to financial statement assertions (existence and occurrence, completeness, rights and obligations valuation and recognition, presentation and reporting), which constitute control objectives.

The Financial Reporting Officer defines the reference context, at least annually and whenever elements occur that may considerably change the analysis carried out.

To complete scope analysis, a summary and overall analysis at a Group level is also carried out on the internal control system at a functional and/or organisational level (entity level control). This analysis breaks down each component of the CoSO framework in supervisory areas that, based on the Risk Assessment carried out, should be covered by the Group and monitored by management.

For each of the identified supervisory areas, actual risk coverage connected with it is tested, checking the existence of company procedures and practices adopted by the Group.

b) Identification and documentation of controls

Controls are defined by a process that identifies administrative and accounting procedures that meet various control assertions (26).

(26) Reference control assertions are the following:

accuracy: this control ensures that all details of the individual transaction have been correctly processed;

completeness: this control ensures that all transactions are processed and are only processed once;

validity: this control ensures that the processed transaction has passed adequate authorisation levels and is effectively referable to company operations;

restricted access: this control ensures that access to information and transactions is adequately configured according to the roles and responsibilities recognised by the Company.

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The controls identified and specifically applied when carrying out activities are formalised in a specific matrix (the “Risk and Control Matrix”) and, in this matrix are related to the “generic” risks of the unreliability of financial reporting.

Administrative and accounting procedures and relative controls are periodically monitored and updated through a process that involves the Financial Reporting Officer, his/her support structure and process owners. Specifically, process owners inform the Financial Reporting Officer, on a regular basis, of events that may impact and change the frame of reference of significant procedures, and on an annual basis, the support structure of the Financial Reporting Officer reviews and validates the entire control model, involving all process owners in reviewing processes in their area of responsibility.

c) Evaluation of the adequacy and actual application of administrative and accounting procedures and relative controls

The adequacy and actual application of administrative and accounting procedures is evaluated by specific testing, and aims to guarantee the design and operational ability of identified controls.

The Group has adopted a testing strategy which basically consists of defining the approach and criteria used for testing: the frequency of analysis, sizing of the sample, types of tests to carry out, formalisation of tests carried out and information flows to notify test outcomes.

The purpose of testing is to guarantee the actual application of controls in compliance with the defined testing strategy. On a six-monthly basis, the support structure of the Financial Reporting Officer prepares a report indicating activities carried out and test outcomes.

Based on testing results, the Financial Reporting Officer, assisted by his/her support structure, defines a plan to remedy any deficiencies that may have a negative impact on the effectiveness of the risk management and internal control system relative to financial reporting.

The Financial Reporting Officer’s support structure, in conjunction with process owners, for areas in their responsibility, coordinates improvement plans and guarantees their implementation.

On at least an annual basis, the Financial Reporting Officer reports to the Risk and Control Committee, the Board of Statutory Auditors and the Supervisory Bodies of Group companies, with reference to procedures used to evaluate the adequacy and actual application of controls and administrative/accounting procedures, as well as compliance with remedial plans defined, and rates the adequacy of the accounting and administrative control system.

11.1. INTERNAL CONTROL AND RISK MANAGEMENT SYSTEM DIRECTOR

At its meeting on 30 April 2015, the Board confirmed the appointment of the Chairman as Internal Control and Risk Management System Director.

During 2016 and the first few months of 2017, the Internal Control and Risk Management System Director:

•                  implemented the guidelines issued by the Board and verified their adequacy and effectiveness;

•                  supervised amendments to the system concerning the dynamics of operating conditions and the legal and regulatory framework;

•                  oversaw the identification of the main company risks (strategic, operational, financial and concerning compliance) taking into account the characteristics of the activities carried out by the Company and its subsidiaries, and based on the guidelines for the Internal Control and Risk Management System established by the Board of Directors.

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The analysis and evaluation of main business processes and of the processes supporting the business, with the involvement of the Group’s management, Internal Audit department, and Risk Officer, made it possible to give an overall evaluation of the Internal Control and Risk Management System (which was finalised with the presentation of the Report by the Internal Control and Risk Management System Officer to the Board of Directors during the meeting of 22 March 2016).

11.2. INTERNAL AUDIT FUNCTION MANAGER

The Issuer has established an Internal Audit Function to ensure that the internal control and risk management system is both functioning and adequate.

The Board of Directors, following the proposal of the Risk and Control Committee and after consulting with the Board of Statutory Auditors, confirmed Angelo Iacobbi as Internal Audit department manager, defining his compensation as being consistent with company policies and ensuring he has adequate resources to undertake his responsibilities. The Board found the incentive mechanisms for the Financial Reporting Officer to be commensurate to the tasks assigned to him.

To ensure an adequate level of independence and objectivity in internal audit activities, the Internal Audit Function Manager is not responsible for any operational area.

The Internal Auditing department reports to the Chairman, who informs the Board.

In compliance with international reference standards on auditing, the Internal Audit Function checks, both on an ongoing basis and in relation to specific needs, the functioning and adequacy of the internal control and risk management system, implementing an Audit Plan approved by the Board of Directors, based on a structured process, analysing and prioritising the main company risks.

The scope of the activities performed by Internal Audit(27) cover Mediaset and all direct and indirect subsidiaries of the Group, excluding listed companies and their subsidiaries and investees. With reference to investees of the Group and joint ventures, auditing activities by Internal Audit may be performed on the basis of specific requests by the companies’ own boards of directors.

In 2016, the Internal Audit Department’s tasks covered:

•                  assurance, which consists of an objective review of evidence and findings, through analyses, evaluations, recommendations and qualified comments, in order to obtain an independent evaluation of the internal control and risk management system;

•                  advice, which consists of methodological support and assistance to provide added value and improve governance, risk management and control processes.

In its activities carried out during 2016, the Internal Audit Function had free and direct access to data, documents, information and personnel useful to carrying out its duties.

During the period, the Internal Audit department Manager prepared periodic reports(28) containing information on: activities carried out, including audits on the reliability of company information systems and accounting systems; procedures used to manage risks; and compliance with plans to limit risks. The reports also contained an evaluation of the suitability (adequacy and actual operation) of the internal control and risk management system.

As regards the 2016 financial year, the Internal Audit department considered the internal control and risk management system to be operational and adequate.

(27) in compliance with the mandate assigned to it by the Board of Directors on 17 December 2013

(28) sent to the Chairmen of the Board of Statutory Auditors, Risk and Control Committee and Board of Directors, as well as to the Internal Control and Risk Management System Director of Mediaset S.p.A.

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The Internal Audit Function Manager also maintained periodic communication flows with other company bodies and structures that have supervisory and monitoring functions in relation to the internal control and risk management system, such as the Financial Reporting Officer, the Risk Officer and Supervisory and Control Bodies of the Mediaset Group, pursuant to Legislative Decree 231/2001. In compliance with the recommendations of international standards for the profession, the Internal Audit Function introduced measures designed to assure and improve the quality of its activities. In 2016, in compliance with International Standards for the Professional Practice of Internal Auditing, a Quality Assurance Review was conducted of internal auditing activities. The Internal Audit Department notified the need to conduct a new external review to obtain certification for 2016, opting, as in 2011, for an approach based on a self-review convalidated by a qualified and independent external assessor. The Review findings are currently being prepared.

11.3. COMPLIANCE PROGRAMME PURSUANT TO LEGISLATIVE DECREE 231/2001

The internal control system was strengthened further by adopting an Compliance Programme pursuant to Legislative Decree 231/2001, approved, in its first draft, at the Board of Directors meeting of 29 July 2003 and later repeatedly amended and supplemented to reach its current version, approved by resolution of the Board of 20 December 2016.

With the adoption of its Compliance Programme, which includes general and operational rules, Mediaset sought to establish a structured and organic system, including a set of general principles of conduct, as well as procedures and activities that meet the control purposes and provisions of Legislative Decree 231/01, in terms of prevention of crimes and administrative offences (preventive controls), and in terms of control of the programme’s implementation and any application of fines and sanctions (ex post controls).

The Compliance Programme comprises principles, company rules, provisions and organisational frameworks relative to the management and control of the Company’s activities and includes a summary document, explaining the general regulations that are appropriate for preventing the commission of offences indicated in Legislative Decree 231/01 and a number of attachments (including, among others, the updated wording of Legislative Decree 231/01, a description of all criminal offences envisaged by the decree, a summary of so-called “areas of activities at risk of offences being committed” concerning the Company and relative organisational oversight).

The Compliance Programme that Mediaset adopted in 2016(29) refers, specifically, to the following types of “predicate offence”: offences that may take place during relations with the Public Administration, corporate crimes, market abuse, offences of organised crime, computer crime, negligent offences infringing occupational health and safety laws, crimes against industry and trade, handling stolen goods, money laundering and the use of any monies, goods or other utilities from illicit sources, self-laundering, offences concerning copyright, the offence of omitting to make or making false statements to the judicial authorities, environmental offences, offences in employing citizens from third-party countries without valid permits, corruption among private entities.

The updates of the Compliance Programme took into account mostly (among other things): the legislative changes that occurred from time to time; the ensuing broadening of the range of “predicate offences;” internal organisational changes; and ongoing case law precedents being established regarding Compliance Programmes.

(29) An essential part of the Compliance Programme adopted by Mediaset are the “General Guidelines in Anti-Corruption matters”, adopted in 2014 in order to align the Mediaset Group with the best practices developed at the international level to combat the phenomenon of corruption. The document describes the general principles which (in compliance with provisions in the Code of Ethics and in order to prevent unlawful or improper behaviour, including acts of corruption for any reason) shall inspire the conduct and actions of all persons who work for the Company or the Mediaset Group, in particular in “areas of activities in which there is a risk that offences may be committed.”

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The Italian subsidiaries adopted similar initiatives to adapt and implement their respective Compliance Programmes, taking into account their respective structures and specific company activities. The main foreign subsidiaries have independently defined their company protocols and procedures in line with the principles of Mediaset’s Compliance Programme, in accordance with the laws in effect in the countries where they are established and in relation to their typical activities, as well as operating sectors.

On 18 December 2012, the Board of Directors of the Company approved current version of the Code of Ethics of the Mediaset Group(30) (the first draft was adopted in 2002 and subsequently amended in 2008), convinced that business ethics must be pursued as the key to the company’s success and that, therefore, the Code of Ethics is a fundamental part of the Compliance Programme and of the Group’s internal control system as a whole. In this regard, the principles and values in the Code of Ethics represent the cornerstone on which the Compliance Programme is based, and are a useful means for interpreting the actual application of the programme in relation to company dynamics.

The Supervisory and Control Body

The Supervisory and Control Body, confirmed by the Board of Directors on 30 April 2015, after ensuring that it met the same requirements concerning reputation applicable to directors of the Company and requirements concerning adequate professional competence, and also after ensuring the absence of incompatibility and conflicts of interest with other company functions and/or positions that would undermine its independence, freedom of action and judgement, will expire from office with the approval of the Financial Statements to 31 December 2017. The Committee comprises three members:

Sergio Beretta	Chairman - Consultant
Aldo Tani	Consultant
Davide Attilio Rossetti	Consultant

The composition of the Supervisory and Control Body was considered appropriate to satisfy the requirement that this role and the ensuing responsibility must be assigned to persons that can wholly guarantee the necessary autonomy and independence that such body must possess.

Mediaset has not given the Board of Statutory Auditors the functions of the Supervisory and Control Body, as it considered it appropriate to have a Body with specific competencies regarding compliance, pursuant to Legislative Decree 231/01, and which is wholly dedicated to this activity.

In carrying out its activities, the Supervisory and Control Body is supported mainly by the Internal Audit department and - where necessary - it may be assisted by other company departments or outside consultants.

The Supervisory and Control Body carries out the duties and has the powers established in the Compliance Programme. To undertake its responsibilities, the Supervisory and Control Body may, at any time whatsoever, at its own discretion and independently, verify the application of the Compliance Programme and procedures relative to it, also regarding each member separately.

As a result of the audits conducted (on specific company operations and the procedures/rules of conduct adopted), and in relation to legal and/or organisational developments, or to the identification of new areas of activities at risk of serious infringements of provisions of the Compliance Programme, and/or of company procedures that refer to it, the Supervisory and Control Body also informs the Company of the advisability of making changes and updates to the Compliance Programme and/or relative procedures. With subsequent follow-up activities, the Supervisory and Control Body ensures

(30) The new text of the Code of Ethics was adopted by Mediaset S.p.A. and its subsidiaries.

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that any corrective actions recommended to the Company have been adopted by relative company functions.

During 2016, the Supervisory and Control Body met six times and reported, every six months, to the Board of Directors, Risk and Control Committee, and Board of Statutory Auditors.

11.4. THE INDEPENDENT AUDITORS

The Shareholders’ Meeting of 16 April 2008 appointed the independent auditors Reconta Ernst & Young S.p.A. to audit the Financial Statements and Consolidated Financial Statements and to audit the Interim Reports in a limited form for the 2008/2016 financial years, pursuant to provisions in Articles 156 and 159 of the TUF. The Financial Statements of subsidiaries are audited: by Reconta Ernst & Young S.p.A. and, for EI Towers S.p.A., by Deloitte & Touche S.p.A.

11.5. THE FINANCIAL REPORTING OFFICER

The Board of Directors, during its meeting of 30 April 2015, upon favourable recommendation of the Board of Statutory Auditors, confirmed Mr Luca Marconcini, manager of the Consolidated Accounts, Accounting Principles and Risk Office department as Mediaset Financial Reporting Officer. All powers and responsibilities needed to fulfil the assignment and related tasks were attributed to the Financial Reporting Officer(31).

For the year 2016, the Financial Reporting Officer, assisted by the Risk Office and Organisation departments, implemented, in relation to main company processes within the operating companies of the Group,(32) the activities(33) required to assess, adapt, and document the Internal Control System as required by Law 262/05.

The 2016 Financial Statements and Consolidated Financial Statements of the Company include statements issued based on the programme established according to CONSOB regulations on the adequacy and actual application of procedures, as well as their consistency with accounts and adequacy in giving a true and fair view of the equity, economic and financial standing of the Company and of companies included in the scope of consolidation, signed by the Financial Reporting Office and Chairman of the Company.

The Financial Reporting Officer, together with the Risk and Control Committee and independent auditors, evaluates the correct use of accounting standards and, in the case of the Group, their uniformity for the purpose of preparing the Consolidated Financial Statements, which is done during the first few months of each financial year.

In its meeting of 22 March 2016, the Board of Directors (within the limits of the budget that it approved) allocated funding of EUR 350,000 per annum to the Financial Reporting Officer for expenses related to his duties.

The Board found the incentive mechanisms for the Financial Reporting Officer to be commensurate to the tasks assigned to him.

(31) pursuant to Article 154-bis of Legislative Decree No. 58 of 24 February 1998 and to Article 28 of the Bylaws.

(32) With reference to listed subsidiaries, the Financial Reporting Officer of the Mediaset Group coordinates with the financial reporting officers of these companies, in order to have appropriate evidence of the activities they perform to evaluate the adequacy of controls.

(33) Specifically, the following activities were carried out:

the identification and evaluation of company processes and relative risks;

the updating of identified processes and controls;

the analysis of the adequacy of controls adopted relative to administrative/accounting and financial aspects;

testing and relative documentation of controls to check the actual application of administrative/accounting procedures;

formalisation of the remedial plan to eliminate any deficiencies identified during controls;

monitoring of the status of remedial activities and testing of relative controls implemented.

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11.6. COORDINATION BETWEEN PARTIES INVOLVED IN THE INTERNAL CONTROL AND RISK MANAGEMENT SYSTEM

The coordination between parties involved in the internal control and risk management system is ensured by a steady flow of information between those parties. In addition, all the members of the Board of Statutory Auditors are required to attend the meetings of the Risk and Control Committee; in addition, at the request of the Risk and Control Committee, aided by the Manager of the Corporate Affairs Department, the meetings can also be attended by the Internal Audit department, the Financial Reporting Officer and the heads of specific company departments.

12. INTERESTS OF DIRECTORS AND RELATED-PARTY TRANSACTIONS

Procedure for related-party transactions

The Board meeting of 9 November 2010, with the favourable opinion of the Governance Committee, approved the “Procedure for transactions with related parties”(34) and established the Committee of Independent Directors.

Later, in its meeting of 17 December 2013, taking into account of the favourable opinion of the Committee of Independent Directors for Related-Party Transactions,the Board of Directors amended article 7 letter a) of the Procedure, effective as of 1 January 2014.(35)

Committee of Independent Directors for Related-Party Transactions

The Committee of Independent Directors, appointed on 30 April 2015, consists of three independent directors who will remain in office until the term of office of the entire Board expires.

Michele Perini	Chairman - Independent Director
Carlo Secchi	Independent Director
Alessandra Piccinino	Independent Director

The Committee has its own operating regulations and minutes are taken of all meetings. The Manager of the Company’s Affairs Department, appointed as Committee Secretary, attends the meetings. In the days preceding meetings, sufficiently in advance of the meeting, the Secretary, as agreed with the Committee Chairman, sends to the Governance Committee members all available documents and information on items on the agenda.

The Committee of Independent Directors met five times during 2016.

The percentage of each director attending Committee meetings is shown in Attachment C to this Report.

(34) Implementing the provisions of the “Regulations on transactions with related parties,” adopted by Consob with resolution No. 17221 of 12 March 2010, and later amended by resolution No.17389 of 23 June 2010, the procedure, which can be consulted on the website, sets forth the rules to identify, approve, perform, and publish transactions with related parties conducted by Mediaset S.p.A., either directly or through subsidiaries, in order to ensure the transparency and substantial and procedural correctness of said transactions, as well as the cases of exclusion from the implementation of said rules.

(35) The amendment concerned the introduction of the threshold for transactions of low value with counterparts that are natural persons. Specifically, the Procedure identifies material and non-material transactions, establishing the rules for carrying them out and identifying transactions to which the foregoing regulations do not apply. Excluded transactions include, in particular, non-material transactions (of a total value not above EUR 300,000.00 if the counterpart is a natural person and not above EUR 500,000.00 if the counterpart is a corporate body), transactions with, or between, subsidiaries and affiliated companies, and normal transactions.

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As a rule, all members of the Board of Statutory Auditors take part in the meetings, and the managers of specific company departments and external consultants were invited to attend by the Committee Secretary, to explain particular issues.

The Committee of Independent Directors carries out the duties established by the Regulations on Related-Party Transactions and Procedure for Transactions with Related Parties. Specifically, as regards non-material transactions, its opinions are non-binding; as regards material transactions, its opinions are binding.

On 14 December 2016, the Committee adopted the decision not to amend in any way the Related Party Transactions Procedure in force, having determining that there were no reforms to the legislative and regulatory framework governing related party transactions requiring the amendment to the relative procedure.

The Committee also carries out periodic analyses and checks based on reports prepared by the Corporate Affairs Department, pursuant to Article 8.5 of the Related Party Transactions Procedure.

In its meeting of 30 March 2015, the Board of Directors (within the limits of the budget that it approved) allocated funding of EUR 100,000 per annum to the Financial Reporting Officer for expenses related to his duties.

The Committee members are given a fee for attending each meeting, in the amount set by the Shareholders’ Meeting of 29 April 2015.

Directors with interests

Before dealing with transactions, the Directors shall give exhaustive information to other Directors and to the Board of Statutory Auditors of all interests, even potential, which they have in a specific transaction of the Company, on their own behalf or that of third parties, independently of any situation of conflict; they shall also specify the nature, terms, origin, and scale of said interests; if the Director involved is the Chief Executive Officer, he shall also refrain from carrying out the transaction.

13. APPOINTMENT OF STATUTORY AUDITORS

The appointment of Statutory Auditors is regulated by Article 28 of the Company Bylaws given in Attachment D to this Report.

The Shareholders’ Meeting elects the Board of Statutory Auditors, consisting of three regular auditors and three alternate auditors, who remain in office for three financial years until the date of the Shareholders’ Meeting convened to approve the Financial Statements of the third financial year. The auditors may be re-elected.

All Statutory Auditors shall be included in the Register of Auditors established by the Ministry of Justice and have carried out auditing for a minimum of three years. In addition, the Statutory Auditors must satisfy the requirements of the laws and regulations in effect and the Board makes sure that said requirements are satisfied.

Based on the Company Bylaws, lists may only be presented by shareholders who have voting rights and who, either alone or together with other shareholders, hold the amount of share capital required by the Company Bylaws to present lists for the appointment of members of the Board of Directors. Pursuant to Consob resolution No. 18775/2014, the shareholding percentage required to present lists of candidates for the Board of Statutory Auditors at the Shareholders’ Meeting of 29 April 2014 amounted to 1%.

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14. STATUTORY AUDITORS

The Board of Statutory Auditors, in accordance with laws and regulations in force, oversees: compliance with law and Company Bylaws, compliance with the principles of fair and proper administration, the adequacy of the Company’s organisational structure for areas under its responsibility, the internal control system, the administrative/accounting system, as well as the reliability of the latter in correctly representing operating data, the procedures to implement corporate governance regulations required by governance codes prepared by companies managing regulated markets or trade associations, which the Company, through disclosure to the public, declares it adopts, and the adequacy of provisions issued by the Company to subsidiaries.

The current members of the Board of Statutory Auditors are:

Mauro Lonardo, Francesca Meneghel and Ezio Maria Simonelli as regular auditors, and Massimo Gatto, Flavia Daunia Minutillo and Riccardo Perotta as alternate auditors, and will remain in office until the Shareholders’ Meeting convened to approve the Financial Statements at 31 December 2016. Attachment E to this report shows the composition of the Board of Statutory Auditors.

The Chairman of the Board of Statutory Auditors is Mauro Lonardo, who was first in the minority list.

Two lists were presented at the Shareholders’ Meeting of 29 April 2014 (728,801,373 shares, or 61.6% of the share capital )(36).

The curricula vitae of the members of the Board of Statutory Auditors may be consulted on the Company’s website and are also shown in Attachment F to this report.

The composition of the Board of Statutory Auditors has not changed since the end of the reporting period.

***

(36) The first list was nominated by the shareholder Fininvest S.p.A. The second list was nominated by the following shareholders: ANIMA SGR S.P.A. (Fund Manager: Fondo Anima Geo Italia, Fondo Anima Italia, Fondo Anima Star Italia Alto Potenziale, Fondo Anima Geo Europa, Fondo Anima Geo Europa PMI and Fondo Anima Iniziativa Europa) APG ASSET MANAGEMENT N.V. (Fund Manager Stichting Depositary APG Developed Markets Equity Pool) ARCA S.G.R. S.P.A. (Fund Manager: Arca Azioni Italia and Arca BB) ERSEL ASSET MANAGEMENT SGR S.P.A. (Fund Manager of Fondersel P.M.I.) EURIZON CAPITAL S.A. (Fund Manager:

Eurizon EasyFund - Equity Italy and Eurizon EasyFund - Equity Italy LTE) EURIZON CAPITAL SGR S.P.A. (Fund Manager: Eurizon Azioni Italia) GENERALI INVESTMENTS EUROPE SPA SGR (Manager of Assicurazioni Generali Group companies: Alleanza Assicurazioni S.p.A., Generali Italia S.p.A., Genertellife S.p.A.) MEDIOLANUM GESTIONE FONDI SgrpA (Manager of the Mediolanum Flessibile Italia Fund) MEDIOLANUM INTERNATIONAL FUNDS LTD (Manager of Challenge Funds) PIONEER ASSET MANAGEMENT S.A. (Manager of Pioneer Funds — Italian Equity) PIONEER INVESTMENT MANAGEMENT SGRpA (Manager of the Pioneer Italia Azionario Crescita Fund)

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During 2016, the Board of Statutory Auditors met 21 times. On average, each meeting lasted approximately 2 hours. For 2017, 21 meetings have been scheduled, of which 4 have already been held.

On 20 December 2016, in accordance with the requirements of the Code, aimed at ensuring that the statutory auditors satisfy the independence requirements, the Board of Statutory Auditors assessed, among other things, whether its members satisfy said independence requirements and checked that the assessment criteria and procedures adopted by the Board to determine the independence of directors are correctly applied. The outcome of the check was reported to the Board on 20 December 2016.

Before meetings, Statutory Auditors are given documents on items to evaluate and resolutions to be passed.

The Board of Statutory Auditors also monitored the independence of the independent auditors, verifying compliance with relevant regulatory provisions regarding the nature and extent of the various services supplied to Mediaset and its subsidiaries by the independent auditors and by entities belonging to their network. The Board of Statutory Auditors had no objections to report.

Statutory Auditors who, on their own behalf or on that of third parties, have an interest in a specific transaction of the Company shall promptly and exhaustively inform the other Statutory Auditors and the Chairman of the Board of Directors as to the nature, terms, origin, and scale of their interest.

With regard to the requirements for the Statutory Auditors, it is reported that the Board of Statutory Auditors currently in office satisfies all legal requirements.

When performing its activities, the Board of Statutory Auditors coordinated with the Internal Audit department, Risk and Control Committee, Governance and Appointments Committee, and Independent Directors Committee; it also participated in all Committee meetings, including those of the Compensation Committee.

Information is exchanged regularly between the Board of Statutory Auditors and the Chairmen of the Boards of Statutory Auditors of the subsidiaries.

The Chairman of the Board of Directors ensured that the Statutory Auditors, after their appointment and during their term of office, were able to take part in initiatives designed to give them adequate knowledge of the business sector in which the Group operates, of the company dynamics and their development, as well as of the legal and regulatory framework(37).

The Board of Statutory Auditors’ compensation, in accordance with Company Bylaws, is set by the Shareholders’ Meeting. For details concerning compensation paid to members of the Board of Statutory Auditors, see the Company’s Compensation Report, accessible on the website www.mediaset.it, section Governance/Shareholders’ Meeting.

15. RELATIONS WITH SHAREHOLDERS

The Company’s website publishes financial information (financial statements, interim reports, presentations to the financial community and the performance of Stock Exchange transactions involving financial instruments issued by the Company) as well as data and documents that are of interest to shareholders (press releases, composition of Company bodies and committees, Company Bylaws, regulations and minutes of Shareholders’ Meeting s, as well as documents and information on corporate governance and the compliance programme pursuant to Legislative Decree no. 231/2001).

(37) Can be consulted at chapter 4.2 Composition - “Induction Programme”.

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In order to establish an ongoing relationship with the shareholders, based on an understanding of the respective roles, the Board of Directors identified the Chief Financial Officer of the Group Marco Giordani as the officer in charge of managing relations with the shareholders.

For this purpose the Chief Financial Officer is assisted by the following two functions that report directly to him:

•                                  the Corporate Affairs Department,(38) which oversees relations with Retail Investors and Institutional Entities (CONSOB, Borsa Italiana);

•                                  the Investor Relations Department,(38) which oversees relations with the Financial Community (Financial Analysts, Institutional Investors and Rating Agencies).

In January, the financial calendar with details of main financial events, is reported to the market and published on the Company’s website.

The contact details and telephone numbers of the Corporate Affairs Department and Investor Relations Department are also published on the Company’s website.

16. SHAREHOLDERS’ MEETINGS

The Shareholders’ Meeting brings together the Company’s management and shareholders.

In convening, planning and managing Shareholders’ Meetings, particular attention is paid to encouraging Shareholder involvement, and to guaranteeing the highest standards of information given during meetings, in compliance with restrictions and procedures for disseminating price-sensitive information.

The Shareholders’ Meeting , when duly established, represents all shareholders and its resolutions, passed in conformity to law, are binding on all shareholders, even if absent or in disagreement. Shareholders’ Meetings are held in the cases and according to procedures established by law, at the registered office of the Company or elsewhere, provided the venue is in Italy. As established by Article 9 of the Company Bylaws, the Shareholders’ Meeting is convened by a notice published according to law, containing the date, time and venue, items to discuss, as well as any other information that is required by laws in force. The notice and documentation concerning the items in the agenda must be published on the Company’s website within the terms required by the law, in accordance with the methods established by the legislation in effect.

The Board of Directors promotes initiatives to encourage the utmost shareholder involvement in meetings and facilitate the exercise of their rights, acting to limit restrictions and obligations that make it difficult or expensive for them to take part in the Shareholders’ Meeting and exercise their right to vote regulated by Article 11 of the Company Bylaws.

Each shareholder who has the right to take part in the Shareholders’ Meeting may be represented by written proxy, pursuant to law. In accordance with Article 135 - undecies of the T.U.F., designated the company Computershare S.p.A., registered office in via Lorenzo Mascheroni 19, Milan, as the representative for the 2016 Shareholders’ Meeting, tasked with collecting proxies from shareholders and instructions on voting preferences for all or some of the agenda items. The Notice of Call of the Shareholders’ Meeting will provide all the relevant details.

Generally, all directors take part in Shareholders’ Meetings. The Meetings are an opportunity to inform shareholders about the Company, in compliance with regulations on inside information.

(38)The contact details and telephone numbers of the Corporate Affairs Department and Investor Relations Department are also published on the Company’s website.

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The Shareholders’ Meeting is chaired by the Chairman of the Board of Directors, and, in his absence, by the Deputy Chairman.

During the Shareholders’ Meeting, the Board of Directors reports on activities carried out, referring to Directors’ Reports, previously published in accordance with the law and regulations, and replying to requests for clarifications from shareholders.

A file containing a copy of the draft financial statements and consolidated financial statements, and relative reports, as well as the Directors’ report on proposals concerning items on the agenda is handed out to those attending the meeting and sent to Shareholders who have taken part in previous meetings, to ensure they are given adequate information on the elements necessary to make informed decisions.

The purpose of the voting system used at the Shareholders’ Meeting (remote control) is to facilitate shareholders in exercising their rights and guarantee that voting results are immediately available.

The Shareholders’ Meeting has all powers established by law(39). The Shareholders’ Meeting’s Regulations govern the proceedings of the Shareholders’ Meeting .

Fifteen directors intervened at the Shareholders’ Meeting of 29 April 2016; the Chairman of the Compensation Committee was among them.

No significant changed emerged over the year in the shareholding structure of the Company following the purchase of ordinary Mediaset shares on the market by Vivendi S.A. (the percentage is reported in table 1 “Information on Ownership Structure”).

17. CHANGES AFTER THE END OF THE REPORTING PERIOD

No changes to the corporate governance structure took place after the end of the 2016 reporting period.

(39)Pursuant to the Company Bylaws, assigning powers to the administrative body to resolve on matters that by law are assigned to the Extraordinary Shareholders’ Meeting (resolutions regarding mergers and demergers in cases provided for by Articles 2505, 2505-bis and 2506-ter of the Italian Civil Code, the opening or closing of secondary sites, appointing directors to represent the Company, reducing share capital in the case of withdrawal of a shareholder, making amendments to the Company Bylaws to take into account legal provisions), do not diminish the powers of the Shareholders’ Meeting to pass resolutions on such matters. As regards the establishment and resolutions of the Ordinary and Extraordinary Shareholders’ Meetings, on first and subsequent calls, relative legal provisions apply.

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ATTACHMENT A

Company Bylaws

Board of Directors

Article 17)

1. The Company is administered by a Board of Directors, consisting of five to twenty-one Directors, who may be re-elected.

2. Before appointing the Board, the Shareholders’ Meeting determines the number of members of the Board and their term of office, in compliance with the time limits established by law.

3. The Board of Directors is appointed by the Shareholders’ Meeting based on lists, which may contain a maximum of twenty-one candidates, each numbered consecutively.

Each candidate may only be in one list. Failure to observe this provision will make the candidate ineligible for election.

Each shareholder may not present, or contribute to present, or vote for more than one list, even through an intermediary or trust company. Shareholders belonging to the same group - namely the parent company, subsidiaries and companies subject to joint control - and shareholders that take part in a shareholders’ agreement pursuant to Article 122 of Italian Legislative Decree 58/1998 relative to shares of the Company, may not present, or take part in presenting, or vote for more than one list, even through an intermediary or trust company.

Lists may only be presented by shareholders who have voting rights and who, either alone or together with other shareholders, represent at least 2.5% (two point five per cent) of the share capital comprising shares with voting rights in the Ordinary Shareholders’ Meeting , or any different percentage established by pro tempore laws in force and which, from time to time, will be indicated in the notice convening the Shareholders’ Meeting to resolve on the appointment of the Board of Directors. Ownership of the minimum amount of shares as above, required to present the lists, shall be calculated based on the shares that are registered in the shareholder’s name on the day when the lists are filed at the Company. Certification proving ownership may also be presented after the list has been filed, provided this is within the deadline for the company to publish the lists.

In order to decide on directors to elect, lists that do not have a number of votes at least equal to half that required by the Company Bylaws or by pro tempore laws in force on the presentation of lists, will not be considered.

Each list shall include at least two candidates who meet the requirements for independence established by pro tempore laws in force, indicating them separately. Moreover, each list with at least three candidates shall indicate candidates of different gender, as indicated in the notice convening the meeting, in order to comply with pro tempore laws on gender balance.

The lists, which shall include the professional curricula of candidates, containing exhaustive information on the personal and professional profiles of the candidates and certifying their suitability as independent candidates pursuant to pro tempore laws in force, and signed by the shareholders that have presented the lists, shall be filed at the Company’s registered office within twenty-five days prior to the date of the Shareholders’ Meeting on first or single call, subject to the terms established by law for filing notices convening meetings after the first call, and made available to the public, according to pro tempore laws in force.

Without prejudice to the possibility to produce certification proving the ownership of shares according to the terms in paragraph six herein, when presenting lists, information shall be given relative to the identity of shareholders submitting the list, indicating the percentage of their total shareholding. Shareholders other than those that hold, also jointly, a controlling or relative majority shareholding shall also present a statement certifying the absence of any relationships with the latter, as provided for by law. Within the same deadline, statements shall be filed by which individual candidates accept their candidature and declare, under their own responsibility, that no reasons exist preventing them from being elected or making them incompatible as established by law, and that they meet the requirements of law and regulations for members of the Board of Directors. Additional information required by pro tempore laws in force shall also be filed, along with each list, within the above deadlines, that will be indicated in the notice convening the Shareholders’ Meeting .

Any lists presented without observing the above provisions shall be intended as not presented and not included in the voting.

4. At the end of voting, the votes obtained from the lists are divided by whole consecutive numbers from one to the number of directors to be elected.

The quotients obtained in this way are attributed to the candidates of each list, following the order in the list.

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The quotients attributed to the candidates of the lists are then put in a single ranking in decreasing order. Candidates with the highest quotients are elected until the total number of directors established by the Shareholders’ Meeting is reached. The foregoing is without prejudice to the candidate ranking first in the second list obtaining the highest number of votes and who is not related in any way, even indirectly, to shareholders that have presented or voted for the list that ranks first by number of votes being elected. Therefore, if the aforesaid candidate has not obtained the quotient necessary to be elected, the candidate who, in the first list, obtained the lowest quotient will not be elected and the candidate in first place on the second list obtaining the highest number of votes will be elected to the Board.

5. If, after following the procedure in paragraph 4 above, the number of directors, meeting requirements for independence, established by pro tempore laws in force, has not been appointed, the following procedure will be adopted.

If the Board consists of seven or fewer members, an independent director will be appointed - to replace the non-independent director who, in the first list, obtained the lowest quotient (or the second lowest if the candidate with the lowest quotient was replaced by the minority director pursuant to paragraph 4 above); this independent director will be the first independent candidate who is not elected, ranking second in the same list. If the Board consists of more than seven members and, after following the procedure in paragraph 4 above, only one independent director has been appointed, the second independent director will be appointed - to replace the non-independent candidate who, in the first list, obtained the lowest quotient (or the second lowest if the candidate with the lowest quotient was replaced by the minority director pursuant to paragraph 4 above); this independent director will be the first independent candidate who is not elected, ranking second in the same list.

If the Board consists of more than seven members and after the procedure in paragraph 4 above, no independent director has been appointed, independent directors will be appointed (i) to replace the candidate who, in the first list, obtained the lowest quotient (or the second lowest if the candidate with the lowest quotient is replaced by the minority director pursuant to paragraph 4 above); these directors will be the first independent candidates who are not elected ranking second in the same list and (ii) to replace the non-independent candidate elected with the lowest quotient in the second list with the highest number of votes; these directors will be the first independent candidates who are not elected ranking second in the same list; if all independent directors are from one list, the second independent director will also be appointed from this list according to the above criteria.

6. The candidate who is in first place in the list that obtained the highest number of votes shall be elected as Chairman of the Board of Directors.

7. If, in appointing Board members, several candidates have obtained the same quotient, the candidate from the list that has not yet elected any director or has elected the lower number of directors, will be elected.

If none of these lists have elected a director or have all elected the same number of directors, the candidate from these lists with the highest number of votes will be elected.

In the case of a tied vote between lists and with the same quotient, the Shareholders’ Meeting will vote again in compliance with pro tempore laws in force, with the candidate obtaining the simple majority of votes being elected. 8. If, after voting, the Board does not comprise the minimum number of directors of the least represented gender established by pro tempore laws in force, the following procedure will be adopted:

a)             to replace the candidate from the first list of the most represented gender with the lowest number of votes, that would have been elected pursuant to previous paragraphs (the last candidate), the candidate from the same list, of the least represented gender, with the highest number of votes, not elected pursuant to the above paragraphs, is elected;

b)             if, based on the above procedure, the minimum number of directors of the least represented gender has not been reached, the replacement as of letter a) above, also applies to candidates of minority lists (provided they have at least three candidates), starting from the second list;

c)              if the minimum number of directors of the least represented gender, established by law, has still not been reached, the penultimate candidate on the first list of the more represented gender will be replaced by the candidate of the least represented gender with the highest number of votes, who has still not been elected and, if necessary, this procedure will be adopted for minority lists until the minimum number of directors of the least represented gender, established by pro tempore laws in force, has been reached.

9. If only one list has been presented, the Shareholders’ Meeting votes on the list and if the relative majority is obtained, candidates listed in consecutive order, up to the number established by the Shareholders’ Meeting , are elected, without prejudice to compliance with requirements established by pro tempore laws in force and the Company Bylaws on the composition of the Board of Directors, and in

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particular on gender balance. The candidate in first place on the list shall be elected as Chairman of the Board of Directors.

10. The voting procedure with lists is only applied in the case of renewal of the entire Board of Directors.

11. In the absence of lists, and when, based on voting by lists, the number of elected candidates is still lower than the number established by the Shareholders’ Meeting , the Board of Directors is appointed by the Shareholders’ Meeting with the majorities established by law, so as to ensure compliance with requirements established by pro tempore laws in force and by the Company Bylaws on the composition of the Board of Directors, and in particular, concerning gender balance. 12. If one or more directors no longer holds office, for any reason whatsoever, directors remaining in office shall replace them by co-option, ensuring, in any case, compliance with requirements established by pro tempore laws in force and by the Company Bylaws on the composition of the Board of Directors, and in particular, concerning gender balance.

Directors, appointed pursuant to Article 2386 of the Italian Civil Code, are elected by the Shareholders’ Meeting with the majorities established by law, so as to ensure compliance with requirements established by pro tempore laws in force and by the Company Bylaws on the composition of the Board of Directors, and in particular, concerning gender balance; directors appointed in this manner remain in office up until the term of office of other directors expires.

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ATTACHMENT B

Personal and professional profiles of Directors

FEDELE CONFALONIERI - Fedele Confalonieri was born in Milan on 6 August 1937. He graduated with a degree in Law from Milan University. He is a member of the advisory boards of Confindustria and Assolombarda. He is a director of the daily newspaper “II Giornale”, of Veneranda Fabbrica del Duomo di Milano, and a member of the General Board of Confindustria Radio Televisioni. He is also Director and Deputy Chairman of the Board of Mediaset España Comunicación S.A.

PIER SILVIO BERLUSCONI - Pier Silvio Berlusconi was born in Milan on 28 April 1969. He began his professional career in 1992 in the marketing department of Publitalia, moving on to the Italia 1 television network. In November 1996 he became Manager for the coordination of content and programmes of Mediaset networks. In 1999 he was appointed Content Deputy General Manager of R.T.I. He has been Deputy Chairman of the Mediaset Group since April of 2000, besides being Chairman and Chief Executive Officer of R.T.I. In April of 2015 he was appointed Chief Executive Officer of Mediaset S.p.A. He is also on the Board of Directors of the following companies: Medusa Film S.p.A., Arnoldo Mondadori Editore S.p.A., Fininvest S.p.A. and Publitalia ‘80 S.p.A.

GIULIANO ADREANI - Giuliano Adreani was born in Rome on 27 August 1942. He is a member of the Board of Directors of Mediaset S.p.A. and Chairman of Publitalia’80 S.p.A., Digitalia ‘08 S.r.l. and of Mediamond S.p.A. He is also a Director of RTI S.p.A., Mediaset España Comunicación S.A., Medusa Film S.p.A. and Auditel S.r.l. In 2003 he was awarded the title of Cavaliere del Lavoro by the President of the Republic. In February 2009 he was awarded an Honorary Degree in Communication Sciences by the University Suor Orsola Benincasa of Naples. Before joining the Mediaset Group in 1994, he worked for Sipra, the advertising agent for Italian State Television, RAI, where from 1962 to 1994 he led all commercial and creative sectors for newspapers, periodicals, radio and television, until his appointment as Director General in 1991. In 2010 he ranked as the first Italian and fifth European in a classification of CEOs of the best media groups produced by Thomson Reuters, the prestigious economic/financial information company listed on the New York Stock Exchange.

MARINA BERLUSCONI — Marina Berlusconi was born in Milan on 10 August 1966. She joined the company at a very young age and has always been deeply interested and involved in the management and development of the Group’s economic and financial strategies. In July 1996, she was appointed Deputy Chairman of Fininvest S.p.A., a position she held until October 2005, when she was appointed Chairman of the holding company. Since February 2003 she has been the Chairman of Arnoldo Mondadori Editore S.p.A. She is also a Director of Mondadori France SAS.

FRANCO BRUNI - Born in Milan on 12 April 1948. He is full professor of International monetary theory and policy at Bocconi University; he has been a member of the Board of Trustees of the University and of the Board of Directors of the pension fund for full professors and executives since 2015. At Bocconi University, he directed the Political Economy Institute from 1994 to 2000. He is vice-president and director of the scientific committee of ISPI (Istituto per gli Studi di Politica Internazionale di Milano [Institute for Studies on International Politics of Milan]) and of the UniCredit&Universities Foundation. Nominated in the list of institutional investors, he was member of the Board of Directors of Saipem SpA (1998-2005) and of Pirelli&C (2005-2014); at Pirelli, he was member of the Risk Control and Corporate Governance Committee and of the Strategies Committee. For many years he has been member of the

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Management Board of NedCommunity, the association of independent directors. He is a member of the BoD of Pioneer Investment Management SpA and of Mediaset S.p.A. He is the Italian member of the European Shadow Financial Regulatory Committee. From 1994 to 2000 he was Deputy Chairman and Chairman of Suerf, Société Universitaire Européenne de Recherches Financières [European University Society of Research on Finance]. He has been visiting scholar and visiting professor at some international universities, among which New York University, Getulio Vargas in Saõ Paulo, University of British Columbia, University of South Wales, Fudan University in Shanghai. He is member of the scientific board of Rivista di Politica Economica; for a number of years he was editor and then associate editor of Giornale degli Economisti and of Annali di Economia; he writes columns for the newspaper La Stampa. He authored many national and international publications on macroeconomics, monetary economics, financial regulation, and European economy.

PASQUALE CANNATELLI - Pasquale Cannatelli was born in Sorianello (Vibo Valentia) on 8 September 1947. He was awarded a degree in Economics and Business from Cattolica University, Milan, and began his professional career in 1972 at Rank Xerox. In 1985 he joined Farmitalia Carlo Erba as Group Controller. He then worked for Alitalia, first as Administrative Director and then as Controller, and for Farmitalia again, where he was Director of Finance Administration and Control of the Erbamont Group. In July 1997 he became a Board Director of Mediaset S.p.A. and Central Director for Planning and Control. In May 2003 he became Chief Executive Officer of Fininvest SpA., an office he held until June 2016, when he was appointed Deputy Chairman of the holding. From October 2003 until 14 April 2017, he was a director of AC Milan S.p.A. He is a director of Arnoldo Mondadori Editore S.p.A. and, Mediolanum S.p.A.

BRUNO ERMOLLI - Bruno Ermolli was born in Varese on 6 March 1939. He has been an entrepreneur for more than thirty years providing professional management and organisational advisory services. He lectures on courses and seminars for entrepreneurs and managers. He is often called on to work with the Prime Minister’s Office as an expert in Public Management and Public Administration Organisation. From 1985 to 1989 he was Promoter and Chairman of the National Federation for the Advanced Service Industries Sector. From 1980 to 1982 he was Chairman of the National Association of Management and Organisational Consultancy Companies. In 1970 he set up, and still chairs, Sin&rgetica, a leading Italian Management Consultancy Company for: private businesses, banks, insurance companies, public entities and the public administration sector. He has been nominated “Cavaliere del Lavoro” (award for enterprise achievement) by the President of the Italian Republic. He is currently Chairman of Promos (the Special Agency of the Milan Chamber of Commerce), a member of the Board and Committee of the Chamber of Commerce of Milan, and Board Director of: Mediaset S.p.A., Fininvest S.p.A., Mondadori France SAS, Bocconi University, Fondazione Milano per la Scala, FAI and Sipa Bindi S.p.A.

MARCO GIORDANI - Marco Giordani was born in Milan on 30 November 1961. He was awarded a degree in Economics and Business from Bocconi University, Milan. Since 2000 he has been Chief Financial Officer of the Mediaset Group. He is Chairman of Mediaset Premium S.p.A., Monradio S.r.l. RadioMediaset S.p.A. and Virgin Radio Italy S.p.A. He is also Chief Executive Officer of R.T.I., director of Mediaset S.p.A., Mediaset España Comunicación S.A., Publitalia ‘80 S.p.A., and Medusa Film S.p.A. From 1998 to 2000 he was with IFIL S.p.A., Investments Control department; later he was appointed director and member of the Executive Committee of LA RINASCENTE S.p.A., as well as director of S.I.B. (Società Italiana Bricolage). In 1991 he became Finance Manager of the RINASCENTE Group and Chief Financial Officer in 1997.

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FERNANDO NAPOLITANO - Born in Naples on 15 September 1964. He holds degrees in Economics from Federico II University in Naples and in Advanced Management from Harvard Business School in Cambridge, Massachusetts, he completed his studies with a Master in Science Management from Brooklyn Polytechnic University in New York. In 2011, he founded the “Italian Business & Investment Initiative, Why Italy Matters to the World”.40 Since 2008, he has been Chairman of the Steering Committee of the BEST (bestprogram.it) scholarship. He has been a director of the Board of Mediaset S.p.A. since April 2015 and is a member of the International Advisory Board of the Bologna Business School, Innogest sgr, Mind the Bridge, Stevens Institute of Technology, USA - Italy Council. In July 2016 he became a director of the Board of Albany Molecular Research Inc., a NASDAQ listed company on the New York stock exchange (AMRI) based in Albany, New York State. After working for Laben S.p.A. (Finmeccanica Group) and in the Marketing department of Procter & Gamble, he joined Booz Allen Hamilton, where, from 1990 to 2010 he held the position of Partner and Senior Vice President, then, starting in 2001, of Chief Executive Officer, and, from 2004 to 2008, of manager of the European Advisory Board. He was member: from 2001 to 2010, of the Aspen Institute, from 2002 to 2014 of the BdO of ENEL S.p.A., from 2002 to 2006 of the BdO of CIRA S.c.p.A. (Centro Italiano Ricerche Aerospaziali [Italian Centre for Aviation and Space Research]), from 2004 to 2010 of the Council on Foreign Relations in New York; from 2001 to 2005 he was appointed by the Minister of Communications as member of the Ministerial commission for transitions from analogue television to ground digital television. In 2014 he was one of the four recipients of the One to World Fulbright award in New York for the results achieved by the BEST programme. He was captain of Canottieri Napoli during the 1986-1988 season and member of the Italian national water polo team; in 1984 he was European champion under 21.

GINA NIERI - Born in Lucca on 2 December 1953, she has two daughters. She earned a degree in Political Sciences from Pisa University and specialised in journalism and mass communication at Luiss University, Rome. She has been working in commercial television since 1977, firstly as General Secretary of FIEL, the first association of “free” broadcasters. She then joined FRT - the Federation of Radio and Television Operators - as Director remaining until 1990, when she joined the FININVEST GROUP as Manager for Relations with Trade Associations. Currently at MEDIASET, she holds the position of Director of Institutional and Legal Affairs and Strategic Analysis. Since June 2007 she has been Deputy Chairman of R.T.I. S.p.A., and a board member since 1999. In April 2015 she was confirmed member of the Board of Directors of Mediaset S.p.A., a position that she has held since 1998, and member of the Executive Committee. She sits in the Board of Directors of Class CNBC S.p.A. From 2000 to 2005 she was member of the Board of Directors of ALBACOM S.p.A representing Mediaset. She is a member of the General Council and the Presiding Council of CONFINDUSTRIA RADIO TELEVISIONI. She is member of the President’s Committee of the Master in Marketing, Digital Communication and Sales Management di PUBLITALIA. She has participated and participates in work groups at the European Commission, on matters concerning protection of minors, also on the internet, pluralism of the media, and management of the radio spectrum. On 27 December 2012 she was awarded the title “Commendatore dell Ordine al Merito della Repubblica Italiana” (Commander of the Order of Merit of the Italian Republic).

MICHELE PERINI - Born in Milan on 12 March 1952, holds a degree in Economics and Business from Bocconi University. He is member of the Board of Directors of SAGSA S.r.l., a company operating in the office furnishing sector; among the other positions that he holds is that of member of the Board of Directors of Mediaset S.p.A. From 2003 to 2015 he was Chairman of Fiera Milano S.p.A. From 2001 to

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June 2005 he was Chairman of Assolombarda, where earlier (from 1997 to 2001) he was Chairman of Small Business and where he is currently member of the Managing Council and of the Executive Board. Until June 2010 he was a member of the Executive Committee and Board of Confindustria (the Italian Confederation of Industry). He has sat on the Board of the financial daily “Il Sole 24 Ore” and of Bocconi University. He is also committed to social issues and has been a member of the executive committee of Telefono Azzurro, a child protection charity.

ALESSANDRA PICCININO - Born in Naples on 31 August 1962. She holds a degree in Economics and Business from the University of Naples and completed her studies with a Master in advances European studies (with specialisation in economic studies) at the College of Europe - Bruges. Between 1987 and 2010 she pursued a career in the finance area with The Dow Chemical Company, an American multinational in the chemistry sector listed in the NYSE, holding several positions in the administration, finance, and control area, in Italy and abroad. Among other positions, at Dow Chemical, she was Finance Director for southern Europe and Finance Director of the Formulated Systems business unit, with worldwide responsibility. From 2011 to 2013 she was CFO of Axitea S.p.A., a leading company in the security area in Italy. Since 2012 she has been director, chairman of the finance committee, and treasurer of the American School of Milan, an association recognised in the education sector. She has been member of the Board of Directors and of the Appointments and Compensation Committee of Ansaldo STS S.p.A., a company listed with Borsa Italiana [Italian stock exchange] in the STAR sector. Since April 2015 she has been member of the Board of Directors of Mediaset SpA, a company listed in the Borsa Italiana [Italian stock exchange] in the MTA sector; she was elected in the minority list, presented by a group of companies in the management of savings and institutional investors area. In Mediaset she is also member of the Committee of Independent Directors for Transactions with Related Parties.

NICCOLO’ QUERCI - Niccolò Querci was born in Florence on 10 May 1961. He was awarded a degree in Law from Siena University in 1986 and a Master’s in Business Communication in 1988. Since 2007 he has been Central Manager, Personnel and Organisation in the Mediaset Group and Deputy Chairman of Publitalia ‘80 S.p.A.; since late 2014, he has been Central Manager, Procurement. From 2006 to 2010 he was Chairman of Media Shopping S.p.A.. Since 2003 he has been Managing Director of R.T.I S.p.A. for Human Resources, General Services and Safety. Since 2001 he has been Deputy Chairman of R.T.I. S.p.A.; from 1999 to 2006 he was Director of artistic resources, productions, entertainment and sport and, until 2008, he was Manager for diversified and new business activities of the Group. From 1992 to 1999 he was Assistant and Secretarial Officer of Silvio Berlusconi, holding various organisational positions over the years. From 1989 to 1992 he was Key Account Manager and assistant Chairman and Chief Executive Officer of Publitalia ‘80, and Account Executive from 1987 to 1988 at P. T. Needham. He is also director of Mediaset S.p.A..

STEFANO SALA - Born in Milan on 23 September 1962; he is married and has three children. He holds a degree in business management from “Luigi Bocconi” University in Milan. He is a Director of Mediaset (since April 2015), Chief Executive Officer of Publitalia ‘80 (since April 2014), Chief Executive Officer of Digitalia ‘08 (since December 2012), Deputy Chairman of Mediamond (since February 2015) and Director of RadioMediaset (since June 2016). From December 2012 to March 2014 he was Commercial Managing Director of Publitalia ‘80. From January 2009 to November 2012 he held the office of Chairman and Chief Executive Officer of GroupM Italy. From March 2006 to December 2008 he was Chairman and Chief Executive Officer of Mediaedge:CIA Italy and Executive Vice president of GroupM Italy. From January 2004 to February 2006, he was Chairman and Chief Executive Officer of Mindshare Italy; earlier, from May 2001 to December 2003, he was Managing Director of Mindshare Italy. From May 1999 to April 2001 he was Managing Director of CIA Italy; earlier, from April 1998 to April 1999,

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he was Sales manager for CIA Italy. From April 1996 to March 1998 he was Sales manager with Cairo Pubblicità. From March 1991 to March 1996, he worked with Telepiù Pubblicità as Sales Manager and earlier as Sales Executive.

CARLO SECCHI - Born in Mandello del Lario (LC) on 4 February 1944. He is an Emeritus Professor of European Political Economy at Bocconi University Milan, also acting as Rector from 2000 to 2004. He was a Member of the European Parliament during the fourth legislature (1994-1999), where he was Deputy Chairman of the Economic and Monetary Commission. He was a Senator of the Italian Republic during the twelve legislature (1994-96). He is a member of governing bodies of technical/scientific Foundations and Institutes. He is Deputy Chairman of ISPI (Institute for International Political Studies of Milan. He is a member of the Board of Directors of the Veneranda Fabbrica del Duomo and of Mediaset S.p.A.. Until 19 October 2016, he was a director of Italcementi S.p.A. In 2014 he was appointed Chairman of the Supervisory Board of Pirelli S.p.A. Since 2009 he has been European Coordinator of TEN - T priority projects (Atlantic Corridor). He is the author of books and numerous articles on international commerce and economy, economic integration and European issues.

WANDA TERNAU - Born in Trieste on 24 September 1960. She holds a degree in engineering from the University of Trieste, she was granted a Master of Business Administration from the Bocconi School of Administration and later a Master of Laws, Construction Law and Arbitration from the Aberdeen Business School, UK. She worked with ABB and the World Bank, on projects in the energy and infrastructures sector in Russia, Kazakhstan, Jordan, Yemen, and Egypt. Currently, she is a director of Ferrovie dello Stato Italiane SpA and Mercitalia Logistics SpA. Visiting professor at the Luiss Business School and at Sapienza University in Rome, she is Fellow of the Chartered Institute of Arbitrators of London and qualified international arbitrator at the Kuala Lumpur Regional Centre for Arbitration.

The companies Arnoldo Mondadori Editore S.p.A. and Mediolanum S.p.A. belong to the Fininvest Group, of which Mediaset S.p.A. is part.

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ATTACHMENT C TABLE 2: STRUCTURE OF THE BOARD OF DIRECTORS AND OF THE COMMITTEES Independent Related-Party Party Transactions: 5 NOTE · This symbol indicates the internal control and risk management system director. * The date of the first appointment of each director means the date when the director was appointed for the first time (in absolute terms) to the Board of Directors of the issuer. ** This column shows the list from where each director was taken ("M": majority list; "m": minority list; "BOD": list presented by the Board of Directors). *** This column shows the number of offices of director or statutory auditor held by the person concerned in other companies listed on regulated markets, also outside Italy, in the financial, banking, and insurance companies all companies of a significant size. In the Corporate Governance Report, appointments are indicated in full. (*) This column shows the participation of directors in Board meetings and Committee meetings respectively (indicate the number of meetings attended compared to the total number of those which they could have attended); (**) This column shows the qualification of the director on the Committee: "P": Chairman "M": member. (***) Quorum required by the Company Bylaws. For the Shareholders' Meeting of 29 April 2015, called to deliberate on the appointment of the BoD, the required quorum is 1% (Consob resolution No. 19109/2015). 51 Board of Directors Risk and Control Committee Compensation Committee Governance and Appointments Committee Executive Committee Committee of Directors for Office Members Year of birth Date of first appointment * In office since In office until List ** Exec. Non exec. Indep. per Code Indep. per TUF Number other offices *** (*) (1) (*) (2) (**) (*) (3) (**) (*) (4) (**) (*) (**) (*) (5) (**) Chairman Confalonieri Fedele 06/08/1937 16/12/1994 29/04/2015 31/12/2017 M X 9/9 8/9 P Deputy Chairman Chief Executive Officer Berlusconi Pier Silvio 28/04/1969 28/07/1995 30/04/2015 31/12/2017 M X 2 9/9 5/9 M Director Adreani Giuliano 27/08/1942 29/05/1996 29/04/2015 31/12/2017 M X 9/9 9/9 M Director Berlusconi Marina 10/08/1966 28/07/1995 29/04/2015 31/12/2017 M X 2 8/9 Director Franco Bruni 12/04/1948 29/04/2015 29/04/2015 31/12/2017 m X X X 1 8/9 8/8 M Director Cannatelli Pasquale 08/09/1947 30/04/1997 29/04/2015 31/12/2017 M X 2 9/9 Director Crippa Mauro 26/04/1959 28/09/1998 29/04/2015 31/12/2017 M X 9/9 Director Ermolli Bruno 06/06/1939 22/02/2001 29/04/2015 31/12/2017 M X 3 8/9 6/6 M Director Giordani Marco 30/11/1961 20/03/2001 29/04/2015 31/12/2017 M X 9/9 8/9 M Director Fernando Napolitano 15/09/1964 29/04/2015 29/04/2015 31/12/2017 m X X X 9/9 7/8 M 6/6 M Director Nieri Gina 02/12/1953 28/09/1998 29/04/2015 31/12/2017 M X 9/9 8/9 M Director Perini Michele 12/03/1952 22/03/2011 29/04/2015 31/12/2017 M X X X 9/9 6/6 P 6/6 M 5/5 P Director Alessandra Piccinino 31/08/1962 29/04/2015 29/04/2015 31/12/2017 m X X X 9/9 5/5 M Director Querci Niccolò 10/05/1961 22/04/2009 29/04/2015 31/12/2017 M X 9/9 Director Stefano Sala 23/09/1962 29/04/2015 29/04/2015 31/12/2017 M X 9/9 Director Secchi Carlo 04/02/1944 20/04/2006 29/04/2015 31/12/2017 M X X X 9/9 8/8 P 6/6 P 5/5 M Director Wanda Ternau 24/09/1960 29/04/2015 29/04/2015 31/12/2017 m X X X 2 9/9 6/6 M Number of meetings held during the reporting period: 9 Risk and Control Committee: 8 Compensation Committee: 6 Governance and Appointments Committee: 6 Executive Committee: 9 Committee of Independent Directors for Related-Indicate the quorum required for the presentation of lists by minorities for the appointment of one or more members (pursuant to Article 147-ter of the TUF): 1%(***)

ATTACHMENT D

Company Bylaws

Board of Statutory Auditors

Article 28)

1.              The ordinary Shareholders’ Meeting elects the Board of Statutory Auditors, consisting of three regular auditors and three alternate auditors, who remain in office for three financial years until the date of the Shareholders’ Meeting convened to approve the Financial Statements of the third financial year. The auditors may be re-elected.

All Statutory Auditors shall be included in the register of auditors established pursuant to law and have carried out auditing for a minimum of three years.

Statutory Auditors shall meet requirements established by laws and by regulations in force, which shall be verified by the Board of Directors.

2.              Statutory Auditors are appointed based on lists presented by shareholders, with the procedure established below. The lists shall indicate at least one candidate for the position of Regular Auditor and one candidate for the position of Alternate Auditor and may contain up to a maximum of three candidates for the position of Regular Auditor and a maximum of three candidates for the position of Alternate Auditor. The candidates are listed in consecutive order.

Each list consists of two sections. One is for candidates for the position of regular Auditor and the other for candidates for the position of alternate Auditor. Each candidate may only be in one list. Failure to observe this regulation will make the candidate ineligible.

Lists which, in the section for regular auditors, have at least three candidates shall include in the first two places of the same section, and in the first two places of the section of alternate auditors, candidates of a different gender.

3.              Lists may only be presented by shareholders who have voting rights and who, either alone or together with other shareholders, represent the amount of share capital indicated in the Company Bylaws to present lists for the appointment of members of the Board of Directors. Each shareholder may not present, or take part in presenting, or vote, for more than one list, even through an intermediary or trust company. Shareholders belonging to the same group - namely the parent company, subsidiaries and companies subject to joint control - and shareholders that take part in a shareholders’ agreement pursuant to Article 122 of Legislative Decree 58/1998 relative to shares of the Company, may not present, or take part in presenting, or vote for, more than one list, even through an intermediary or trust company. Ownership of the minimum amount of shares required to present the lists, shall be calculated based on the shares that are registered in the shareholder’s name on the day when the lists are filed at the Company.

The certification proving ownership may also be presented after the list has been filed, provided this is within the deadline for the company to publish the lists.

4.              The lists, which shall include the professional curricula of candidates and be signed by the shareholders presenting them, shall be filed at the Company’s registered office within twenty-five days prior to the date of the Shareholders’ Meeting on first or single call, without prejudice to the terms established by law for filing notices convening meetings subsequent to meetings on first call, and made available to the public, according to pro tempore laws in force. Without prejudice to the possibility to produce certification proving the ownership of shares according to the terms in paragraph three herein, when presenting lists, (i) information shall be given relative to the identity of shareholders submitting the list, indicating the percentage of their total shareholding, (ii) curricula of all candidates shall be submitted containing exhaustive information on their personal and professional profiles and (iii) additional information, required by pro tempore laws in force shall be provided, indicated in the notice convening the Shareholders’ Meeting . Shareholders other than those that hold, also jointly, a controlling or relative majority shareholding shall also present a statement certifying the absence of any relationships with the latter, as provided for by law. Within the same deadline, statements shall be filed by which individual candidates accept their candidature and declare, under their own responsibility, that no reasons exist preventing them from being elected or making them incompatible as established by law, and comply with limits on the number of positions held as of the section above, and that they meet the requirements of laws, regulations and the Company Bylaws for members of the Board of Statutory Auditors, and the list of administration and control positions they hold in other companies.

5.              Persons who hold a number of administration and control positions that exceeds limits established by pro tempore laws in force may not be elected as Statutory Auditors.

6.              Lists presented without observing the above provisions shall be intended as not presented and not included in the voting.

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7.              Statutory Auditors are elected as follows:

a) from the list that obtained the highest number of votes, two regular auditors and two alternate auditors are selected, based on the consecutive order in which they appear in sections of the list;

b) from the second list which obtained the highest number of votes in the Shareholders’ Meeting , of lists presented and voted by shareholders who are not related to reference shareholders, pursuant to Article 148, paragraph 2 of the T.U.F., the other regular auditor and other alternate auditor are selected, based on the consecutive order in which they appear in sections of the list.

If several lists have obtained the same number of votes, a ballot will be voted between these lists, in compliance with pro tempore laws in force, with the candidates from the list obtaining the simple majority of votes being elected.

8.              The candidate in first place in the section of candidates for the position of regular auditor, elected pursuant to paragraph 7. b) above shall be appointed as Chairman of the Board of Statutory Auditors.

9.              If only one list is presented, the Shareholders’ Meeting votes on it. If the list obtains the relative majority, the three candidates in consecutive order in the relative section will be elected as regular auditors, and the three candidates in consecutive order in the relative section will be elected as alternate auditors; the Board of Statutory Auditors is chaired by the person ranking first in the section of candidates to this position in the presented listed.

In the event of the death, resignation or end of the term of office of a regular auditor, the alternate auditor elected in first place will take over, provided this replacement ensures a gender balance. Otherwise, the auditor elected in second place will be appointed. If the Chairman steps down from office, the Board of Statutory Auditors chooses and appoints a new Chairman from its members, who shall remain in office until the first subsequent Shareholders’ Meeting, which shall make appointments to make up the numbers of the Board of Statutory Auditors.

10.       Where no lists exist, the Board of Statutory Auditors and its Chairman are appointed by the Shareholders’ Meeting with relative majorities established by law and in compliance with pro tempore laws in force, also concerning gender balance.

11.       If a number of lists are presented, and in the case of the death, resignation or end of the term of office of a regular auditor, the alternate auditor from the same list elected in first place will take over, provided this replacement ensures a gender balance. Otherwise, the auditor elected in second place will be appointed.

The following procedure is adopted by the Shareholders’ Meeting to appoint auditors to make up the numbers of the Board of Statutory Auditors: if auditors elected from the majority list are to be replaced, the appointment takes place with a relative majority vote, without any list restrictions in compliance with pro tempore laws in force, also concerning gender balance; when, instead, auditors from the minority list have to be appointed, appointment is by relative majority vote, selecting candidates from the list in which the auditor to replace was included, or, subordinate to this, candidates of any other minority lists, in compliance with pro tempore laws in force, also concerning gender balance.

If there are no candidates from minority lists, the appointment takes place voting for one or more lists, comprising a number of candidates no greater than the number to be elected, presented before the date of the Shareholders’ Meeting , and in compliance with provisions in this article for appointing the Board of Statutory Auditors, without prejudice to the fact that lists by reference shareholders or shareholders related to them, as defined by laws and regulations in force, may not be presented (and if presented will be void). Candidates in the list with the highest number of votes will be elected.

12.       The Shareholders’ Meeting determines the fees of auditors, in addition to expenses incurred for carrying out their duties.

13.       The powers and the duties of the Statutory Auditors are established by law.

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ATTACHMENT E TABLE 3: STRUCTURE OF THE BOARD OF STATUTORY AUDITORS **** NOTE ** The date of the first appointment of each auditor means the date when the auditor was appointed for the first time (in absolute terms) to the Board of Statutory Auditors of the issuer. ** This column shows the list from where each auditor was taken ("M": majority list; "m"; minority list). *** This column shows the percentage of the participation of auditors in meetings of the Board of Statutory Auditors (indicate the number of meetings attended compared to the total number). **** This column shows the number of offices as director or statutory auditor held by the person concerned pursuant to article 148 bis of the TUF. (*)At the Shareholders' Meeting held to appoint the Board of Statutory Auditors on 29 April 2014, the participation rate of 2.5% identified by Consob (resolution No.18775/2014) pursuant to art. 144-quater of the Issuers Regulation was 1% 54 Board of Statutory Auditors Office Members Year of birth Date of first appointment * In office since In office until List ** Independence per Civil Code Participation in Board meetings *** Number of other appointments Chairman Lonardo Mauro 16/04/1969 20/04/2011 29 April 2014 31 December 2016 m X 21/21 14 Regular auditor Francesca Meneghel 02/12/1961 29/04/2014 29 April 2014 31 December 2016 M X 20/21 9 Regular auditor Ezio Maria Simonelli 12/02/1958 29/04/2014 29 April 2014 31 December 2016 M X 19/21 19 Alternate auditor Gatto Massimo 27/06/1963 20/04/2011 29 April 2014 31 December 2016 m X 3 Alternate auditor Minutillo Flavia Daunia 24/05/1971 20/04/2011 29 April 2014 31 December 2016 M X 11 Alternate auditor Riccardo Perotta 21/04/1949 19/01/1996 29 April 2014 31 December 2016 M X 7 Number of meetings held during the reporting year: 21 Indicate the quorum required for the presentation of lists by minorities for the appointment of one or more members (pursuant to Article 148-ter of the TUF): 2.5%(*)

ATTACHMENT F

PERSONAL AND PROFESSIONAL PROFILES OF THE BOARD OF STATUTORY AUDITORS

MAURO LONARDO - Mauro Lonardo was born in Rome on 16 April 1969. He holds a degree in Economics and Business from Sapienza University, Rome. He has been a certified public accountant and registered auditor since 1999. Performs professional activity as partner of Studio RSM - Lauri Lombardi Lonardo Carlizzi. He is a member of several boards of statutory auditors and supervisory bodies pursuant to Legislative Decree 231/2001, including Poste Italiane S.p.A., Ama S.p.A., Neep AS Roma Holding S.p.A., Roma Multiservizi S.p.A., Intec Telecom Systems S.p.A., Rino Pratesi S.p.A., Rino Immobiliare S.p.A., Ep Sistemi S.p.A., and Unicompany S.p.A. He has been Control and Analysis Manager of the Group of the Municipality of Rome for local authority-run infrastructure and service companies. He is the Chairman of the Board of Statutory Auditors of Mediaset S.p.A. and has been a lecturer for the training institute of the College of Chartered Accountants of Rome.

EZIO MARIA SIMONELLI - Ezio Maria Simonelli was born in Macerata on 12 February 1958. He holds a degree in Economics and Business from Perugia University. He has been a certified public accountant since 1982, he is an auditor and freelance journalist. By appointment of the Ministry of Foreign Affairs on 6 March 2013 he took up the position of Honorary Consul of Canada in Milan. He is Managing Partner of Simonelli Associati, a Legal/Tax Advisory Practice. He is Chairman of the Board of Statutory Auditors of Marr S.p.A., Alba Leasing S.p.A., and SISAL S.p.A., and regular auditor of Mediaset S.p.A., Cerved Information Solutions S.p.A., and BPM S.p.A. He is an adjuster of the Lega Nazionale Professionisti.

FRANCESCA MENEGHEL - Francesca Meneghel was born in Treviso on 2 December 1961. She holds a degree in Business Economics from Bocconi University Milan. She has been a certified public accountant since 1993 and is a registered auditor. She practices the profession of chartered accountant and has acquired experience in the industrial, commercial, banking, financial, and advertising sectors. She is an independent director, Chair of the Risk, Control and Related Party Transactions Committee and Lead Independent Director of Geox S.p.A.(listed). She chairs the Board of Statutory Auditors of Banca Mediolanum S.p.A.(listed), A2A Calore & Servizi S.r.l., and Avon Cosmetics S.r.l. She is a regular auditor of Mediaset S.p.A.(listed), Duemme SGR S.p.A., Esperia Servizi Fiduciari S.p.A., Immobiliare Idra S.p.A., Mediolanum Comunicazione S.p.A., Mediolanum Fiduciaria S.p.A., Mediolanum Gestione Fondi SGR S.p.A., Press-Di Abbonamenti S.p.A., and Videodue S.r.l. She chairs the Supervisory Body of Banca Mediolanum S.p.A.(listed) and is a member of the Supervisory Body of Mediolanum Gestione Fondi SGR S.p.A.

MASSIMO GATTO - Massimo Gatto was born in Rome on 27 June 1963. He holds a degree in Economics and Business from Sapienza University, Rome. He has been a certified public accountant since 1995 and a registered auditor since 1999. He is official receiver for creditor arrangements at the Court of Rome. He is a Property Officer and Court Expert registered with the Court of Rome. He is an Independent Technical Expert for leading banks. He is Chairman of the Board of Statutory Auditors of SNAM S.p.A., regular auditor of FINTECNA S.p.A, of Collegamenti INTEGRATI VELOCI - C.I.V. S.p.A., Metro B1 S.c.a.r.l., RI.MA.TI S.c.a.r.l. and of the Associazione Nazionale per I’Enciclopedia della Banca e della Borsa [National Association for the Encyclopaedia of Banks and Stock Exchanges]. He is also an alternate auditor of Mediaset S.p.A., Unipol Gruppo Finanziario S.p.A., and Banca popolare di Vicenza S.p.A.

FLAVIA DAUNIA MINUTILLO - Flavia Daunia Minutillo was born in Milan on 24 May 1971. She holds a degree in Economics and Business from Cattolica University, Milan. She has been a Certified Public Accountant since 1996 and a registered auditor since 1999. Since 1998 she has been in the Boards of

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Statutory Auditors, Supervisory Boards, and Oversight Bodies of leading companies, including banks and securitisation, factoring, trust, financial, brokerage, and asset management companies. She is also alternate auditor of Mediaset S.p.A.

RICCARDO PEROTTA - Born on 21 April 1949. He was awarded a degree in Economics and Business from Bocconi University, Milan. He is a certified public accountant and auditor. He is Associate Professor of Methodologies and Quantitative Determinations for Businesses (Accounting and Financial Statements) at Bocconi University, where he is responsible for teaching courses on Financial Statements and extraordinary operations. He has been a certified public accountant in Milan since 1975, where he mainly provides management, business and tax advisory services for companies, with a particular focus on extraordinary financial operations. He is regular auditor of Boing S.p.A. and Savio Macchine Tessile S.p.A., Chairman of the Board of Statutory Auditors of Cassa Lombarda S.p.A., Jeckerson S.p.A., Mittel S.p.A., and MolMed S.p.A., and director of Value Partners Management Consulting S.p.A. He is also an alternate auditor of Mediaset S.p.A.

For the Board of Directors

The Chairman

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